EXHIBIT 99.3

Item 8.	Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
MetLife, Inc.:

We have audited the accompanying consolidated balance sheets of MetLife, Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedules listed in the Index to Consolidated Financial Statements and Schedules. These consolidated financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of MetLife, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1, the Company changed its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and changed its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report, dated February 26, 2009, expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

New York, New York
February 26, 2009
(except with respect to our opinion on the consolidated financial statements and financial statement schedules insofar as it relates to the effects of the retrospective application of accounting guidance adopted on January 1, 2009, relating to the presentation of noncontrolling interests, as described in Note 1 of the consolidated financial statements, as to which the date is June 12, 2009)

MetLife, Inc.

Consolidated Balance Sheets
December 31, 2008 and 2007

(In millions, except share and per share data)

	2008	2007

Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $209,508 and $229,354, respectively)	$188,251	$232,336
Equity securities available-for-sale, at estimated fair value (cost: $4,131 and $5,732, respectively)	3,197	5,911
Trading securities, at estimated fair value (cost: $1,107 and $768, respectively)	946	779
Mortgage and consumer loans:
Held-for-investment, at amortized cost (net of allowances for loan losses of $304 and $197, respectively)	49,352	46,149
Held-for-sale, principally at estimated fair value	2,012	5

Mortgage and consumer loans, net	51,364	46,154
Policy loans	9,802	9,326
Real estate and real estate joint ventures held-for-investment	7,585	6,728
Real estate held-for-sale	1	39
Other limited partnership interests	6,039	6,155
Short-term investments	13,878	2,544
Other invested assets	17,248	8,076

Total investments	298,311	318,048
Cash and cash equivalents	24,207	9,961
Accrued investment income	3,061	3,545
Premiums and other receivables	16,973	13,373
Deferred policy acquisition costs and value of business acquired	20,144	17,810
Current income tax recoverable	—	334
Deferred income tax assets	4,927	—
Goodwill	5,008	4,814
Other assets	7,262	8,239
Assets of subsidiaries held-for-sale	946	22,883
Separate account assets	120,839	160,142

Total assets	$501,678	$559,149

Liabilities and Stockholders’ Equity
Liabilities:
Future policy benefits	$130,555	$126,016
Policyholder account balances	149,805	130,342
Other policyholder funds	7,762	7,838
Policyholder dividends payable	1,023	991
Policyholder dividend obligation	—	789
Short-term debt	2,659	667
Long-term debt	9,667	9,100
Collateral financing arrangements	5,192	4,882
Junior subordinated debt securities	3,758	4,075
Current income tax payable	342	—
Deferred income tax liability	—	1,502
Payables for collateral under securities loaned and other transactions	31,059	44,136
Other liabilities	14,284	12,557
Liabilities of subsidiaries held-for-sale	748	19,127
Separate account liabilities	120,839	160,142

Total liabilities	477,693	522,164

Contingencies, Commitments and Guarantees (Note 16)

Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 200,000,000 shares authorized; 84,000,000 shares issued and outstanding; $2,100 aggregate liquidation preference	1	1
Common stock, par value $0.01 per share; 3,000,000,000 shares authorized; 798,016,664 and 786,766,664 shares issued at December 31, 2008 and 2007, respectively; 793,629,070 and 729,223,440 shares outstanding at December 31, 2008 and 2007, respectively	8	8
Additional paid-in capital	15,811	17,098
Retained earnings	22,403	19,884
Treasury stock, at cost; 4,387,594 and 57,543,224 shares at December 31, 2008 and 2007, respectively	(236)	(2,890)
Accumulated other comprehensive income (loss)	(14,253)	1,078

Total MetLife, Inc.’s stockholders’ equity	23,734	35,179
Noncontrolling interests	251	1,806

Total equity	23,985	36,985

Total liabilities and stockholders’ equity	$501,678	$559,149

See accompanying notes to the consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Income
For the Years Ended December 31, 2008, 2007 and 2006

(In millions, except per share data)

	2008	2007	2006

Revenues
Premiums	$25,914	$22,970	$22,052
Universal life and investment-type product policy fees	5,381	5,238	4,711
Net investment income	16,297	18,063	16,247
Other revenues	1,586	1,465	1,301
Net investment gains (losses)	1,812	(578)	(1,382)

Total revenues	50,990	47,158	42,929

Expenses
Policyholder benefits and claims	27,437	23,783	22,869
Interest credited to policyholder account balances	4,788	5,461	4,899
Policyholder dividends	1,751	1,723	1,698
Other expenses	11,947	10,405	9,514

Total expenses	45,923	41,372	38,980

Income from continuing operations before provision for income tax	5,067	5,786	3,949
Provision for income tax	1,582	1,677	1,029

Income from continuing operations, net of income tax	3,485	4,109	2,920
Income (loss) from discontinued operations, net of income tax	(207)	356	3,520

Net income	3,278	4,465	6,440
Less: Net income attributable to noncontrolling interests	69	148	147

Net income attributable to MetLife, Inc.	3,209	4,317	6,293
Less: Preferred stock dividends	125	137	134

Net income available to MetLife, Inc.’s common shareholders	$3,084	$4,180	$6,159

Income from continuing operations, net of income tax, available to MetLife, Inc.’s common shareholders per common share:
Basic	$4.60	$5.33	$3.65

Diluted	$4.54	$5.20	$3.60

Net income available to MetLife, Inc.’s common shareholders per common share:
Basic	$4.19	$5.62	$8.09

Diluted	$4.14	$5.48	$7.99

Cash dividends per common share	$0.74	$0.74	$0.59

See accompanying notes to the consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Stockholders’ Equity
For the Year Ended December 31, 2008

(In millions)

						Accumulated Other
						Comprehensive Income (Loss)
						Net	Foreign	Defined	Total
			Additional		Treasury	Unrealized	Currency	Benefit	MetLife, Inc.’s	Noncontrolling Interests
	Preferred	Common	Paid-in	Retained	Stock	Investment	Translation	Plans	Stockholders’	Discontinued	Continuing	Total
	Stock	Stock	Capital	Earnings	at Cost	Gains (Losses)	Adjustments	Adjustment	Equity	Operations	Operations	Equity

Balance at December 31, 2007 (Note 1)	$1	$8	$17,098	$19,884	$(2,890)	$971	$347	$(240)	$35,179	$1,534	$272	$36,985
Cumulative effect of changes in accounting principles, net of income tax (Note 1)				27		(10)			17			17

Balance at January 1, 2008 (Note 1)	1	8	17,098	19,911	(2,890)	961	347	(240)	35,196	1,534	272	37,002
Common stock issuance — newly issued shares			290						290			290
Treasury stock transactions:
Acquired in connection with share repurchase agreements (Note 18)			450		(1,250)				(800)			(800)
Issued in connection with common stock issuance			(2,104)		4,040				1,936			1,936
Issued to settle stock forward contracts			(29)		1,064				1,035			1,035
Acquired in connection with split-off of subsidiary					(1,318)				(1,318)			(1,318)
Other, net			(35)		118				83			83
Deferral of stock-based compensation			141						141			141
Dividends on preferred stock				(125)					(125)			(125)
Dividends on common stock				(592)					(592)			(592)
Dividends on subsidiary common stock										34	—	34
Change in equity of noncontrolling interests										(1,409)	(6)	(1,415)
Comprehensive income:
Net income				3,209					3,209	94	(25)	3,278
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of income tax						241			241			241
Unrealized investment gains (losses), net of related offsets and income tax						(13,766)			(13,766)	(150)	10	(13,906)
Foreign currency translation adjustments, net of income tax							(593)		(593)	(107)		(700)
Defined benefit plans adjustment, net of income tax								(1,203)	(1,203)	4		(1,199)

Other comprehensive income (loss)									(15,321)	(253)	10	(15,564)

Comprehensive income (loss)									(12,112)	(159)	(15)	(12,286)

Balance at December 31, 2008 (Note 1)	$1	$8	$15,811	$22,403	$(236)	$(12,564)	$(246)	$(1,443)	$23,734	$—	$251	$23,985

See accompanying notes to the consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Stockholders’ Equity (Continued)
For the Year Ended December 31, 2007

(In millions)

						Accumulated Other
						Comprehensive Income (Loss)
						Net	Foreign	Defined	Total
			Additional		Treasury	Unrealized	Currency	Benefit	MetLife, Inc.’s	Noncontrolling Interests
	Preferred	Common	Paid-in	Retained	Stock	Investment	Translation	Plans	Stockholders’	Discontinued	Continuing	Total
	Stock	Stock	Capital	Earnings	at Cost	Gains (Losses)	Adjustments	Adjustment	Equity	Operations	Operations	Equity

Balance at December 31, 2006 (Note 1)	$1	$8	$17,454	$16,574	$(1,357)	$1,864	$57	$(803)	$33,798	$1,347	$101	$35,246
Cumulative effect of changes in accounting principles, net of income tax (Note 1)				(329)					(329)	(11)		(340)

Balance at January 1, 2007 (Note 1)	1	8	17,454	16,245	(1,357)	1,864	57	(803)	33,469	1,336	101	34,906
Treasury stock transactions, net			94		(1,533)				(1,439)			(1,439)
Obligation under accelerated common stock repurchase agreement (Note 18)			(450)						(450)			(450)
Dividends on preferred stock				(137)					(137)			(137)
Dividends on common stock				(541)					(541)			(541)
Dividends on subsidiary common stock										(34)		(34)
Change in equity of noncontrolling interests										42	165	207
Comprehensive income:
Net income				4,317					4,317	141	7	4,465
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of income tax						(40)			(40)			(40)
Unrealized investment gains (losses), net of related offsets and income tax						(853)			(853)	(8)	(1)	(862)
Foreign currency translation adjustments, net of income tax							290		290	56		346
Defined benefit plans adjustment, net of income tax								563	563	1		564

Other comprehensive income (loss)									(40)	49	(1)	8

Comprehensive income									4,277	190	6	4,473

Balance at December 31, 2007 (Note 1)	$1	$8	$17,098	$19,884	$(2,890)	$971	$347	$(240)	$35,179	$1,534	$272	$36,985

See accompanying notes to the consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Stockholders’ Equity (Continued)
For the Year Ended December 31, 2006

(In millions)

						Accumulated Other
						Comprehensive Income (Loss)
						Net	Foreign	Defined	Total
			Additional		Treasury	Unrealized	Currency	Benefit	MetLife, Inc.’s	Noncontrolling Interests
	Preferred	Common	Paid-in	Retained	Stock	Investment	Translation	Plans	Stockholders’	Discontinued	Continuing	Total
	Stock	Stock	Capital	Earnings	at Cost	Gains (Losses)	Adjustments	Adjustment	Equity	Operations	Operations	Equity

Balance at December 31, 2005 (Note 1)	$1	$8	$17,274	$10,865	$(959)	$1,942	$11	$(41)	$29,101	1,201	90	$30,392
Treasury stock transactions, net			180		(398)				(218)			(218)
Dividends on preferred stock				(134)					(134)			(134)
Dividends on common stock				(450)					(450)			(450)
Change in equity of noncontrolling interests										15	2	17
Comprehensive income:
Net income				6,293					6,293	137	10	6,440
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of income tax						(43)			(43)			(43)
Unrealized investment gains (losses), net of related offsets and income tax						(35)			(35)	(11)	(1)	(47)
Foreign currency translation adjustments, net of income tax							46		46	10		56
Additional minimum pension liability adjustment, net of income tax								(18)	(18)			(18)

Other comprehensive income (loss)									(50)	(1)	(1)	(52)

Comprehensive income									6,243	136	9	6,388

Adoption of SFAS 158, net of income tax								(744)	(744)	(5)	—	(749)

Balance at December 31, 2006 (Note 1)	$1	$8	$17,454	$16,574	$(1,357)	$1,864	$57	$(803)	$33,798	$1,347	$101	$35,246

See accompanying notes to the consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008, 2007 and 2006

(In millions)

	2008	2007	2006

Cash flows from operating activities
Net income	$3,278	$4,465	$6,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expenses	375	457	394
Amortization of premiums and accretion of discounts associated with investments, net	(939)	(955)	(618)
(Gains) losses from sales of investments and businesses, net	(1,127)	619	(3,492)
Undistributed equity earnings of real estate joint ventures and other limited partnership interests	679	(606)	(459)
Interest credited to policyholder account balances	4,911	5,790	5,246
Interest credited to bank deposits	166	200	193
Universal life and investment-type product policy fees	(5,462)	(5,310)	(4,779)
Change in accrued investment income	428	(275)	(315)
Change in premiums and other receivables	(1,929)	(283)	(2,655)
Change in deferred policy acquisition costs, net	545	(1,178)	(1,317)
Change in insurance-related liabilities	5,307	5,463	5,031
Change in trading securities	(418)	200	(432)
Change in residential mortgage loans held-for-sale, net	(1,946)	—	—
Change in mortgage servicing rights	(185)	—	—
Change in income tax payable	920	101	2,039
Change in other assets	5,737	582	1,665
Change in other liabilities	163	581	(349)
Other, net	199	51	(38)

Net cash provided by operating activities	10,702	9,902	6,554

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturity securities	102,250	112,062	113,321
Equity securities	2,707	1,738	1,313
Mortgage and consumer loans	6,077	9,854	8,348
Real estate and real estate joint ventures	140	664	6,211
Other limited partnership interests	593	1,121	1,768
Purchases of:
Fixed maturity securities	(86,874)	(112,534)	(129,644)
Equity securities	(1,494)	(2,883)	(1,052)
Mortgage and consumer loans	(10,096)	(14,365)	(13,472)
Real estate and real estate joint ventures	(1,170)	(2,228)	(1,523)
Other limited partnership interests	(1,643)	(2,041)	(1,915)
Net change in short-term investments	(11,269)	55	595
Additional consideration related to purchases of businesses	—	—	(115)
Purchases of businesses, net of cash received of $314, $13 and $0, respectively	(469)	(43)	—
(Payments) proceeds from sales of businesses, net of cash disposed of $0, $763 and $0, respectively	(4)	(694)	48
Disposal of subsidiary	(313)	—	—
Net change in other invested assets	(492)	(1,020)	(2,411)
Net change in policy loans	(467)	(190)	(247)
Other, net	(147)	(140)	(111)

Net cash used in investing activities	$(2,671)	$(10,644)	$(18,886)

See accompanying notes to the consolidated financial statements.

MetLife, Inc.

Consolidated Statements of Cash Flows — (Continued)
For the Years Ended December 31, 2008, 2007 and 2006

(In millions)

	2008	2007	2006

Cash flows from financing activities
Policyholder account balances:
Deposits	$76,964	$58,025	$53,946
Withdrawals	(61,134)	(55,256)	(50,574)
Net change in short-term debt	1,992	(782)	35
Long-term debt issued	339	726	284
Long-term debt repaid	(422)	(286)	(732)
Collateral financing arrangements issued	310	4,882	850
Cash paid in connection with collateral financing arrangements	(800)	—	—
Junior subordinated debt securities issued	750	694	1,248
Shares subject to mandatory redemption	—	(131)	—
Debt issuance costs	(34)	(14)	(25)
Net change in payables for collateral under securities loaned and other transactions	(13,077)	(1,710)	11,331
Common stock issued, net of issuance costs	290	—	—
Stock options exercised	45	110	83
Treasury stock acquired in connection with share repurchase agreements	(1,250)	(1,705)	(500)
Treasury stock issued in connection with common stock issuance, net of issuance costs	1,936	—	—
Treasury stock issued to settle stock forward contracts	1,035	—	—
Dividends on preferred stock	(125)	(137)	(134)
Dividends on common stock	(592)	(541)	(450)
Other, net	(38)	67	12

Net cash provided by financing activities	6,189	3,942	15,374

Effect of change in foreign currency exchange rates on cash balances	(349)	61	47

Change in cash and cash equivalents	13,871	3,261	3,089
Cash and cash equivalents, beginning of year	10,368	7,107	4,018

Cash and cash equivalents, end of year	$24,239	$10,368	$7,107

Cash and cash equivalents, subsidiaries held-for-sale, beginning of year	$407	$170	$133

Cash and cash equivalents, subsidiaries held-for-sale, end of year	$32	$407	$170

Cash and cash equivalents, from continuing operations, beginning of year	$9,961	$6,937	$3,885

Cash and cash equivalents, from continuing operations, end of year	$24,207	$9,961	$6,937

Supplemental disclosures of cash flow information:
Net cash paid during the year for:
Interest	$1,107	$1,011	$819

Income tax	$27	$2,128	$409

Non-cash transactions during the year:
Business acquisitions:
Assets acquired	$2,083	$—	$—
Less: cash paid	(783)	—	—

Liabilities assumed	$1,300	$—	$—

Disposal of subsidiary:
Assets disposed	$22,135	$—	$—
Less: liabilities disposed	(20,689)	—	—

Net assets disposed	1,446	—	—
Add: cash disposed	270	—	—
Add: transaction costs, including cash paid of $43	60	—	—
Less: treasury stock received in common stock exchange	(1,318)	—	—

Loss on disposal of subsidiary	$458	$—	$—

Remarketing of debt securities:
Fixed maturity securities redeemed	$32	$—	$—

Long-term debt issued	$1,035	$—	$—

Junior subordinated debt securities redeemed	$1,067	$—	$—

Contribution of equity securities to MetLife Foundation	$—	$12	$—

Fixed maturity securities received in connection with insurance contract commutation	$115	$—	$—

Real estate acquired in satisfaction of debt	$1	$1	$6

See accompanying notes to the consolidated financial statements.

MetLife, Inc.

Notes to the Consolidated Financial Statements

1.	Business, Basis of Presentation, and Summary of Significant Accounting Policies

Business

“MetLife” or the “Company” refers to MetLife, Inc., a Delaware corporation incorporated in 1999 (the “Holding Company”), and its subsidiaries, including Metropolitan Life Insurance Company (“MLIC”). MetLife is a leading provider of individual insurance, employee benefits and financial services with operations throughout the United States and the Latin America, Europe, and Asia Pacific regions. Through its subsidiaries and affiliates, MetLife offers life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Holding Company and its subsidiaries as well as partnerships and joint ventures in which the Company has control. Closed block assets, liabilities, revenues and expenses are combined on a line-by-line basis with the assets, liabilities, revenues and expenses outside the closed block based on the nature of the particular item. See Note 9. Intercompany accounts and transactions have been eliminated.

In addition the Company has invested in certain structured transactions that are variable interest entities (“VIEs”) under Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46(r), Consolidation of Variable Interest Entities — An Interpretation of Accounting Research Bulletin No. 51 (“FIN 46(r)”). These structured transactions include reinsurance trusts, asset-backed securitizations, trust preferred securities, joint ventures, limited partnerships and limited liability companies. The Company is required to consolidate those VIEs for which it is deemed to be the primary beneficiary. The Company reconsiders whether it is the primary beneficiary for investments designated as VIEs on a quarterly basis.

The Company uses the equity method of accounting for investments in equity securities in which it has more than a 20% interest and for real estate joint ventures and other limited partnership interests in which it has more than a minor equity interest or more than a minor influence over the joint venture’s or partnership’s operations, but does not have a controlling interest and is not the primary beneficiary. The Company uses the cost method of accounting for investments in real estate joint ventures and other limited partnership interests in which it has a minor equity investment and virtually no influence over the joint venture’s or the partnership’s operations.

As previously disclosed in MetLife, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, MetLife adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51 (“SFAS 160”), effective January 1, 2009, which requires retrospective reclassification for all periods presented of noncontrolling interests (formerly called minority interests) to the equity section of the balance sheet, and change in presentation of net income (loss) in the consolidated statement of cash flows to include the portion of net income (loss) attributable to noncontrolling interests with a corresponding reduction in other operating activities.

These consolidated financial statements present retrospective changes required under SFAS 160 for the periods prior to the adoption as of January 1, 2009. For the impact for the years ended December 31, 2008, 2007 and 2006 refer to “Adoption of New Accounting Pronouncements — Other Pronouncements.”

Certain amounts in the prior year periods’ consolidated financial statements have been reclassified to conform with the 2008 presentation. Such reclassifications include $61 million and $47 million for the years ended December 31, 2007 and 2006, respectively, relating to the effect of change in foreign currency exchange rates on cash balances. These amounts were reclassified from cash flows from operating activities in the consolidated

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

statements of cash flows for the years ended December 31, 2007 and 2006. See also Note 23 for reclassifications related to discontinued operations.

Summary of Significant Accounting Policies and Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the consolidated financial statements. The most critical estimates include those used in determining:

(i)	the estimated fair value of investments in the absence of quoted market values;

(ii)	investment impairments;

(iii)	the recognition of income on certain investment entities;

(iv)	the application of the consolidation rules to certain investments;

(v)	the existence and estimated fair value of embedded derivatives requiring bifurcation;

(vi)	the estimated fair value of and accounting for derivatives;

(vii)	the capitalization and amortization of deferred policy acquisition costs (“DAC”) and the establishment and amortization of value of business acquired (“VOBA”);

(viii)	the measurement of goodwill and related impairment, if any;

(ix)	the liability for future policyholder benefits;

(x)	accounting for income taxes and the valuation of deferred tax assets;

(xi)	accounting for reinsurance transactions;

(xii)	accounting for employee benefit plans; and

(xiii)	the liability for litigation and regulatory matters.

A description of such critical estimates is incorporated within the discussion of the related accounting policies which follow. The application of purchase accounting requires the use of estimation techniques in determining the fair values of assets acquired and liabilities assumed — the most significant of which relate to the aforementioned critical estimates. In applying these policies, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s businesses and operations. Actual results could differ from these estimates.

Fair Value

As described below, certain assets and liabilities are measured at estimated fair value on the Company’s consolidated balance sheets. In addition, these footnotes to the consolidated financial statements include disclosures of estimated fair values. Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In many cases, the exit price and the transaction (or entry) price will be the same at initial recognition. However, in certain cases, the transaction price may not represent fair value. Under SFAS 157, fair value of a liability is based on the amount that would be paid to transfer a liability to a third party with the same credit standing. SFAS 157 requires that fair value be a market-based measurement in which the fair value is determined based on a hypothetical transaction at the measurement date,

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

considered from the perspective of a market participant. When quoted prices are not used to determine fair value, SFAS 157 requires consideration of three broad valuation techniques: (i) the market approach, (ii) the income approach, and (iii) the cost approach. The approaches are not new, but SFAS 157 requires that entities determine the most appropriate valuation technique to use, given what is being measured and the availability of sufficient inputs. SFAS 157 prioritizes the inputs to fair valuation techniques and allows for the use of unobservable inputs to the extent that observable inputs are not available. The Company has categorized its assets and liabilities measured at estimated fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation. SFAS 157 defines the input levels as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities. The Company defines active markets based on average trading volume for equity securities. The size of the bid/ask spread is used as an indicator of market activity for fixed maturity securities.

Level 2	Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and are significant to the estimated fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of estimated fair value requires significant management judgment or estimation.

The measurement and disclosures under SFAS 157 in the accompanying financial statements and footnotes exclude certain items such as nonfinancial assets and nonfinancial liabilities initially measured at estimated fair value in a business combination, reporting units measured at estimated fair value in the first step of a goodwill impairment test and indefinite-lived intangible assets measured at estimated fair value for impairment assessment. The effective date for these items was deferred to January 1, 2009.

Prior to adoption of SFAS 157, estimated fair value was determined based solely upon the perspective of the reporting entity. Therefore, methodologies used to determine the estimated fair value of certain financial instruments prior to January 1, 2008, while being deemed appropriate under existing accounting guidance, may not have produced an exit value as defined in SFAS 157.

Investments

The Company’s principal investments are in fixed maturity and equity securities, trading securities, mortgage and consumer loans, policy loans, real estate, real estate joint ventures and other limited partnership interests, short-term investments, and other invested assets. The accounting policies related to each are as follows:

Fixed Maturity and Equity Securities.  The Company’s fixed maturity and equity securities are classified as available-for-sale, except for trading securities, and are reported at their estimated fair value.

Unrealized investment gains and losses on these securities are recorded as a separate component of other comprehensive income (loss), net of policyholder related amounts and deferred income taxes. All security transactions are recorded on a trade date basis. Investment gains and losses on sales of securities are determined on a specific identification basis.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Interest income on fixed maturity securities is recorded when earned using an effective yield method giving effect to amortization of premiums and accretion of discounts. Dividends on equity securities are recorded when declared. These dividends and interest income are recorded in net investment income.

Included within fixed maturity securities are loan-backed securities including mortgage-backed and asset-backed securities. Amortization of the premium or discount from the purchase of these securities considers the estimated timing and amount of prepayments of the underlying loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. Prepayment assumptions for single class and multi-class mortgage-backed and asset-backed securities are estimated by management using inputs obtained from third party specialists, including broker-dealers, and based on management’s knowledge of the current market. For credit-sensitive mortgage-backed and asset-backed securities and certain prepayment-sensitive securities, the effective yield is recalculated on a prospective basis. For all other mortgage-backed and asset-backed securities, the effective yield is recalculated on a retrospective basis.

The cost or amortized cost of fixed maturity and equity securities is adjusted for impairments in value deemed to be other-than-temporary in the period in which the determination is made. These impairments are included within net investment gains (losses) and the cost basis of the fixed maturity and equity securities is reduced accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in estimated fair value. The Company’s review of its fixed maturity and equity securities for impairments includes an analysis of the total gross unrealized losses by three categories of securities: (i) securities where the estimated fair value had declined and remained below cost or amortized cost by less than 20%; (ii) securities where the estimated fair value had declined and remained below cost or amortized cost by 20% or more for less than six months; and (iii) securities where the estimated fair value had declined and remained below cost or amortized cost by 20% or more for six months or greater. An extended and severe unrealized loss position on a fixed maturity security may not have any impact on the ability of the issuer to service all scheduled interest and principal payments and the Company’s evaluation of recoverability of all contractual cash flows, as well as the Company’s ability and intent to hold the security, including holding the security until the earlier of a recovery in value, or until maturity. In contrast, for certain equity securities, greater weight and consideration are given by the Company to a decline in market value and the likelihood such market value decline will recover. See also Note 3.

Additionally, management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations used by the Company in the impairment evaluation process include, but are not limited to: (i) the length of time and the extent to which the market value has been below cost or amortized cost; (ii) the potential for impairments of securities when the issuer is experiencing significant financial difficulties; (iii) the potential for impairments in an entire industry sector or sub-sector; (iv) the potential for impairments in certain economically depressed geographic locations; (v) the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic type of loss or has exhausted natural resources; (vi) the Company’s ability and intent to hold the security for a period of time sufficient to allow for the recovery of its value to an amount equal to or greater than cost or amortized cost (See also Note 3); (vii) unfavorable changes in forecasted cash flows on mortgage-backed and asset-backed securities; and (viii) other subjective factors, including concentrations and information obtained from regulators and rating agencies.

In periods subsequent to the recognition of an other-than-temporary impairment on a debt security, the Company accounts for the impaired security as if it had been purchased on the measurement date of the

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted into net investment income over the remaining term of the debt security in a prospective manner based on the amount and timing of estimated future cash flows.

The Company purchases and receives beneficial interests in special purpose entities (“SPEs”), which enhance the Company’s total return on its investment portfolio principally by providing equity-based returns on debt securities. These investments are generally made through structured notes and similar instruments (collectively, “Structured Investment Transactions”). The Company has not guaranteed the performance, liquidity or obligations of the SPEs and its exposure to loss is limited to its carrying value of the beneficial interests in the SPEs. The Company does not consolidate such SPEs as it has determined it is not the primary beneficiary. These Structured Investment Transactions are included in fixed maturity securities and their income is generally recognized using the retrospective interest method. Impairments of these investments are included in net investment gains (losses).

Trading Securities.  The Company’s trading securities portfolio, principally consisting of fixed maturity and equity securities, supports investment strategies that involve the active and frequent purchase and sale of securities and the execution of short sale agreements, and supports asset and liability matching strategies for certain insurance products. Trading securities and short sale agreement liabilities are recorded at estimated fair value with subsequent changes in estimated fair value recognized in net investment income. Related dividends and investment income are also included in net investment income.

Securities Lending.  Securities loaned transactions, whereby blocks of securities, which are included in fixed maturity and equity securities, are loaned to third parties, are treated as financing arrangements and the associated liability is recorded at the amount of cash received. The Company generally obtains collateral in an amount equal to 102% of the estimated fair value of the securities loaned. The Company monitors the estimated fair value of the securities loaned on a daily basis with additional collateral obtained as necessary. Substantially all of the Company’s securities loaned transactions are with large brokerage firms and commercial banks. Income and expenses associated with securities loaned transactions are reported as investment income and investment expense, respectively, within net investment income.

Mortgage and Consumer Loans.  Mortgage and consumer loans held-for-investment are stated at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, net of valuation allowances. Interest income is accrued on the principal amount of the loan based on the loan’s contractual interest rate. Amortization of premiums and discounts is recorded using the effective yield method. Interest income, amortization of premiums and discounts, and prepayment fees are reported in net investment income. Loans are considered to be impaired when it is probable that, based upon current information and events, the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. Based on the facts and circumstances of the individual loans being impaired, valuation allowances are established for the excess carrying value of the loan over either (i) the present value of expected future cash flows discounted at the loan’s original effective interest rate, (ii) the estimated fair value of the loan’s underlying collateral if the loan is in the process of foreclosure or otherwise collateral dependent, or (iii) the loan’s estimated fair value. The Company also establishes allowances for loan losses when a loss contingency exists for pools of loans with similar characteristics, such as mortgage loans based on similar property types or loan to value risk factors. A loss contingency exists when the likelihood that a future event will occur is probable based on past events. Interest income earned on impaired loans is accrued on the principal amount of the loan based on the loan’s contractual interest rate. However, interest ceases to be accrued for loans on which interest is generally more than 60 days past due and/or when the collection of interest is not considered probable. Cash receipts on such impaired loans are recorded as a reduction of the recorded investment. Gains and losses from the sale of loans and changes in valuation allowances are reported in net investment gains (losses).

Mortgage loans held-for-sale primarily include residential mortgages which are originated with the intent to sell and for which the fair value option was elected. These loans are stated at estimated fair value with

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

subsequent changes in estimated fair value recognized in other revenue. Certain other mortgage loans previously designated as held-for-investment have been designated as held-for-sale to reflect a change in the Company’s intention as it relates to holding such loans. At the time of transfer, such loans are recorded at the lower of amortized cost or estimated fair value less expected disposition costs determined on an individual loan basis. Amortized cost is determined in the same manner as for mortgage loans held-for-investment described above. The amount by which amortized cost exceeds estimated fair value less expected disposition costs is accounted for as a valuation allowance. Changes in such valuation allowance are recognized in net investment gains (losses).

Policy Loans.  Policy loans are stated at unpaid principal balances. Interest income on such loans is recorded as earned using the contractually agreed upon interest rate. Generally, interest is capitalized on the policy’s anniversary date.

Real Estate.  Real estate held-for-investment, including related improvements, is stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the asset (typically 20 to 55 years). Rental income is recognized on a straight-line basis over the term of the respective leases. The Company classifies a property as held-for-sale if it commits to a plan to sell a property within one year and actively markets the property in its current condition for a price that is reasonable in comparison to its estimated fair value. The Company classifies the results of operations and the gain or loss on sale of a property that either has been disposed of or classified as held-for-sale as discontinued operations, if the ongoing operations of the property will be eliminated from the ongoing operations of the Company and if the Company will not have any significant continuing involvement in the operations of the property after the sale. Real estate held-for-sale is stated at the lower of depreciated cost or estimated fair value less expected disposition costs. Real estate is not depreciated while it is classified as held-for-sale. The Company periodically reviews its properties held-for-investment for impairment and tests properties for recoverability whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable and the carrying value of the property exceeds its estimated fair value. Properties whose carrying values are greater than their undiscounted cash flows are written down to their estimated fair value, with the impairment loss included in net investment gains (losses). Impairment losses are based upon the estimated fair value of real estate, which is generally computed using the present value of expected future cash flows from the real estate discounted at a rate commensurate with the underlying risks. Real estate acquired upon foreclosure of commercial and agricultural mortgage loans is recorded at the lower of estimated fair value or the carrying value of the mortgage loan at the date of foreclosure.

Real Estate Joint Ventures and Other Limited Partnership Interests.  The Company uses the equity method of accounting for investments in real estate joint ventures and other limited partnership interests consisting of leveraged buy-out funds, hedge funds and other private equity funds in which it has more than a minor equity interest or more than a minor influence over the joint ventures or partnership’s operations, but does not have a controlling interest and is not the primary beneficiary. The Company uses the cost method of accounting for investments in real estate joint ventures and other limited partnership interests in which it has a minor equity investment and virtually no influence over the joint ventures or the partnership’s operations. The Company reports the distributions from real estate joint ventures and other limited partnership interests accounted for under the cost method and equity in earnings from real estate joint ventures and other limited partnership interests accounted for under the equity method in net investment income. In addition to the investees performing regular evaluations for the impairment of underlying investments, the Company routinely evaluates its investments in real estate joint ventures and other limited partnerships for impairments. The Company considers its cost method investments for other-than-temporary impairment when the carrying value of real estate joint ventures and other limited partnership interests exceeds the net asset value. The Company takes into consideration the severity and duration of this excess when deciding if the cost method investment is other-than-temporarily impaired. For equity method investees, the Company considers financial and other information provided by the investee, other known information and inherent risks

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

in the underlying investments, as well as future capital commitments, in determining whether an impairment has occurred. When an other-than-temporary impairment is deemed to have occurred, the Company records a realized capital loss within net investment gains (losses) to record the investment at its estimated fair value.

Short-term Investments.  Short-term investments include investments with remaining maturities of one year or less, but greater than three months, at the time of acquisition and are stated at amortized cost, which approximates estimated fair value, or stated at estimated fair value, if available.

Other Invested Assets.  Other invested assets consist principally of freestanding derivatives with positive estimated fair values, leveraged leases, joint venture investments, tax credit partnerships, funding agreements, mortgage servicing rights, and funds withheld at interest.

Freestanding derivatives with positive estimated fair values are more fully described in the derivatives accounting policy which follows.

Leveraged leases are recorded net of non-recourse debt. The Company participates in lease transactions which are diversified by industry, asset type and geographic area. The Company recognizes income on the leveraged leases by applying the leveraged lease’s estimated rate of return to the net investment in the lease. The Company regularly reviews residual values and impairs them to expected values as needed.

Joint venture investments represent the Company’s investments in entities that engage in insurance underwriting activities and are accounted for on the equity method. Tax credit partnerships are established for the purpose of investing in low-income housing and other social causes, where the primary return on investment is in the form of tax credits and are also accounted for on equity method. The Company reports the equity in earnings of joint venture investments and tax credit partnerships in net investment income.

Funding agreements represent arrangements where the Company has long-term interest bearing amounts on deposit with third parties and are generally stated at amortized cost.

Mortgage servicing rights (“MSRs”) are measured at estimated fair value and are either acquired or are generated from the sale of originated residential mortgage loans where the servicing rights are retained by the Company. Changes in estimated fair value of MSRs are reported in other revenues in the period in which the change occurs.

Funds withheld represent amounts contractually withheld by ceding companies in accordance with reinsurance agreements. The Company records a funds withheld receivable rather than the underlying investments. The Company recognizes interest on funds withheld at rates defined by the terms of the agreement which may be contractually specified or directly related to the investment portfolio and records it in net investment income.

Estimates and Uncertainties.  The Company’s investments are exposed to four primary sources of risk: credit, interest rate, liquidity risk, and market valuation. The financial statement risks, stemming from such investment risks, are those associated with the determination of estimated fair values, the diminished ability to sell certain investments in times of strained market conditions, the recognition of impairments, the recognition of income on certain investments, and the potential consolidation of VIEs. The use of different methodologies, assumptions and inputs relating to these financial statement risks may have a material effect on the amounts presented within the consolidated financial statements.

When available, the estimated fair value of the Company’s fixed maturity and equity securities are based on quoted prices in active markets that are readily and regularly obtainable. Generally, these are the most liquid of the Company’s securities holdings and valuation of these securities does not involve management judgment.

When quoted prices in active markets are not available, the determination of estimated fair value is based on market standard valuation methodologies. The market standard valuation methodologies utilized include:

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

discounted cash flow methodologies, matrix pricing or other similar techniques. The assumptions and inputs in applying these market standard valuation methodologies include, but are not limited to: interest rates, credit standing of the issuer or counterparty, industry sector of the issuer, coupon rate, call provisions, sinking fund requirements, maturity, estimated duration and management’s assumptions regarding liquidity and estimated future cash flows. Accordingly, the estimated fair values are based on available market information and management’s judgments about financial instruments.

The significant inputs to the market standard valuation methodologies for certain types of securities with reasonable levels of price transparency are inputs that are observable in the market or can be derived principally from or corroborated by observable market data. Such observable inputs include benchmarking prices for similar assets in active, liquid markets, quoted prices in markets that are not active and observable yields and spreads in the market.

When observable inputs are not available, the market standard valuation methodologies for determining the estimated fair value of certain types of securities that trade infrequently, and therefore have little or no price transparency, rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from or corroborated by observable market data. These unobservable inputs can be based in large part on management judgment or estimation, and cannot be supported by reference to market activity. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and consistent with what other market participants would use when pricing such securities.

The estimated fair value of residential mortgage loans held-for-sale are determined based on observable pricing of residential mortgage loans held-for-sale with similar characteristics, or observable pricing for securities backed by similar types of loans, adjusted to convert the securities prices to loan prices. Generally, quoted market prices are not available. When observable pricing for similar loans or securities that are backed by similar loans are not available, the estimated fair values of residential mortgage loans held-for-sale are determined using independent broker quotations, which is intended to approximate the amounts that would be received from third parties. Certain other mortgages have also been designated as held-for-sale which are recorded at the lower of amortized cost or estimated fair value less expected disposition costs determined on an individual loan basis. For these loans, estimated fair value is determined using independent broker quotations or, when the loan is in foreclosure or otherwise determined to be collateral dependent, the estimated fair value of the underlying collateral estimated using internal models.

The estimated fair value of MSRs is principally determined through the use of internal discounted cash flow models which utilize various assumptions as to discount rates, loan-prepayments, and servicing costs. The use of different valuation assumptions and inputs as well as assumptions relating to the collection of expected cash flows may have a material effect on MSRs estimated fair values.

Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity. The Company’s ability to sell securities, or the price ultimately realized for these securities, depends upon the demand and liquidity in the market and increases the use of judgment in determining the estimated fair value of certain securities.

The determination of the amount of allowances and impairments, as applicable, is described previously by investment type. The determination of such allowances and impairments is highly subjective and is based upon the Company’s periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised.

The recognition of income on certain investments (e.g. loan-backed securities, including mortgage-backed and asset-backed securities, certain structured investment transactions, trading securities, etc.) is dependent upon market conditions, which could result in prepayments and changes in amounts to be earned.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The accounting rules under FIN 46(r) for the determination of when an entity is a VIE and when to consolidate a VIE are complex. The determination of the VIE’s primary beneficiary requires an evaluation of the contractual rights and obligations associated with each party involved in the entity, an estimate of the entity’s expected losses and expected residual returns and the allocation of such estimates to each party involved in the entity. FIN 46(r) defines the primary beneficiary as the entity that will absorb a majority of a VIE’s expected losses, receive a majority of a VIE’s expected residual returns if no single entity absorbs a majority of expected losses, or both.

When determining the primary beneficiary for structured investment products such as asset-backed securitizations and collateralized debt obligations, the Company uses historical default probabilities based on the credit rating of each issuer and other inputs including maturity dates, industry classifications and geographic location. Using computational algorithms, the analysis simulates default scenarios resulting in a range of expected losses and the probability associated with each occurrence. For other investment structures such as trust preferred securities, joint ventures, limited partnerships and limited liability companies, the Company gains an understanding of the design of the VIE and generally uses a qualitative approach to determine if it is the primary beneficiary. This approach includes an analysis of all contractual rights and obligations held by all parties including profit and loss allocations, repayment or residual value guarantees, put and call options and other derivative instruments. If the primary beneficiary of a VIE can not be identified using this qualitative approach, the Company calculates the expected losses and expected residual returns of the VIE using a probability-weighted cash flow model. The use of different methodologies, assumptions and inputs in the determination of the primary beneficiary could have a material effect on the amounts presented within the consolidated financial statements.

Derivative Financial Instruments

Derivatives are financial instruments whose values are derived from interest rates, foreign currency exchange rates, or other financial indices. Derivatives may be exchange-traded or contracted in the over-the-counter market. The Company uses a variety of derivatives, including swaps, forwards, futures and option contracts, to manage the risk associated with variability in cash flows or changes in estimated fair values related to the Company’s financial instruments. The Company also uses derivative instruments to hedge its currency exposure associated with net investments in certain foreign operations. To a lesser extent, the Company uses credit derivatives, such as credit default swaps, to synthetically replicate investment risks and returns which are not readily available in the cash market. The Company also purchases certain securities, issues certain insurance policies and investment contracts and engages in certain reinsurance contracts that have embedded derivatives.

Freestanding derivatives are carried on the Company’s consolidated balance sheet either as assets within other invested assets or as liabilities within other liabilities at estimated fair value as determined through the use of quoted market prices for exchange-traded derivatives and financial forwards to sell residential mortgage backed securities or through the use of pricing models for over-the-counter derivatives. The determination of estimated fair value, when quoted market values are not available, is based on market standard valuation methodologies and inputs that are assumed to be consistent with what other market participants would use when pricing the instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk (including the counterparties to the contract), volatility, liquidity and changes in estimates and assumptions used in the pricing models.

The significant inputs to the pricing models for most over-the-counter derivatives are inputs that are observable in the market or can be derived principally from or corroborated by observable market data. Significant inputs that are observable generally include: interest rates, foreign currency exchange rates, interest rate curves, credit curves and volatility. However, certain over-the-counter derivatives may rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from or corroborated by observable market data. Significant inputs that are unobservable generally include: independent

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

broker quotes, credit correlation assumptions, references to emerging market currencies and inputs that are outside the observable portion of the interest rate curve, credit curve, volatility or other relevant market measure. These unobservable inputs may involve significant management judgment or estimation. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and consistent with what other market participants would use when pricing such instruments. Most inputs for over-the-counter derivatives are mid market inputs but, in certain cases, bid level inputs are used when they are deemed more representative of exit value. Market liquidity as well as the use of different methodologies, assumptions and inputs may have a material effect on the estimated fair values of the Company’s derivatives and could materially affect net income.

The credit risk of both the counterparty and the Company are considered in determining the estimated fair value for all over-the-counter derivatives after taking into account the effects of netting agreements and collateral arrangements. Credit risk is monitored and consideration of any potential credit adjustment is based on a net exposure by counterparty. This is due to the existence of netting agreements and collateral arrangements which effectively serve to mitigate credit risk. The Company values its derivative positions using the standard swap curve which includes a credit risk adjustment. This credit risk adjustment is appropriate for those parties that execute trades at pricing levels consistent with the standard swap curve. As the Company and its significant derivative counterparties consistently execute trades at such pricing levels, additional credit risk adjustments are not currently required in the valuation process. The need for such additional credit risk adjustments is monitored by the Company. The Company’s ability to consistently execute at such pricing levels is in part due to the netting agreements and collateral arrangements that are in place with all of its significant derivative counterparties. The evaluation of the requirement to make an additional credit risk adjustments is performed by the Company each reporting period.

If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are generally reported in net investment gains (losses) except for those (i) in policyholder benefits and claims for economic hedges of liabilities embedded in certain variable annuity products offered by the Company, (ii) in net investment income for economic hedges of equity method investments in joint ventures, or for all derivatives held in relation to the trading portfolios and (iii) in other revenues for derivatives held in connection with the Company’s mortgage banking activities. The fluctuations in estimated fair value of derivatives which have not been designated for hedge accounting can result in significant volatility in net income.

To qualify for hedge accounting, at the inception of the hedging relationship, the Company formally documents its risk management objective and strategy for undertaking the hedging transaction, as well as its designation of the hedge as either (i) a hedge of the estimated fair value of a recognized asset or liability or an unrecognized firm commitment (“fair value hedge”); (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”); or (iii) a hedge of a net investment in a foreign operation. In this documentation, the Company sets forth how the hedging instrument is expected to hedge the designated risks related to the hedged item and sets forth the method that will be used to retrospectively and prospectively assess the hedging instrument’s effectiveness and the method which will be used to measure ineffectiveness. A derivative designated as a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed at inception and periodically throughout the life of the designated hedging relationship. Assessments of hedge effectiveness and measurements of ineffectiveness are also subject to interpretation and estimation and different interpretations or estimates may have a material effect on the amount reported in net income.

The accounting for derivatives is complex and interpretations of the primary accounting standards continue to evolve in practice. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment under these accounting standards. If it was determined that hedge accounting designations were not appropriately applied, reported net income could be materially affected. Differences in judgment as to the availability and application of hedge accounting designations and the appropriate

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

accounting treatment may result in a differing impact on the consolidated financial statements of the Company from that previously reported.

Under a fair value hedge, changes in the estimated fair value of the hedging derivative, including amounts measured as ineffectiveness, and changes in the estimated fair value of the hedged item related to the designated risk being hedged, are reported within net investment gains (losses). The estimated fair values of the hedging derivatives are exclusive of any accruals that are separately reported in the consolidated statement of income within interest income or interest expense to match the location of the hedged item. However, balances that are not scheduled to settle until maturity are included in the estimated fair value of derivatives.

Under a cash flow hedge, changes in the estimated fair value of the hedging derivative measured as effective are reported within other comprehensive income (loss), a separate component of stockholders’ equity, and the deferred gains or losses on the derivative are reclassified into the consolidated statement of income when the Company’s earnings are affected by the variability in cash flows of the hedged item. Changes in the estimated fair value of the hedging instrument measured as ineffectiveness are reported within net investment gains (losses). The estimated fair values of the hedging derivatives are exclusive of any accruals that are separately reported in the consolidated statement of income within interest income or interest expense to match the location of the hedged item. However, balances that are not scheduled to settle until maturity are included in the estimated fair value of derivatives.

In a hedge of a net investment in a foreign operation, changes in the estimated fair value of the hedging derivative that are measured as effective are reported within other comprehensive income (loss) consistent with the translation adjustment for the hedged net investment in the foreign operation. Changes in the estimated fair value of the hedging instrument measured as ineffectiveness are reported within net investment gains (losses).

The Company discontinues hedge accounting prospectively when: (i) it is determined that the derivative is no longer highly effective in offsetting changes in the estimated fair value or cash flows of a hedged item; (ii) the derivative expires, is sold, terminated, or exercised; (iii) it is no longer probable that the hedged forecasted transaction will occur; (iv) a hedged firm commitment no longer meets the definition of a firm commitment; or (v) the derivative is de-designated as a hedging instrument.

When hedge accounting is discontinued because it is determined that the derivative is not highly effective in offsetting changes in the estimate fair value or cash flows of a hedged item, the derivative continues to be carried on the consolidated balance sheet at its estimated fair value, with changes in estimated fair value recognized currently in net investment gains (losses). The carrying value of the hedged recognized asset or liability under a fair value hedge is no longer adjusted for changes in its estimated fair value due to the hedged risk, and the cumulative adjustment to its carrying value is amortized into income over the remaining life of the hedged item. Provided the hedged forecasted transaction is still probable of occurrence, the changes in estimated fair value of derivatives recorded in other comprehensive income (loss) related to discontinued cash flow hedges are released into the consolidated statement of income when the Company’s earnings are affected by the variability in cash flows of the hedged item.

When hedge accounting is discontinued because it is no longer probable that the forecasted transactions will occur by the end of the specified time period or the hedged item no longer meets the definition of a firm commitment, the derivative continues to be carried on the consolidated balance sheet at its estimated fair value, with changes in estimated fair value recognized currently in net investment gains (losses). Any asset or liability associated with a recognized firm commitment is derecognized from the consolidated balance sheet, and recorded currently in net investment gains (losses). Deferred gains and losses of a derivative recorded in other comprehensive income (loss) pursuant to the cash flow hedge of a forecasted transaction are recognized immediately in net investment gains (losses).

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

In all other situations in which hedge accounting is discontinued, the derivative is carried at its estimated fair value on the consolidated balance sheet, with changes in its estimated fair value recognized in the current period as net investment gains (losses).

The Company is also a party to financial instruments that contain terms which are deemed to be embedded derivatives. The Company assesses each identified embedded derivative to determine whether it is required to be bifurcated. If the instrument would not be accounted for in its entirety at estimated fair value and it is determined that the terms of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract, and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host contract and accounted for as a freestanding derivative. Such embedded derivatives are carried on the consolidated balance sheet at estimated fair value with the host contract and changes in their estimated fair value are reported currently in net investment gains (losses) or in policyholder benefits and claims. If the Company is unable to properly identify and measure an embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at estimated fair value, with changes in estimated fair value recognized in the current period in net investment gains (losses) or in policyholder benefits and claims. Additionally, the Company may elect to carry an entire contract on the balance sheet at estimated fair value, with changes in estimated fair value recognized in the current period in net investment gains (losses) or in policyholder benefits and claims if that contract contains an embedded derivative that requires bifurcation. There is a risk that embedded derivatives requiring bifurcation may not be identified and reported at estimated fair value in the consolidated financial statements and that their related changes in estimated fair value could materially affect reported net income.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

Property, Equipment, Leasehold Improvements and Computer Software

Property, equipment and leasehold improvements, which are included in other assets, are stated at cost, less accumulated depreciation and amortization. Depreciation is determined using either the straight-line or sum-of-the-years-digits method over the estimated useful lives of the assets, as appropriate. The estimated life for company occupied real estate property is generally 40 years. Estimated lives generally range from five to ten years for leasehold improvements and three to seven years for all other property and equipment. The cost basis of the property, equipment and leasehold improvements was $1.8 billion and $1.6 billion at December 31, 2008 and 2007, respectively. Accumulated depreciation and amortization of property, equipment and leasehold improvements was $926 million and $810 million at December 31, 2008 and 2007, respectively. Related depreciation and amortization expense was $150 million, $132 million and $125 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Computer software, which is included in other assets, is stated at cost, less accumulated amortization. Purchased software costs, as well as certain internal and external costs incurred to develop internal-use computer software during the application development stage, are capitalized. Such costs are amortized generally over a four-year period using the straight-line method. The cost basis of computer software was $1.5 billion and $1.3 billion at December 31, 2008 and 2007, respectively. Accumulated amortization of capitalized software was $1,002 million and $858 million at December 31, 2008 and 2007, respectively. Related amortization expense was $153 million, $121 million and $109 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Deferred Policy Acquisition Costs and Value of Business Acquired

The Company incurs significant costs in connection with acquiring new and renewal insurance business. Costs that vary with and relate to the production of new business are deferred as DAC. Such costs consist principally of

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

commissions and agency and policy issuance expenses. VOBA is an intangible asset that reflects the estimated fair value of in-force contracts in a life insurance company acquisition and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from the business in-force at the acquisition date. VOBA is based on actuarially determined projections, by each block of business, of future policy and contract charges, premiums, mortality and morbidity, separate account performance, surrenders, operating expenses, investment returns and other factors. Actual experience on the purchased business may vary from these projections. The recovery of DAC and VOBA is dependent upon the future profitability of the related business. DAC and VOBA are aggregated in the financial statements for reporting purposes.

DAC for property and casualty insurance contracts, which is primarily composed of commissions and certain underwriting expenses, is amortized on a pro rata basis over the applicable contract term or reinsurance treaty.

DAC and VOBA on life insurance or investment-type contracts are amortized in proportion to gross premiums, gross margins or gross profits, depending on the type of contract as described below.

The Company amortizes DAC and VOBA related to non-participating and non-dividend-paying traditional contracts (term insurance, non-participating whole life insurance, non-medical health insurance, and traditional group life insurance) over the entire premium paying period in proportion to the present value of actual historic and expected future gross premiums. The present value of expected premiums is based upon the premium requirement of each policy and assumptions for mortality, morbidity, persistency, and investment returns at policy issuance, or policy acquisition, as it relates to VOBA, that include provisions for adverse deviation and are consistent with the assumptions used to calculate future policyholder benefit liabilities. These assumptions are not revised after policy issuance or acquisition unless the DAC or VOBA balance is deemed to be unrecoverable from future expected profits. Absent a premium deficiency, variability in amortization after policy issuance or acquisition is caused only by variability in premium volumes.

The Company amortizes DAC and VOBA related to participating, dividend-paying traditional contracts over the estimated lives of the contracts in proportion to actual and expected future gross margins. The amortization includes interest based on rates in effect at inception or acquisition of the contracts. The future gross margins are dependent principally on investment returns, policyholder dividend scales, mortality, persistency, expenses to administer the business, creditworthiness of reinsurance counterparties, and certain economic variables, such as inflation. For participating contracts (dividend paying traditional contracts within the closed block) future gross margins are also dependent upon changes in the policyholder dividend obligation. Of these factors, the Company anticipates that investment returns, expenses, persistency, and other factor changes and policyholder dividend scales are reasonably likely to impact significantly the rate of DAC and VOBA amortization. Each reporting period, the Company updates the estimated gross margins with the actual gross margins for that period. When the actual gross margins change from previously estimated gross margins, the cumulative DAC and VOBA amortization is re- estimated and adjusted by a cumulative charge or credit to current operations. When actual gross margins exceed those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the actual gross margins are below the previously estimated gross margins. Each reporting period, the Company also updates the actual amount of business in-force, which impacts expected future gross margins. When expected future gross margins are below those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the expected future gross margins are above the previously estimated expected future gross margins. Total DAC and VOBA amortization during a particular period may increase or decrease depending upon the relative size of the amortization change resulting from the adjustment to DAC and VOBA for the update of actual gross margins and the re-estimation of expected future gross margins. Each period, the Company also reviews the estimated gross margins for each block of business to determine the recoverability of DAC and VOBA balances.

The Company amortizes DAC and VOBA related to fixed and variable universal life contracts and fixed and variable deferred annuity contracts over the estimated lives of the contracts in proportion to actual and expected future gross profits. The amortization includes interest based on rates in effect at inception or acquisition of the

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

contracts. The amount of future gross profits is dependent principally upon returns in excess of the amounts credited to policyholders, mortality, persistency, interest crediting rates, expenses to administer the business, creditworthiness of reinsurance counterparties, the effect of any hedges used, and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns, expenses, and persistency are reasonably likely to impact significantly the rate of DAC and VOBA amortization. Each reporting period, the Company updates the estimated gross profits with the actual gross profits for that period. When the actual gross profits change from previously estimated gross profits, the cumulative DAC and VOBA amortization is re-estimated and adjusted by a cumulative charge or credit to current operations. When actual gross profits exceed those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the actual gross profits are below the previously estimated gross profits. Each reporting period, the Company also updates the actual amount of business remaining in-force, which impacts expected future gross profits. When expected future gross profits are below those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the expected future gross profits are above the previously estimated expected future gross profits. Total DAC and VOBA amortization during a particular period may increase or decrease depending upon the relative size of the amortization change resulting from the adjustment to DAC and VOBA for the update of actual gross profits and the re-estimation of expected future gross profits. Each period, the Company also reviews the estimated gross profits for each block of business to determine the recoverability of DAC and VOBA balances.

Separate account rates of return on variable universal life contracts and variable deferred annuity contracts affect in-force account balances on such contracts each reporting period which can result in significant fluctuations in amortization of DAC and VOBA. Returns that are higher than the Company’s long-term expectation produce higher account balances, which increases the Company’s future fee expectations and decreases future benefit payment expectations on minimum death and living benefit guarantees, resulting in higher expected future gross profits. The opposite result occurs when returns are lower than the Company’s long-term expectation. The Company’s practice to determine the impact of gross profits resulting from returns on separate accounts assumes that long-term appreciation in equity markets is not changed by short-term market fluctuations, but is only changed when sustained interim deviations are expected. The Company monitors these changes and only changes the assumption when its long-term expectation changes.

The Company also reviews periodically other long-term assumptions underlying the projections of estimated gross margins and profits. These include investment returns, policyholder dividend scales, interest crediting rates, mortality, persistency, and expenses to administer business. Management annually updates assumptions used in the calculation of estimated gross margins and profits which may have significantly changed. If the update of assumptions causes expected future gross margins and profits to increase, DAC and VOBA amortization will decrease, resulting in a current period increase to earnings. The opposite result occurs when the assumption update causes expected future gross margins and profits to decrease.

Prior to 2007, DAC related to any internally replaced contract was generally expensed at the date of replacement. As described more fully in “Adoption of New Accounting Pronouncements,” effective January 1, 2007, the Company adopted Statement of Position (“SOP”) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts (“SOP 05-1”). Under SOP 05-1, an internal replacement is defined as a modification in product benefits, features, rights or coverages that occur by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by election or coverage within a contract. If the modification substantially changes the contract, the DAC is written off immediately through income and any new deferrable costs associated with the replacement contract are deferred. If the modification does not substantially change the contract, the DAC amortization on the original contract will continue and any acquisition costs associated with the related modification are expensed.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Sales Inducements

The Company has two different types of sales inducements which are included in other assets: (i) the policyholder receives a bonus whereby the policyholder’s initial account balance is increased by an amount equal to a specified percentage of the customer’s deposit; and (ii) the policyholder receives a higher interest rate using a dollar cost averaging method than would have been received based on the normal general account interest rate credited. The Company defers sales inducements and amortizes them over the life of the policy using the same methodology and assumptions used to amortize DAC. The amortization of sales inducements is included in interest credited to policyholder account balances. Each year the Company reviews the deferred sales inducements to determine the recoverability of these balances.

Value of Distribution Agreements and Customer Relationships Acquired

Value of distribution agreements (“VODA”) is reported in other assets and represents the present value of future profits associated with the expected future business derived from the distribution agreements. Value of customer relationships acquired (“VOCRA”) is also reported in other assets and represents the present value of the expected future profits associated with the expected future business acquired through existing customers of the acquired company or business. The VODA and VOCRA associated with past acquisitions are amortized over useful life ranging from 10 to 30 years and such amortization is included in other expenses. Each year the Company reviews VODA and VOCRA to determine the recoverability of these balances.

Goodwill

Goodwill is the excess of cost over the estimated fair value of net assets acquired. Goodwill is not amortized but is tested for impairment at least annually or more frequently if events or circumstances, such as adverse changes in the business climate, indicate that there may be justification for conducting an interim test. The Company performs its annual goodwill impairment testing during the third quarter of each year based upon data as of the close of the second quarter.

Impairment testing is performed using the fair value approach, which requires the use of estimates and judgment, at the “reporting unit” level. A reporting unit is the operating segment or a business one level below the operating segment, if discrete financial information is prepared and regularly reviewed by management at that level. For purposes of goodwill impairment testing, a significant portion of goodwill within Corporate & Other is allocated to reporting units within the Company’s business segments.

For purposes of goodwill impairment testing, if the carrying value of a reporting unit’s goodwill exceeds its estimated fair value, there is an indication of impairment and the implied fair value of the goodwill is determined in the same manner as the amount of goodwill would be determined in a business acquisition. The excess of the carrying value of goodwill over the implied fair value of goodwill is recognized as an impairment and recorded as a charge against net income.

In performing its goodwill impairment tests, when management believes meaningful comparable market data are available, the estimated fair values of the reporting units are determined using a market multiple approach. When relevant comparables are not available, the Company uses a discounted cash flow model. For reporting units which are particularly sensitive to market assumptions, such as the annuities and variable & universal life reporting units within the Individual segment, the Company may corroborate its estimated fair values by using additional valuation methodologies.

The key inputs, judgments and assumptions necessary in determining estimated fair value include projected earnings, current book value (with and without accumulated other comprehensive income), the level of economic capital required to support the mix of business, long term growth rates, comparative market multiples, the account value of in-force business, projections of new and renewal business as well as margins on such business, the level of interest rates, credit spreads, equity market levels and the discount rate management believes appropriate to the risk

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

associated with the respective reporting unit. The estimated fair value of the annuity and variable & universal life reporting units are particularly sensitive to the equity market levels.

When testing goodwill for impairment, management also considers the Company’s market capitalization in relation to its book value. Management believes that the overall decrease in the Company’s current market capitalization is not representative of a long-term decrease in the value of the underlying reporting units.

Management applies significant judgment when determining the estimated fair value of the Company’s reporting units and when assessing the relationship of market capitalization to the estimated fair value of its reporting units and their book value. The valuation methodologies utilized are subject to key judgments and assumptions that are sensitive to change. Estimates of fair value are inherently uncertain and represent only management’s reasonable expectation regarding future developments. These estimates and the judgments and assumptions upon which the estimates are based will, in all likelihood, differ in some respects from actual future results. Declines in the estimated fair value of the Company’s reporting units could result in goodwill impairments in future periods which could materially adversely affect the Company’s results of operations or financial position.

Management continues to evaluate current market conditions that may affect the estimated fair value of the Company’s reporting units to assess whether any goodwill impairment exists. Continued deteriorating or adverse market conditions for certain reporting units may have a significant impact on the estimated fair value of these reporting units and could result in future impairments of goodwill.

See Note 6 for further consideration of goodwill impairment testing during 2008.

Liability for Future Policy Benefits and Policyholder Account Balances

The Company establishes liabilities for amounts payable under insurance policies, including traditional life insurance, traditional annuities and non-medical health insurance. Generally, amounts are payable over an extended period of time and related liabilities are calculated as the present value of future expected benefits to be paid reduced by the present value of future expected premiums. Such liabilities are established based on methods and underlying assumptions in accordance with GAAP and applicable actuarial standards. Principal assumptions used in the establishment of liabilities for future policy benefits are mortality, morbidity, policy lapse, renewal, retirement, disability incidence, disability terminations, investment returns, inflation, expenses and other contingent events as appropriate to the respective product type. Utilizing these assumptions, liabilities are established on a block of business basis.

Future policy benefit liabilities for participating traditional life insurance policies are equal to the aggregate of (i) net level premium reserves for death and endowment policy benefits (calculated based upon the non-forfeiture interest rate, ranging from 3% to 7% for domestic business and 3% to 10% for international business, and mortality rates guaranteed in calculating the cash surrender values described in such contracts); and (ii) the liability for terminal dividends.

Future policy benefits for non-participating traditional life insurance policies are equal to the aggregate of the present value of expected future benefit payments and related expenses less the present value of expected future net premiums. Assumptions as to mortality and persistency are based upon the Company’s experience when the basis of the liability is established. Interest rates assumptions for the aggregate future policy benefit liabilities range from 2% to 8% for domestic business and 2% to 12% for international business.

Participating business represented approximately 8% and 9% of the Company’s life insurance in-force, and 14% and 14% of the number of life insurance policies in-force, at December 31, 2008 and 2007, respectively. Participating policies represented approximately 27% and 27%, 31% and 30%, and 30% and 29% of gross and net life insurance premiums for the years ended December 31, 2008, 2007 and 2006, respectively. The percentages indicated are calculated excluding the business of the reinsurance segment.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Future policy benefit liabilities for individual and group traditional fixed annuities after annuitization are equal to the present value of expected future payments. Interest rates assumptions used in establishing such liabilities range from 2% to 11% for domestic business and 4% to 10% for international business.

Future policy benefit liabilities for non-medical health insurance are calculated using the net level premium method and assumptions as to future morbidity, withdrawals and interest, which provide a margin for adverse deviation. Interest rates assumptions used in establishing such liabilities range from 4% to 7% for domestic business and 2% to 10% for international business.

Future policy benefit liabilities for disabled lives are estimated using the present value of benefits method and experience assumptions as to claim terminations, expenses and interest. Interest rates assumptions used in establishing such liabilities range from 3% to 8% for domestic business and 2% to 10% for international business.

Liabilities for unpaid claims and claim expenses for property and casualty insurance are included in future policyholder benefits and represent the amount estimated for claims that have been reported but not settled and claims incurred but not reported. Liabilities for unpaid claims are estimated based upon the Company’s historical experience and other actuarial assumptions that consider the effects of current developments, anticipated trends and risk management programs, reduced for anticipated salvage and subrogation. The effects of changes in such estimated liabilities are included in the results of operations in the period in which the changes occur.

The Company establishes future policy benefit liabilities for minimum death and income benefit guarantees relating to certain annuity contracts and secondary and paid-up guarantees relating to certain life policies as follows:

•	Guaranteed minimum death benefit (“GMDB”) liabilities are determined by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used in estimating the GMDB liabilities are consistent with those used for amortizing DAC, and are thus subject to the same variability and risk. The assumptions of investment performance and volatility are consistent with the historical experience of the Standard & Poor’s (“S&P”) 500 Index. The benefit assumptions used in calculating the liabilities are based on the average benefits payable over a range of scenarios.

•	Guaranteed minimum income benefit (“GMIB”) liabilities are determined by estimating the expected value of the income benefits in excess of the projected account balance at any future date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used for estimating the GMIB liabilities are consistent with those used for estimating the GMDB liabilities. In addition, the calculation of guaranteed annuitization benefit liabilities incorporates an assumption for the percentage of the potential annuitizations that may be elected by the contractholder. Certain GMIBs have settlement features that result in a portion of that guarantee being accounted for as an embedded derivative and are recorded in policyholder account balances as described below.

Liabilities for universal and variable life secondary guarantees and paid-up guarantees are determined by estimating the expected value of death benefits payable when the account balance is projected to be zero and recognizing those benefits ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balances, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used in estimating the secondary and paid-up guarantee liabilities are consistent with those used for amortizing DAC, and are thus subject to the same variability and risk. The assumptions of investment performance

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

and volatility for variable products are consistent with historical S&P experience. The benefits used in calculating the liabilities are based on the average benefits payable over a range of scenarios.

The Company establishes policyholder account balances for guaranteed minimum benefit riders relating to certain variable annuity products as follows:

•	Guaranteed minimum withdrawal benefit riders (“GMWB”) guarantee the contractholder a return of their purchase payment via partial withdrawals, even if the account value is reduced to zero, provided that the contractholder’s cumulative withdrawals in a contract year do not exceed a certain limit. The initial guaranteed withdrawal amount is equal to the initial benefit base as defined in the contract (typically, the initial purchase payments plus applicable bonus amounts). The GMWB is an embedded derivative, which is measured at estimated fair value separately from the host variable annuity product.

•	Guaranteed minimum accumulation benefit riders (“GMAB”) provide the contractholder, after a specified period of time determined at the time of issuance of the variable annuity contract, with a minimum accumulation of their purchase payments even if the account value is reduced to zero. The initial guaranteed accumulation amount is equal to the initial benefit base as defined in the contract (typically, the initial purchase payments plus applicable bonus amounts). The GMAB is an embedded derivative, which is measured at estimated fair value separately from the host variable annuity product.

For GMWB, GMAB and certain GMIB, the initial benefit base is increased by additional purchase payments made within a certain time period and decreases by benefits paid and/or withdrawal amounts. After a specified period of time, the benefit base may also increase as a result of an optional reset as defined in the contract.

At the inception, the GMWB, GMAB and certain GMIB are accounted for as embedded derivatives with changes in estimated fair value reported in net investment gains (losses).

The Company attributes to the embedded derivative a portion of the expected future rider fees to be collected from the policyholder equal to the present value of expected future guaranteed benefits. Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees.

The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. The projections of future benefits and future fees require capital market and actuarial assumptions including expectations concerning policyholder behavior. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable risk free rates. Beginning in 2008, the valuation of these embedded derivatives now includes an adjustment for the Company’s own credit and risk margins for non-capital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s debt as well as its claims paying ability. Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of such actuarial assumptions as annuitization, premium persistency, partial withdrawal and surrenders. The establishment of risk margins requires the use of significant management judgment.

These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and foreign currency exchange rates; changes in the Company’s own credit standing; and variations in actuarial assumptions regarding policyholder behavior, and risk margins related to non-capital market inputs may result in significant fluctuations in the estimated fair value of the riders that could materially affect net income.

The Company periodically reviews its estimates of actuarial liabilities for future policy benefits and compares them with its actual experience. Differences between actual experience and the assumptions used in pricing these policies, guarantees and riders and in the establishment of the related liabilities result in variances in profit and

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

could result in losses. The effects of changes in such estimated liabilities are included in the results of operations in the period in which the changes occur.

Policyholder account balances relate to investment-type contracts, universal life-type policies and certain guaranteed minimum benefit riders. Investment-type contracts principally include traditional individual fixed annuities in the accumulation phase and, non-variable group annuity contracts. Policyholder account balances for these contracts are equal to (i) policy account values, which consist of an accumulation of gross premium payments; (ii) credited interest, ranging from 1% to 17% for domestic business and 1% to 15% for international business, less expenses, mortality charges, and withdrawals; and (iii) fair value adjustments relating to business combinations. Bank deposits related to the Company’s banking operations are also included in policyholder account balances.

Other Policyholder Funds

Other policyholder funds include policy and contract claims, unearned revenue liabilities, premiums received in advance, policyholder dividends due and unpaid, and policyholder dividends left on deposit.

The liability for policy and contract claims generally relates to incurred but not reported death, disability, long-term care and dental claims, as well as claims which have been reported but not yet settled. The liability for these claims is based on the Company’s estimated ultimate cost of settling all claims. The Company derives estimates for the development of incurred but not reported claims principally from actuarial analyses of historical patterns of claims and claims development for each line of business. The methods used to determine these estimates are continually reviewed. Adjustments resulting from this continuous review process and differences between estimates and payments for claims are recognized in policyholder benefits and claims expense in the period in which the estimates are changed or payments are made.

The unearned revenue liability relates to universal life-type and investment-type products and represents policy charges for services to be provided in future periods. The charges are deferred as unearned revenue and amortized using the product’s estimated gross profits and margins, similar to DAC. Such amortization is recorded in universal life and investment-type product policy fees.

The Company accounts for the prepayment of premiums on its individual life, group life and health contracts as premium received in advance and applies the cash received to premiums when due.

Also included in other policyholder funds are policyholder dividends due and unpaid on participating policies and policyholder dividends left on deposit. Such liabilities are presented at amounts contractually due to policyholders.

Recognition of Insurance Revenue and Related Benefits

Premiums related to traditional life and annuity policies with life contingencies are recognized as revenues when due from policyholders. Policyholder benefits and expenses are provided against such revenues to recognize profits over the estimated lives of the policies. When premiums are due over a significantly shorter period than the period over which benefits are provided, any excess profit is deferred and recognized into operations in a constant relationship to insurance in-force or, for annuities, the amount of expected future policy benefit payments.

Premiums related to non-medical health and disability contracts are recognized on a pro rata basis over the applicable contract term.

Deposits related to universal life-type and investment-type products are credited to policyholder account balances. Revenues from such contracts consist of amounts assessed against policyholder account balances for mortality, policy administration and surrender charges and are recorded in universal life and investment-type product policy fees in the period in which services are provided. Amounts that are charged to operations include interest credited and benefit claims incurred in excess of related policyholder account balances.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Premiums related to property and casualty contracts are recognized as revenue on a pro rata basis over the applicable contract term. Unearned premiums, representing the portion of premium written relating to the unexpired coverage, are included in future policy benefits.

Premiums, policy fees, policyholder benefits and expenses are presented net of reinsurance.

The portion of fees allocated to embedded derivatives described previously is recognized within net investment gains (losses) as part of the estimated fair value of embedded derivative.

Other Revenues

Other revenues include, in addition to items described elsewhere herein, advisory fees, broker-dealer commissions and fees, and administrative service fees are also included in other revenues. Such fees and commissions are recognized in the period in which services are performed. Other revenues also include changes in account value relating to corporate-owned life insurance (“COLI”). Under certain COLI contracts, if the Company reports certain unlikely adverse results in its consolidated financial statements, withdrawals would not be immediately available and would be subject to market value adjustment, which could result in a reduction of the account value.

Policyholder Dividends

Policyholder dividends are approved annually by the insurance subsidiaries’ boards of directors. The aggregate amount of policyholder dividends is related to actual interest, mortality, morbidity and expense experience for the year, as well as management’s judgment as to the appropriate level of statutory surplus to be retained by the insurance subsidiaries.

Income Taxes

The Holding Company and its includable life insurance and non-life insurance subsidiaries file a consolidated U.S. federal income tax return in accordance with the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Non-includable subsidiaries file either separate individual corporate tax returns or separate consolidated tax returns.

The Company’s accounting for income taxes represents management’s best estimate of various events and transactions.

Deferred tax assets and liabilities resulting from temporary differences between the financial reporting and tax bases of assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Significant judgment is required in determining whether valuation allowances should be established as well as the amount of such allowances. When making such determination, consideration is given to, among other things, the following:

(i)	future taxable income exclusive of reversing temporary differences and carryforwards;

(ii)	future reversals of existing taxable temporary differences;

(iii)	taxable income in prior carryback years; and

(iv)	tax planning strategies.

The Company may be required to change its provision for income taxes in certain circumstances. Examples of such circumstances include when the ultimate deductibility of certain items is challenged by taxing authorities (See also Note 15) or when estimates used in determining valuation allowances on deferred tax assets significantly

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

change or when receipt of new information indicates the need for adjustment in valuation allowances. Additionally, future events, such as changes in tax laws, tax regulations, or interpretations of such laws or regulations, could have an impact on the provision for income tax and the effective tax rate. Any such changes could significantly affect the amounts reported in the consolidated financial statements in the year these changes occur.

As described more fully in “Adoption of New Accounting Pronouncements,” the Company adopted FIN No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (“FIN 48”) effective January 1, 2007. Under FIN 48, the Company determines whether it is more-likely-than-not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. Unrecognized tax benefits due to tax uncertainties that do not meet the threshold are included within other liabilities and are charged to earnings in the period that such determination is made.

The Company classifies interest recognized as interest expense and penalties recognized as a component of income tax.

Reinsurance

The Company enters into reinsurance agreements primarily as a purchaser of reinsurance for its various insurance products and also as a provider of reinsurance for some insurance products issued by third parties.

For each of its reinsurance agreements, the Company determines if the agreement provides indemnification against loss or liability relating to insurance risk in accordance with applicable accounting standards. The Company reviews all contractual features, particularly those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims.

For reinsurance of existing in-force blocks of long-duration contracts that transfer significant insurance risk, the difference, if any, between the amounts paid (received), and the liabilities ceded (assumed) related to the underlying contracts is considered the net cost of reinsurance at the inception of the reinsurance agreement. The net cost of reinsurance is recorded as an adjustment to DAC and recognized as a component of other expenses on a basis consistent with the way the acquisition costs on the underlying reinsured contracts would be recognized. Subsequent amounts paid (received) on the reinsurance of in-force blocks, as well as amounts paid (received) related to new business, are recorded as ceded (assumed) premiums and ceded (assumed) future policy benefit liabilities are established.

For prospective reinsurance of short-duration contracts that meet the criteria for reinsurance accounting, amounts paid (received) are recorded as ceded (assumed) premiums and ceded (assumed) unearned premiums and are reflected as a component of premiums and other receivables (future policy benefits). Such amounts are amortized through earned premiums over the remaining contract period in proportion to the amount of protection provided. For retroactive reinsurance of short-duration contracts that meet the criteria of reinsurance accounting, amounts paid (received) in excess of (which do not exceed) the related insurance liabilities ceded (assumed) are recognized immediately as a loss. Any gains on such retroactive agreements are deferred and recorded in other liabilities. The gains are amortized primarily using the recovery method.

The assumptions used to account for both long and short-duration reinsurance agreements are consistent with those used for the underlying contracts. Ceded policyholder and contract related liabilities, other than those currently due, are reported gross on the balance sheet.

Amounts currently recoverable under reinsurance agreements are included in premiums and other receivables and amounts currently payable are included in other liabilities. Such assets and liabilities relating to reinsurance agreements with the same reinsurer may be recorded net on the balance sheet, if a right of offset exists within the reinsurance agreement.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Premiums, fees and policyholder benefits and claims include amounts assumed under reinsurance agreements and are net of reinsurance ceded. Amounts received from reinsurers for policy administration are reported in other revenues.

If the Company determines that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the agreement using the deposit method of accounting. Deposits received are included in other liabilities and deposits made are included within other assets. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as other revenues or other expenses, as appropriate. Periodically, the Company evaluates the adequacy of the expected payments or recoveries and adjusts the deposit asset or liability through other revenues or other expenses, as appropriate.

Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risks. The Company periodically reviews actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded and assumed reinsurance and evaluates the financial strength of counterparties to its reinsurance agreements using criteria similar to that evaluated in the security impairment process discussed previously.

Employee Benefit Plans

Certain subsidiaries of the Holding Company (the “Subsidiaries”) sponsor and/or administer various plans that provide defined benefit pension and other postretirement benefits covering eligible employees and sales representatives. A December 31 measurement date is used for all of the Subsidiaries’ defined benefit pension and other postretirement benefit plans.

Pension benefits are provided utilizing either a traditional formula or cash balance formula. The traditional formula provides benefits based upon years of credited service and either final average or career average earnings. The cash balance formula utilizes hypothetical or notional accounts which credit participants with benefits equal to a percentage of eligible pay, as well as earnings credits, determined annually based upon the average annual rate of interest on 30-year Treasury securities, for each account balance. At December 31, 2008, virtually all the obligations are calculated using the traditional formula.

The Subsidiaries also provide certain postemployment benefits and certain postretirement medical and life insurance benefits for retired employees. Employees of the Subsidiaries who were hired prior to 2003 (or, in certain cases, rehired during or after 2003) and meet age and service criteria while working for one of the Subsidiaries, may become eligible for these other postretirement benefits, at various levels, in accordance with the applicable plans. Virtually all retirees, or their beneficiaries, contribute a portion of the total cost of postretirement medical benefits. Employees hired after 2003 are not eligible for any employer subsidy for postretirement medical benefits.

SFAS No. 87, Employers’ Accounting for Pensions (“SFAS 87”), as amended, established the accounting for pension plan obligations. Under SFAS 87, the projected pension benefit obligation (“PBO”) is defined as the actuarially calculated present value of vested and non-vested pension benefits accrued based on future salary levels. The accumulated pension benefit obligation (“ABO”) is the actuarial present value of vested and non-vested pension benefits accrued based on current salary levels. Obligations, both PBO and ABO, of the defined benefit pension plans are determined using a variety of actuarial assumptions, from which actual results may vary, as described below.

SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other than Pensions (“SFAS 106”), as amended, established the accounting for expected postretirement plan benefit obligations (“EPBO”) which represents the actuarial present value of all other postretirement benefits expected to be paid after retirement to employees and their dependents. Unlike for pensions, the EPBO is not recorded in the financial statements but is used in measuring the periodic expense. The accumulated postretirement plan benefit obligations (“APBO”)

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

represents the actuarial present value of future other postretirement benefits attributed to employee services rendered through a particular date and is the valuation basis upon which liabilities are established. The APBO is determined using a variety of actuarial assumptions, from which actual results may vary, as described below.

Prior to December 31, 2006, the funded status of the pension and other postretirement plans, which is the difference between the estimated fair value of plan assets and the PBO for pension plans and the APBO for other postretirement plans (collectively, the “Benefit Obligations”), were offset by the unrecognized actuarial gains or losses, prior service cost and transition obligations to determine prepaid or accrued benefit cost, as applicable. The net amount was recorded as a prepaid or accrued benefit cost, as applicable. Further, for pension plans, if the ABO exceeded the estimated fair value of the plan assets, that excess was recorded as an additional minimum pension liability with a corresponding intangible asset. Recognition of the intangible asset was limited to the amount of any unrecognized prior service cost. Any additional minimum pension liability in excess of the allowable intangible asset was charged, net of income tax, to accumulated other comprehensive income.

As described more fully in “Adoption of New Accounting Pronouncements,” effective December 31, 2006, the Company adopted SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and SFAS No. 132(r) (“SFAS 158”). Effective with the adoption of SFAS 158 on December 31, 2006, the Company recognizes the funded status of the Benefit Obligations for each of its plans on the consolidated balance sheet. The actuarial gains or losses, prior service costs and credits, and the remaining net transition asset or obligation that had not yet been included in net periodic benefit costs at December 31, 2006 are now charged, net of income tax, to accumulated other comprehensive income. Additionally, these changes eliminated the additional minimum pension liability provisions of SFAS 87.

Net periodic benefit cost is determined using management estimates and actuarial assumptions to derive service cost, interest cost, and expected return on plan assets for a particular year. Net periodic benefit cost also includes the applicable amortization of any prior service cost (credit) arising from the increase (decrease) in prior years’ benefit costs due to plan amendments or initiation of new plans. These costs are amortized into net periodic benefit cost over the expected service years of employees whose benefits are affected by such plan amendments. Actual experience related to plan assets and/or the benefit obligations may differ from that originally assumed when determining net periodic benefit cost for a particular period, resulting in gains or losses. To the extent such aggregate gains or losses exceed 10 percent of the greater of the benefit obligations or the market-related asset value of the plans, they are amortized into net periodic benefit cost over the expected service years of employees expected to receive benefits under the plans.

The obligations and expenses associated with these plans require an extensive use of assumptions such as the discount rate, expected rate of return on plan assets, rate of future compensation increases, healthcare cost trend rates, as well as assumptions regarding participant demographics such as rate and age of retirements, withdrawal rates and mortality. Management, in consultation with its external consulting actuarial firm, determines these assumptions based upon a variety of factors such as historical performance of the plan and its assets, currently available market and industry data, and expected benefit payout streams. The assumptions used may differ materially from actual results due to, among other factors, changing market and economic conditions and changes in participant demographics. These differences may have a significant effect on the Company’s consolidated financial statements and liquidity.

The Subsidiaries also sponsor defined contribution savings and investment plans (“SIP”) for substantially all employees under which a portion of employee contributions are matched. Applicable matching contributions are made each payroll period. Accordingly, the Company recognizes compensation cost for current matching contributions. As all contributions are transferred currently as earned to the SIP trust, no liability for matching contributions is recognized in the consolidated balance sheets.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Stock-Based Compensation

Effective January 1, 2006, the Company adopted, using the modified prospective transition method, SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(r)”). In accordance with this guidance the cost of all stock-based transactions is measured at fair value and recognized over the period during which a grantee is required to provide goods or services in exchange for the award. Although the terms of the Company’s stock-based plans do not accelerate vesting upon retirement, or the attainment of retirement eligibility, the requisite service period subsequent to attaining such eligibility is considered nonsubstantive. Accordingly, the Company recognizes compensation expense related to stock-based awards over the shorter of the requisite service period or the period to attainment of retirement eligibility. Prior to January 1, 2006, the Company recognized stock-based compensation over the vesting period of the grant or award, including grants or awards to retirement-eligible employees. An estimation of future forfeitures of stock-based awards is incorporated into the determination of compensation expense when recognizing expense over the requisite service period. Prior to January 1, 2006, the Company recognized the corresponding reduction of stock compensation in the period in which the forfeitures occurred.

Stock-based awards granted after December 31, 2002 but prior to January 1, 2006 were accounted for on a prospective basis using the fair value accounting method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure (“SFAS 148”). The fair value method prescribed by SFAS 123 required compensation expense to be measured based on the fair value of the equity instrument at the grant or award date. Stock-based compensation was recognized over the vesting period of the grant or award, including grants or awards to retirement-eligible employees.

Foreign Currency

Balance sheet accounts of foreign operations are translated at the exchange rates in effect at each year-end and income and expense accounts are translated at the average rates of exchange prevailing during the year. The local currencies of foreign operations generally are the functional currencies unless the local economy is highly inflationary. Translation adjustments are charged or credited directly to other comprehensive income or loss. Gains and losses from foreign currency transactions are reported as net investment gains (losses) in the period in which they occur.

Discontinued Operations

The results of operations of a component of the Company that either has been disposed of or is classified as held-for-sale are reported in discontinued operations if the operations and cash flows of the component have been or will be eliminated from the ongoing operations of the Company as a result of the disposal transaction and the Company will not have any significant continuing involvement in the operations of the component after the disposal transaction.

Earnings Per Common Share

Basic earnings per common share are computed based on the weighted average number of common shares outstanding during the period. The difference between the number of shares assumed issued and number of shares assumed purchased represents the dilutive shares. Diluted earnings per common share include the dilutive effect of the assumed: (i) exercise or issuance of stock-based awards using the treasury stock method; (ii) settlement of stock purchase contracts underlying common equity units using the treasury stock method; and (iii) settlement of accelerated common stock repurchase contract. Under the treasury stock method, exercise or issuance of stock- based awards and settlement of the stock purchase contracts underlying common equity units is assumed to occur with the proceeds used to purchase common stock at the average market price for the period. See Notes 13, 18 and 20.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Litigation Contingencies

The Company is a party to a number of legal actions and is involved in a number of regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate the impact on the Company’s financial position. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. On a quarterly and annual basis, the Company reviews relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected in the Company’s consolidated financial statements. It is possible that an adverse outcome in certain of the Company’s litigation and regulatory investigations, or the use of different assumptions in the determination of amounts recorded could have a material effect upon the Company’s consolidated net income or cash flows in particular quarterly or annual periods.

Separate Accounts

Separate accounts are established in conformity with insurance laws and are generally not chargeable with liabilities that arise from any other business of the Company. Separate account assets are subject to general account claims only to the extent the value of such assets exceeds the separate account liabilities. Assets within the Company’s separate accounts primarily include: mutual funds, fixed maturity and equity securities, mortgage loans, derivatives, hedge funds, other limited partnership interests, short-term investments, and cash and cash equivalents. The Company reports separately, as assets and liabilities, investments held in separate accounts and liabilities of the separate accounts if (i) such separate accounts are legally recognized; (ii) assets supporting the contract liabilities are legally insulated from the Company’s general account liabilities; (iii) investments are directed by the contractholder; and (iv) all investment performance, net of contract fees and assessments, is passed through to the contractholder. The Company reports separate account assets meeting such criteria at their fair value which is based on the estimated fair values of the underlying assets comprising the portfolios of an individual separate account. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to contractholders of such separate accounts are offset within the same line in the consolidated statements of income. Separate accounts not meeting the above criteria are combined on a line-by-line basis with the Company’s general account assets, liabilities, revenues and expenses and the accounting for these investments is consistent with the methodologies described herein for similar financial instruments held within the general account.

The Company’s revenues reflect fees charged to the separate accounts, including mortality charges, risk charges, policy administration fees, investment management fees and surrender charges.

  Adoption of New Accounting Pronouncements

Fair Value

Effective January 1, 2008, the Company adopted SFAS 157 which defines fair value, establishes a consistent framework for measuring fair value, establishes a fair value hierarchy based on the observability of inputs used to measure fair value, and requires enhanced disclosures about fair value measurements and applied the provisions of the statement prospectively to assets and liabilities measured at fair value. The adoption of SFAS 157 changed the valuation of certain freestanding derivatives by moving from a mid to bid pricing convention as it relates to certain volatility inputs as well as the addition of liquidity adjustments and adjustments for risks inherent in a particular input or valuation technique. The adoption of SFAS 157 also changed the valuation of the Company’s embedded derivatives, most significantly the valuation of embedded derivatives associated with certain riders on variable annuity contracts. The change in valuation of embedded derivatives associated with riders on annuity contracts resulted from the incorporation of risk margins associated with non capital market inputs and the inclusion of the Company’s own credit standing in their valuation. At January 1, 2008, the impact of adopting SFAS 157 on assets and liabilities measured at estimated fair value was $30 million ($19 million, net of income tax) and was recognized as a change in estimate in the accompanying consolidated statement of income where it was presented in the

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

respective income statement caption to which the item measured at estimated fair value is presented. There were no significant changes in estimated fair value of items measured at fair value and reflected in accumulated other comprehensive income (loss). The addition of risk margins and the Company’s own credit spread in the valuation of embedded derivatives associated with annuity contracts may result in significant volatility in the Company’s consolidated net income in future periods. Note 24 presents the estimated fair value of all assets and liabilities required to be measured at estimated fair value as well as the expanded fair value disclosures required by SFAS 157.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities the option to measure most financial instruments and certain other items at fair value at specified election dates and to recognize related unrealized gains and losses in earnings. The fair value option is applied on an instrument-by-instrument basis upon adoption of the standard, upon the acquisition of an eligible financial asset, financial liability or firm commitment or when certain specified reconsideration events occur. The fair value election is an irrevocable election. Effective January 1, 2008, the Company elected the fair value option on fixed maturity and equity securities backing certain pension products sold in Brazil. Such securities will now be presented as trading securities in accordance with SFAS 115 on the consolidated balance sheet with subsequent changes in estimated fair value recognized in net investment income. Previously, these securities were accounted for as available-for-sale securities in accordance with SFAS 115 and unrealized gains and losses on these securities were recorded as a separate component of accumulated other comprehensive income (loss). The Company’s insurance joint venture in Japan also elected the fair value option for certain of its existing single premium deferred annuities and the assets supporting such liabilities. The fair value option was elected to achieve improved reporting of the asset/liability matching associated with these products. Adoption of SFAS 159 by the Company and its Japanese joint venture resulted in an increase in retained earnings of $27 million, net of income tax, at January 1, 2008. The election of the fair value option resulted in the reclassification of $10 million, net of income tax, of net unrealized gains from accumulated other comprehensive income (loss) to retained earnings on January 1, 2008.

Effective January 1, 2008, the Company adopted FASB Staff Position (“FSP”) No. FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (“FSP 157-1”). FSP 157-1 amends SFAS 157 to provide a scope out exception for lease classification and measurement under SFAS No. 13, Accounting for Leases. The Company also adopted FSP No. FAS 157-2, Effective Date of FASB Statement No. 157 which delays the effective date of SFAS 157 for certain nonfinancial assets and liabilities that are recorded at fair value on a nonrecurring basis. The effective date is delayed until January 1, 2009 and impacts balance sheet items including nonfinancial assets and liabilities in a business combination and the impairment testing of goodwill and long-lived assets.

Effective September 30, 2008, the Company adopted FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active (“FSP 157-3”). FSP 157-3 provides guidance on how a company’s internal cash flow and discount rate assumptions should be considered in the measurement of fair value when relevant market data does not exist, how observable market information in an inactive market affects fair value measurement and how the use of market quotes should be considered when assessing the relevance of observable and unobservable data available to measure fair value. The adoption of FSP 157-3 did not have a material impact on the Company’s consolidated financial statements.

Investments

Effective December 31, 2008, the Company adopted FSP No. FAS 140-4 and FIN 46(r)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities (“FSP 140-4 and FIN 46(r)-8”). FSP 140-4 and FIN 46(r)-8 requires additional qualitative and quantitative disclosures about a transferors’ continuing involvement in transferred financial assets and involvement in VIE. The exact nature of the additional required VIE disclosures vary and depend on whether or not the VIE is a qualifying

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

special-purpose entity (“QSPE”). For VIEs that are QSPEs, the additional disclosures are only required for a non-transferor sponsor holding a variable interest or a non-transferor servicer holding a significant variable interest. For VIEs that are not QSPEs, the additional disclosures are only required if the Company is the primary beneficiary, and if not the primary beneficiary, only if the Company holds a significant variable interest or is the sponsor. The Company provided all of the material required disclosures in its consolidated financial statements.

Effective December 31, 2008, the Company adopted FSP No. EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20 (“FSP EITF 99-20-1”). FSP EITF 99-20-1 amends the guidance in EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to more closely align the guidance to determine whether an other-than-temporary impairment has occurred for a beneficial interest in a securitized financial asset with the guidance in SFAS 115 for debt securities classified as available-for-sale or held-to-maturity. The adoption of FSP EITF 99-20-1 did not have an impact on the Company’s consolidated financial statements.

Derivative Financial Instruments

Effective December 31, 2008, the Company adopted FSP No. FAS 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees — An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161 (“FSP 133-1 and FIN 45-4”). FSP 133-1 and FIN 45-4 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) to require certain enhanced disclosures by sellers of credit derivatives by requiring additional information about the potential adverse effects of changes in their credit risk, financial performance, and cash flows. It also amends FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others — An Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34 (“FIN 45”), to require an additional disclosure about the current status of the payment/performance risk of a guarantee. The Company provided all of the material required disclosures in its consolidated financial statements.

Effective January 1, 2008, the Company adopted SFAS 133 Implementation Issue No. E-23, Clarification of the Application of the Shortcut Method (“Issue E-23”). Issue E-23 amended SFAS 133 by permitting interest rate swaps to have a non-zero fair value at inception when applying the shortcut method of assessing hedge effectiveness, as long as the difference between the transaction price (zero) and the fair value (exit price), as defined by SFAS 157, is solely attributable to a bid-ask spread. In addition, entities are not precluded from applying the shortcut method of assessing hedge effectiveness in a hedging relationship of interest rate risk involving an interest bearing asset or liability in situations where the hedged item is not recognized for accounting purposes until settlement date as long as the period between trade date and settlement date of the hedged item is consistent with generally established conventions in the marketplace. The adoption of Issue E-23 did not have an impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted prospectively SFAS No. 155, Accounting for Certain Hybrid Instruments (“SFAS 155”). SFAS 155 amends SFAS 133 and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS 140”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. In addition, among other changes, SFAS 155:

(i)	clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133;

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

(ii)	establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

(iii)	clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

(iv)	amends SFAS 140 to eliminate the prohibition on a QSPE from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial interest.

The adoption of SFAS 155 did not have a material impact on the Company’s consolidated financial statements.

Effective October 1, 2006, the Company adopted SFAS 133 Implementation Issue No. B40, Embedded Derivatives: Application of Paragraph 13(b) to Securitized Interests in Prepayable Financial Assets (“Issue B40”). Issue B40 clarifies that a securitized interest in prepayable financial assets is not subject to the conditions in paragraph 13(b) of SFAS 133, if it meets both of the following criteria: (i) the right to accelerate the settlement if the securitized interest cannot be controlled by the investor; and (ii) the securitized interest itself does not contain an embedded derivative (including an interest rate-related derivative) for which bifurcation would be required other than an embedded derivative that results solely from the embedded call options in the underlying financial assets. The adoption of Issue B40 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted prospectively SFAS 133 Implementation Issue No. B38, Embedded Derivatives: Evaluation of Net Settlement with Respect to the Settlement of a Debt Instrument through Exercise of an Embedded Put Option or Call Option (“Issue B38”) and SFAS 133 Implementation Issue No. B39, Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor (“Issue B39”). Issue B38 clarifies that the potential settlement of a debtor’s obligation to a creditor occurring upon exercise of a put or call option meets the net settlement criteria of SFAS 133. Issue B39 clarifies that an embedded call option, in which the underlying is an interest rate or interest rate index, that can accelerate the settlement of a debt host financial instrument should not be bifurcated and fair valued if the right to accelerate the settlement can be exercised only by the debtor (issuer/borrower) and the investor will recover substantially all of its initial net investment. The adoption of Issues B38 and B39 did not have a material impact on the Company’s consolidated financial statements.

Income Taxes

Effective January 1, 2007, the Company adopted FIN 48. FIN 48 clarifies the accounting for uncertainty in income tax recognized in a company’s financial statements. FIN 48 requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. It also provides guidance on the recognition, measurement, and classification of income tax uncertainties, along with any related interest and penalties. Previously recorded income tax benefits that no longer meet this standard are required to be charged to earnings in the period that such determination is made.

As a result of the implementation of FIN 48, the Company recognized a $35 million increase in the liability for unrecognized tax benefits and a $9 million decrease in the interest liability for unrecognized tax benefits, as well as a $17 million increase in the liability for unrecognized tax benefits and a $5 million increase in the interest liability for unrecognized tax benefits which are included in liabilities of subsidiaries held-for-sale. The corresponding reduction to the January 1, 2007 balance of retained earnings was $37 million, net of $11 million of noncontrolling interests. See also Note 15.

Insurance Contracts

Effective January 1, 2007, the Company adopted SOP 05-1 which provides guidance on accounting by insurance enterprises for DAC on internal replacements of insurance and investment contracts other than those

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

specifically described in SFAS No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments. SOP 05-1 defines an internal replacement and is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. In addition, in February 2007, the American Institute of Certified Public Accountants (“AICPA”) issued related Technical Practice Aids (“TPAs”) to provide further clarification of SOP 05-1. The TPAs became effective concurrently with the adoption of SOP 05-1.

As a result of the adoption of SOP 05-1 and the related TPAs, if an internal replacement modification substantially changes a contract, then the DAC is written off immediately through income and any new deferrable costs associated with the new replacement are deferred. If a contract modification does not substantially change the contract, the DAC amortization on the original contract will continue and any acquisition costs associated with the related modification are immediately expensed.

The adoption of SOP 05-1 and the related TPAs resulted in a reduction to DAC and VOBA on January 1, 2007 and an acceleration of the amortization period relating primarily to the Company’s group life and health insurance contracts that contain certain rate reset provisions. Prior to the adoption of SOP 05-1, DAC on such contracts was amortized over the expected renewable life of the contract. Upon adoption of SOP 05-1, DAC on such contracts is to be amortized over the rate reset period. The impact as of January 1, 2007 was a cumulative effect adjustment of $292 million, net of income tax of $161 million, which was recorded as a reduction to retained earnings.

Defined Benefit and Other Postretirement Plans

Effective December 31, 2006, the Company adopted SFAS 158. The pronouncement revises financial reporting standards for defined benefit pension and other postretirement benefit plans by requiring the:

(i)	recognition in the statement of financial position of the funded status of defined benefit plans measured as the difference between the estimated fair value of plan assets and the benefit obligation, which is the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement benefit plans;

(ii)	recognition as an adjustment to accumulated other comprehensive income (loss), net of income tax, those amounts of actuarial gains and losses, prior service costs and credits, and net asset or obligation at transition that have not yet been included in net periodic benefit costs as of the end of the year of adoption;

(iii)	recognition of subsequent changes in funded status as a component of other comprehensive income;

(iv)	measurement of benefit plan assets and obligations as of the date of the statement of financial position; and

(v)	disclosure of additional information about the effects on the employer’s statement of financial position.

The adoption of SFAS 158 resulted in a reduction of $744 million, net of income tax, to accumulated other comprehensive income, which is included as a component of total consolidated stockholders’ equity. As the Company’s measurement date for its pension and other postretirement benefit plans is already December 31 there was no impact of adoption due to changes in measurement date. See also “Summary of Significant Accounting Policies and Critical Accounting Estimates” and Note 17.

Stock Compensation Plans

As described previously, effective January 1, 2006, the Company adopted SFAS 123(r) including supplemental application guidance issued by the U.S. Securities and Exchange Commission in Staff Accounting Bulletin (“SAB”) No. 107, Share Based Payment using the modified prospective transition method. In accordance with the modified prospective transition method, results for prior periods have not been restated. SFAS 123(r) requires that the cost of all stock-based transactions be measured at fair value and recognized

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

over the period during which a grantee is required to provide goods or services in exchange for the award. The Company had previously adopted the fair value method of accounting for stock-based awards as prescribed by SFAS 123 on a prospective basis effective January 1, 2003. The Company did not modify the substantive terms of any existing awards prior to adoption of SFAS 123(r).

Under the modified prospective transition method, compensation expense recognized during the year ended December 31, 2006 includes: (a) compensation expense for all stock-based awards granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation expense for all stock-based awards granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(r).

The adoption of SFAS 123(r) did not have a significant impact on the Company’s financial position or results of operations as all stock-based awards accounted for under the intrinsic value method prescribed by APB 25 had vested prior to the adoption date and the Company had adopted the fair value recognition provisions of SFAS 123 on January 1, 2003.

SFAS 123 allowed forfeitures of stock-based awards to be recognized as a reduction of compensation expense in the period in which the forfeiture occurred. Upon adoption of SFAS 123(r), the Company changed its policy and now incorporates an estimate of future forfeitures into the determination of compensation expense when recognizing expense over the requisite service period. The impact of this change in accounting policy was not significant to the Company’s financial position or results of operations as of the date of adoption.

Additionally, for awards granted after adoption, the Company changed its policy from recognizing expense for stock-based awards over the requisite service period to recognizing such expense over the shorter of the requisite service period or the period to attainment of retirement-eligibility. The pro forma impact of this change in expense recognition policy for stock-based compensation is detailed in Note 18.

Prior to the adoption of SFAS 123(r), the Company presented tax benefits of deductions resulting from the exercise of stock options within operating cash flows in the consolidated statements of cash flows. SFAS 123(r) requires tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options be classified and reported as a financing cash inflow upon adoption of SFAS 123(r).

Other Pronouncements

Effective January 1, 2009, the Company adopted SFAS 160. As a result of its implementation, which required retrospective application of presentation requirements, total equity at December 31, 2008 and 2007 increased by $251 million and $1,806 million, respectively, representing noncontrolling interest with an offsetting impact to other liabilities and total liabilities, as a result of the elimination of minority interest. Also as a result of the adoption of SFAS 160, income from continuing operations increased by $69 million, $148 million and $147 million for the years ended December 31, 2008, 2007 and 2006, respectively, with the corresponding increase in net income attributable to noncontrolling interests for the years ended December 31, 2008, 2007 and 2006.

Effective January 1, 2008, the Company adopted FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP 39-1”). FSP 39-1 amends FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts (“FIN 39”), to permit a reporting entity to offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against fair value amounts recognized for derivative instruments executed with the same counterparty under the same master netting arrangement that have been offset in accordance with FIN 39. FSP 39-1 also amends FIN 39 for certain terminology modifications. Upon adoption of FSP 39-1, the Company did not change its accounting policy of not offsetting fair value amounts recognized for derivative instruments under master netting arrangements. The adoption of FSP 39-1 did not have an impact on the Company’s consolidated financial statements.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Effective January 1, 2008, the Company adopted SAB No. 109, Written Loan Commitments Recorded at Fair Value through Earnings (“SAB 109”), which amends SAB No. 105, Application of Accounting Principles to Loan Commitments. SAB 109 provides guidance on (i) incorporating expected net future cash flows when related to the associated servicing of a loan when measuring fair value; and (ii) broadening the SEC staff’s view that internally-developed intangible assets should not be recorded as part of the fair value of a derivative loan commitment or to written loan commitments that are accounted for at fair value through earnings. Internally-developed intangible assets are not considered a component of the related instruments. The adoption of SAB 109 did not have an impact on the Company’s consolidated financial statements.

Effective January 1, 2008, the Company adopted Emerging Issues Task Force (“EITF”) Issue No. 07-6, Accounting for the Sale of Real Estate When the Agreement Includes a Buy-Sell Clause (“EITF 07-6”) prospectively. EITF 07-6 addresses whether the existence of a buy-sell arrangement would preclude partial sales treatment when real estate is sold to a jointly owned entity. EITF 07-6 concludes that the existence of a buy-sell clause does not necessarily preclude partial sale treatment under current guidance. The adoption of EITF 07-6 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2007, the Company adopted FSP No. EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. The adoption of FSP EITF 00-19-2 did not have an impact on the Company’s consolidated financial statements.

Effective January 1, 2007, the Company adopted FSP No. FAS 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction (“FSP 13-2”). FSP 13-2 amends SFAS No. 13, Accounting for Leases, to require that a lessor review the projected timing of income tax cash flows generated by a leveraged lease annually or more frequently if events or circumstances indicate that a change in timing has occurred or is projected to occur. In addition, FSP 13-2 requires that the change in the net investment balance resulting from the recalculation be recognized as a gain or loss from continuing operations in the same line item in which leveraged lease income is recognized in the year in which the assumption is changed. The adoption of FSP 13-2 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2007, the Company adopted SFAS No. 156, Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140 (“SFAS 156”). Among other requirements, SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations. The adoption of SFAS 156 did not have an impact on the Company’s consolidated financial statements.

Effective November 15, 2006, the Company adopted SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in current year financial statements for purposes of assessing materiality. SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in quantifying a misstatement that, when relevant quantitative and qualitative factors are considered, is material. SAB 108 permits companies to initially apply its provisions by either restating prior financial statements or recording a cumulative effect adjustment to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment to retained earnings for errors that were previously deemed immaterial but are material under the guidance in SAB 108. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted prospectively EITF Issue No. 05-7, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues (“EITF 05-7”).

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

EITF 05-7 provides guidance on whether a modification of conversion options embedded in debt results in an extinguishment of that debt. In certain situations, companies may change the terms of an embedded conversion option as part of a debt modification. The EITF concluded that the change in the fair value of an embedded conversion option upon modification should be included in the analysis of EITF Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, to determine whether a modification or extinguishment has occurred and that a change in the fair value of a conversion option should be recognized upon the modification as a discount (or premium) associated with the debt, and an increase (or decrease) in additional paid-in capital. The adoption of EITF 05-7 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted EITF Issue No. 05-8, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature (“EITF 05-8”). EITF 05-8 concludes that: (i) the issuance of convertible debt with a beneficial conversion feature results in a basis difference that should be accounted for as a temporary difference; and (ii) the establishment of the deferred tax liability for the basis difference should result in an adjustment to additional paid-in capital. EITF 05-8 was applied retrospectively for all instruments with a beneficial conversion feature accounted for in accordance with EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments. The adoption of EITF 05-8 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). SFAS 154 requires retrospective application to prior periods’ financial statements for a voluntary change in accounting principle unless it is deemed impracticable. It also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate rather than a change in accounting principle. The adoption of SFAS 154 did not have a material impact on the Company’s consolidated financial statements.

  Future Adoption of New Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations — A Replacement of FASB Statement No. 141 (“SFAS 141(r)”). Under SFAS 141(r):

•	All business combinations (whether full, partial or “step” acquisitions) result in all assets and liabilities of an acquired business being recorded at fair value, with limited exceptions.

•	Acquisition costs are generally expensed as incurred; restructuring costs associated with a business combination are generally expensed as incurred subsequent to the acquisition date.

•	The fair value of the purchase price, including the issuance of equity securities, is determined on the acquisition date.

•	Certain acquired contingent liabilities are recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies.

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense.

•	Noncontrolling interests (formerly known as “minority interests”) are valued at fair value at the acquisition date.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

•	When control is attained on previously noncontrolling interests, the previously held equity interests are remeasured at fair value and a gain or loss is recognized.

•	Purchases or sales of equity interests that do not result in a change in control are accounted for as equity transactions.

•	When control is lost in a partial disposition, realized gains or losses are recorded on equity ownership sold and the remaining ownership interest is remeasured and holding gains or losses are recognized.

The pronouncement is effective for fiscal years beginning on or after December 15, 2008 and the Company will apply the guidance in SFAS 141(r) prospectively on its accounting for future acquisitions in its consolidated financial statements.

In November 2008, the FASB ratified the consensus on EITF Issue No. 08-6, Equity Method Investment Accounting Considerations (“EITF 08-6”). EITF 08-6 addresses a number of issues associated with the impact that SFAS 141(r) and SFAS 160 might have on the accounting for equity method investments, including how an equity method investment should initially be measured, how it should be tested for impairment, and how changes in classification from equity method to cost method should be treated. EITF 08-6 is effective prospectively for fiscal years beginning on or after December 15, 2008. The Company does not expect the adoption of EITF 08-6 to have a material impact on the Company’s consolidated financial statements.

In November 2008, the FASB ratified the consensus on EITF Issue No. 08-7, Accounting for Defensive Intangible Assets (“EITF 08-7”). EITF 08-7 requires that an acquired defensive intangible asset (i.e., an asset an entity does not intend to actively use, but rather, intends to prevent others from using) be accounted for as a separate unit of accounting at time of acquisition, not combined with the acquirer’s existing intangible assets. In addition, the EITF concludes that a defensive intangible asset may not be considered immediately abandoned following its acquisition or have indefinite life. The Company will apply the guidance of EITF 08-7 prospectively to its intangible assets acquired after fiscal years beginning on or after December 15, 2008.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). This change is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(r) and other GAAP. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The requirement for determining useful lives and related disclosures will be applied prospectively to intangible assets acquired as of, and subsequent to, the effective date.

Derivative Financial Instruments

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — An Amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company will provide all of the material required disclosures in the appropriate future interim and annual periods.

Other Pronouncements

In December 2008, the FASB issued FSP No. FAS 132(r)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets (“FSP 132(r)-1”). FSP 132(r)-1 amends SFAS No. 132(r), Employers’ Disclosures about

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Pensions and Other Postretirement Benefits to enhance the transparency surrounding the types of assets and associated risks in an employer’s defined benefit pension or other postretirement plan. The FSP requires an employer to disclose information about the valuation of plan assets similar to that required under SFAS 157. FSP 132(r)-1 is effective for fiscal years ending after December 15, 2009. The Company will provide all of the material required disclosures in the appropriate future annual period.

In September 2008, the FASB ratified the consensus on EITF Issue No. 08-5, Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement (“EITF 08-5”). EITF 08-5 concludes that an issuer of a liability with a third-party credit enhancement should not include the effect of the credit enhancement in the fair value measurement of the liability. In addition, EITF 08-5 requires disclosures about the existence of any third-party credit enhancement related to liabilities that are measured at fair value. EITF 08-5 is effective beginning in the first reporting period after December 15, 2008 and will be applied prospectively, with the effect of initial application included in the change in fair value of the liability in the period of adoption. The Company does not expect the adoption of EITF 08-5 to have a material impact on the Company’s consolidated financial statements.

In June 2008, the FASB ratified the consensus on EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-5”). EITF 07-5 provides a framework for evaluating the terms of a particular instrument and whether such terms qualify the instrument as being indexed to an entity’s own stock. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and must be applied by recording a cumulative effect adjustment to the opening balance of retained earnings at the date of adoption. The Company does not expect the adoption of EITF 07-5 to have a material impact on its consolidated financial statements.

In February 2008, the FASB issued FSP No. FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (“FSP 140-3”). FSP 140-3 provides guidance for evaluating whether to account for a transfer of a financial asset and repurchase financing as a single transaction or as two separate transactions. FSP 140-3 is effective prospectively for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect the adoption of FSP 140-3 to have a material impact on its consolidated financial statements.

2.	Acquisitions and Dispositions

  Disposition of Reinsurance Group of America, Incorporated

On September 12, 2008, the Company completed a tax-free split-off of its majority-owned subsidiary, Reinsurance Group of America, Incorporated (“RGA”). The Company and RGA entered into a recapitalization and distribution agreement, pursuant to which the Company agreed to divest substantially all of its 52% interest in RGA to the Company’s stockholders. The split-off was effected through the following:

•	A recapitalization of RGA common stock into two classes of common stock — RGA Class A common stock and RGA Class B common stock. Pursuant to the terms of the recapitalization, each outstanding share of RGA common stock, including the 32,243,539 shares of RGA common stock beneficially owned by the Company and its subsidiaries, was reclassified as one share of RGA Class A common stock. Immediately thereafter, the Company and its subsidiaries exchanged 29,243,539 shares of its RGA Class A common stock — which represented all of the RGA Class A common stock beneficially owned by the Company and its subsidiaries other than 3,000,000 shares of RGA Class A common stock — with RGA for 29,243,539 shares of RGA Class B common stock.

•	An exchange offer, pursuant to which the Company offered to acquire MetLife common stock from its stockholders in exchange for all of its 29,243,539 shares of RGA Class B common stock. The exchange ratio was determined based upon a ratio — as more specifically described in the exchange offering document —

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

of the value of the MetLife and RGA shares during the three-day period prior to the closing of the exchange offer. The 3,000,000 shares of the RGA Class A common stock were not subject to the tax-free exchange.

As a result of completion of the recapitalization and exchange offer, the Company received from MetLife stockholders 23,093,689 shares of the Company’s common stock with a market value of $1,318 million and, in exchange, delivered 29,243,539 shares of RGA’s Class B common stock with a net book value of $1,716 million. The resulting loss on disposition, inclusive of transaction costs of $60 million, was $458 million. The 3,000,000 shares of RGA Class A common stock retained by the Company are marketable equity securities which do not constitute significant continuing involvement in the operations of RGA; accordingly, they have been classified within equity securities in the consolidated financial statements of the Company at a cost basis of $157 million which is equivalent to the net book value of the shares. The cost basis will be adjusted to fair value at each subsequent reporting date. The Company has agreed to dispose of the remaining shares of RGA within the next five years. In connection with the Company’s agreement to dispose of the remaining shares, the Company also recognized, in its provision for income tax on continuing operations, a deferred tax liability of $16 million which represents the difference between the book and taxable basis of the remaining investment in RGA.

The impact of the disposition of the Company’s investment in RGA is reflected in the Company’s consolidated financial statements as discontinued operations. The disposition of RGA results in the elimination of the Company’s Reinsurance segment. The Reinsurance segment was comprised of the results of RGA, which at disposition became discontinued operations of Corporate & Other, and the interest on economic capital, which has been reclassified to the continuing operations of Corporate & Other. See Note 23 for reclassifications related to discontinued operations and Note 22 for segment information.

  Disposition of Texas Life Insurance Company

MetLife, Inc. has entered into an agreement to sell Cova Corporation (“Cova”), the parent company of Texas Life Insurance Company, to a third party in the fourth quarter of 2008. The transaction is expected to close in early 2009. As a result of the sale agreement, the Company recognized gains from discontinued operations of $37 million, net of income tax, in the fourth quarter of 2008. The gain was comprised of recognition of tax benefits of $65 million relating to the excess of outside tax basis of Cova over its financial reporting basis, offset by other than temporary impairments of $28 million, net of income tax, relating to Cova’s investments. The Company has reclassified the assets and liabilities of Cova as held-for-sale and its operations into discontinued operations for all periods presented in the consolidated financial statements. See also Note 23.

  2008 Acquisitions

During 2008, the Company made five acquisitions for $783 million. As a result of these acquisitions, MetLife’s Institutional segment increased its product offering of dental and vision benefit plans, MetLife Bank within Corporate & Other entered the mortgage origination and servicing business and the International segment increased its presence in Mexico and Brazil. The acquisitions were each accounted for using the purchase method of accounting, and accordingly, commenced being included in the operating results of the Company upon their respective closing dates. Total consideration paid by the Company for these acquisitions consisted of $763 million in cash and $20 million in transaction costs. The net fair value of assets acquired and liabilities assumed totaled $527 million, resulting in goodwill of $256 million. Goodwill increased by $122 million, $73 million and $61 million in the International segment, Institutional segment and Corporate & Other, respectively. The goodwill is deductible for tax purposes. VOCRA, VOBA and other intangibles increased by $137 million, $7 million and $6 million, respectively, as a result of these acquisitions. Further information on VOBA, goodwill and VOCRA is provided in Notes 5, 6 and 7, respectively.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

  2007 Acquisition and Disposition

On June 28, 2007, the Company acquired the remaining 50% interest in a joint venture in Hong Kong, MetLife Fubon Limited (“MetLife Fubon”), for $56 million in cash, resulting in MetLife Fubon becoming a consolidated subsidiary of the Company. The transaction was treated as a step acquisition, and at June 30, 2007, total assets and liabilities of MetLife Fubon of $839 million and $735 million, respectively, were included in the Company’s consolidated balance sheet. The Company’s investment for the initial 50% interest in MetLife Fubon was $48 million. The Company used the equity method of accounting for such investment in MetLife Fubon. The Company’s share of the joint venture’s results for the six months ended June 30, 2007, was a loss of $3 million. The fair value of the assets acquired and the liabilities assumed in the step acquisition at June 30, 2007, was $427 million and $371 million, respectively. No additional goodwill was recorded as a part of the step acquisition. As a result of this acquisition, additional VOBA and VODA of $45 million and $5 million, respectively, were recorded and both have a weighted average amortization period of 16 years. In June 2008, the Company revised the valuation of certain long-term liabilities, VOBA, and VODA based on new information received. As a result, the fair value of acquired insurance liabilities and VOBA were reduced by $5 million and $12 million, respectively, offset by an increase in VODA of $7 million. The revised VOBA and VODA have a weighted average amortization period of 11 years. Further information on VOBA and VODA is described in Notes 5 and 7, respectively.

On June 1, 2007, the Company completed the sale of its Bermuda insurance subsidiary, MetLife International Insurance, Ltd. (“MLII”), to a third party for $33 million in cash consideration, resulting in a gain upon disposal of $3 million, net of income tax. The net assets of MLII at disposal were $27 million. A liability of $1 million was recorded with respect to a guarantee provided in connection with this disposition. Further information on guarantees is described in Note 16.

  Other Acquisitions and Dispositions

On July 1, 2005, the Company completed the acquisition of Travelers for $12.1 billion. The acquisition was accounted for using the purchase method of accounting. The net fair value of assets acquired and liabilities assumed totaled $7.8 billion, resulting in goodwill of $4.3 billion. The initial consideration paid by the Company in 2005 for the acquisition consisted of $10.9 billion in cash and 22,436,617 shares of the Company’s common stock with a market value of $1.0 billion to Citigroup and $100 million in other transaction costs. The Company revised the purchase price as a result of the finalization by both parties of their review of the June 30, 2005 financial statements and final resolution as to the interpretation of the provisions of the acquisition agreement which resulted in a payment of additional consideration of $115 million by the Company to Citigroup in 2006.

See Note 23 for information on the disposition of the annuities and pension businesses of MetLife Insurance Limited (“MetLife Australia”) and SSRM Holdings, Inc.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

3.	Investments

Fixed Maturity and Equity Securities Available-for-Sale

The following tables present the cost or amortized cost, gross unrealized gain and loss, estimated fair value of the Company’s fixed maturity and equity securities, and the percentage that each sector represents by the respective total holdings at:

	December 31, 2008
	Cost or
	Amortized	Gross Unrealized		Estimated	% of
	Cost	Gain	Loss	Fair Value	Total
	(In millions)

U.S. corporate securities	$72,211	$994	$9,902	$63,303	33.6%
Residential mortgage-backed securities	39,995	753	4,720	36,028	19.2
Foreign corporate securities	34,798	565	5,684	29,679	15.8
U.S. Treasury/agency securities	17,229	4,082	1	21,310	11.3
Commercial mortgage-backed securities	16,079	18	3,453	12,644	6.7
Asset-backed securities	14,246	16	3,739	10,523	5.6
Foreign government securities	9,474	1,056	377	10,153	5.4
State and political subdivision securities	5,419	80	942	4,557	2.4
Other fixed maturity securities	57	—	3	54	—

Total fixed maturity securities (1), (2)	$209,508	$7,564	$28,821	$188,251	100.0%

Common stock	$1,778	$40	$133	$1,685	52.7%
Non-redeemable preferred stock (1)	2,353	4	845	1,512	47.3

Total equity securities	$4,131	$44	$978	$3,197	100.0%

	December 31, 2007
	Cost or
	Amortized	Gross Unrealized		Estimated	% of
	Cost	Gain	Loss	Fair Value	Total
	(In millions)

U.S. corporate securities	$74,310	$1,685	$2,076	$73,919	31.8%
Residential mortgage-backed securities	54,773	598	376	54,995	23.7
Foreign corporate securities	36,232	1,701	767	37,166	16.0
U.S. Treasury/agency securities	19,723	1,482	13	21,192	9.1
Commercial mortgage-backed securities	16,946	241	194	16,993	7.3
Asset-backed securities	11,048	40	516	10,572	4.6
Foreign government securities	11,645	1,350	182	12,813	5.5
State and political subdivision securities	4,342	140	114	4,368	1.9
Other fixed maturity securities	335	13	30	318	0.1

Total fixed maturity securities (1),(2)	$229,354	$7,250	$4,268	$232,336	100.0%

Common stock	$2,477	$568	$108	$2,937	49.7%
Non-redeemable preferred stock (1)	3,255	60	341	2,974	50.3

Total equity securities	$5,732	$628	$449	$5,911	100.0%

(1)	The Company classifies perpetual securities that have attributes of both debt and equity as fixed maturity securities if the security has a punitive interest rate step-up feature as it believes in most instances this feature

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

will compel the issuer to redeem the security at the specified call date. Perpetual securities that do not have a punitive interest rate step-up feature are classified as non-redeemable preferred stock. Many of such securities have been issued by non-U.S. financial institutions that are accorded Tier 1 and Upper Tier 2 capital treatment by their respective regulatory bodies and are commonly referred to as “perpetual hybrid securities.” Perpetual hybrid securities classified as non-redeemable preferred stock held by the Company at December 31, 2008 and 2007 had an estimated fair value of $1,224 million and $2,051 million, respectively. In addition, the Company held $288 million and $923 million at estimated fair value, respectively, at December 31, 2008 and 2007 of other perpetual hybrid securities, primarily U.S. financial institutions, also included in non-redeemable preferred stock. Perpetual hybrid securities held by the Company and included within fixed maturity securities (primarily within foreign corporate securities) at December 31, 2008 and 2007 had an estimated fair value of $2,110 million and $3,896 million, respectively. In addition, the Company held $46 million and $57 million at estimated fair value, respectively, at December 31, 2008 and 2007 of other perpetual hybrid securities, primarily U.S. financial institutions, included in fixed maturity securities.

(2)	At December 31, 2008 and 2007 the Company also held $2,052 million and $3,432 million at estimated fair value, respectively, of redeemable preferred stock which have stated maturity dates which are included within fixed maturity securities. These securities are primarily issued by U.S. financial institutions, have cumulative interest deferral features and are commonly referred to as “capital securities” within U.S. corporate securities.

The Company held foreign currency derivatives with notional amounts of $9.1 billion and $9.2 billion to hedge the exchange rate risk associated with foreign denominated fixed maturity securities at December 31, 2008 and 2007, respectively.

Below-Investment-Grade or Non Rated Fixed Maturity Securities. The Company held fixed maturity securities at estimated fair values that were below investment grade or not rated by an independent rating agency that totaled $12.4 billion and $17.4 billion at December 31, 2008 and 2007, respectively. These securities had net unrealized losses of $5,094 million and $103 million at December 31, 2008 and 2007, respectively.

Non-Income Producing Fixed Maturity Securities. Non-income producing fixed maturity securities at estimated fair value were $75 million and $12 million at December 31, 2008 and 2007, respectively. Net unrealized gains (losses) associated with non-income producing fixed maturity securities were ($19) million and $11 million at December 31, 2008 and 2007, respectively.

Fixed Maturity Securities Credit Enhanced by Financial Guarantee Insurers. At December 31, 2008, $4.9 billion of the estimated fair value of the Company’s fixed maturity securities were credit enhanced by financial guarantee insurers of which $2.0 billion, $2.0 billion and $0.9 billion, are included within state and political subdivision securities, U.S. corporate securities, and asset-backed securities, respectively, and 15% and 68% were guaranteed by financial guarantee insurers who were Aa and Baa rated, respectively. As described below, all of the asset-backed securities that are credit enhanced by financial guarantee insurers are asset-backed securities which are backed by sub-prime mortgage loans.

Concentrations of Credit Risk (Fixed Maturity Securities). The following section contains a summary of the concentrations of credit risk related to fixed maturity securities holdings.

The Company is not exposed to any concentrations of credit risk of any single issuer greater than 10% of the Company’s stockholders’ equity, other than securities of the U.S. government and certain U.S. government agencies. At December 31, 2008 and 2007, the Company’s holdings in U.S. Treasury and agency fixed maturity securities at estimated fair value were $21.3 billion and $21.2 billion, respectively. As shown in the sector table above, at December 31, 2008 the Company’s three largest exposures in its fixed maturity security portfolio were U.S. corporate fixed maturity securities (33.6%), residential mortgage-backed securities (19.2%), and foreign corporate securities (15.8%); and at December 31, 2007 were U.S. corporate fixed maturity securities (31.8%), residential mortgage-backed securities (23.7%), and foreign corporate securities (16.0%).

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Concentrations of Credit Risk (Fixed Maturity Securities) — U.S. and Foreign Corporate Securities. At December 31, 2008 and 2007, the Company’s holdings in U.S. corporate and foreign corporate fixed maturity securities at estimated fair value were $93.0 billion and $111.1 billion, respectively. The Company maintains a diversified portfolio of corporate securities across industries and issuers. The portfolio does not have exposure to any single issuer in excess of 1% of total invested assets. The exposure to the largest single issuer of corporate fixed maturity securities held at December 31, 2008 and 2007 was $1.5 billion and $1.2 billion, respectively. At December 31, 2008 and 2007, the Company’s combined holdings in the ten issuers to which it had the greatest exposure totaled $8.4 billion and $7.8 billion, respectively, the total of these ten issuers being less than 3% of the Company’s total invested assets at such dates. The table below shows the major industry types that comprise the corporate fixed maturity holdings at:

	December 31,
	2008		2007
	Estimated	% of	Estimated	% of
	Fair Value	Total	Fair Value	Total
	(In millions)

Foreign (1)	$29,679	32.0%	$37,166	33.4%
Finance	14,996	16.1	20,639	18.6
Industrial	13,324	14.3	15,838	14.3
Consumer	13,122	14.1	15,793	14.2
Utility	12,434	13.4	13,206	11.9
Communications	5,714	6.1	7,679	6.9
Other	3,713	4.0	764	0.7

Total	$92,982	100.0%	$111,085	100.0%

(1)	Includes U.S. dollar-denominated debt obligations of foreign obligors, and other fixed maturity foreign investments.

Concentrations of Credit Risk (Fixed Maturity Securities) — Residential Mortgage-Backed Securities. The Company’s residential mortgage-backed securities consist of the following holdings at:

	December 31,
	2008		2007
	Estimated	% of	Estimated	% of
	Fair Value	Total	Fair Value	Total
	(In millions)

Residential mortgage-backed securities:
Collateralized mortgage obligations	$26,025	72.2%	$36,303	66.0%
Pass-through securities	10,003	27.8	18,692	34.0

Total residential mortgage-backed securities	$36,028	100.0%	$54,995	100.0%

Collateralized mortgage obligations are a type of mortgage-backed security that creates separate pools or tranches of pass-through cash flows for different classes of bondholders with varying maturities. Pass-through mortgage-backed securities are a type of asset-backed security that is secured by a mortgage or collection of mortgages. The monthly mortgage payments from homeowners pass from the originating bank through an intermediary, such as a government agency or investment bank, which collects the payments, and for fee, remits or passes these payments through to the holders of the pass-through securities.

At December 31, 2008, the exposures in the Company’s residential mortgage-backed securities portfolio consist of agency, prime, and alternative residential mortgage loans (“Alt-A”) securities of 68%, 23%, and 9% of

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

the total holdings, respectively. At December 31, 2008 and 2007, $33.3 billion and $54.7 billion, respectively, or 92% and 99% respectively of the residential mortgage-backed securities were rated Aaa/AAA by Moody’s Investors Service (“Moody’s”), S&P, or Fitch Ratings (“Fitch”). The majority of the agency residential mortgage-backed securities are guaranteed or otherwise supported by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association. Prime residential mortgage lending includes the origination of residential mortgage loans to the most credit-worthy customers with high quality credit profiles. Alt-A residential mortgage loans are a classification of mortgage loans where the risk profile of the borrower falls between prime and sub-prime. At December 31, 2008 and 2007, the Company’s Alt-A residential mortgage-backed securities exposure was $3.4 billion and $6.3 billion, respectively, with an unrealized loss of $1,963 million and $139 million, respectively. At December 31, 2008 and December 31, 2007, $2.1 billion and $6.3 billion, respectively, or 63% and 99%, respectively, of the Company’s Alt-A residential mortgage-backed securities were rated Aa/AA or better by Moody’s, S&P or Fitch. In December 2008, certain Alt-A residential mortgage-backed securities experienced ratings downgrades from investment grade to below investment grade, contributing to the decrease year over year cited above in those securities rated Aa/AA or better. At December 31, 2008 the Company’s Alt-A holdings are distributed as follows: 23% 2007 vintage year, 25% 2006 vintage year; and 52% in the 2005 and prior vintage years. In January 2009, Moody’s revised its loss projections for Alt-A residential mortgage-backed securities, and the Company anticipates that Moody’s will be downgrading virtually all 2006 and 2007 vintage year Alt-A securities to below investment grade, which will increase the percentage of our Alt-A residential mortgage-backed securities portfolio that will be rated below investment grade. Vintage year refers to the year of origination and not to the year of purchase.

Concentrations of Credit Risk (Fixed Maturity Securities) — Commercial Mortgage-Backed Securities. At December 31, 2008 and 2007, the Company’s holdings in commercial mortgage-backed securities was $12.6 billion and $17.0 billion, respectively, at estimated fair value. At December 31, 2008 and 2007, $11.8 billion and $14.9 billion, respectively, of the estimated fair value, or 93% and 88%, respectively, of the commercial mortgage-backed securities were rated Aaa/AAA by Moody’s, S&P, or Fitch. At December 31, 2008, the rating distribution of the Company’s commercial mortgage-backed securities holdings was as follows: 93% Aaa, 4% Aa, 1% A, 1% Baa, and 1% Ba or below. At December 31, 2008, 84% of the holdings are in the 2005 and prior vintage years. At December 31, 2008, the Company had no exposure to CMBX securities and its holdings of commercial real estate collateralized debt obligations (“CRE-CDO”) securities was $121 million at estimated fair value.

Concentrations of Credit Risk (Fixed Maturity Securities) — Asset-Backed Securities.  At December 31, 2008 and 2007, the Company’s holdings in asset-backed securities was $10.5 billion and $10.6 billion, respectively, at estimated fair value. The Company’s asset-backed securities are diversified both by sector and by issuer. At December 31, 2008 and 2007, $7.9 billion and $5.7 billion, respectively, or 75% and 54%, respectively, of total asset-backed securities were rated Aaa/AAA by Moody’s, S&P or Fitch. At December 31, 2008, the largest exposures in the Company’s asset-backed securities portfolio were credit card receivables, residential mortgage-backed securities backed by sub-prime mortgage loans, automobile receivables and student loan receivables of 49%, 10%, 10% and 10% of the total holdings, respectively. Sub-prime mortgage lending is the origination of residential mortgage loans to customers with weak credit profiles. At December 31, 2008 and 2007, the Company had exposure to fixed maturity securities backed by sub-prime mortgage loans with estimated fair values of $1.1 billion and $2.0 billion, respectively, and unrealized losses of $730 million and $198 million, respectively. At December 31, 2008, 37% of the asset-backed securities backed by sub-prime mortgage loans have been guaranteed by financial guarantee insurers, of which 19% and 37% were guaranteed by financial guarantee insurers who were Aa and Baa rated, respectively.

Concentrations of Credit Risk (Equity Securities).  The Company is not exposed to any concentrations of credit risk of any single issuer greater than 10% of the Company’s stockholders’ equity in its equity securities holdings.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The amortized cost and estimated fair value of fixed maturity securities, by contractual maturity date (excluding scheduled sinking funds), are as follows:

	December 31,
	2008		2007
	Amortized	Estimated	Amortized	Estimated
	Cost	Fair Value	Cost	Fair Value
	(In millions)

Due in one year or less	$5,556	$5,491	$4,362	$4,453
Due after one year through five years	33,604	30,884	41,297	42,013
Due after five years through ten years	41,481	36,895	38,969	39,227
Due after ten years	58,547	55,786	61,959	64,083

Subtotal	139,188	129,056	146,587	149,776
Mortgage-backed and asset-backed securities	70,320	59,195	82,767	82,560

Total fixed maturity securities	$209,508	$188,251	$229,354	$232,336

Fixed maturity securities not due at a single maturity date have been included in the above table in the year of final contractual maturity. Actual maturities may differ from contractual maturities due to the exercise of prepayment options.

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses), included in accumulated other comprehensive income (loss), are as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Fixed maturity securities	$(21,246)	$3,479	$5,075
Equity securities	(934)	159	541
Derivatives	(2)	(373)	(208)
Other	53	3	9

Subtotal	(22,129)	3,268	5,417

Amounts allocated from:
Insurance liability loss recognition	42	(608)	(1,149)
DAC and VOBA	3,025	(327)	(189)
Policyholder dividend obligation	—	(789)	(1,062)

Subtotal	3,067	(1,724)	(2,400)
Deferred income tax	6,508	(423)	(994)

Net unrealized investment gains (losses)	(12,554)	1,121	2,023
Net unrealized investment gains (losses) attributable to noncontrolling interests	(10)	(150)	(159)

Net unrealized investment gains (losses) attributable to MetLife, Inc.	$(12,564)	$971	$1,864

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The changes in net unrealized investment gains (losses) are as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Balance, end of prior period	$971	$1,864	$1,942
Cumulative effect of change in accounting principles, net of income tax	(10)	—	—

Balance, beginning of period	961	1,864	1,942
Unrealized investment gains (losses) during the year	(25,536)	(2,149)	(718)
Unrealized investment losses of subsidiaries at the date of disposal	149	—	—
Unrealized investment gains (losses) relating to:
Insurance liability gain (loss) recognition	650	541	261
DAC and VOBA	3,370	(138)	(110)
DAC and VOBA of subsidiary at date of disposal	(18)	—	—
Policyholder dividend obligation	789	273	430
Deferred income tax	6,991	571	47
Deferred income tax of subsidiaries at date of disposal	(60)	—	—

	(12,704)	962	1,852
Change in net unrealized investment gains (losses) attributable to noncontrolling interests	(10)	1	1
Change in net unrealized investment gains (losses) attributable to noncontrolling interests of subsidiary at date of disposal	150	8	11

Balance, end of period, attributable to MetLife, Inc.	$(12,564)	$971	$1,864

Change in net unrealized investment gains (losses)	$(13,665)	$(902)	$(90)
Change in net unrealized investment gains (losses) attributable to noncontrolling interests	(10)	1	1
Change in net unrealized investment gains (losses) attributable to noncontrolling interests of subsidiary at date of disposal	150	8	11

Balance, end of period, attributable to MetLife, Inc.	$(13,525)	$(893)	$(78)

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Unrealized Loss for Fixed Maturity and Equity Securities Available-for-Sale

The following tables present the estimated fair value and gross unrealized loss of the Company’s fixed maturity (aggregated by sector) and equity securities in an unrealized loss position, aggregated by length of time that the securities have been in a continuous unrealized loss position at:

	December 31, 2008
			Equal to or Greater than
	Less than 12 Months		12 Months		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(In millions, except number of securities)

U.S. corporate securities	$30,076	$4,479	$18,011	$5,423	$48,087	$9,902
Residential mortgage-backed securities	10,032	2,711	4,572	2,009	14,604	4,720
Foreign corporate securities	15,634	3,157	6,609	2,527	22,243	5,684
U.S. Treasury/agency securities	106	1	—	—	106	1
Commercial mortgage-backed securities	9,259	1,665	3,093	1,788	12,352	3,453
Asset-backed securities	6,412	1,325	3,777	2,414	10,189	3,739
Foreign government securities	2,030	316	403	61	2,433	377
State and political subdivision securities	2,035	405	948	537	2,983	942
Other fixed maturity securities	20	3	2	—	22	3

Total fixed maturity securities	$75,604	$14,062	$37,415	$14,759	$113,019	$28,821

Equity securities	$727	$306	$978	$672	$1,705	$978

Total number of securities in an unrealized loss position	9,066		3,539

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

	December 31, 2007
			Equal to or Greater than
	Less than 12 Months		12 Months		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(In millions, except number of securities)

U.S. corporate securities	$27,895	$1,358	$11,601	$718	$39,496	$2,076
Residential mortgage-backed securities	14,077	272	5,841	104	19,918	376
Foreign corporate securities	10,860	464	6,155	303	17,015	767
U.S. Treasury/agency securities	431	3	622	10	1,053	13
Commercial mortgage-backed securities	2,406	98	3,728	96	6,134	194
Asset-backed securities	7,279	416	1,198	100	8,477	516
Foreign government securities	3,387	158	436	24	3,823	182
State and political subdivision securities	1,307	80	461	34	1,768	114
Other fixed maturity securities	91	30	1	—	92	30

Total fixed maturity securities	$67,733	$2,879	$30,043	$1,389	$97,776	$4,268

Equity securities	$2,678	$378	$531	$71	$3,209	$449

Total number of securities in an unrealized loss position	7,476		2,650

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Aging of Gross Unrealized Loss for Fixed Maturity and Equity Securities Available-for-Sale

The following tables present the cost or amortized cost, gross unrealized loss and number of securities for fixed maturity and equity securities, where the estimated fair value had declined and remained below cost or amortized cost by less than 20%, or 20% or more at:

	December 31, 2008
	Cost or Amortized Cost		Gross Unrealized Loss		Number of Securities
	Less than	20% or	Less than	20% or	Less than	20% or
	20%	more	20%	more	20%	more
	(In millions, except number of securities)

Fixed Maturity Securities:
Less than six months	$32,658	$48,114	$2,358	$17,191	4,566	2,827
Six months or greater but less than nine months	14,975	2,180	1,313	1,109	1,314	157
Nine months or greater but less than twelve months	16,372	3,700	1,830	2,072	934	260
Twelve months or greater	23,191	650	2,533	415	1,809	102

Total	$87,196	$54,644	$8,034	$20,787

Equity Securities:
Less than six months	$386	$1,190	$58	$519	351	551
Six months or greater but less than nine months	33	413	6	190	8	32
Nine months or greater but less than twelve months	3	487	—	194	5	15
Twelve months or greater	171	—	11	—	20	—

Total	$593	$2,090	$75	$903

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

	December 31, 2007
	Cost or Amortized Cost		Gross Unrealized Loss		Number of Securities
	Less than	20% or	Less than	20% or	Less than	20% or
	20%	more	20%	more	20%	more
	(In millions, except number of securities)

Fixed Maturity Securities:
Less than six months	$46,343	$1,375	$1,482	$383	4,713	148
Six months or greater but less than nine months	15,833	14	730	4	1,028	24
Nine months or greater but less than twelve months	8,529	7	492	2	586	—
Twelve months or greater	29,893	50	1,162	13	2,692	32

Total	$100,598	$1,446	$3,866	$402

Equity Securities:
Less than six months	$1,757	$423	$148	$133	1,212	417
Six months or greater but less than nine months	528	—	62	—	154	—
Nine months or greater but less than twelve months	439	—	54	—	62	1
Twelve months or greater	511	—	52	—	90	—

Total	$3,235	$423	$316	$133

As described more fully in Note 1, the Company performs a regular evaluation, on a security-by-security basis, of its investment holdings in accordance with its impairment policy in order to evaluate whether such securities are other-than-temporarily impaired. One of the criteria which the Company considers in its other-than-temporary impairment analysis is its intent and ability to hold securities for a period of time sufficient to allow for the recovery of their value to an amount equal to or greater than cost or amortized cost. The Company’s intent and ability to hold securities considers broad portfolio management objectives such as asset/liability duration management, issuer and industry segment exposures, interest rate views and the overall total return focus. In following these portfolio management objectives, changes in facts and circumstances that were present in past reporting periods may trigger a decision to sell securities that were held in prior reporting periods. Decisions to sell are based on current conditions or the Company’s need to shift the portfolio to maintain its portfolio management objectives including liquidity needs or duration targets on asset/liability managed portfolios. The Company attempts to anticipate these types of changes and if a sale decision has been made on an impaired security and that security is not expected to recover prior to the expected time of sale, the security will be deemed other-than-temporarily impaired in the period that the sale decision was made and an other-than-temporary impairment loss will be recognized.

At December 31, 2008 and 2007, $8.0 billion and $3.9 billion, respectively, of unrealized losses related to fixed maturity securities with an unrealized loss position of less than 20% of cost or amortized cost, which represented 9% and 4%, respectively, of the cost or amortized cost of such securities. At December 31, 2008 and 2007, $75 million and $316 million, respectively, of unrealized losses related to equity securities with an unrealized loss position of less than 20% of cost, which represented 13% and 10%, respectively, of the cost of such securities.

At December 31, 2008, $20.8 billion and $903 million of unrealized losses related to fixed maturity securities and equity securities, respectively, with an unrealized loss position of 20% or more of cost or amortized cost, which represented 38% and 43% of the cost or amortized cost of such fixed maturity securities and equity securities,

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

respectively. Of such unrealized losses of $20.8 billion and $903 million, $17.2 billion and $519 million related to fixed maturity securities and equity securities, respectively, that were in an unrealized loss position for a period of less than six months. At December 31, 2007, $402 million and $133 million of unrealized losses related to fixed maturity securities and equity securities, respectively, with an unrealized loss position of 20% or more of cost or amortized cost, which represented 28% and 31% of the cost or amortized cost of such fixed maturity securities and equity securities, respectively. Of such unrealized losses of $402 million and $133 million, $383 million and $133 million related to fixed maturity securities and equity securities, respectively, that were in an unrealized loss position for a period of less than six months.

The Company held 699 fixed maturity securities and 33 equity securities, each with a gross unrealized loss at December 31, 2008 of greater than $10 million. These 699 fixed maturity securities represented 50% or $14.5 billion in the aggregate, of the gross unrealized loss on fixed maturity securities. These 33 equity securities represented 71% or $699 million in the aggregate, of the gross unrealized loss on equity securities. The Company held 23 fixed maturity securities and six equity securities, each with a gross unrealized loss at December 31, 2007 of greater than $10 million. These 23 fixed maturity securities represented 8% or $357 million in the aggregate, of the gross unrealized loss on fixed maturity securities. These six equity securities represented 20% or $90 million in the aggregate, of the gross unrealized loss on equity securities. The fixed maturity and equity securities, each with a gross unrealized loss greater than $10 million increased $14.7 billion during the year ended December 31, 2008. These securities were included in the regular evaluation of whether such securities are other-than-temporarily impaired. Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline being primarily attributable to a rise in market yields caused principally by an extensive widening of credit spreads which resulted from a lack of market liquidity and a short-term market dislocation versus a long-term deterioration in credit quality, and the Company’s current intent and ability to hold the fixed maturity and equity securities with unrealized losses for a period of time sufficient for them to recover, the Company has concluded that these securities are not other-than-temporarily impaired.

In the Company’s impairment review process, the duration of, and severity of, an unrealized loss position, such as unrealized losses of 20% or more for equity securities, which was $903 million and $133 million at December 31, 2008 and 2007, respectively, is given greater weight and consideration, than for fixed maturity securities. An extended and severe unrealized loss position on a fixed maturity security may not have any impact on the ability of the issuer to service all scheduled interest and principal payments and the Company’s evaluation of recoverability of all contractual cash flows, as well as the Company’s ability and intent to hold the security, including holding the security until the earlier of a recovery in value, or until maturity. In contrast, for an equity security, greater weight and consideration is given by the Company to a decline in market value and the likelihood such market value decline will recover.

Equity securities with an unrealized loss of 20% or more for six months or greater was $384 million at December 31, 2008, of which $382 million of the unrealized losses, or 99%, are for non-redeemable preferred securities, of which, $377 million of the unrealized losses, or 99%, are for investment grade non-redeemable preferred securities. Of the $377 million of unrealized losses for investment grade non-redeemable preferred securities, $372 million of the unrealized losses, or 99%, was comprised of unrealized losses on investment grade financial services industry non-redeemable preferred securities, of which 85% are rated A or higher.

Equity securities with an unrealized loss of 20% or more for less than six months was $519 million at December 31, 2008 of which $427 million of the unrealized losses, or 82%, are for non-redeemable preferred securities, of which $421 million, of the unrealized losses, or 98% are for investment grade non-redeemable preferred securities. Of the $421 million of unrealized losses for investment grade non-redeemable preferred securities, $417 million of the unrealized losses, or 99%, was comprised of unrealized losses on investment grade financial services industry non-redeemable preferred securities, of which 81% are rated A or higher.

There were no equity securities with an unrealized loss of 20% or more for twelve months or greater.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

In connection with the equity securities impairment review process during 2008, the Company evaluated its holdings in non-redeemable preferred securities, particularly those of financial services industry companies. The Company considered several factors including whether there has been any deterioration in credit of the issuer and the likelihood of recovery in value of non-redeemable preferred securities with a severe or an extended unrealized loss. With respect to common stock holdings, the Company considered the duration and severity of the securities in an unrealized loss position of 20% or more; and the duration of securities in an unrealized loss position of 20% or less with in an extended unrealized loss position (i.e., 12 months or more).

At December 31, 2008, there are $903 million of equity securities with an unrealized loss of 20% or more, of which $809 million of the unrealized losses, or 90%, were for non-redeemable preferred securities. Through December 31, 2008, $798 million of the unrealized losses of 20% or more, or 99%, of the non-redeemable preferred securities were investment grade securities, of which, $789 million of the unrealized losses of 20% or more, or 99%, are investment grade financial services industry non-redeemable preferred securities; and all non-redeemable preferred securities with unrealized losses of 20% or more, regardless of rating, have not deferred any dividend payments.

Also, the Company believes the unrealized loss position is not necessarily predictive of the ultimate performance of these securities, and with respect to fixed maturity securities, it has the ability and intent to hold until the earlier of the recovery in value, or until maturity, and with respect to equity securities, it has the ability and intent to hold until the recovery in value. Future other-than-temporary impairments will depend primarily on economic fundamentals, issuer performance, changes in collateral valuation, changes in interest rates, and changes in credit spreads. If economic fundamentals and other of the above factors continue to deteriorate, additional other-than-temporary impairments may be incurred in upcoming quarters.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

At December 31, 2008 and 2007, the Company’s gross unrealized losses related to its fixed maturity and equity securities of $29.8 billion and $4.7 billion, respectively, were concentrated, calculated as a percentage of gross unrealized loss, as follows:

	December 31,
	2008	2007

Sector:
U.S. corporate securities	33%	44%
Foreign corporate securities	19	16
Residential mortgage-backed securities	16	8
Asset-backed securities	13	11
Commercial mortgage-backed securities	11	4
State and political subdivision securities	3	2
Foreign government securities	1	4
Other	4	11

Total	100%	100%

Industry:
Mortgage-backed	27%	12%
Finance	24	33
Asset-backed	13	11
Consumer	11	3
Utility	8	8
Communication	5	2
Industrial	4	19
Foreign government	1	4
Other	7	8

Total	100%	100%

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Net Investment Gains (Losses)

The components of net investment gains (losses) are as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Fixed maturity securities	$(1,949)	$(615)	$(1,119)
Equity securities	(257)	164	84
Mortgage and consumer loans	(136)	3	(8)
Real estate and real estate joint ventures	(18)	46	102
Other limited partnership interests	(140)	16	1
Freestanding derivatives	6,560	61	(410)
Embedded derivatives	(2,650)	(321)	202
Other	402	68	(234)

Net investment gains (losses)	$1,812	$(578)	$(1,382)

Proceeds from sales or disposals of fixed maturity and equity securities and the components of fixed maturity and equity securities net investment gains (losses) are as follows:

	Fixed Maturity Securities			Equity Securities			Total
	2008	2007	2006	2008	2007	2006	2008	2007	2006
	(In millions)

Proceeds	$62,495	$78,001	$86,725	$2,107	$1,112	$845	$64,602	$79,113	$87,570

Gross investment gains	858	554	421	436	226	130	1,294	780	551

Gross investment losses	(1,511)	(1,091)	(1,484)	(263)	(43)	(22)	(1,774)	(1,134)	(1,506)

Writedowns
Credit-related	(1,138)	(58)	(56)	(90)	(19)	(24)	(1,228)	(77)	(80)
Other than credit-related (1)	(158)	(20)	—	(340)	—	—	(498)	(20)	—

Total writedowns	(1,296)	(78)	(56)	(430)	(19)	(24)	(1,726)	(97)	(80)

Net investment gains (losses)	$(1,949)	$(615)	$(1,119)	$(257)	$164	$84	$(2,206)	$(451)	$(1,035)

(1)	Other-than credit-related writedowns include items such as equity securities where the primary reason for the writedown was the severity and/or the duration of an unrealized loss position and fixed maturity securities where an interest-rate related writedown was taken.

The Company periodically disposes of fixed maturity and equity securities at a loss. Generally, such losses are insignificant in amount or in relation to the cost basis of the investment, are attributable to declines in fair value occurring in the period of the disposition or are as a result of management’s decision to sell securities based on current conditions or the Company’s need to shift the portfolio to maintain its portfolio management objectives.

Losses from fixed maturity and equity securities deemed other-than-temporarily impaired, included within net investment gains (losses), were $1,726 million, $97 million and $80 million for the years ended December 31, 2008, 2007 and 2006, respectively. The substantial increase in 2008 over 2007 was driven by writedowns totaling $1,014 million of financial services industry securities holdings, comprised of $673 million of fixed maturity securities and $341 million of equity securities.

Overall, of the $1,296 million of fixed maturity security writedowns in 2008, $673 million were on financial services industry services holdings; $241 million were on communication and consumer industries holdings;

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

$164 million on asset-backed (substantially all are backed by or exposed to sub-prime mortgage loans) and below investment grade commercial mortgage-backed holdings; and $218 million in fixed maturity security holdings that the Company either lacked the intent to hold, or due to extensive credit spread widening, the Company was uncertain of its intent to hold these fixed maturity securities for a period of time sufficient to allow for recovery of the market value decline.

Included within the $430 million of writedowns on equity securities in 2008 are $341 million related to the financial services industry holdings, (of which, $90 million related to the financial services industry non-redeemable preferred securities) and $89 million across several industries including consumer, communications, industrial and utility.

Net Investment Income

The components of net investment income are as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Fixed maturity securities	$13,577	$14,576	$13,523
Equity securities	258	265	106
Trading securities	(193)	50	71
Mortgage and consumer loans	2,855	2,811	2,488
Policy loans	601	572	547
Real estate and real estate joint ventures	581	950	777
Other limited partnership interests	(170)	1,309	945
Cash, cash equivalents and short-term investments	353	491	513
International joint ventures (1)	43	17	(9)
Other	350	320	269

Total investment income	18,255	21,361	19,230
Less: Investment expenses	1,958	3,298	2,983

Net investment income	$16,297	$18,063	$16,247

(1)	Net of changes in estimated fair value of derivatives related to economic hedges of these equity method investments that do not qualify for hedge accounting of $178 million, $12 million and ($40) million for the years ended December 31, 2008, 2007 and 2006, respectively.

Net investment income from other limited partnership interests, including hedge funds, represents distributions from other limited partnership interests accounted for under the cost method and equity in earnings from other limited partnership interests accounted for under the equity method. Overall for 2008, the net amount recognized by the Company was a loss of ($170) million resulting principally from losses on equity method investments. Such earnings and losses recognized for other limited partnership interests are impacted by volatility in the equity and credit markets. Net investment income from trading securities includes interest and dividends earned on trading securities in addition to the net realized and unrealized gains (losses) recognized on trading securities and the short sale agreements liabilities. In 2008, unrealized losses recognized on trading securities, due to the volatility in the equity and credit markets, were in excess of interest and dividends earned.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Securities Lending

The Company participates in securities lending programs whereby blocks of securities, which are included in fixed maturity securities and short-term investments are loaned to third parties, primarily major brokerage firms and commercial banks. The Company generally obtains collateral in an amount equal to 102% of the estimated fair value of the securities loaned. Securities with a cost or amortized cost of $20.8 billion and $41.1 billion and an estimated fair value of $22.9 billion and $42.1 billion were on loan under the program at December 31, 2008 and 2007, respectively. Securities loaned under such transactions may be sold or repledged by the transferee. The Company was liable for cash collateral under its control of $23.3 billion and $43.3 billion at December 31, 2008 and 2007, respectively. Of this $23.3 billion of cash collateral at December 31, 2008, $5.1 billion was on open terms, meaning that the related loaned security could be returned to the Company on the next business day requiring return of cash collateral, and $14.7 billion and $3.5 billion, respectively, were due within 30 days and 60 days. Of the $5.0 billion of estimated fair value of the securities related to the cash collateral on open at December 31, 2008, $4.4 billion were U.S. Treasury and agency securities which, if put to the Company, can be immediately sold to satisfy the cash requirements. The remainder of the securities on loan are primarily U.S. Treasury and agency securities, and very liquid residential mortgage-backed securities. The estimated fair value of the reinvestment portfolio acquired with the cash collateral was $19.5 billion at December 31, 2008, and consisted principally of fixed maturity securities (including residential mortgage-backed, asset-backed, U.S. corporate and foreign corporate securities).

Security collateral of $279 million and $40 million on deposit from counterparties in connection with the securities lending transactions at December 31, 2008 and 2007, respectively may not be sold or repledged and is not reflected in the consolidated financial statements.

Assets on Deposit, Held in Trust and Pledged as Collateral

The Company had investment assets on deposit with regulatory agencies with an estimated fair value of $1.3 billion and $1.8 billion at December 31, 2008 and 2007, respectively, consisting primarily of fixed maturity and equity securities. The Company also held in trust cash and securities, primarily fixed maturity and equity securities with an estimated fair value of $9.3 billion and $5.9 billion at December 31, 2008 and 2007, respectively, to satisfy collateral requirements. The Company has also pledged certain fixed maturity securities in support of the collateral financing arrangements described in Note 11.

The Company has pledged fixed maturity securities and mortgage loans in support of its debt and funding agreements with the Federal Home Loan Bank of New York (“FHLB of NY”) and the Federal Home Loan Bank of Boston (“FHLB of Boston”) of $22.2 billion and $7.0 billion at December 31, 2008 and 2007, respectively. The Company has also pledged certain agricultural real estate mortgage loans in connection with funding agreements with the Federal Agricultural Mortgage Corporation with a carrying value of $2.9 billion at both December 31, 2008 and 2007. The Company has also pledged qualifying mortgage loans and securities in connection with collateralized borrowings from the Federal Reserve Bank of New York’s Term Auction Facility with an estimated fair value of $1.6 billion at December 31, 2008. The nature of these Federal Home Loan Bank, Federal Agricultural Mortgage Corporation and Federal Reserve Bank of New York arrangements are described in Notes 7 and 10.

Certain of the Company’s invested assets are pledged as collateral for various derivative transactions as described in Note 4. Certain of the Company’s trading securities are pledged to secure liabilities associated with short sale agreements in the trading securities portfolio as described in the following section.

Trading Securities

The Company has a trading securities portfolio to support investment strategies that involve the active and frequent purchase and sale of securities, the execution of short sale agreements and asset and liability matching

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

strategies for certain insurance products. Trading securities and short sale agreement liabilities are recorded at estimated fair value with subsequent changes in estimated fair value recognized in net investment income.

At December 31, 2008 and 2007, trading securities at estimated fair value were $946 million and $779 million, respectively, and liabilities associated with the short sale agreements in the trading securities portfolio, which were included in other liabilities, were $57 million and $107 million, respectively. The Company had pledged $346 million and $407 million of its assets, at estimated fair value, primarily consisting of trading securities, as collateral to secure the liabilities associated with the short sale agreements in the trading securities portfolio at December 31, 2008 and 2007, respectively.

Interest and dividends earned on trading securities in addition to the net realized and unrealized gains (losses) recognized on the trading securities and the related short sale agreement liabilities included within net investment income totaled ($193) million, $50 million and $71 million for the years ended December 31, 2008, 2007 and 2006, respectively. Included within unrealized gains (losses) on such trading securities and short sale agreement liabilities are changes in estimated fair value of ($174) million, ($4) million and $26 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Mortgage and Consumer Loans

Mortgage and consumer loans are categorized as follows:

	December 31,
	2008		2007
	Amount	Percent	Amount	Percent
	(In millions)

Commercial mortgage loans	$36,197	72.9%	$34,824	75.1%
Agricultural mortgage loans	12,295	24.8	10,476	22.6
Consumer loans	1,164	2.3	1,046	2.3

Total	49,656	100.0%	46,346	100.0%

Less: Valuation allowances	304		197

Total mortgage and consumer loans held-for-investment	49,352		46,149

Mortgage loans held-for-sale	2,012		5

Mortgage and consumer loans, net	$51,364		$46,154

At December 31, 2008, mortgage loans held-for-sale include $1,975 million of residential mortgage loans held-for-sale carried under the fair value option. At December 31, 2008 and 2007, mortgage loans held-for-sale also include $37 million and $5 million, respectively, of commercial and residential mortgage loans held-for-sale which are carried at the lower of amortized cost or estimated fair value.

Mortgage and Consumer Loans by Geographic Region and Property Type — The Company diversifies its mortgage loans by both geographic region and property type to reduce risk of concentration. Mortgage loans are collateralized by properties primarily located in the United States. At December 31, 2008, 20%, 7% and 6% of the value of the Company’s mortgage and consumer loans were located in California, Texas and Florida, respectively. Generally, the Company, as the lender, only loans up to 75% of the purchase price of the underlying real estate. As shown in the table above, commercial mortgage loans at December 31, 2008 and 2007 were $36,197 million and $34,824 million, respectively, or 72.9% and 75.1%, respectively, of total mortgage and consumer loans prior to valuation allowances. Net of valuation allowances commercial mortgage loans were $35,965 million and

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

$34,657 million, respectively, at December 31, 2008 and 2007 and there was diversity across geographic regions and property types as shown below at:

	December 31, 2008		December 31, 2007
	Carrying	% of	Carrying	% of
	Value	Total	Value	Total
	(In millions)

Region
Pacific	$8,837	24.6%	$8,436	24.4%
South Atlantic	8,101	22.5	7,770	22.4
Middle Atlantic	5,931	16.5	5,042	14.5
International	3,414	9.5	3,642	10.5
West South Central	3,070	8.5	2,888	8.3
East North Central	2,591	7.2	2,866	8.3
New England	1,529	4.3	1,464	4.2
Mountain	1,052	2.9	1,002	2.9
West North Central	716	2.0	974	2.8
East South Central	468	1.3	481	1.4
Other	256	0.7	92	0.3

Total	$35,965	100.0%	$34,657	100.0%

Property Type
Office	$15,307	42.6%	$15,216	43.9%
Retail	8,038	22.3	7,334	21.1
Apartments	4,113	11.4	4,368	12.6
Hotel	3,078	8.6	3,258	9.4
Industrial	2,901	8.1	2,622	7.6
Other	2,528	7.0	1,859	5.4

Total	$35,965	100.0%	$34,657	100.0%

Certain of the Company’s real estate joint ventures have mortgage loans with the Company. The carrying values of such mortgages were $372 million and $373 million at December 31, 2008 and 2007, respectively.

Information regarding loan valuation allowances for mortgage and consumer loans held-for-investment is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Balance at January 1,	$197	$182	$172
Additions	200	76	36
Deductions	(93)	(61)	(26)

Balance at December 31,	$304	$197	$182

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

A portion of the Company’s mortgage and consumer loans held-for-investment was impaired and consisted of the following:

	December 31,
	2008	2007
	(In millions)

Impaired loans with valuation allowances	$259	$622
Impaired loans without valuation allowances	52	44

Subtotal	311	666
Less: Valuation allowances on impaired loans	69	72

Impaired loans	$242	$594

The average investment in impaired loans was $389 million, $453 million and $202 million for the years ended December 31, 2008, 2007 and 2006, respectively. Interest income on impaired loans was $10 million, $38 million and $2 million for the years ended December 31, 2008, 2007 and 2006, respectively.

The investment in restructured loans was $1 million and $2 million at December 31, 2008 and 2007, respectively. Interest income recognized on restructured loans was $1 million or less for each of the years ended December 31, 2008, 2007 and 2006. Gross interest income that would have been recorded in accordance with the original terms of such loans also amounted to $1 million or less for each of the years ended December 31, 2008, 2007 and 2006.

Mortgage and consumer loans with scheduled payments of 90 days or more past due on which interest is still accruing, had an amortized cost of $2 million and $4 million at December 31, 2008 and 2007, respectively. Mortgage and consumer loans on which interest is no longer accrued had an amortized cost of $11 million and $28 million at December 31, 2008 and 2007, respectively. Mortgage and consumer loans in foreclosure had an amortized cost of $28 million and $12 million at December 31, 2008 and 2007, respectively.

Real Estate Holdings

Real estate holdings consisted of the following:

	December 31,
	2008	2007
	(In millions)

Real estate	$5,441	$5,167
Accumulated depreciation	(1,378)	(1,210)

Net real estate	4,063	3,957
Real estate joint ventures	3,522	2,771

Real estate and real estate joint ventures	7,585	6,728
Real estate held-for sale	1	39

Total real estate holdings	$7,586	$6,767

Related depreciation expense on real estate was $136 million, $130 million and $131 million for the years ended December 31, 2008, 2007 and 2006, respectively. These amounts include less than $1 million, $2 million and $27 million of depreciation expense related to discontinued operations for the years ended December 31, 2008, 2007 and 2006, respectively.

There were no impairments recognized on real estate held-for-sale for the year ended December 31, 2008 and 2007. Impairment losses recognized on real estate held-for-sale were $8 million for the year ended December 31,

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

2006. The carrying value of non-income producing real estate was $28 million and $12 million at December 31, 2008 and 2007, respectively. The Company owned real estate acquired in satisfaction of debt was $2 million and $3 million at December 31, 2008 and 2007, respectively.

The Company diversifies its real estate holdings by both geographic region and property type to reduce risk of concentration. The Company’s real estate holdings are primarily located in the United States, and at December 31, 2008, 22%, 13%, 11% and 8% were located in California, Florida, New York and Texas, respectively. Property type diversification is shown in the table below.

Real estate holdings were categorized as follows:

	December 31,
	2008		2007
	Amount	Percent	Amount	Percent
	(In millions)

Office	$3,489	46%	$3,480	51%
Apartments	1,602	21	1,148	17
Real estate investment funds	1,080	14	950	14
Industrial	483	7	443	7
Retail	472	6	455	7
Hotel	180	3	60	1
Land	155	2	125	2
Agriculture	24	—	29	—
Other	101	1	77	1

Total real estate holdings	$7,586	100%	$6,767	100%

Other Limited Partnership Interests

The carrying value of other limited partnership interests (which primarily represent ownership interests in pooled investment funds that principally make private equity investments in companies in the United States and overseas) was $6.0 billion and $6.2 billion at December 31, 2008 and 2007, respectively. Included within other limited partnership interests at December 31, 2008 and 2007 are $1.3 billion and $1.6 billion, respectively, of hedge funds.

For the years ended December 31, 2008, 2007 and 2006, net investment income (loss) from other limited partnership interests was ($170) million, $1,309 million and $945 million, respectively. Net investment income (loss) from other limited partnership interests, including hedge funds, decreased by $1,479 million for the year ended 2008, due to volatility in the equity and credit markets.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Other Invested Assets

The following table presents the carrying value of the Company’s other invested assets at:

	December 31,
	2008		2007
	Carrying	% of	Carrying	% of
Type	Value	Total	Value	Total
	(In millions)

Freestanding derivatives with positive fair values	$12,306	71.3%	$4,036	50.0%
Leveraged leases, net of non-recourse debt	2,146	12.4	2,059	25.5
Joint venture investments	751	4.4	622	7.7
Tax credit partnerships	503	2.9	—	—
Funding agreements	394	2.3	383	4.7
Mortgage servicing rights	191	1.1	—	—
Funds withheld	62	0.4	80	1.0
Other	895	5.2	896	11.1

Total	$17,248	100.0%	$8,076	100.0%

See Note 4 regarding the freestanding derivatives with positive estimated fair values. Joint venture investments are accounted for on the equity method and represent our investment in insurance underwriting joint ventures in Japan, Chile and China. Tax credit partnerships are established for the purpose of investing in low-income housing and other social causes, where the primary return on investment is in the form of tax credits, and are accounted for under the equity method. Funding agreements represent arrangements where the Company has long-term interest bearing amounts on deposit with third parties and are generally stated at amortized cost. Funds withheld represent amounts contractually withheld by ceding companies in accordance with reinsurance agreements.

Leveraged Leases

Investment in leveraged leases, included in other invested assets, consisted of the following:

	December 31,
	2008	2007
	(In millions)

Rental receivables, net	$1,486	$1,491
Estimated residual values	1,913	1,881

Subtotal	3,399	3,372
Unearned income	(1,253)	(1,313)

Investment in leveraged leases	$2,146	$2,059

The Company’s deferred income tax liability related to leveraged leases was $1.2 billion and $1.0 billion at December 31, 2008 and 2007, respectively. The rental receivables set forth above are generally due in periodic installments. The payment periods range from one to 15 years, but in certain circumstances are as long as 30 years.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The components of net income from investment in leveraged leases are as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Income from investment in leveraged leases (included in net investment income)	$116	$68	$55
Less: Income tax expense on leveraged leases	(40)	(24)	(18)

Net income from investment in leveraged leases	$76	$44	$37

Mortgage Servicing Rights

The following table presents the changes in capitalized mortgage servicing rights for the year ended December 31, 2008:

Carrying Value
(In millions)

Fair value on December 31, 2007	$—
Acquisition of mortgage servicing rights	350
Reduction due to loan payments	(10)
Reduction due to sales	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions	(149)
Other changes in fair value	—

Fair value on December 31, 2008	$191

The Company recognizes the rights to service residential mortgage loans as mortgage servicing rights. MSR’s are either acquired or are generated from the sale of originated residential mortgage loans where the servicing rights are retained by the Company. MSR’s are carried at estimated fair value and changes in estimated fair value, primarily due to changes in valuation inputs and assumptions and to the collection of expected cash flows, are reported in other revenues in the period in which the change occurs. See also Note 24 for further information about the how the estimated fair value of mortgage servicing rights is determined and other related information.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Variable Interest Entities

The following table presents the total assets and total liabilities relating to VIEs for which the Company has concluded that it is the primary beneficiary and which are consolidated in the Company’s financial statements at December 31, 2008. Generally, creditors or beneficial interest holders of VIEs where the Company is the primary beneficiary have no recourse to the general credit of the Company.

	December 31, 2008
	Total Assets	Total Liabilities
	(In millions)

MRSC collateral financing arrangement (1)	$2,361	$—
Real estate joint ventures (2)	26	15
Other limited partnership interests (3)	20	3
Other invested assets (4)	10	3

Total	$2,417	$21

(1)	These assets are reflected at estimated fair value, and consist of fixed maturity securities available-for-sale of $2,137 million and cash and cash equivalents of $224 million, of which $60 million is cash held-in-trust. Included within fixed maturity securities available-for-sale are $948 million of U.S. corporate securities, $561 million of residential mortgage-backed securities, $409 million of asset-backed securities, $98 million of commercial mortgage-backed securities, $95 million of foreign corporate securities, $21 million of state and political subdivision securities and $5 million of foreign government securities. See Note 11.

(2)	Real estate joint ventures include partnerships and other ventures which engage in the acquisition, development, management and disposal of real estate investments. Upon consolidation, the assets and liabilities are reflected at the VIE’s carrying amounts. The assets consist of $20 million of real estate and real estate joint ventures held-for-investment, $5 million of cash and cash equivalents and $1 million of other assets. The liabilities of $15 million are included within other liabilities.

(3)	Other limited partnership interests include partnerships established for the purpose of investing in public and private debt and equity securities. Upon consolidation, the assets and liabilities are reflected at the VIE’s carrying amounts. The assets of $20 million are included within other limited partnership interests while the liabilities of $3 million are included within other liabilities.

(4)	Other invested assets include tax-credit partnerships and other investments established for the purpose of investing in low-income housing and other social causes, where the primary return on investment is in the form of tax credits. Upon consolidation, the assets and liabilities are reflected at the VIE’s carrying amounts. The assets of $10 million are included within other invested assets. The liabilities consist of $2 million of long-term debt and $1 million of other liabilities.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The following table presents the carrying amount and maximum exposure to loss relating to VIEs for which the Company holds significant variable interests but is not the primary beneficiary and which have not been consolidated at December 31, 2008:

	December 31, 2008
		Maximum
	Carrying	Exposure
	Amount (1)	to Loss (2)
	(In millions)

Fixed maturity securities available-for-sale:
Foreign corporate securities	$1,080	$1,080
U.S. Treasury/agency securities	992	992
Real estate joint ventures	32	32
Other limited partnership interests	3,496	4,004
Other invested assets	318	108

Total	$5,918	$6,216

(1)	See Note 1 for further discussion of the Company’s significant accounting policies with regards to the carrying amounts of these investments.

(2)	The maximum exposure to loss relating to the fixed maturity securities available-for-sale and equity securities available-for-sale is equal to the carrying amounts or carrying amounts of retained interests. The maximum exposure to loss relating to the real estate joint ventures and other limited partnership interests is equal to the carrying amounts plus any unfunded commitments. Such a maximum loss would be expected to occur only upon bankruptcy of the issuer or investee. For certain of its investments in other invested assets, the Company’s return is in the form of tax credits which are guaranteed by a creditworthy third party. For such investments, the maximum exposure to loss is equal to the carrying amounts plus any unfunded commitments, reduced by amounts guaranteed by third parties.

As described in Note 16, the Company makes commitments to fund partnership investments in the normal course of business. Excluding these commitments, MetLife did not provide financial or other support to investees designated as VIEs during the years ended December 31, 2008, 2007 and 2006.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

4.	Derivative Financial Instruments

Types of Derivative Financial Instruments

The following table presents the notional amount and current market or estimated fair value of derivative financial instruments, excluding embedded derivatives, held at:

	December 31, 2008			December 31, 2007
		Current Market			Current Market
	Notional	or Fair Value		Notional	or Fair Value
	Amount	Assets	Liabilities	Amount	Assets	Liabilities
	(In millions)

Interest rate swaps	$34,060	$4,617	$1,468	$62,410	$784	$768
Interest rate floors	48,517	1,748	—	48,937	621	—
Interest rate caps	24,643	11	—	45,498	50	—
Financial futures	19,908	45	205	12,302	89	57
Foreign currency swaps	19,438	1,953	1,866	21,201	1,480	1,719
Foreign currency forwards	5,167	153	129	4,177	76	16
Options	8,450	3,162	35	6,565	713	1
Financial forwards	28,176	465	169	11,937	122	2
Credit default swaps	5,219	152	69	6,625	58	33
Synthetic GICs	4,260	—	—	3,670	—	—
Other	250	—	101	250	43	—

Total	$198,088	$12,306	$4,042	$223,572	$4,036	$2,596

The following table presents the notional amount of derivative financial instruments by maturity at December 31, 2008:

	Remaining Life
			After Five
		After One Year	Years
	One Year or	Through Five	Through Ten	After Ten
	Less	Years	Years	Years	Total
	(In millions)

Interest rate swaps	$2,295	$12,632	$12,809	$6,324	$34,060
Interest rate floors	15,294	325	32,898	—	48,517
Interest rate caps	590	24,053	—	—	24,643
Financial futures	19,908	—	—	—	19,908
Foreign currency swaps	3,204	7,180	5,981	3,073	19,438
Foreign currency forwards	5,068	99	—	—	5,167
Options	128	2,239	5,419	664	8,450
Financial forwards	16,617	995	8,226	2,338	28,176
Credit default swaps	163	3,340	1,716	—	5,219
Synthetic GICs	4,260	—	—	—	4,260
Other	—	250	—	—	250

Total	$67,527	$51,113	$67,049	$12,399	$198,088

Interest rate swaps are used by the Company primarily to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities (duration mismatches). In

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

an interest rate swap, the Company agrees with another party to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts as calculated by reference to an agreed notional principal amount. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by the counterparty at each due date.

The Company commenced the use of inflation swaps during the first quarter of 2008. Inflation swaps are used as an economic hedge to reduce inflation risk generated from inflation-indexed liabilities. Inflation swaps are included in interest rate swaps in the preceding table.

The Company also enters into basis swaps to better match the cash flows from assets and related liabilities. In a basis swap, both legs of the swap are floating with each based on a different index. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date. Basis swaps are included in interest rate swaps in the preceding table.

Interest rate caps and floors are used by the Company primarily to protect its floating rate liabilities against rises in interest rates above a specified level, and against interest rate exposure arising from mismatches between assets and liabilities (duration mismatches), as well as to protect its minimum rate guarantee liabilities against declines in interest rates below a specified level, respectively.

In exchange-traded interest rate (Treasury and swap) and equity futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of interest rate and equity securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange.

Exchange-traded interest rate (Treasury and swap) futures are used primarily to hedge mismatches between the duration of assets in a portfolio and the duration of liabilities supported by those assets, to hedge against changes in value of securities the Company owns or anticipates acquiring, and to hedge against changes in interest rates on anticipated liability issuances by replicating Treasury or swap curve performance. The value of interest rate futures is substantially impacted by changes in interest rates and they can be used to modify or hedge existing interest rate risk.

Exchange-traded equity futures are used primarily to hedge liabilities embedded in certain variable annuity products offered by the Company.

Foreign currency derivatives, including foreign currency swaps, foreign currency forwards and currency option contracts, are used by the Company to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets and liabilities denominated in foreign currencies. The Company also uses foreign currency forwards and swaps to hedge the foreign currency risk associated with certain of its net investments in foreign operations.

In a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a fixed exchange rate, generally set at inception, calculated by reference to an agreed upon principal amount. The principal amount of each currency is exchanged at the inception and termination of the currency swap by each party.

In a foreign currency forward transaction, the Company agrees with another party to deliver a specified amount of an identified currency at a specified future date. The price is agreed upon at the time of the contract and payment for such a contract is made in a different currency at the specified future date.

The Company enters into currency option contracts that give it the right, but not the obligation, to sell the foreign currency amount in exchange for a functional currency amount within a limited time at a contracted price. The contracts may also be net settled in cash, based on differentials in the foreign exchange rate and the strike price. Currency option contracts are included in options in the preceding table.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Swaptions are used by the Company to hedge interest rate risk associated with the Company’s long-term liabilities, as well as to sell, or monetize, embedded call options in its fixed rate liabilities. A swaption is an option to enter into a swap with an effective date equal to the exercise date of the embedded call and a maturity date equal to the maturity date of the underlying liability. The Company receives a premium for entering into the swaption. Swaptions are included in options in the preceding table.

Equity index options are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. To hedge against adverse changes in equity indices, the Company enters into contracts to sell the equity index options within a limited time at a contracted price. The contracts will be net settled in cash based on differentials in the indices at the time of exercise and the strike price. Equity index options are included in options in the preceding table.

The Company enters into financial forwards to buy and sell securities. The price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. In connection with the acquisition of a residential mortgage origination and servicing business in the third quarter of 2008, the Company acquired, as well as commenced issuing, interest rate lock commitments and financial forwards to sell residential mortgage-backed securities. The Company uses financial forwards to sell securities as economic hedges against the risk of changes in the estimated fair value of mortgage loans held-for-sale and interest rate lock commitments. Interest rate lock commitments are short-term commitments to fund mortgage loan applications in process for a fixed term at a fixed price. During the term of an interest rate lock commitment, the Company is exposed to the risk that interest rates will change from the rate quoted to the potential borrower. Interest rate lock commitments to fund mortgage loans that will be held-for-sale are considered derivatives pursuant to SFAS 133. Interest rate lock commitments and financial forwards to sell residential mortgage-backed securities are included in financial forwards in the preceding table.

Equity variance swaps are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. In an equity variance swap, the Company agrees with another party to exchange amounts in the future, based on changes in equity volatility over a defined period. Equity variance swaps are included in financial forwards in the preceding table.

Swap spread locks are used by the Company to hedge invested assets on an economic basis against the risk of changes in credit spreads. Swap spread locks are forward transactions between two parties whose underlying reference index is a forward starting interest rate swap where the Company agrees to pay a coupon based on a predetermined reference swap spread in exchange for receiving a coupon based on a floating rate. The Company has the option to cash settle with the counterparty in lieu of maintaining the swap after the effective date. Swap spread locks are included in financial forwards in the preceding table.

Certain credit default swaps are used by the Company to hedge against credit-related changes in the value of its investments and to diversify its credit risk exposure in certain portfolios. In a credit default swap transaction, the Company agrees with another party, at specified intervals, to pay a premium to insure credit risk. If a credit event, as defined by the contract, occurs, generally the contract will require the swap to be settled gross by the delivery of par quantities of the referenced investment equal to the specified swap notional in exchange for the payment of cash amounts by the counterparty equal to the par value of the investment surrendered.

Credit default swaps are also used to synthetically create investments that are either more expensive to acquire or otherwise unavailable in the cash markets. These transactions are a combination of a derivative and a cash instrument such as a U.S. Treasury or Agency security. The Company also enters into certain credit default swaps held in relation to trading portfolios.

A synthetic guaranteed interest contract (“GIC”) is a contract that simulates the performance of a traditional GIC through the use of financial instruments. Under a synthetic GIC, the policyholder owns the underlying assets. The Company guarantees a rate return on those assets for a premium.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Total rate of return swaps (“TRRs”) are swaps whereby the Company agrees with another party to exchange, at specified intervals, the difference between the economic risk and reward of an asset or a market index and LIBOR, calculated by reference to an agreed notional principal amount. No cash is exchanged at the outset of the contract. Cash is paid and received over the life of the contract based on the terms of the swap. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by the counterparty at each due date. TRRs can be used as hedges or to synthetically create investments and are included in the other classification in the preceding table.

Hedging

The following table presents the notional amount and the estimated fair value of derivatives by type of hedge designation at:

	December 31, 2008			December 31, 2007
	Notional	Fair Value		Notional	Fair Value
	Amount	Assets	Liabilities	Amount	Assets	Liabilities
	(In millions)

Fair value	$10,234	$1,805	$703	$10,006	$650	$99
Cash flow	4,068	463	387	4,717	161	321
Foreign operations	1,834	33	50	1,674	11	114
Non-qualifying	181,952	10,005	2,902	207,175	3,214	2,062

Total	$198,088	$12,306	$4,042	$223,572	$4,036	$2,596

The following table presents the settlement payments recorded in income for the:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Qualifying hedges:
Net investment income	$19	$29	$49
Interest credited to policyholder account balances	105	(34)	(35)
Other expenses	(9)	1	3
Non-qualifying hedges:
Net investment income	1	(5)	—
Net investment gains (losses)	49	278	296
Other revenues	3	—	—

Total	$168	$269	$313

Fair Value Hedges

The Company designates and accounts for the following as fair value hedges when they have met the requirements of SFAS 133: (i) interest rate swaps to convert fixed rate investments to floating rate investments; (ii) interest rate swaps to convert fixed rate liabilities to floating rate liabilities; and (iii) foreign currency swaps to hedge the foreign currency fair value exposure of foreign currency denominated investments and liabilities.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The Company recognized net investment gains (losses) representing the ineffective portion of all fair value hedges as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Changes in the fair value of derivatives	$245	$334	$276
Changes in the fair value of the items hedged	(248)	(326)	(276)

Net ineffectiveness of fair value hedging activities	$(3)	$8	$—

All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness. There were no instances in which the Company discontinued fair value hedge accounting due to a hedged firm commitment no longer qualifying as a fair value hedge.

Cash Flow Hedges

The Company designates and accounts for the following as cash flow hedges when they have met the requirements of SFAS 133: (i) interest rate swaps to convert floating rate investments to fixed rate investments; (ii) interest rate swaps to convert floating rate liabilities to fixed rate liabilities; and (iii) foreign currency swaps to hedge the foreign currency cash flow exposure of foreign currency denominated investments and liabilities.

For the years ended December 31, 2008, 2007, and 2006, the Company did not recognize any net investment gains (losses) which represented the ineffective portion of all cash flow hedges. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness. In certain instances, the Company discontinued cash flow hedge accounting because the forecasted transactions did not occur on the anticipated date or in the additional time period permitted by SFAS 133. The net amounts reclassified into net investment losses for the years ended December 31, 2008, 2007 and 2006 related to such discontinued cash flow hedges were $12 million, $3 million and $3 million, respectively. There were no hedged forecasted transactions, other than the receipt or payment of variable interest payments for the years ended December 31, 2008, 2007, and 2006.

The following table presents the components of other comprehensive income (loss), before income tax, related to cash flow hedges:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Other comprehensive income (loss) balance at January 1,	$(270)	$(208)	$(142)
Gains (losses) deferred in other comprehensive income (loss) on the effective portion of cash flow hedges	203	(168)	80
Amounts reclassified to net investment gains (losses)	140	96	(158)
Amounts reclassified to net investment income	9	13	15
Amortization of transition adjustment	1	(1)	(1)
Amounts reclassified to other expenses	(1)	(2)	(2)

Other comprehensive income (loss) balance at December 31,	$82	$(270)	$(208)

At December 31, 2008, $47 million of the deferred net loss on derivatives accumulated in other comprehensive income (loss) is expected to be reclassified to earnings during the year ending December 31, 2009.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Hedges of Net Investments in Foreign Operations

The Company uses forward exchange contracts, foreign currency swaps, options and non-derivative financial instruments to hedge portions of its net investments in foreign operations against adverse movements in exchange rates. The Company measures ineffectiveness on the forward exchange contracts based upon the change in forward rates. There was no ineffectiveness recorded for the years ended December 31, 2008, 2007 and 2006.

The Company’s consolidated statement of stockholders’ equity for the years ended December 31, 2008, 2007 and 2006 include gains (losses) of $495 million, ($180) million and ($17) million, respectively, related to foreign currency contracts and non-derivative financial instruments used to hedge its net investments in foreign operations. At December 31, 2008 and 2007, the cumulative foreign currency translation gain (loss) recorded in accumulated other comprehensive income (loss) related to these hedges was $126 million and ($369) million, respectively. When net investments in foreign operations are sold or substantially liquidated, the amounts in accumulated other comprehensive income (loss) are reclassified to the consolidated statements of income, while a pro rata portion will be reclassified upon partial sale of the net investments in foreign operations.

Non-qualifying Derivatives and Derivatives for Purposes Other Than Hedging

The Company enters into the following derivatives that do not qualify for hedge accounting under SFAS 133 or for purposes other than hedging: (i) interest rate swaps, purchased caps and floors, and interest rate futures to economically hedge its exposure to interest rates; (ii) foreign currency forwards, swaps and option contracts to economically hedge its exposure to adverse movements in exchange rates; (iii) credit default swaps to economically hedge exposure to adverse movements in credit; (iv) equity futures, equity index options, interest rate futures and equity variance swaps to economically hedge liabilities embedded in certain variable annuity products; (v) swap spread locks to economically hedge invested assets against the risk of changes in credit spreads; (vi) financial forwards to buy and sell securities to economically hedge its exposure to interest rates; (vii) synthetic guaranteed interest contracts; (viii) credit default swaps and total rate of return swaps to synthetically create investments; (ix) basis swaps to better match the cash flows of assets and related liabilities; (x) credit default swaps held in relation to trading portfolios; (xi) swaptions to hedge interest rate risk; (xii) inflation swaps to reduce risk generated from inflation-indexed liabilities; and (xiii) interest rate lock commitments.

The following table presents changes in estimated fair value related to derivatives that do not qualify for hedge accounting:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Net investment gains (losses), excluding embedded derivatives	$6,688	$(227)	$(686)
Policyholder benefits and claims (1)	331	7	(33)
Net investment income (loss) (2)	240	31	(40)
Other revenues (3)	146	—	—

Total	$7,405	$(189)	$(759)

(1)	Changes in estimated fair value related to economic hedges of liabilities embedded in certain variable annuity products offered by the Company.

(2)	Changes in estimated fair value related to economic hedges of equity method investments in joint ventures that do not qualify for hedge accounting and changes in estimated fair value related to derivatives held in relation to trading portfolios.

(3)	Changes in estimated fair value related to derivatives held in connection with the Company’s mortgage banking activities.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Embedded Derivatives

The Company has certain embedded derivatives that are required to be separated from their host contracts and accounted for as derivatives. These host contracts principally include: variable annuities with guaranteed minimum withdrawal, guaranteed minimum accumulation and certain guaranteed minimum income riders; ceded reinsurance contracts related to guaranteed minimum accumulation and certain guaranteed minimum income riders; and guaranteed investment contracts with equity or bond indexed crediting rates.

The following table presents the estimated fair value of the Company’s embedded derivatives at:

	December 31,
	2008	2007
	(In millions)

Net embedded derivatives within asset host contracts:
Ceded guaranteed minimum benefit riders	$205	$6
Call options in equity securities	(173)	(16)

Net embedded derivatives within asset host contracts	$32	$(10)

Net embedded derivatives within liability host contracts:
Direct guaranteed minimum benefit riders	$3,134	$284
Other	(83)	52

Net embedded derivatives within liability host contracts	$3,051	$336

The following table presents changes in the estimated fair value related to embedded derivatives:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Net investment gains (losses) (1)	$(2,650)	$(321)	$202
Policyholder benefits and claims	$182	$—	$—

(1)	Effective January 1, 2008, upon adoption of SFAS 157, the valuation of the Company’s guaranteed minimum benefit riders includes an adjustment for the Company’s own credit. Included in net investment gains (losses) for the year ended December 31, 2008 are gains of $2,994 million in connection with this adjustment.

Credit Risk

The Company may be exposed to credit-related losses in the event of nonperformance by counterparties to derivative financial instruments. Generally, the current credit exposure of the Company’s derivative contracts is limited to the net positive estimated fair value of derivative contracts at the reporting date after taking into consideration the existence of netting agreements and any collateral received pursuant to credit support annexes.

The Company manages its credit risk related to over-the-counter derivatives by entering into transactions with creditworthy counterparties, maintaining collateral arrangements and through the use of master agreements that provide for a single net payment to be made by one counterparty to another at each due date and upon termination. Because exchange traded futures are effected through regulated exchanges, and positions are marked to market on a daily basis, the Company has minimal exposure to credit-related losses in the event of nonperformance by counterparties to such derivative instruments. See Note 24 for a description of the impact of credit risk on the valuation of derivative instruments.

The Company enters into various collateral arrangements, which require both the pledging and accepting of collateral in connection with its derivative instruments. At December 31, 2008 and 2007, the Company was

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

obligated to return cash collateral under its control of $7,758 million and $833 million, respectively. This unrestricted cash collateral is included in cash and cash equivalents or in short-term investments and the obligation to return it is included in payables for collateral under securities loaned and other transactions in the consolidated balance sheets. At December 31, 2008 and 2007, the Company had also accepted collateral consisting of various securities with a fair market value of $1,249 million and $678 million, respectively, which are held in separate custodial accounts. The Company is permitted by contract to sell or repledge this collateral, but at December 31, 2008, none of the collateral had been sold or repledged.

At December 31, 2008 and 2007, the Company provided securities collateral for various arrangements in connection with derivative instruments of $776 million and $162 million, respectively, which is included in fixed maturity securities. The counterparties are permitted by contract to sell or repledge this collateral. In addition, the Company has exchange-traded futures, which require the pledging of collateral. At December 31, 2008 and 2007, the Company pledged securities collateral for exchange-traded futures of $282 million and $167 million, respectively, which is included in fixed maturity securities. The counterparties are permitted by contract to sell or repledge this collateral. At December 31, 2008 and 2007, the Company provided cash collateral for exchange-traded futures of $686 million and $102 million, respectively, which is included in premiums and other receivables.

In connection with synthetically created investment transactions and credit default swaps held in relation to the trading portfolio, the Company writes credit default swaps for which it receives a premium to insure credit risk. If a credit event, as defined by the contract, occurs generally the contract will require the Company to pay the counterparty the specified swap notional amount in exchange for the delivery of par quantities of the referenced credit obligation. The Company’s maximum amount at risk, assuming the value of all referenced credit obligations is zero, was $1,875 million at December 31, 2008. The Company can terminate these contracts at any time through cash settlement with the counterparty at an amount equal to the then current fair value of the credit default swaps. At December 31, 2008, the Company would have paid $37 million to terminate all of these contracts.

The Company has also entered into credit default swaps to purchase credit protection on certain of the referenced credit obligations in the table below. As a result, the maximum amount of potential future recoveries available to offset the $1,875 million from the table below was $13 million at December 31, 2008.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The following table presents the estimated fair value, maximum amount of future payments and weighted average years to maturity of written credit default swaps at December 31, 2008:

	December 31, 2008
		Maximum Amount of
	Fair Value of	Future Payments
	Credit Default	under Credit	Weighted Average
Rating Agency Designation of Referenced Credit Obligations (1)	Swaps	Default Swaps (2)	Years to Maturity (3)
	(In millions)

Aaa/Aa/A
Single name credit default swaps (corporate)	$1	$143	5.0
Credit default swaps referencing indices	(33)	1,372	4.1

Subtotal	(32)	1,515	4.2

Baa
Single name credit default swaps (corporate)	2	110	2.6
Credit default swaps referencing indices	(5)	215	4.1

Subtotal	(3)	325	3.6

Ba
Single name credit default swaps (corporate)	—	25	1.6
Credit default swaps referencing indices	—	—	—

Subtotal	—	25	1.6

B
Single name credit default swaps (corporate)	—	—	—
Credit default swaps referencing indices	(2)	10	5.0

Subtotal	(2)	10	5.0

Caa and lower
Single name credit default swaps (corporate)	—	—	—
Credit default swaps referencing indices	—	—	—

Subtotal	—	—	—

In or near default
Single name credit default swaps (corporate)	—	—	—
Credit default swaps referencing indices	—	—	—

Subtotal	—	—	—

	$(37)	$1,875	4.0

(1)	The rating agency designations are based on availability and the midpoint of the applicable ratings among Moody’s, S&P, and Fitch. If no rating is available from a rating agency, then the MetLife rating is used.

(2)	Assumes the value of the referenced credit obligations is zero.

(3)	The weighted average years to maturity of the credit default swaps is calculated based on weighted average notional amounts.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

5.	Deferred Policy Acquisition Costs and Value of Business Acquired

Information regarding DAC and VOBA is as follows:

	DAC	VOBA	Total
	(In millions)

Balance at January 1, 2006	$12,005	$4,643	$16,648
Capitalizations	2,825	—	2,825

Subtotal	14,830	4,643	19,473

Less: Amortization related to:
Net investment gains (losses)	(160)	(74)	(234)
Other expenses	1,747	391	2,138

Total amortization	1,587	317	1,904

Less: Unrealized investment gains (losses)	79	31	110
Less: Other	(48)	3	(45)

Balance at December 31, 2006	13,212	4,292	17,504
Effect of SOP 05-1 adoption	(205)	(248)	(453)
Capitalizations	3,064	—	3,064
Acquisitions	—	48	48

Subtotal	16,071	4,092	20,163

Less: Amortization related to:
Net investment gains (losses)	(115)	(11)	(126)
Other expenses	1,881	495	2,376

Total amortization	1,766	484	2,250

Less: Unrealized investment gains (losses)	75	63	138
Less: Other	(30)	(5)	(35)

Balance at December 31, 2007	14,260	3,550	17,810
Capitalizations	3,092	—	3,092
Acquisitions	—	(5)	(5)

Subtotal	17,352	3,545	20,897

Less: Amortization related to:
Net investment gains (losses)	489	32	521
Other expenses	2,460	508	2,968

Total amortization	2,949	540	3,489

Less: Unrealized investment gains (losses)	(2,753)	(599)	(3,352)
Less: Other	503	113	616

Balance at December 31, 2008	$16,653	$3,491	$20,144

See Note 2 for a description of acquisitions and dispositions.

The estimated future amortization expense allocated to other expenses for the next five years for VOBA is $375 million in 2009, $353 million in 2010, $322 million in 2011, $289 million in 2012, and $250 million in 2013.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Amortization of VOBA and DAC is attributed to both investment gains and losses and other expenses which are the amount of gross margins or profits originating from transactions other than investment gains and losses. Unrealized investment gains and losses provide information regarding the amount of DAC and VOBA that would have been amortized if such gains and losses had been recognized.

Information regarding DAC and VOBA by segment and reporting unit is as follows:

	DAC		VOBA		Total
	December 31,
	2008	2007	2008	2007	2008	2007
	(In millions)

Institutional:
Group life	$74	$79	$9	$17	$83	$96
Retirement & savings	31	33	1	1	32	34
Non-medical health & other	898	793	—	—	898	793

Subtotal	1,003	905	10	18	1,013	923

Individual:
Traditional life	5,813	4,115	154	46	5,967	4,161
Variable & universal life	3,682	3,241	968	1,087	4,650	4,328
Annuities	3,971	3,724	1,917	1,825	5,888	5,549
Other	—	—	—	—	—	—

Subtotal	13,466	11,080	3,039	2,958	16,505	14,038

International:
Latin America region	432	471	341	423	773	894
European region	303	216	22	35	325	251
Asia Pacific region	1,263	1,391	75	112	1,338	1,503

Subtotal	1,998	2,078	438	570	2,436	2,648

Auto & Home	183	193	—	—	183	193

Corporate & Other	3	4	4	4	7	8

Total	$16,653	$14,260	$3,491	$3,550	$20,144	$17,810

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

6.	Goodwill

Goodwill is the excess of cost over the estimated fair value of net assets acquired. Information regarding goodwill is as follows:

	December 31,
	2008	2007	2006
	(In millions)

Balance at beginning of the period	$4,814	$4,801	$4,701
Acquisitions (1)	256	2	93
Other, net (2)	(62)	11	7

Balance at the end of the period	$5,008	$4,814	$4,801

(1)	See Note 2 for a description of acquisitions and dispositions.

(2)	Consisting principally of foreign currency translation adjustments.

Information regarding goodwill by segment and reporting unit is as follows:

	December 31,
	2008	2007
	(In millions)

Institutional:
Group life	$15	$15
Retirement & savings	887	887
Non-medical health & other	149	76

Subtotal	1,051	978

Individual:
Traditional life	73	73
Variable & universal life	1,174	1,174
Annuities	1,692	1,692
Other	18	18

Subtotal	2,957	2,957

International:
Latin America region	184	104
European region	37	50
Asia Pacific region	152	159

Subtotal	373	313

Auto & Home	157	157

Corporate & Other (1)	470	409

Total	$5,008	$4,814

(1)	The allocation of the goodwill to the reporting units was performed at the time of the respective acquisition. The $470 million of goodwill within Corporate & Other relates to goodwill acquired as a part of the Travelers acquisition of $405 million, as well as acquisitions by MetLife Bank which resides within Corporate & Other. For purposes of goodwill impairment testing at December 31, 2008 and 2007, the $405 million of Corporate &

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Other goodwill has been attributed to the Individual and Institutional segment reporting units. The Individual segment was attributed $210 million, (traditional life — $23 million, variable & universal life — $11 million and annuities — $176 million) and the Institutional segment was attributed $195 million, (group life — $2 million, retirement & savings — $186 million, and non-medical health & other — $7 million) at both December 31, 2008 and 2007.

As described in more detail in Note 1, the Company performed its annual goodwill impairment tests during the third quarter of 2008 based upon data as of June 30, 2008. Such tests indicated that goodwill was not impaired as of September 30, 2008. Current economic conditions, the sustained low level of equity markets, declining market capitalizations in the insurance industry and lower operating earnings projections, particularly for the Individual segment, required management of the Company to consider the impact of these events on the recoverability of its assets, in particular its goodwill. Management concluded it was appropriate to perform an interim goodwill impairment test at December 31, 2008. Based upon the tests performed management concluded no impairment of goodwill had occurred for any of the Company’s reporting units at December 31, 2008.

Management continues to evaluate current market conditions that may affect the estimated fair value of the Company’s reporting units to assess whether any goodwill impairment exists. Continued deteriorating or adverse market conditions for certain reporting units may have a significant impact on the estimated fair value of these reporting units and could result in future impairments of goodwill.

7.	Insurance

Insurance Liabilities

Insurance liabilities are as follows:

	Future Policy		Policyholder Account		Other Policyholder
	Benefits		Balances		Funds
	December 31,
	2008	2007	2008	2007	2008	2007
	(In millions)

Institutional
Group life	$3,346	$3,326	$14,044	$13,997	$2,532	$2,364
Retirement & savings	40,320	37,947	60,787	51,585	58	213
Non-medical health & other	11,619	10,617	501	501	609	597
Individual
Traditional life	52,968	52,378	1	1	1,423	1,478
Variable & universal life	1,129	949	15,062	14,583	1,452	1,417
Annuities	3,655	3,055	44,282	37,785	88	76
Other	2	—	2,524	2,398	1	1
International	9,241	9,825	5,654	4,961	1,227	1,296
Auto & Home	3,083	3,273	—	—	43	51
Corporate & Other	5,192	4,646	6,950	4,531	329	345

Total	$130,555	$126,016	$149,805	$130,342	$7,762	$7,838

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Value of Distribution Agreements and Customer Relationships Acquired

Information regarding the VODA and VOCRA, which are reported in other assets, is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)
Balance at January 1,	$706	$708	$715
Acquisitions	144	11	—
Amortization	(25)	(16)	(6)
Other	(3)	3	(1)

Balance at December 31,	$822	$706	$708

The estimated future amortization expense allocated to other expenses for the next five years for VODA and VOCRA is $34 million in 2009, $40 million in 2010, $44 million in 2011, $49 million in 2012 and $52 million in 2013. See Note 2 for a description of acquisitions and dispositions.

Sales Inducements

Information regarding deferred sales inducements, which are reported in other assets, is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)
Balance at January 1,	$677	$578	$414
Capitalization	176	181	194
Amortization	(142)	(82)	(30)

Balance at December 31,	$711	$677	$578

Separate Accounts

Separate account assets and liabilities include two categories of account types: pass-through separate accounts totaling $96.6 billion and $141.7 billion at December 31, 2008 and 2007, respectively, for which the policyholder assumes all investment risk, and separate accounts with a minimum return or account value for which the Company contractually guarantees either a minimum return or account value to the policyholder which totaled $24.2 billion and $18.4 billion at December 31, 2008 and 2007, respectively. The latter category consisted primarily of Met Managed GICs and participating close-out contracts. The average interest rate credited on these contracts was 4.40% and 4.73% at December 31, 2008 and 2007, respectively.

Fees charged to the separate accounts by the Company (including mortality charges, policy administration fees and surrender charges) are reflected in the Company’s revenues as universal life and investment-type product policy fees and totaled $3.2 billion, $2.8 billion and $2.4 billion for the years ended December 31, 2008, 2007 and 2006, respectively.

The Company’s proportional interest in separate accounts is included in the consolidated balance sheets as follows:

	December 31,
	2008	2007
	(In millions)

Fixed maturity securities	$21	$35
Equity securities	$19	$41
Cash and cash equivalents	$3	$5

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

For the years ended December 31, 2008, 2007 and 2006, there were no investment gains (losses) on transfers of assets from the general account to the separate accounts.

Obligations Under Guaranteed Interest Contract Program

The Company issues fixed and floating rate obligations under its GIC program which are denominated in either U.S. dollars or foreign currencies. During the years ended December 31, 2008, 2007 and 2006, the Company issued $5.8 billion, $5.2 billion and $5.2 billion, respectively, and repaid $8.3 billion, $4.3 billion and $2.6 billion, respectively, of GICs under this program. At December 31, 2008 and 2007, GICs outstanding, which are included in policyholder account balances, were $21.6 billion and $24.2 billion, respectively. During the years ended December 31, 2008, 2007 and 2006, interest credited on the contracts, which are included in interest credited to policyholder account balances, was $1.0 billion, $1.1 billion and $834 million, respectively.

Obligations Under Funding Agreements

MetLife Insurance Company of Connecticut is a member of the FHLB of Boston and holds $70 million of common stock of the FHLB of Boston at both December 31, 2008 and 2007, which is included in equity securities. MICC has also entered into funding agreements with the FHLB of Boston whereby MetLife Insurance Company of Connecticut (“MICC”) has issued such funding agreements in exchange for cash and for which the FHLB of Boston has been granted a blanket lien on certain MICC assets, including residential mortgage-backed securities, to collateralize MICC’s obligations under the funding agreements. MICC maintains control over these pledged assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. Upon any event of default by MICC, the FHLB of Boston’s recovery on the collateral is limited to the amount of MICC’s liability to the FHLB of Boston. The amount of MICC’s liability for funding agreements with the FHLB of Boston was $526 million and $726 million at December 31, 2008 and 2007, respectively, which is included in policyholder account balances. In addition, at December 31, 2008, MICC had advances of $300 million from the FHLB of Boston with original maturities of less than one year and therefore, such advances are included in short-term debt. These advances and the advances on these funding agreements are collateralized by mortgage-backed securities with estimated fair values of $1.3 billion and $901 million at December 31, 2008 and 2007, respectively.

Metropolitan Life Insurance Company is a member of the FHLB of NY and holds $830 million and $339 million of common stock of the FHLB of NY at December 31, 2008 and 2007, respectively, which is included in equity securities. MLIC has also entered into funding agreements with the FHLB of NY whereby MLIC has issued such funding agreements in exchange for cash and for which the FHLB of NY has been granted a lien on certain MLIC assets, including residential mortgage-backed securities to collateralize MLIC’s obligations under the funding agreements. MLIC maintains control over these pledged assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. Upon any event of default by MLIC, the FHLB of NY’s recovery on the collateral is limited to the amount of MLIC’s liability to the FHLB of NY. The amount of the Company’s liability for funding agreements with the FHLB of NY was $15.2 billion and $4.6 billion at December 31, 2008 and 2007, respectively, which is included in policyholder account balances. The advances on these agreements are collateralized by mortgage-backed securities with estimated fair values of $17.8 billion and $4.8 billion at December 31, 2008 and 2007, respectively.

MLIC has issued funding agreements to certain trusts that have issued securities guaranteed as to payment of interest and principal by the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States. The obligations under these funding agreements are secured by a pledge of certain eligible agricultural real estate mortgage loans and may, under certain circumstances, be secured by other qualified collateral. The amount of the Company’s liability for funding agreements issued to such trusts was $2.5 billion at both December 31, 2008 and 2007, which is included in policyholder account balances. The obligations under these

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

funding agreements are collateralized by designated agricultural real estate mortgage loans with estimated fair values of $2.9 billion at both December 31, 2008 and 2007.

Approximately $3.0 billion of the obligations outstanding at MLIC at December 31, 2008 are subject to a temporary contingent increase in MLIC’s borrowing capacity which is scheduled to expire at December 31, 2009. The Company does not expect to have any difficulties in meeting the contingencies associated with the increased capacity.

Liabilities for Unpaid Claims and Claim Expenses

Information regarding the liabilities for unpaid claims and claim expenses relating to property and casualty, group accident and non-medical health policies and contracts, which are reported in future policy benefits and other policyholder funds, is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Balance at January 1,	$7,836	$7,244	$6,977
Less: Reinsurance recoverables	(955)	(937)	(940)

Net balance at January 1,	6,881	6,307	6,037

Incurred related to:
Current year	6,263	5,796	5,064
Prior years	(353)	(325)	(329)

	5,910	5,471	4,735

Paid related to:
Current year	(3,861)	(3,297)	(2,975)
Prior years	(1,712)	(1,600)	(1,490)

	(5,573)	(4,897)	(4,465)

Net balance at December 31,	7,218	6,881	6,307
Add: Reinsurance recoverables	1,042	955	937

Balance at December 31,	$8,260	$7,836	$7,244

During 2008, 2007 and 2006, as a result of changes in estimates of insured events in the respective prior year, claims and claim adjustment expenses associated with prior years decreased by $353 million, $325 million and $329 million, respectively, due to a reduction in prior year automobile bodily injury and homeowners’ severity, reduced loss adjustment expenses, improved loss ratio for non-medical health claim liabilities and improved claim management.

Guarantees

The Company issues annuity contracts which may include contractual guarantees to the contractholder for: (i) return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”); and (ii) the highest contract value on a specified anniversary date minus any withdrawals following the contract anniversary, or total deposits made to the contract less any partial withdrawals plus a minimum return (“anniversary contract value” or “minimum return”). The Company also issues annuity contracts that apply a lower rate of funds deposited if the contractholder elects to surrender the contract for cash and a higher rate if the contractholder elects to annuitize (“two tier annuities”). These guarantees include benefits that are payable in the event of death or at annuitization.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The Company also issues universal and variable life contracts where the Company contractually guarantees to the contractholder a secondary guarantee or a guaranteed paid-up benefit.

Information regarding the types of guarantees relating to annuity contracts and universal and variable life contracts is as follows:

	December 31,
	2008				2007
	In the		At		In the		At
	Event of Death		Annuitization		Event of Death		Annuitization
	(In millions)

Annuity Contracts (1)
Return of Net Deposits
Separate account value	$15,882		N/A		$18,573		N/A
Net amount at risk (2)	$4,384	(3)	N/A		$52	(3)	N/A
Average attained age of contractholders	62 years		N/A		61 years		N/A
Anniversary Contract Value or Minimum Return
Separate account value	$62,345		$24,328		$87,168		$29,603
Net amount at risk (2)	$18,637	(3)	$11,312	(4)	$2,331	(3)	$441	(4)
Average attained age of contractholders	60 years		61 years		58 years		60 years
Two Tier Annuities
General account value	N/A		$283		N/A		$286
Net amount at risk (2)	N/A		$50	(5)	N/A		$51	(5)
Average attained age of contractholders	N/A		60 years		N/A		60 years

	December 31,
	2008				2007
	Secondary		Paid-Up		Secondary		Paid-Up
	Guarantees		Guarantees		Guarantees		Guarantees
	(In millions)

Universal and Variable Life Contracts (1)
Account value (general and separate account)	$7,825		$4,135		$9,347		$4,302
Net amount at risk (2)	$145,927	(3)	$31,274	(3)	$141,840	(3)	$33,855	(3)
Average attained age of policyholders	50 years		56 years		49 years		55 years

(1)	The Company’s annuity and life contracts with guarantees may offer more than one type of guarantee in each contract. Therefore, the amounts listed above may not be mutually exclusive.

(2)	The net amount at risk is based on the direct amount at risk (excluding reinsurance).

(3)	The net amount at risk for guarantees of amounts in the event of death is defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date.

(4)	The net amount at risk for guarantees of amounts at annuitization is defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance.

(5)	The net amount at risk for two tier annuities is based on the excess of the upper tier, adjusted for a profit margin, less the lower tier.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Information regarding the liabilities for guarantees (excluding base policy liabilities) relating to annuity and universal and variable life contracts is as follows:

			Universal and Variable
	Annuity Contracts		Life Contracts
	Guaranteed	Guaranteed		Paid
	Death	Annuitization	Secondary	Up
	Benefits	Benefits	Guarantees	Guarantees	Total
	(In millions)

Balance at January 1, 2006	$41	$29	$15	$39	$124
Incurred guaranteed benefits	18	7	29	1	55
Paid guaranteed benefits	(6)	—	—	—	(6)

Balance at December 31, 2006	53	36	44	40	173
Incurred guaranteed benefits	29	38	53	6	126
Paid guaranteed benefits	(8)	—	—	—	(8)

Balance at December 31, 2007	74	74	97	46	291
Incurred guaranteed benefits	249	329	94	4	676
Paid guaranteed benefits	(80)	—	—	—	(80)

Balance at December 31, 2008	$243	$403	$191	$50	$887

Account balances of contracts with insurance guarantees are invested in separate account asset classes as follows:

	December 31,
	2008	2007
	(In millions)

Mutual Fund Groupings
Equity	$39,842	$69,477
Balanced	14,548	15,977
Bond	5,671	6,284
Money Market	2,456	1,775
Specialty	488	870

Total	$63,005	$94,383

8.	Reinsurance

The Company’s Individual segment life insurance operations participate in reinsurance activities in order to limit losses, minimize exposure to large risks, and provide additional capacity for future growth. The Company has historically reinsured the mortality risk on new individual life insurance policies primarily on an excess of retention basis or a quota share basis. Until 2005, the Company reinsured up to 90% of the mortality risk for all new individual life insurance policies that it wrote through its various franchises. This practice was initiated by the different franchises for different products starting at various points in time between 1992 and 2000. During 2005, the Company changed its retention practices for certain individual life insurance. Amounts reinsured in prior years remain reinsured under the original reinsurance; however, under the new retention guidelines, the Company reinsures up to 90% of the mortality risk in excess of $1 million for most new individual life insurance policies that it writes through its various franchises and for certain individual life policies the retention limits remained unchanged. On a case by case basis, the Company may retain up to $20 million per life and reinsure 100% of amounts in excess of the Company’s retention limits. The Company evaluates its reinsurance programs routinely and may increase or decrease its retention at any time. In addition, the Company reinsures a significant portion of

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

the mortality risk on its individual universal life policies issued since 1983. Placement of reinsurance is done primarily on an automatic basis and also on a facultative basis for risks with specific characteristics.

The Company’s Individual segment also reinsures a portion of the living and death benefit riders issued in connection with its variable annuities. Under these reinsurance agreements, the Company pays a reinsurance premium generally based on rider fees collected from policyholders and receives reimbursements for benefits paid or accrued in excess of account values, subject to certain limitations. The Company enters into similar agreements for new or in-force business depending on market conditions.

The Institutional segment generally retains most of its risks and does not significantly utilize reinsurance. The Company may, on certain client arrangements, cede particular risks to reinsurers.

The Auto & Home segment purchases reinsurance to control its exposure to large losses (primarily catastrophe losses) and to protect statutory surplus. Auto & Home cedes to reinsurers a portion of losses and cedes premiums based upon the risk and exposure of the policies subject to reinsurance. To control exposure to large property and casualty losses, Auto & Home utilizes property catastrophe, casualty, and property per risk excess of loss agreements.

The Company also reinsures through 100% quota-share reinsurance agreements certain long-term care and workers’ compensation business written by MICC prior to the Company’s acquisition of MICC. These run-off businesses have been included within Corporate & Other since the acquisition of MICC.

In addition to reinsuring mortality risk as described previously, the Company reinsures other risks, as well as specific coverages. The Company routinely reinsures certain classes of risks in order to limit its exposure to particular travel, avocation and lifestyle hazards. The Company has exposure to catastrophes, which could contribute to significant fluctuations in the Company’s results of operations. The Company uses excess of retention and quota share reinsurance arrangements to provide greater diversification of risk and minimize exposure to larger risks.

The Company reinsures its business through a diversified group of reinsurers. In the event that reinsurers do not meet their obligations to the Company under the terms of the reinsurance agreements, reinsurance balances recoverable could become uncollectible. Cessions under reinsurance arrangements do not discharge the Company’s obligations as the primary insurer.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The amounts in the consolidated statements of income are presented net of reinsurance ceded. Information regarding the effect of reinsurance is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Premiums:
Direct premiums	$27,058	$24,149	$23,308
Reinsurance assumed	1,466	1,192	928
Reinsurance ceded	(2,610)	(2,371)	(2,184)

Net premiums	$25,914	$22,970	$22,052

Universal life and investment-type product policy fees:
Direct universal life and investment-type product policy fees	$5,909	$5,686	$5,146
Reinsurance assumed	79	54	20
Reinsurance ceded	(607)	(502)	(455)

Net universal life and investment-type product policy fees	$5,381	$5,238	$4,711

Policyholder benefits and claims:
Direct policyholder benefits and claims	$29,772	$25,507	$24,649
Reinsurance assumed	1,235	804	847
Reinsurance ceded	(3,570)	(2,528)	(2,627)

Net policyholder benefits and claims	$27,437	$23,783	$22,869

Information regarding ceded reinsurance recoverable balances, included in premiums and other receivables is as follows:

	December 31,
	2008	2007
	(In millions)

Future policy benefit recoverables	$8,258	$6,842
Deposit recoverables	2,258	2,616
Claim recoverables	319	271
All other recoverables	232	48

Total	$11,067	$9,777

Reinsurance recoverable balances are stated net of allowances for uncollectible balances, which are immaterial. The Company evaluates the financial strength of the Company’s reinsurers by monitoring their ratings and analyzing their financial statements. The Company also analyzes recent trends in arbitration and litigation outcomes in disputes, if any, with its reinsurers. Recoverability of reinsurance recoverable balances are evaluated based on these analyses.

Included in the reinsurance recoverables are, $1.2 billion at both December 31, 2008 and 2007 related to reinsurance of long-term GICs and structured settlement lump sum contracts accounted for as a financing transaction; $3.9 billion and $3.4 billion at December 31, 2008 and 2007, respectively, related to reinsurance recoverable on the run-off of long-term care business originally written by MICC; $1.1 billion and $1.2 billion at December 31, 2008 and 2007, respectively, related to reinsurance recoverable on the run-off of workers compensation business originally written by MICC; and $0.6 billion and $1.1 billion at December 31, 2008

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

and 2007, respectively, related to the reinsurance of investment-type contracts held by small market defined benefit contribution plans.

The Company has secured certain reinsurance recoverable balances with various forms of collateral, including secured trusts, funds withheld accounts and irrevocable letters of credit. At December 31, 2008, the Company has $5,489 million of reinsurance recoverable balances secured by funds held in trust as collateral, $524 million of reinsurance recoverable balances secured by funds withheld accounts and $286 million of reinsurance recoverable balances secured through irrevocable letters of credit issued by various financial institutions.

At December 31, 2008, $7,651 million, or 69%, of the Company’s total reinsurance recoverable balances were due from its five largest reinsurers. Of these reinsurance recoverable balances, $5,194 million were secured by funds held in trust as collateral and $209 million were secured through irrevocable letters of credit issued by various financial institutions.

Reinsurance balances payable, included in other liabilities, were $1,405 million and $571 million at December 31, 2008 and 2007, respectively.

9.	Closed Block

On April 7, 2000, (the “Demutualization Date”), MLIC converted from a mutual life insurance company to a stock life insurance company and became a wholly-owned subsidiary of MetLife, Inc. The conversion was pursuant to an order by the New York Superintendent of Insurance (the “Superintendent”) approving MLIC’s plan of reorganization, as amended (the “Plan”). On the Demutualization Date, MLIC established a closed block for the benefit of holders of certain individual life insurance policies of MLIC. Assets have been allocated to the closed block in an amount that has been determined to produce cash flows which, together with anticipated revenues from the policies included in the closed block, are reasonably expected to be sufficient to support obligations and liabilities relating to these policies, including, but not limited to, provisions for the payment of claims and certain expenses and taxes, and to provide for the continuation of policyholder dividend scales in effect for 1999, if the experience underlying such dividend scales continues, and for appropriate adjustments in such scales if the experience changes. At least annually, the Company compares actual and projected experience against the experience assumed in the then-current dividend scales. Dividend scales are adjusted periodically to give effect to changes in experience.

The closed block assets, the cash flows generated by the closed block assets and the anticipated revenues from the policies in the closed block will benefit only the holders of the policies in the closed block. To the extent that, over time, cash flows from the assets allocated to the closed block and claims and other experience related to the closed block are, in the aggregate, more or less favorable than what was assumed when the closed block was established, total dividends paid to closed block policyholders in the future may be greater than or less than the total dividends that would have been paid to these policyholders if the policyholder dividend scales in effect for 1999 had been continued. Any cash flows in excess of amounts assumed will be available for distribution over time to closed block policyholders and will not be available to stockholders. If the closed block has insufficient funds to make guaranteed policy benefit payments, such payments will be made from assets outside of the closed block. The closed block will continue in effect as long as any policy in the closed block remains in-force. The expected life of the closed block is over 100 years.

The Company uses the same accounting principles to account for the participating policies included in the closed block as it used prior to the Demutualization Date. However, the Company establishes a policyholder dividend obligation for earnings that will be paid to policyholders as additional dividends as described below. The excess of closed block liabilities over closed block assets at the effective date of the demutualization (adjusted to eliminate the impact of related amounts in accumulated other comprehensive income) represents the estimated maximum future earnings from the closed block expected to result from operations attributed to the closed block after income taxes. Earnings of the closed block are recognized in income over the period the policies and contracts

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

in the closed block remain in-force. Management believes that over time the actual cumulative earnings of the closed block will approximately equal the expected cumulative earnings due to the effect of dividend changes. If, over the period the closed block remains in existence, the actual cumulative earnings of the closed block is greater than the expected cumulative earnings of the closed block, the Company will pay the excess of the actual cumulative earnings of the closed block over the expected cumulative earnings to closed block policyholders as additional policyholder dividends unless offset by future unfavorable experience of the closed block and, accordingly, will recognize only the expected cumulative earnings in income with the excess recorded as a policyholder dividend obligation. If over such period, the actual cumulative earnings of the closed block is less than the expected cumulative earnings of the closed block, the Company will recognize only the actual earnings in income. However, the Company may change policyholder dividend scales in the future, which would be intended to increase future actual earnings until the actual cumulative earnings equal the expected cumulative earnings.

Recent experience within the closed block, in particular mortality and investment yields, as well as realized and unrealized losses, has resulted in a reduction of the policyholder dividend obligation to zero during the year ended December 31, 2008. The reduction of the policyholder dividend obligation to zero and the Company’s decision to revise the expected policyholder dividend scales, which are based upon statutory results, has resulted in reduction to both actual and expected cumulative earnings of the closed block. This change in the timing of the expected cumulative earnings of the closed block combined with a policyholder dividend obligation of zero has resulted in a reduction in the DAC associated with closed block, which resides outside of the closed block, and a corresponding decrease in the Company’s net income of $127 million, net of income tax, for the year ended December 31, 2008. Amortization of the closed block DAC will be based upon actual cumulative earnings rather than expected cumulative earnings of the closed block until such time as the actual cumulative earnings of the closed block exceed the expected cumulative earnings, at which time the policyholder dividend obligation will be reestablished. Actual cumulative earnings less than expected cumulative earnings will result in future reductions to DAC and net income of the Company and increase sensitivity of the Company’s net income to movements in closed block results. See also Note 5 for further information regarding DAC.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Information regarding the closed block liabilities and assets designated to the closed block is as follows:

	December 31,
	2008	2007
	(In millions)

Closed Block Liabilities
Future policy benefits	$43,520	$43,362
Other policyholder funds	315	323
Policyholder dividends payable	711	709
Policyholder dividend obligation	—	789
Payables for collateral under securities loaned and other transactions	2,852	5,610
Other liabilities	254	290

Total closed block liabilities	47,652	51,083

Assets Designated to the Closed Block
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $27,947 and $29,631, respectively)	26,205	30,481
Equity securities available-for-sale, at estimated fair value (cost: $280 and $1,555, respectively)	210	1,875
Mortgage loans on real estate	7,243	7,472
Policy loans	4,426	4,290
Real estate and real estate joint ventures held-for-investment	381	297
Short-term investments	52	14
Other invested assets	952	829

Total investments	39,469	45,258
Cash and cash equivalents	262	333
Accrued investment income	484	485
Deferred income tax assets	1,632	640
Premiums and other receivables	98	151

Total assets designated to the closed block	41,945	46,867

Excess of closed block liabilities over assets designated to the closed block	5,707	4,216

Amounts included in accumulated other comprehensive income (loss):
Unrealized investment gains (losses), net of income tax of ($633) and $424, respectively	(1,174)	751
Unrealized gains (losses) on derivative instruments, net of income tax of ($8) and ($19), respectively	(15)	(33)
Allocated $284, net of income tax, to policyholder dividend obligation at December 31, 2007	—	(505)

Total amounts included in accumulated other comprehensive income (loss)	(1,189)	213

Maximum future earnings to be recognized from closed block assets and liabilities	$4,518	$4,429

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Information regarding the closed block policyholder dividend obligation is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Balance at January 1,	$789	$1,063	$1,607
Impact on revenues, net of expenses and income tax	—	—	(114)
Change in unrealized investment and derivative gains (losses)	(789)	(274)	(430)

Balance at December 31,	$—	$789	$1,063

Information regarding the closed block revenues and expenses is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Revenues
Premiums	$2,787	$2,870	$2,959
Net investment income and other revenues	2,248	2,350	2,355
Net investment gains (losses)	(84)	28	(130)

Total revenues	4,951	5,248	5,184

Expenses
Policyholder benefits and claims	3,393	3,457	3,474
Policyholder dividends	1,498	1,492	1,479
Change in policyholder dividend obligation	—	—	(114)
Other expenses	217	231	247

Total expenses	5,108	5,180	5,086

Revenues, net of expenses before income tax	(157)	68	98
Income tax	(68)	21	34

Revenues, net of expenses and income tax from continuing operations	(89)	47	64
Revenues, net of expenses and income tax from discontinued operations	—	—	1

Revenues, net of expenses, income taxes and discontinued operations	$(89)	$47	$65

The change in the maximum future earnings of the closed block is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Balance at December 31,	$4,518	$4,429	$4,480
Less:
Cumulative effect of a change in accounting principle, net of income tax	—	(4)	—
Balance at January 1,	4,429	4,480	4,545

Change during year	$89	$(47)	$(65)

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

MLIC charges the closed block with federal income taxes, state and local premium taxes, and other additive state or local taxes, as well as investment management expenses relating to the closed block as provided in the Plan. MLIC also charges the closed block for expenses of maintaining the policies included in the closed block.

10.	Long-term and Short-term Debt

Long-term and short-term debt outstanding is as follows:

	Interest Rates
		Weighted		December 31,
	Range	Average	Maturity	2008	2007
				(In millions)

Senior notes	5.00%-6.82%	6.04%	2011-2035	$7,660	$7,017
Repurchase agreements	2.54%-5.65%	3.76%	2009-2013	1,062	1,213
Surplus notes	7.63%-7.88%	7.86%	2015-2025	698	697
Fixed rate notes	5.50%-8.02%	8.02%	2010	65	43
Other notes with varying interest rates	3.44%-12.00%	3.65%	2009-2016	134	75
Capital lease obligations				48	55

Total long-term debt				9,667	9,100
Total short-term debt				2,659	667

Total				$12,326	$9,767

The aggregate maturities of long-term debt at December 31, 2008 for the next five years are $528 million in 2009, $352 million in 2010, $850 million in 2011, $597 million in 2012, $600 million in 2013 and $6,740 million thereafter.

Repurchase agreements and capital lease obligations are collateralized and rank highest in priority, followed by unsecured senior debt which consists of senior notes, fixed rate notes and other notes with varying interest rates, followed by subordinated debt which consists of junior subordinated debentures. Payments of interest and principal on the Company’s surplus notes, which are subordinate to all other obligations at the operating company level and senior to obligations at the Holding Company, may be made only with the prior approval of the insurance department of the state of domicile. Collateral financing arrangements are supported by either surplus notes of subsidiaries or financing arrangements with the Holding Company and accordingly have priority consistent with other such obligations.

Long-term debt, credit facilities and letters of credit of the Holding Company and its subsidiaries contain various covenants. The Company has certain administrative, reporting, legal and financial covenants, including one requiring the Company to maintain a specified minimum consolidated net worth. The Company amended certain of its credit facilities, including its $2.85 billion, five-year revolving credit facilities, in December 2008. The Company was in compliance with all covenants at December 31, 2008 and 2007.

Senior Notes

On August 15, 2008, the Holding Company remarketed its existing $1,035 million 4.82% Series A junior subordinated debentures as 6.817% senior debt securities, Series A, due 2018 payable semi-annually. On February 17, 2009, the Holding Company remarketed its existing $1,035 million 4.91% Series B junior subordinated debentures as 7.717% senior debt securities, Series B, due 2019 payable semi-annually. The Series A and Series B junior subordinated debentures were originally issued in 2005 in connection with the common equity units. See Notes 12, 13 and 25.

The Holding Company repaid a $500 million 5.25% senior note which matured in December 2006.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Repurchase Agreements with the Federal Home Loan Bank of New York

MetLife Bank, National Association (“MetLife Bank”) is a member of the FHLB of NY and holds $89 million and $64 million of common stock of the FHLB of NY at December 31, 2008 and 2007, respectively, which is included in equity securities. MetLife Bank has also entered into repurchase agreements with the FHLB of NY whereby MetLife Bank has issued repurchase agreements in exchange for cash and for which the FHLB of NY has been granted a blanket lien on certain of MetLife Bank’s residential mortgages, mortgage loans held-for-sale, commercial mortgages and mortgage-backed securities to collateralize MetLife Bank’s obligations under the repurchase agreements. MetLife Bank maintains control over these pledged assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The repurchase agreements and the related security agreement represented by this blanket lien provide that upon any event of default by MetLife Bank, the FHLB of NY’s recovery is limited to the amount of MetLife Bank’s liability under the outstanding repurchase agreements. The amount of MetLife Bank’s liability for repurchase agreements with the FHLB of NY was $1.8 billion and $1.2 billion at December 31, 2008 and 2007, respectively, which is included in long-term debt and short-term debt depending upon the original tenor of the advance. During the years ended December 31, 2008, 2007 and 2006, MetLife Bank received advances related to long-term borrowings totaling $220 million, $390 million and $260 million, respectively, from the FHLB of NY. MetLife Bank made repayments to the FHLB of NY of $371 million, $175 million and $117 million related to long-term borrowings for the years ended December 31, 2008, 2007 and 2006, respectively. The advances on these repurchase agreements related to both long-term and short-term debt are collateralized by residential mortgages, mortgage loans held-for-sale, commercial mortgages and mortgage-backed securities with estimated fair values of $3.1 billion and $1.3 billion at December 31, 2008 and 2007, respectively.

Collateralized Borrowing from the Federal Reserve Bank of New York

MetLife Bank is a depository institution that is approved to use the Federal Reserve Bank of New York Discount Window borrowing privileges and participate in the Federal Reserve Bank of New York Term Auction Facility (“TAF”). In order to utilize these facilities, since September 2008 MetLife Bank has pledged qualifying loans and investment securities to the Federal Reserve Bank of New York as collateral. Starting in October 2008, MetLife Bank has participated in periodic TAF auctions, which have a maximum maturity of 84 days. At December 31, 2008, MetLife Bank’s liability for advances from the Federal Reserve Bank of New York was $950 million, which is included in short-term debt. The estimated fair value of loan and investment security collateral pledged by MetLife Bank to the Federal Reserve Bank of New York at December 31, 2008 was $1.6 billion. For the year ended December 31, 2008, the weighted average interest rate on the TAF advances was 0.8% and the average daily balance was $145 million. TAF advances were outstanding for an average of 41 days during the year ended December 31, 2008.

Short-term Debt

Short-term debt was $2,659 million and $667 million at December 31, 2008 and 2007, respectively. At December 31, 2008, short-term debt consisted of $714 million of commercial paper, $950 million related to the aforementioned collateralized borrowing from the Federal Reserve Bank of New York, $695 million related to MetLife Bank’s liability under the aforementioned repurchase agreements with the FHLB of NY with original maturities of less than one year and $300 million related to MICC’s liability for borrowings from the FHLB of Boston with original maturities of less than one year. Short-term debt at December 31, 2007 consisted entirely of commercial paper. During the years ended December 31, 2008, 2007 and 2006, the weighted average interest rate on short-term debt was 2.4%, 5.0% and 5.2%, respectively. During the years ended December 31, 2008, 2007 and 2006, the average daily balance of short-term debt was $1.3 billion, $1.6 billion and $1.9 billion, respectively and short-term debt was outstanding for an average of 25 days, 30 days and 39 days, respectively.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Interest Expense

Interest expense related to the Company’s indebtedness included in other expenses was $554 million, $600 million and $642 million for the years ended December 31, 2008, 2007 and 2006, respectively, and does not include interest expense on collateral financing arrangements, junior subordinated debt securities, common equity units or shares subject to mandatory redemption. See Notes 11, 12, 13 and 14.

Credit and Committed Facilities and Letters of Credit

Credit Facilities.  The Company maintains committed and unsecured credit facilities aggregating $3.2 billion at December 31, 2008. When drawn upon, these facilities bear interest at varying rates in accordance with the respective agreements as specified below. The facilities can be used for general corporate purposes and, at December 31, 2008, $2.9 billion of the facilities also served as back-up lines of credit for the Company’s commercial paper programs. These agreements contain various administrative, reporting, legal and financial covenants, including one requiring the Company to maintain a specified minimum consolidated net worth. Management has no reason to believe that its lending counterparties are unable to fulfill their respective contractual obligations.

Total fees associated with these credit facilities were $17 million, of which $11 million related to deferred amendment fees, for the year ended December 31, 2008. Information on these credit facilities at December 31, 2008 is as follows:

				Letter of
				Credit		Unused
Borrower(s)	Expiration		Capacity	Issuances	Drawdowns	Commitments
			(In millions)

MetLife, Inc. and MetLife Funding, Inc.	June 2012	(1)	$2,850	$2,313	$—	$537
MetLife Bank, N.A	July 2009	(2)	300	—	100	200

Total			$3,150	$2,313	$100	$737

(1)	In December 2008, the Holding Company and MetLife Funding, Inc. entered into an amended and restated $2.85 billion credit agreement with various financial institutions. The agreement amended and restated the $3.0 billion credit agreement entered into in June 2007. Proceeds are available to be used for general corporate purposes, to support their commercial paper programs and for the issuance of letters of credit. All borrowings under the credit agreement must be repaid by June 2012, except that letters of credit outstanding upon termination may remain outstanding until June 2013. The borrowers and the lenders under this facility may agree to extend the term of all or part of the facility to no later than June 2014, except that letters of credit outstanding upon termination may remain outstanding until June 2015. Fees for this agreement include a 0.25% facility fee, 0.075% fronting fee, a letter of credit fee between 1% and 5% based on certain market rates and a 0.05% utilization fee, as applicable, and may vary based on MetLife, Inc.’s senior unsecured ratings. The Holding Company and MetLife Funding, Inc. incurred amendment costs of $11 million related to the $2,850 million amended and restated credit agreement, which have been capitalized and included in other assets. These costs will be amortized over the term of the agreement. The Holding Company did not have any deferred financing costs associated with the original June 2007 credit agreement.

(2)	In July 2008, the facility was increased by $100 million and its maturity extended for one year to July 2009. Fees for this agreement include a commitment fee of $10,000 and a margin of Federal Funds plus 0.11%, as applicable.

Committed Facilities.  The Company maintains committed facilities aggregating $11.5 billion at December 31, 2008. When drawn upon, these facilities bear interest at varying rates in accordance with the respective agreements as specified below. The facilities are used for collateral for certain of the Company’s reinsurance reserves. These facilities contain various administrative, reporting, legal and financial covenants,

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

including one requiring the Company to maintain a specified minimum consolidated net worth. Management has no reason to believe that its lending counterparties are unable to fulfill their respective contractual obligations.

Total fees associated with these committed facilities were $35 million, of which $13 million related to deferred amendment fees, for the year ended December 31, 2008. Information on committed facilities at December 31, 2008 is as follows:

					Letter of
					Credit	Unused	Maturity
Account Party/Borrower(s)	Expiration		Capacity	Drawdowns	Issuances	Commitments	(Years)
			(In millions)

MetLife, Inc.	August 2009	(1)	$500	$—	$500	$—	—
Exeter Reassurance Company Ltd., MetLife, Inc., & Missouri Reinsurance (Barbados), Inc.	June 2016	(3)	500	—	490	10	7
Exeter Reassurance Company Ltd.	December 2027	(2), (4)	650	—	410	240	19
MetLife Reinsurance Company of South Carolina & MetLife, Inc.	June 2037	(5)	3,500	2,692	—	808	29
MetLife Reinsurance Company of Vermont & MetLife, Inc.	December 2037	(2), (6)	2,896	—	1,359	1,537	29
MetLife Reinsurance Company of Vermont & MetLife, Inc.	September 2038	(2), (7)	3,500	—	1,500	2,000	29

Total			$11,546	$2,692	$4,259	$4,595

(1)	In December 2008, the Holding Company entered into an amended and restated one year $500 million letter of credit facility (dated as of August 2008 and amended and restated at December 31, 2008) with an unaffiliated financial institution. Exeter Reassurance Company, Ltd. (“Exeter”) is a co-applicant under this letter of credit facility. This letter of credit facility matures in August 2009, except that letters of credit outstanding upon termination may remain outstanding until August 2010. Fees for this agreement include a margin of 2.25% and a utilization fee of 0.05%, as applicable. The Holding Company incurred amendment costs of $1.3 million related to the $500 million amended and restated letter of credit facility, which have been capitalized and included in other assets. These costs will be amortized over the term of the agreement.

(2)	The Holding Company is a guarantor under this agreement.

(3)	Letters of credit and replacements or renewals thereof issued under this facility of $280 million, $10 million and $200 million are set to expire no later than December 2015, March 2016 and June 2016, respectively.

(4)	In December 2008, Exeter, as borrower, and the Holding Company, as guarantor, entered into an amendment of an existing credit agreement with an unaffiliated financial institution. Issuances under this facility are set to expire in December 2027. Exeter incurred amendment costs of $1.6 million related to the amendment of the existing credit agreement, which have been capitalized and included in other assets. These costs will be amortized over the term of the agreement.

(5)	In May 2007, MetLife Reinsurance Company of South Carolina (“MRSC”), a wholly-owned subsidiary of the Company, terminated the $2.0 billion amended and restated five-year letter of credit and reimbursement agreement entered into among the Holding Company, MRSC and various financial institutions on April 25, 2005. In its place, the Company entered into a 30-year collateral financing arrangement as described in Note 11, which may be extended by agreement of the Company and the financial institution on each anniversary of the closing of the facility for an additional one-year period. At December 31, 2008, $2.7 billion had been drawn upon under the collateral financing arrangement.

(6)	In December 2007, Exeter Reassurance Company Ltd. terminated four letters of credit, with expirations from March 2025 through December 2026, which were issued under a letter of credit facility with an unaffiliated financial institution in an aggregate amount of $1.7 billion. The letters of credit had served as collateral for

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Exeter’s obligations under a reinsurance agreement that was recaptured by MLI-USA in December 2007. MLI-USA immediately thereafter entered into a new reinsurance agreement with MetLife Reinsurance Company of Vermont (“MRV”). To collateralize its reinsurance obligations, MRV and the Holding Company entered into a 30-year, $2.9 billion letter of credit facility with an unaffiliated financial institution.

(7)	In September 2008, MRV and the Holding Company entered into a 30-year, $3.5 billion letter of credit facility with an unaffiliated financial institution. These letters of credit serve as collateral for MRV’s obligations under a reinsurance agreement.

Letters of Credit.  At December 31, 2008, the Company had outstanding $6.6 billion in letters of credit from various financial institutions of which $4.3 billion and $2.3 billion, were part of committed and credit facilities, respectively. As commitments associated with letters of credit and financing arrangements may expire unused, these amounts do not necessarily reflect the Company’s actual future cash funding requirements.

11.	Collateral Financing Arrangements

Associated with the Closed Block

In December 2007, MLIC reinsured a portion of its closed block liabilities to MetLife Reinsurance Company of Charleston (“MRC”), a wholly-owned subsidiary of the Company. In connection with this transaction, MRC issued, to investors placed by an unaffiliated financial institution, $2.5 billion of 35-year surplus notes to provide statutory reserve support for the assumed closed block liabilities. Interest on the surplus notes accrues at an annual rate of 3-month LIBOR plus 0.55%, payable quarterly. The ability of MRC to make interest and principal payments on the surplus notes is contingent upon South Carolina regulatory approval. At both December 31, 2008 and 2007, surplus notes outstanding were $2.5 billion.

Simultaneous with the issuance of the surplus notes, the Holding Company entered into an agreement with the unaffiliated financial institution, under which the Holding Company is entitled to the interest paid by MRC on the surplus notes of 3-month LIBOR plus 0.55% in exchange for the payment of 3-month LIBOR plus 1.12%, payable quarterly on such amount as adjusted, as described below. Under this agreement, the Holding Company may also be required to pledge collateral or make payments to the unaffiliated financial institution related to any decline in the estimated fair value of the surplus notes. Any such payments would be accounted for as a receivable and included under other assets on the Company’s consolidated financial statements and would not reduce the principal amount outstanding of the surplus notes. In addition, the Holding Company may also be required to make a payment to the unaffiliated financial institution in connection with any early termination of this agreement. During the year ended December 31, 2008, the Holding Company paid $800 million to the unaffiliated financial institution related to a decline in the estimated fair value of the surplus notes. This payment reduced the amount under the agreement on which the Holding Company’s interest payment is due but did not reduce the outstanding amount of the surplus notes. In addition, the Holding Company had pledged collateral of $230 million to the unaffiliated financial institution at December 31, 2008. No collateral had been pledged at December 31, 2007.

A majority of the proceeds from the offering of the surplus notes were placed in trust, which is consolidated by the Company, to support MRC’s statutory obligations associated with the assumed closed block liabilities.

During 2007 and 2008 the Company deposited $2.0 billion and $314 million, respectively, into the trust, from the proceeds of surplus notes issued in 2007. At December 31, 2008 and 2007, the estimated fair value of assets held in trust by the Company was $2.1 billion and $2.0 billion, respectively. The assets are principally invested in fixed maturity securities and are presented as such within the Company’s consolidated balance sheet, with the related income included within net investment income in the Company’s consolidated income statement. Interest on the collateral financing arrangement is included as a component of other expenses.

Total interest expense was $117 million and $5 million for the years ended December 31, 2008 and 2007, respectively.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Associated with Secondary Guarantees

In May 2007, the Holding Company and MetLife Reinsurance Company of South Carolina, a wholly-owned subsidiary of the Company, entered into a 30-year collateral financing arrangement with an unaffiliated financial institution that provides up to $3.5 billion of statutory reserve support for MRSC associated with reinsurance obligations under intercompany reinsurance agreements. Such statutory reserves are associated with universal life secondary guarantees and are required under U.S. Valuation of Life Policies Model Regulation (commonly referred to as Regulation A-XXX). At December 31, 2008 and 2007, $2.7 billion and $2.4 billion, respectively, had been drawn upon under the collateral financing arrangement. The collateral financing arrangement may be extended by agreement of the Holding Company and the unaffiliated financial institution on each anniversary of the closing.

Proceeds from the collateral financing arrangement were placed in trust to support MRSC’s statutory obligations associated with the reinsurance of secondary guarantees. The trust is a VIE which is consolidated by the Company. The unaffiliated financial institution is entitled to the return on the investment portfolio held by the trust.

In connection with the collateral financing arrangement, the Holding Company entered into an agreement with the same unaffiliated financial institution under which the Holding Company is entitled to the return on the investment portfolio held by the trust established in connection with this collateral financing arrangement in exchange for the payment of a stated rate of return to the unaffiliated financial institution of 3-month LIBOR plus 0.70%, payable quarterly. The Holding Company may also be required to make payments to the unaffiliated financial institution, for deposit into the trust, related to any decline in the estimated fair value of the assets held by the trust, as well as amounts outstanding upon maturity or early termination of the collateral financing arrangement. For the year ended December 31, 2008, the Holding Company paid $320 million to the unaffiliated financial institution as a result of the decline in the estimated fair value of the assets in the trust. All of the $320 million was deposited into the trust. In January 2009, the Holding Company paid an additional $360 million to the unaffiliated financial institution as a result of the continued decline in the estimated fair value of the assets in trust which was also deposited into the trust.

In addition, the Holding Company may be required to pledge collateral to the unaffiliated financial institution under this agreement. At December 31, 2008, the Holding Company had pledged $86 million under the agreement. No collateral had been pledged under the agreement at December 31, 2007.

At December 31, 2008 and 2007, the Company held assets in trust with a estimated fair value of $2.4 billion and $2.3 billion, respectively, associated with this transaction. The assets are principally invested in fixed maturity securities and are presented as such within the Company’s consolidated balance sheet, with the related income included within net investment income in the Company’s consolidated income statement. Interest on the collateral financing arrangement is included as a component of other expenses.

Transaction costs associated with the collateral financing arrangement of $5 million have been capitalized, are included in other assets, and are amortized using the effective interest method over the period from the issuance of the collateral financing arrangement to its expiration. Total interest expense was $107 million and $84 million for the years ended December 31, 2008 and 2007, respectively.

12.	Junior Subordinated Debentures

Junior Subordinated Debentures Underlying Common Equity Units

In June 2005, the Holding Company issued $1,067 million 4.82% Series A and $1,067 million 4.91% Series B junior subordinated debentures due no later than February 15, 2039 and February 15, 2040, respectively, for a total of $2,134 million, in exchange for $64 million in trust common securities of MetLife Capital Trust II (“Series A Trust”) and MetLife Capital Trust III (“Series B Trust and together with the Series A Trust, the “Capital Trusts”), both subsidiary trusts of MetLife, Inc., and $2,070 million in aggregate cash proceeds from the sale by the subsidiary trusts of trust preferred securities, constituting part of the common equity units more fully described in

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Note 13. The subsidiary trusts each issued $1,035 million of trust preferred securities and $32 million of trust common securities. The trust common securities were issued to the Holding Company.

On August 6, 2008, the Series A Trust was dissolved and $32 million of the Series A junior subordinated debentures were returned to the Holding Company concurrently with the cancellation of the $32 million of trust common securities of the Series A Trust held by MetLife, Inc. Upon dissolution of the Series A Trust, the remaining $1,035 million of Series A junior subordinated debentures were distributed to the holders of the trust preferred securities and such trust preferred securities were cancelled. In connection with the remarketing transaction on August 15, 2008, the remaining $1,035 million MetLife, Inc. Series A junior subordinated debentures were modified, as permitted by their terms, to be 6.817% senior debt securities Series A, due August 15, 2018. The Company did not receive any proceeds from the remarketing. See also Notes 10 and 13.

On February 5, 2009, the Series B Trust was dissolved and $32 million of the Series B junior subordinated debentures were returned to the Holding Company concurrently with the cancellation of the $32 million of trust common securities of the Series B Trust held by MetLife, Inc. Upon dissolution of the Series B Trust, the remaining $1,035 million of Series B junior subordinated debentures were distributed to the holders of the trust preferred securities and such trust preferred securities were cancelled. In connection with the remarketing transaction on February 17, 2009, the remaining $1,035 million MetLife, Inc. Series B junior subordinated debentures were modified, as permitted by their terms, to be 7.717% senior debt securities Series B, due February 15, 2019. The Company did not receive any proceeds from the remarketing. See also Notes 10, 13 and 25.

Interest expense on the junior subordinated debentures underlying the common equity units was $84 million, $104 million and $104 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Other Junior Subordinated Debentures Issued by the Holding Company

In April 2008, MetLife Capital Trust X, a VIE consolidated by the Company, issued exchangeable surplus trust securities (the “2008 Trust Securities”) with a face amount of $750 million. The 2008 Trust Securities will be exchanged into a like amount of the Holding Company’s junior subordinated debentures on April 8, 2038, the scheduled redemption date, mandatorily under certain circumstances, and at any time upon the Holding Company exercising its option to redeem the securities. The 2008 Trust Securities will be exchanged for junior subordinated debentures prior to repayment. The final maturity of the debentures is April 8, 2068. The Holding Company may cause the redemption of the 2008 Trust Securities or debentures (i) in whole or in part, at any time on or after April 8, 2033 at their principal amount plus accrued and unpaid interest to the date of redemption, or (ii) in certain circumstances, in whole or in part, prior to April 8, 2033 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price. Interest on the 2008 Trust Securities or debentures is payable semi-annually at a fixed rate of 9.25% up to, but not including, April 8, 2038, the scheduled redemption date. In the event the 2008 Trust Securities or debentures are not redeemed on or before the scheduled redemption date, interest will accrue at an annual rate of 3-month LIBOR plus a margin equal to 5.540%, payable quarterly in arrears. The Holding Company has the right to, and in certain circumstances the requirement to, defer interest payments on the 2008 Trust Securities or debentures for a period up to ten years. Interest compounds during such periods of deferral. If interest is deferred for more than five consecutive years, the Holding Company may be required to use proceeds from the sale of its common stock or warrants on common stock to satisfy its obligation. In connection with the issuance of the 2008 Trust Securities, the Holding Company entered into a replacement capital covenant (“RCC”). As a part of the RCC, the Holding Company agreed that it will not repay, redeem, or purchase the debentures on or before April 8, 2058, unless, subject to certain limitations, it has received proceeds from the sale of specified capital securities. The RCC will terminate upon the occurrence of certain events, including an acceleration of the debentures due to the occurrence of an event of default. The RCC is not intended for the benefit of holders of the debentures and may not be enforced by them. The RCC is for the benefit of holders of one or more other designated series of its indebtedness (which will initially be its 5.70% senior notes due June 15, 2035). The Holding Company also entered into a replacement capital obligation which will commence in 2038 and under

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

which the Holding Company must use reasonable commercial efforts to raise replacement capital through the issuance of certain qualifying capital securities. Issuance costs associated with the offering of the 2008 Trust Securities of $8 million have been capitalized, are included in other assets, and are amortized using the effective interest method over the period from the issuance date of the 2008 Trust Securities until their scheduled redemption. Interest expense on the 2008 Trust Securities was $51 million for the year ended December 31, 2008.

In December 2007, MetLife Capital Trust IV, a VIE consolidated by the Company, issued exchangeable surplus trust securities (the “2007 Trust Securities”) with a face amount of $700 million and a discount of $6 million ($694) million. The 2007 Trust Securities will be exchanged into a like amount of Holding Company junior subordinated debentures on December 15, 2037, the scheduled redemption date; mandatorily under certain circumstances; and at any time upon the Holding Company exercising its option to redeem the securities. The 2007 Trust Securities will be exchanged for junior subordinated debentures prior to repayment. The final maturity of the debentures is December 15, 2067. The Holding Company may cause the redemption of the 2007 Trust Securities or debentures (i) in whole or in part, at any time on or after December 15, 2032 at their principal amount plus accrued and unpaid interest to the date of redemption, or (ii) in certain circumstances, in whole or in part, prior to December 15, 2032 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price. Interest on the 2007 Trust Securities or debentures is payable semi-annually at a fixed rate of 7.875% up to, but not including, December 15, 2037, the scheduled redemption date. In the event the 2007 Trust Securities or debentures are not redeemed on or before the scheduled redemption date, interest will accrue at an annual rate of 3-month LIBOR plus a margin equal to 3.96%, payable quarterly in arrears. The Holding Company has the right to, and in certain circumstances the requirement to, defer interest payments on the 2007 Trust Securities or debentures for a period up to ten years. Interest compounds during such periods of deferral. If interest is deferred for more than five consecutive years, the Holding Company may be required to use proceeds from the sale of its common stock or warrants on common stock to satisfy its obligation. In connection with the issuance of the 2007 Trust Securities, the Holding Company entered into a RCC. As a part of the RCC, the Holding Company agreed that it will not repay, redeem, or purchase the debentures on or before December 15, 2057, unless, subject to certain limitations, it has received proceeds from the sale of specified capital securities. The RCC will terminate upon the occurrence of certain events, including an acceleration of the debentures due to the occurrence of an event of default. The RCC is not intended for the benefit of holders of the debentures and may not be enforced by them. The RCC is for the benefit of holders of one or more other designated series of its indebtedness (which will initially be its 5.70% senior notes due June 15, 2035). The Holding Company also entered into a replacement capital obligation which will commence in 2037 and under which the Holding Company must use reasonable commercial efforts to raise replacement capital through the issuance of certain qualifying capital securities. Issuance costs associated with the offering of the 2007 Trust Securities of $10 million have been capitalized, are included in other assets, and are amortized using the effective interest method over the period from the issuance date of the 2007 Trust Securities until their scheduled redemption. Interest expense on the 2007 Trust Securities was $55 million and $3 million, for the years ended December 31, 2008 and 2007, respectively.

In December 2006, the Holding Company issued junior subordinated debentures with a face amount of $1.25 billion. The debentures are scheduled for redemption on December 15, 2036; the final maturity of the debentures is December 15, 2066. The Holding Company may redeem the debentures (i) in whole or in part, at any time on or after December 15, 2031 at their principal amount plus accrued and unpaid interest to the date of redemption, or (ii) in certain circumstances, in whole or in part, prior to December 15, 2031 at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, a make-whole price. Interest is payable semi-annually at a fixed rate of 6.40% up to, but not including, December 15, 2036, the scheduled redemption date. In the event the debentures are not redeemed on or before the scheduled redemption date, interest will accrue at an annual rate of 3-month LIBOR plus a margin equal to 2.205%, payable quarterly in arrears. The Holding Company has the right to, and in certain circumstances the requirement to, defer interest payments on the debentures for a period up to ten years. Interest compounds during such periods of deferral. If interest is deferred for more than five consecutive years, the Holding Company may be required to use proceeds from the sale of its

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

common stock or warrants on common stock to satisfy its obligation. In connection with the issuance of the debentures, the Holding Company entered into a replacement capital covenant. As part of the RCC, the Holding Company agreed that it will not repay, redeem, or purchase the debentures on or before December 15, 2056, unless, subject to certain limitations, it has received proceeds from the sale of specified capital securities. The RCC will terminate upon the occurrence of certain events, including an acceleration of the debentures due to the occurrence of an event of default. The RCC is not intended for the benefit of holders of the debentures and may not be enforced by them. The RCC is for the benefit of holders of one or more other designated series of its indebtedness (which will initially be its 5.70% senior notes due June 15, 2035). The Holding Company also entered into a replacement capital obligation which will commence in 2036 and under which the Holding Company must use reasonable commercial efforts to raise replacement capital through the issuance of certain qualifying capital securities. Issuance costs associated with the offering of the debentures of $13 million have been capitalized, are included in other assets, and are amortized using the effective interest method over the period from the issuance date of the debentures until their scheduled redemption. Interest expense on the debentures was $80 million, $80 million and $2 million for the years ended December 31, 2008, 2007 and 2006, respectively.

13.	Common Equity Units

In connection with financing the acquisition of Travelers on July 1, 2005, which is described in Note 2, the Holding Company distributed and sold 82.8 million 6.375% common equity units for $2,070 million in proceeds in a registered public offering on June 21, 2005. As described below, the common equity units consisted of interests in trust preferred securities issued by MetLife Capital Trusts II and III, and stock purchase contracts issued by the Holding Company. The only assets of MetLife Capital Trusts II and III were junior subordinated debentures issued by the Holding Company. As described in Note 12 and in the “Remarketing of Junior Subordinated Debentures and Settlement of Stock Purchase Contracts” section which follows, the common equity units ceased to exist upon the closing of the remarketing of the underlying debt instruments and the settlement of the stock purchase contracts in August 2008 and February 2009.

Common Equity Units

Each common equity unit had an initial stated amount of $25 per unit and consisted of: (i) a 1/80 or 1.25% ($12.50), undivided beneficial ownership interest in a series A trust preferred security of MetLife Capital Trust II (“Series A Trust”), with an initial liquidation amount of $1,000; (ii) a 1/80 or 1.25% ($12.50), undivided beneficial ownership interest in a series B trust preferred security of MetLife Capital Trust III (“Series B Trust” and, together with the Series A Trust, the “Capital Trusts”), with an initial liquidation amount of $1,000; and (iii) a stock purchase contract under which the holder of the common equity unit agreed to purchase, and the Holding Company agreed to sell, on each of the initial stock purchase date and the subsequent stock purchase date, a variable number of shares of the Holding Company’s common stock, par value $0.01 per share, for a purchase price of $12.50. After the closing of the first remarketing in August 2008, each common equity unit had a stated value of $12.50, rather than the initial stated amount of $25 per unit, and no longer included any ownership interest in the Series A Trust.

Junior Subordinated Debentures Issued to Support Trust Common and Preferred Securities

The Holding Company issued $1,067 million 4.82% Series A and $1,067 million 4.91% Series B junior subordinated debentures due no later than February 15, 2039 and February 15, 2040, respectively, for a total of $2,134 million, in exchange for $2,070 million in aggregate proceeds from the sale of the trust preferred securities by the Capital Trusts and $64 million in trust common securities issued equally by the Capital Trusts. The common and preferred securities of the Capital Trusts, totaling $2,134 million, represented undivided beneficial ownership interests in the assets of the Capital Trusts, had no stated maturity and were required to be redeemed upon maturity of the corresponding series of junior subordinated debentures — the sole assets of the respective Capital Trusts. The Series A Trust and Series B Trust made quarterly distributions on the common and preferred securities when due at

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

an annual rate of 4.82% and 4.91%, respectively, until they were dissolved in August 2008 and February 2009, respectively.

The trust common securities, which were held by the Holding Company, represented a 3% interest in the Capital Trusts and were reflected as fixed maturity securities in the consolidated balance sheet of MetLife, Inc. The Capital Trusts were VIEs in accordance with FIN 46(r), and the Company did not consolidate its interest in MetLife Capital Trusts II and III as it was not the primary beneficiary of either of the Capital Trusts.

As described in Note 12, upon dissolution of MetLife Capital Trusts II and III, $64 million of the junior subordinated debentures were returned to the Holding Company concurrently with the cancellation the $64 million of trust common securities of MetLife Capital Trust II and III held by the Holding Company and the remaining $2,070 million of junior subordinated debentures were distributed to the holders of the trust preferred securities and such trust preferred securities were cancelled.

The Holding Company directly guaranteed the repayment of the trust preferred securities to the holders thereof to the extent that there were funds available in the Capital Trusts. The guarantee remained in place until the full redemption of the trust preferred securities. The trust preferred securities held by the common equity unit holders were pledged to the Holding Company to collateralize the obligation of the common equity unit holders under the related stock purchase contracts. The common equity unit holders were permitted to substitute certain zero coupon treasury securities in place of the trust preferred securities, or the junior subordinated debentures subsequent to the dissolution of the Capital Trusts, as collateral under the stock purchase contract.

The trust preferred securities, or the junior subordinated debentures subsequent to the dissolution of the Capital Trusts, had remarketing dates which corresponded with the initial and subsequent stock purchase dates to provide the holders of the common equity units with proceeds to settle the stock purchase contracts. The initial stock purchase date was August 15, 2008, but could have been deferred for quarterly periods until February 15, 2009 and the subsequent stock purchase date was February 15, 2009 but could have been deferred for quarterly periods until February 15, 2010. At the respective remarketing dates, the remarketing agent had the ability to reset the interest rate on the remarketed securities to generate sufficient remarketing proceeds to satisfy the common equity unit holder’s obligation under the stock purchase contract, subject to a reset cap for each of the first two attempted remarketings of each series , which reset cap was waived by the Holding Company in connection with the remarketing of the Series B debentures in February 2009. The interest rate on the supporting junior subordinated debentures issued by the Holding Company would have been reset at a commensurate rate. If the initial remarketing had been unsuccessful, the remarketing agent would have attempted to remarket the trust preferred securities or junior subordinated debentures, as necessary, in subsequent quarters through February 15, 2009 for the Series A trust preferred securities or junior subordinated debentures and through February 15, 2010 for the Series B trust preferred securities or junior subordinated debentures. The final attempt at remarketing would not have been subject to the reset cap. If all remarketing attempts were unsuccessful, the Holding Company had the right, as a secured party, to apply the liquidation amount on the trust preferred securities to the common equity unit holders’ obligation under the stock purchase contract and to deliver to the common equity unit holder a junior subordinated debt security payable on August 15, 2010 at an annual rate of 4.82% and 4.91% on the Series A and Series B trust preferred securities or junior subordinated debentures, respectively, in payment of any accrued and unpaid distributions.

Stock Purchase Contracts

Each stock purchase contract required the holder of the common equity unit to purchase, and the Holding Company to sell, for $12.50, on each of the initial stock purchase date and the subsequent stock purchase date, a number of newly issued or treasury shares of the Holding Company’s common stock, par value $0.01 per share, equal to the applicable settlement rate. The settlement rate at the respective stock purchase date was calculated based on the closing price of the common stock during a specified 20-day period immediately preceding the applicable stock purchase date. If the market value of the Holding Company’s common stock was less than the

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

threshold appreciation price of $53.10 but greater than $43.35, the reference price, the settlement rate, as adjusted for dividends in accordance with the terms of the stock purchase contracts, was an amount of the Holding Company’s common stock equal to the stated amount of $12.50 divided by the market value. If the market value was less than or equal to the reference price, the settlement rate, as adjusted for dividends in accordance with the terms of the stock purchase contracts, was 0.28835 shares of the Holding Company’s common stock. If the market value was greater than or equal to the threshold appreciation price, the settlement rate, as adjusted for dividends in accordance with the terms of the stock purchase contracts, was 0.23540 shares of the Holding Company’s common stock. Accordingly, upon settlement in the aggregate, the Holding Company received proceeds of $2,070 million and issued between 39.0 million and 47.8 million shares of its common stock. The stock purchase contract could have been exercised at the option of the holder at any time prior to the settlement date. However, upon early settlement, the holder would have received the minimum settlement rate. The Holding Company delivered 44,587,703 shares of its common stock in settlement of the stock purchase contracts.

The stock purchase contracts further required the Holding Company to pay the holder of the common equity unit quarterly contract payments on the stock purchase contracts at the annual rate of 1.510% on the stated amount of $25 per stock purchase contract until the initial stock purchase date and at the annual rate of 1.465% on the remaining stated amount of $12.50 per stock purchase contract thereafter.

The quarterly distributions on the Series A and Series B trust preferred securities of 4.82% and 4.91%, respectively, combined with the contract payments on the stock purchase contract of 1.510%, (1.465% after the initial stock purchase date) resulted in the 6.375% yield on the common equity units.

If the Holding Company had exercised its right to defer any of the contract payments on the stock purchase contract, then it would have accrued additional amounts on the deferred amounts at the annual rate of 6.375% until paid, to the extent permitted by law.

The value of the stock purchase contracts at issuance, $96.6 million, was calculated as the present value of the future contract payments due under the stock purchase contract of 1.510% through the initial stock purchase date, and 1.465% up to the subsequent stock purchase date, discounted at the interest rate on the supporting junior subordinated debentures issued by the Holding Company, 4.82% or 4.91% on the Series A and Series B trust preferred securities, respectively. The value of the stock purchase contracts was recorded in other liabilities with an offsetting decrease in additional paid-in capital. The other liability balance related to the stock purchase contracts accrued interest at the discount rate of 4.82% or 4.91%, as applicable, with an offsetting increase to interest expense. As the contract payments were made under the stock purchase contracts they reduced the other liability balance. During the years ended December 31, 2008, 2007 and 2006, the Holding Company increased the other liability balance for the accretion of the discount on the contract payment of $2 million, $2 million and $3 million, respectively and made contract payments of $26 million, $31 million and $31 million, respectively.

Issuance Costs

In connection with the offering of common equity units, the Holding Company incurred $55.3 million of issuance costs of which $5.8 million related to the issuance of the junior subordinated debentures underlying common equity units which funded the Series A and Series B trust preferred securities and $49.5 million related to the expected issuance of the common stock under the stock purchase contracts. The $5.8 million in debt issuance costs were capitalized, included in other assets, and amortized using the effective interest method over the period from issuance date of the common equity units to the initial and subsequent stock purchase date. The remaining $49.5 million of costs related to the common stock issuance under the stock purchase contracts and were recorded as a reduction of additional paid-in capital.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Earnings Per Common Share

The stock purchase contracts are reflected in diluted earnings per common share using the treasury stock method. The stock purchase contracts were included in diluted earnings per common share for the years ended December 31, 2008, 2007 and 2006 as shown in Note 20.

Remarketing of Junior Subordinated Debentures and Settlement of Stock Purchase Contracts

On August 15, 2008, the Holding Company closed the successful remarketing of the Series A portion of the junior subordinated debentures underlying the common equity units. The Series A junior subordinated debentures were modified as permitted by their terms to be 6.817% senior debt securities Series A, due August 15, 2018. The Holding Company did not receive any proceeds from the remarketing. Most common equity unit holders chose to have their junior subordinated debentures remarketed and used the remarketing proceeds to settle their payment obligations under the applicable stock purchase contract. For those common equity unit holders that elected not to participate in the remarketing and elected to use their own cash to satisfy the payment obligations under the stock purchase contract, the terms of the debt are the same as the remarketed debt. The initial settlement of the stock purchase contracts occurred on August 15, 2008, providing proceeds to the Holding Company of $1,035 million in exchange for shares of the Holding Company’s common stock. The Holding Company delivered 20,244,549 shares of its common stock held in treasury at a value of $1,064 million to settle the stock purchase contracts.

On February 17, 2009, the Holding Company closed the successful remarketing of the Series B portion of the junior subordinated debentures underlying the common equity units. The Series B junior subordinated debentures were modified as permitted by their terms to be 7.717% senior debt securities Series B, due February 15, 2019. The Holding Company did not receive any proceeds from the remarketing. Most common equity unit holders chose to have their junior subordinated debentures remarketed and used the remarketing proceeds to settle their payment obligations under the applicable stock purchase contract. For those common equity unit holders that elected not to participate in the remarketing and elected to use their own cash to satisfy the payment obligations under the stock purchase contract, the terms of the debt are the same as the remarketed debt. The subsequent settlement of the stock purchase contracts occurred on February 17, 2009, providing proceeds to the Holding Company of $1,035 million in exchange for shares of the Holding Company’s common stock. The Holding Company delivered 24,343,154 shares of its newly issued common stock at a value of $1,035 million to settle the stock purchase contracts. See also Notes 10, 12, 18 and 25.

14.	Shares Subject to Mandatory Redemption and Company-Obligated Mandatorily Redeemable Securities of Subsidiary Trusts

GenAmerica Capital I.  In June 1997, GenAmerica Corporation (“GenAmerica”) issued $125 million of 8.525% capital securities through a wholly-owned subsidiary trust, GenAmerica Capital I. In October 2007, GenAmerica redeemed these securities which were due to mature on June 30, 2027. As a result of this redemption, the Company recognized additional interest expense of $10 million. Interest expense on these instruments is included in other expenses and was $20 million and $11 million for the years ended December 31, 2007 and 2006, respectively.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

15.	Income Tax

The provision for income tax from continuing operations is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Current:
Federal	$218	$441	$628
State and local	10	15	39
Foreign	372	200	144

Subtotal	600	656	811

Deferred:
Federal	1,078	1,015	164
State and local	(6)	31	2
Foreign	(90)	(25)	52

Subtotal	982	1,021	218

Provision for income tax	$1,582	$1,677	$1,029

The reconciliation of the income tax provision at the U.S. statutory rate to the provision for income tax as reported for continuing operations is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Tax provision at U.S. statutory rate	$1,773	$2,025	$1,382
Tax effect of:
Tax-exempt investment income	(254)	(296)	(296)
State and local income tax	2	39	23
Prior year tax	53	70	(10)
Foreign tax rate differential and change in valuation allowance	15	(108)	(50)
Other, net	(7)	(53)	(20)

Provision for income tax	$1,582	$1,677	$1,029

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Net deferred income tax assets and liabilities consisted of the following:

	December 31,
	2008	2007
	(In millions)

Deferred income tax assets:
Policyholder liabilities and receivables	$5,553	$4,092
Net operating loss carryforwards	741	595
Employee benefits	657	134
Capital loss carryforwards	273	158
Tax credit carryforwards	348	20
Net unrealized investment losses	6,590	—
Litigation-related and government mandated	284	113
Other	242	395

	14,688	5,507
Less: Valuation allowance	272	127

	14,416	5,380

Deferred income tax liabilities:
Investments, including derivatives	5,299	2,135
Intangibles	156	32
DAC	3,939	4,177
Net unrealized investment gains	—	423
Other	95	115

	9,489	6,882

Net deferred income tax asset/(liability)	$4,927	$(1,502)

Domestic net operating loss carryforwards amount to $1,588 million at December 31, 2008 and will expire beginning in 2020. Foreign net operating loss carryforwards amount to $693 million at December 31, 2008 and were generated in various foreign countries with expiration periods of five years to indefinite expiration. Capital loss carryforwards amount to $781 million at December 31, 2008 and will expire beginning in 2010. Tax credit carryforwards amount to $348 million at December 31, 2008.

The Company has recorded a valuation allowance related to tax benefits of certain foreign net operating loss carryforwards and certain foreign unrealized losses. The valuation allowance reflects management’s assessment, based on available information, that it is more likely than not that the deferred income tax asset for certain foreign net operating loss carryforwards and certain foreign unrealized losses will not be realized. The tax benefit will be recognized when management believes that it is more likely than not that these deferred income tax assets are realizable. In 2008, the Company recorded an increase to the deferred tax valuation allowance of $145 million, of which $63 million related to certain foreign net operating loss carryforwards and $82 million related to certain foreign unrealized losses.

The Company has not established a valuation allowance against the deferred tax asset of $6,590 million recognized in connection with unrealized losses at December 31, 2008, other than the $82 million of valuation allowance recognized in connection with certain foreign unrealized losses. A valuation allowance was not considered necessary based upon the Company’s intent and ability to hold such securities until their recovery

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

or maturity and the existence of tax-planning strategies that include sources of future taxable income against which such losses could be offset.

The Company files income tax returns with the U.S. federal government and various state and local jurisdictions, as well as foreign jurisdictions. The Company is under continuous examination by the Internal Revenue Service (“IRS”) and other tax authorities in jurisdictions in which the Company has significant business operations. The income tax years under examination vary by jurisdiction. With a few exceptions, the Company is no longer subject to U.S. federal, state and local, or foreign income tax examinations by tax authorities for years prior to 2000. In 2005, the IRS commenced an examination of the Company’s U.S. income tax returns for 2000 through 2002 that is anticipated to be completed in 2009.

As a result of the implementation of FIN 48 on January 1, 2007, the Company recognized a $35 million increase in the liability for unrecognized tax benefits and a $9 million decrease in the interest liability for unrecognized tax benefits, as well as a $17 million increase in the liability for unrecognized tax benefits and a $5 million increase in the interest liability for unrecognized tax benefits which are included in liabilities of subsidiaries held-for-sale. The corresponding reduction to the January 1, 2007 balance of retained earnings was $37 million, net of $11 million of noncontrolling interests. The Company’s total amount of unrecognized tax benefits upon adoption of FIN 48 was $932 million. The Company reclassified, at adoption, $602 million of current income tax payables to the liability for unrecognized tax benefits included within other liabilities. The Company also reclassified, at adoption, $295 million of deferred income tax liabilities, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility, to the liability for unrecognized tax benefits. Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period. The total amount of unrecognized tax benefits as of January 1, 2007 that would affect the effective tax rate, if recognized, was $654 million. The Company also had $210 million of accrued interest, included within other liabilities, as of January 1, 2007. The Company classifies interest accrued related to unrecognized tax benefits in interest expense, while penalties are included within income tax expense.

At December 31, 2007, the Company’s total amount of unrecognized tax benefits was $840 million and the total amount of unrecognized tax benefits that would affect the effective tax rate, if recognized, was $565 million. The total amount of unrecognized tax benefits decreased by $92 million from the date of adoption primarily due to settlements reached with the IRS with respect to certain significant issues involving demutualization, post-sale purchase price adjustments and reinsurance offset by additions for tax positions of the current year. As a result of the settlements, items within the liability for unrecognized tax benefits, in the amount of $177 million, were reclassified to current and deferred income taxes, as applicable, and a payment of $156 million was made in December of 2007, with $6 million to be paid in 2009 and the remaining $15 million to be paid in future years.

At December 31, 2008, the Company’s total amount of unrecognized tax benefits was $766 million and the total amount of unrecognized tax benefits that would affect the effective tax rate, if recognized, was $567 million. The total amount of unrecognized tax benefits decreased by $74 million from December 31, 2007 primarily due to settlements reached with the IRS with respect to certain significant issues involving demutualization, leasing and tax credits offset by additions for tax positions of the current year. As a result of the settlements, items within the liability for unrecognized tax benefits, in the amount of $153 million, were reclassified to current and deferred income taxes, as applicable. Of the $153 million reclassified to current and deferred income taxes, $20 million was paid in 2008 and $133 million will be paid in 2009.

The Company’s liability for unrecognized tax benefits will change in the next 12 months pending the outcome of remaining issues associated with the current IRS audit including tax-exempt income and tax credits. Management is working to resolve the remaining audit items directly with IRS auditors, as well as through available accelerated IRS resolution programs and may protest any unresolved issues through the IRS appeals process and, possibly, litigation, the timing and extent of which is uncertain. At this time, a reasonable estimate of

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

the range of a payment or change in the liability is between $40 million and $50 million; however, the Company continues to believe that the ultimate resolution of the issues will not result in a material effect on its consolidated financial statements, although the resolution of income tax matters could impact the Company’s effective tax rate for a particular future period.

A reconciliation of the beginning and ending amount of unrecognized tax benefits for the years ended December 31, 2008 and December 31, 2007, is as follows:

	December 31,
	2008	2007
	(In millions)

Balance as of beginning of the period	$840	$932
Additions for tax positions of prior years	11	73
Reductions for tax positions of prior years	(51)	(53)
Additions for tax positions of current year	147	77
Reductions for tax positions of current year	(22)	(8)
Settlements with tax authorities	(153)	(177)
Lapses of statutes of limitations	(6)	(4)

Balance as of end of the period	$766	$840

During the year ended December 31, 2007, the Company recognized $81 million in interest expense associated with the liability for unrecognized tax benefits. At December 31, 2007, the Company had $218 million of accrued interest associated with the liability for unrecognized tax benefits. The $8 million increase, from the date of adoption, in accrued interest associated with the liability for unrecognized tax benefits resulted from an increase of $81 million of interest expense and a $73 million decrease primarily resulting from the aforementioned IRS settlements. During 2007, the $73 million resulting from IRS settlements was reclassified to current income tax payable and will be paid in 2009.

During the year ended December 31, 2008, the Company recognized $37 million in interest expense associated with the liability for unrecognized tax benefits. At December 31, 2008, the Company had $176 million of accrued interest associated with the liability for unrecognized tax benefits. The $42 million decrease from December 31, 2007 in accrued interest associated with the liability for unrecognized tax benefits resulted from an increase of $37 million of interest expense and a $79 million decrease primarily resulting from the aforementioned IRS settlements. Of the $79 million decrease, $78 million has been reclassified to current income tax payable and the remaining $1 million reduced interest expense. Of the $78 million reclassified to current income tax payable, $7 million was paid in 2008 and the remainder of $71 million will be paid in 2009.

On September 25, 2007, the IRS issued Revenue Ruling 2007-61, which announced its intention to issue regulations with respect to certain computational aspects of the Dividends Received Deduction (“DRD”) on separate account assets held in connection with variable annuity contracts. Revenue Ruling 2007-61 suspended a revenue ruling issued in August 2007 that would have changed accepted industry and IRS interpretations of the statutes governing these computational questions. Any regulations that the IRS ultimately proposes for issuance in this area will be subject to public notice and comment, at which time insurance companies and other interested parties will have the opportunity to raise legal and practical questions about the content, scope and application of such regulations. As a result, the ultimate timing and substance of any such regulations are unknown at this time. For the years ended December 31, 2008 and 2007, the Company recognized an income tax benefit of $179 million and $188 million, respectively, related to the separate account DRD.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

16.  Contingencies, Commitments and Guarantees

Contingencies

Litigation

The Company is a defendant in a large number of litigation matters. In some of the matters, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Modern pleading practice in the United States permits considerable variation in the assertion of monetary damages or other relief. Jurisdictions may permit claimants not to specify the monetary damages sought or may permit claimants to state only that the amount sought is sufficient to invoke the jurisdiction of the trial court. In addition, jurisdictions may permit plaintiffs to allege monetary damages in amounts well exceeding reasonably possible verdicts in the jurisdiction for similar matters. This variability in pleadings, together with the actual experience of the Company in litigating or resolving through settlement numerous claims over an extended period of time, demonstrate to management that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value. Thus, unless stated below, the specific monetary relief sought is not noted.

Due to the vagaries of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time may normally be inherently impossible to ascertain with any degree of certainty. Inherent uncertainties can include how fact finders will view individually and in their totality documentary evidence, the credibility and effectiveness of witnesses’ testimony, and how trial and appellate courts will apply the law in the context of the pleadings or evidence presented, whether by motion practice, or at trial or on appeal. Disposition valuations are also subject to the uncertainty of how opposing parties and their counsel will themselves view the relevant evidence and applicable law.

On a quarterly and annual basis, the Company reviews relevant information with respect to litigation and contingencies to be reflected in the Company’s consolidated financial statements. In 2007, the Company received $39 million upon the resolution of an indemnification claim associated with the 2000 acquisition of General American Life Insurance Company (“GALIC”), and the Company reduced legal liabilities by $38 million after the settlement of certain cases. The review includes senior legal and financial personnel. Unless stated below, estimates of possible losses or ranges of loss for particular matters cannot in the ordinary course be made with a reasonable degree of certainty. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. Liabilities have been established for a number of the matters noted below; in 2007 the Company increased legal liabilities for pending sales practices, employment, property and casualty and intellectual property litigation matters against the Company. It is possible that some of the matters could require the Company to pay damages or make other expenditures or establish accruals in amounts that could not be estimated at December 31, 2008.

Demutualization Actions

Several lawsuits were brought in 2000 challenging the fairness of the Plan and the adequacy and accuracy of MLIC’s disclosure to policyholders regarding the Plan. The actions discussed below name as defendants some or all of MLIC, the Holding Company, and individual directors. MLIC, the Holding Company, and the individual directors believe they have meritorious defenses to the plaintiffs’ claims and are contesting vigorously all of the plaintiffs’ claims in these actions.

Fiala, et al. v. Metropolitan Life Ins. Co., et al. (Sup. Ct., N.Y. County, filed March 17, 2000).  The plaintiffs in the consolidated state court class action seek compensatory relief and punitive damages against MLIC, the Holding Company, and individual directors. The court has certified a litigation class of present and former policyholders on plaintiffs’ claim that defendants violated section 7312 of the New York Insurance Law. Pursuant to the court’s order, plaintiffs have given notice to the class of the pendency of this action. Defendants’ motion for summary judgment is pending.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

In re MetLife Demutualization Litig. (E.D.N.Y., filed April 18, 2000).  In this class action against MLIC and the Holding Company, plaintiffs served a second consolidated amended complaint in 2004. Plaintiffs assert violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the Plan, claiming that the Policyholder Information Booklets failed to disclose certain material facts and contained certain material misstatements. They seek rescission and compensatory damages. By orders dated July 19, 2005 and August 29, 2006, the federal trial court certified a litigation class of present and former policyholders. The court has directed the manner and form of notice to the class, but plaintiffs have not yet distributed the notice. MLIC and the Holding Company have moved for summary judgment, and plaintiffs have moved for partial summary judgment. The court heard oral argument on the parties’ motions for summary judgment on September 19, 2008.

Asbestos-Related Claims

MLIC is and has been a defendant in a large number of asbestos-related suits filed primarily in state courts. These suits principally allege that the plaintiff or plaintiffs suffered personal injury resulting from exposure to asbestos and seek both actual and punitive damages. MLIC has never engaged in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products nor has MLIC issued liability or workers’ compensation insurance to companies in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products. The lawsuits principally have focused on allegations with respect to certain research, publication and other activities of one or more of MLIC’s employees during the period from the 1920’s through approximately the 1950’s and allege that MLIC learned or should have learned of certain health risks posed by asbestos and, among other things, improperly publicized or failed to disclose those health risks. MLIC believes that it should not have legal liability in these cases. The outcome of most asbestos litigation matters, however, is uncertain and can be impacted by numerous variables, including differences in legal rulings in various jurisdictions, the nature of the alleged injury, and factors unrelated to the ultimate legal merit of the claims asserted against MLIC. MLIC employs a number of resolution strategies to manage its asbestos loss exposure, including seeking resolution of pending litigation by judicial rulings and settling individual or groups of claims or lawsuits under appropriate circumstances.

Claims asserted against MLIC have included negligence, intentional tort and conspiracy concerning the health risks associated with asbestos. MLIC’s defenses (beyond denial of certain factual allegations) include that: (i) MLIC owed no duty to the plaintiffs — it had no special relationship with the plaintiffs and did not manufacture, produce, distribute or sell the asbestos products that allegedly injured plaintiffs; (ii) plaintiffs did not rely on any actions of MLIC; (iii) MLIC’s conduct was not the cause of the plaintiffs’ injuries; (iv) plaintiffs’ exposure occurred after the dangers of asbestos were known; and (v) the applicable time with respect to filing suit has expired. During the course of the litigation, certain trial courts have granted motions dismissing claims against MLIC, while other trial courts have denied MLIC’s motions to dismiss. There can be no assurance that MLIC will receive favorable decisions on motions in the future. While most cases brought to date have settled, MLIC intends to continue to defend aggressively against claims based on asbestos exposure, including defending claims at trials.

The approximate total number of asbestos personal injury claims pending against MLIC as of the dates indicated, the approximate number of new claims during the years ended on those dates and the approximate total settlement payments made to resolve asbestos personal injury claims at or during those years are set forth in the following table:

	December 31,
	2008	2007	2006
	(In millions, except number of claims)

Asbestos personal injury claims at year end	74,027	79,717	87,070
Number of new claims during the year	5,063	7,161	7,870
Settlement payments during the year (1)	$99.0	$28.2	$35.5

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

(1)	Settlement payments represent payments made by MLIC during the year in connection with settlements made in that year and in prior years. Amounts do not include MLIC’s attorneys’ fees and expenses and do not reflect amounts received from insurance carriers.

In 2005, MLIC received approximately 18,500 new claims, ending the year with a total of approximately 100,250 claims, and paid approximately $74.3 million for settlements reached in 2005 and prior years. In 2004, MLIC received approximately 23,900 new claims, ending the year with a total of approximately 108,000 claims, and paid approximately $85.5 million for settlements reached in 2004 and prior years. In 2003, MLIC received approximately 58,750 new claims, ending the year with a total of approximately 111,700 claims, and paid approximately $84.2 million for settlements reached in 2003 and prior years. The number of asbestos cases that may be brought, the aggregate amount of any liability that MLIC may incur, and the total amount paid in settlements in any given year are uncertain and may vary significantly from year to year.

The ability of MLIC to estimate its ultimate asbestos exposure is subject to considerable uncertainty, and the conditions impacting its liability can be dynamic and subject to change. The availability of reliable data is limited and it is difficult to predict with any certainty the numerous variables that can affect liability estimates, including the number of future claims, the cost to resolve claims, the disease mix and severity of disease in pending and future claims, the impact of the number of new claims filed in a particular jurisdiction and variations in the law in the jurisdictions in which claims are filed, the possible impact of tort reform efforts, the willingness of courts to allow plaintiffs to pursue claims against MLIC when exposure to asbestos took place after the dangers of asbestos exposure were well known, and the impact of any possible future adverse verdicts and their amounts.

The ability to make estimates regarding ultimate asbestos exposure declines significantly as the estimates relate to years further in the future. In the Company’s judgment, there is a future point after which losses cease to be probable and reasonably estimable. It is reasonably possible that the Company’s total exposure to asbestos claims may be materially greater than the asbestos liability currently accrued and that future charges to income may be necessary. While the potential future charges could be material in the particular quarterly or annual periods in which they are recorded, based on information currently known by management, management does not believe any such charges are likely to have a material adverse effect on the Company’s financial position.

During 1998, MLIC paid $878 million in premiums for excess insurance policies for asbestos-related claims. The excess insurance policies for asbestos-related claims provided for recovery of losses up to $1.5 billion in excess of a $400 million self-insured retention. The Company’s initial option to commute the excess insurance policies for asbestos-related claims would have arisen at the end of 2008. On September 29, 2008, MLIC entered into agreements commuting the excess insurance policies as of September 30, 2008. As a result of the commutation of the policies, MLIC received cash and securities totaling $632 million. Of this total, MLIC received $115 million in fixed maturity securities on September 26, 2008, $200 million in cash on October 29, 2008, and $317 million in cash on January 29, 2009. MLIC recognized a loss on commutation of the policies in the amount of $35.3 million during 2008.

In the years prior to commutation, the excess insurance policies for asbestos-related claims were subject to annual and per claim sublimits. Amounts exceeding the sublimits during 2007, 2006 and 2005 were approximately $16 million, $8 million and $0, respectively. Amounts were recoverable under the policies annually with respect to claims paid during the prior calendar year. Each asbestos-related policy contained an experience fund and a reference fund that provided for payments to MLIC at the commutation date if the reference fund was greater than zero at commutation or pro rata reductions from time to time in the loss reimbursements to MLIC if the cumulative return on the reference fund was less than the return specified in the experience fund. The return in the reference fund was tied to performance of the S&P 500 Index and the Lehman Brothers Aggregate Bond Index. A claim with respect to the prior year was made under the excess insurance policies in each year from 2003 through 2008 for the amounts paid with respect to asbestos litigation in excess of the retention. The foregone loss reimbursements were approximately $62.2 million with respect to claims for the period of 2002 through 2007. Because the policies were

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

commuted as of September 30, 2008, there will be no claims under the policies or forgone loss reimbursements with respect to payments made in 2008 and thereafter.

The Company believes adequate provision has been made in its consolidated financial statements for all probable and reasonably estimable losses for asbestos-related claims. MLIC’s recorded asbestos liability is based on its estimation of the following elements, as informed by the facts presently known to it, its understanding of current law, and its past experiences: (i) the probable and reasonably estimable liability for asbestos claims already asserted against MLIC, including claims settled but not yet paid; (ii) the probable and reasonably estimable liability for asbestos claims not yet asserted against MLIC, but which MLIC believes are reasonably probable of assertion; and (iii) the legal defense costs associated with the foregoing claims. Significant assumptions underlying MLIC’s analysis of the adequacy of its recorded liability with respect to asbestos litigation include: (i) the number of future claims; (ii) the cost to resolve claims; and (iii) the cost to defend claims.

MLIC reevaluates on a quarterly and annual basis its exposure from asbestos litigation, including studying its claims experience, reviewing external literature regarding asbestos claims experience in the United States, assessing relevant trends impacting asbestos liability and considering numerous variables that can affect its asbestos liability exposure on an overall or per claim basis. These variables include bankruptcies of other companies involved in asbestos litigation, legislative and judicial developments, the number of pending claims involving serious disease, the number of new claims filed against it and other defendants, and the jurisdictions in which claims are pending. As previously disclosed, in 2002 MLIC increased its recorded liability for asbestos-related claims by $402 million from approximately $820 million to $1,225 million. Based upon its regular reevaluation of its exposure from asbestos litigation, MLIC has updated its liability analysis for asbestos-related claims through December 31, 2008.

Regulatory Matters

The Company receives and responds to subpoenas or other inquiries from state regulators, including state insurance commissioners; state attorneys general or other state governmental authorities; federal regulators, including the SEC; federal governmental authorities, including congressional committees; and the Financial Industry Regulatory Authority seeking a broad range of information. The issues involved in information requests and regulatory matters vary widely. Certain regulators have requested information and documents regarding contingent commission payments to brokers, the Company’s awareness of any “sham” bids for business, bids and quotes that the Company submitted to potential customers, incentive agreements entered into with brokers, or compensation paid to intermediaries. Regulators also have requested information relating to market timing and late trading of mutual funds and variable insurance products and, generally, the marketing of products. The Company has received a subpoena from the Office of the U.S. Attorney for the Southern District of California asking for documents regarding the insurance broker Universal Life Resources. The Company has been cooperating fully with these inquiries.

Regulatory authorities in a small number of states have had investigations or inquiries relating to sales of individual life insurance policies or annuities or other products by MLIC; New England Mutual Life Insurance Company, New England Life Insurance Company and New England Securities Corporation (collectively “New England”); GALIC; Walnut Street Securities, Inc. (“Walnut Street Securities”) and MetLife Securities, Inc. (“MSI”). Over the past several years, these and a number of investigations by other regulatory authorities were resolved for monetary payments and certain other relief. The Company may continue to resolve investigations in a similar manner.

MSI is a defendant in two regulatory matters brought by the Illinois Department of Securities. In 2005, MSI received a notice from the Illinois Department of Securities asserting possible violations of the Illinois Securities Act in connection with sales of a former affiliate’s mutual funds. A response has been submitted and in January 2008, MSI received notice of the commencement of an administrative action by the Illinois Department of Securities. In May 2008, MSI’s motion to dismiss the action was denied. In the second matter, in December 2008

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

MSI received a Notice of Hearing from the Illinois Department of Securities based upon a complaint alleging that MSI failed to reasonably supervise one of its former registered representatives in connection with the sale of variable annuities to Illinois investors. MSI intends to vigorously defend against the claims in these matters.

In June 2008, the Environmental Protection Agency issued a Notice of Violation (“NOV”) regarding the operations of the Homer City Generating Station, an electrical generation facility. The NOV alleges, among other things, that the electrical generation facility is being operated in violation of certain federal and state Clean Air Act requirements. Homer City OL6 LLC, an entity owned by MLIC, is a passive investor with a noncontrolling interest in the electrical generation facility, which is solely operated by the lessee, EME Homer City Generation L.P. (“EME Homer”). Homer City OL6 LLC and EME Homer are among the respondents identified in the NOV. EME Homer has been notified of its obligation to indemnify Homer City OL6 LLC and MLIC for any claims resulting from the NOV and has expressly acknowledged its obligation to indemnify Homer City OL6 LLC.

Other Litigation

Jacynthe Evoy-Larouche v. Metropolitan Life Ins. Co. (Que. Super. Ct., filed March 1998).  This putative class action lawsuit involving sales practices claims is pending against MLIC in Canada. Plaintiff alleges misrepresentations regarding dividends and future payments for life insurance policies and seeks unspecified damages.

Travelers Ins. Co., et al. v. Banc of America Securities LLC (S.D.N.Y., filed December 13, 2001).  On January 6, 2009, after a jury trial, the district court entered a judgment in favor of The Travelers Insurance Company, now known as MetLife Insurance Company of Connecticut, in the amount of approximately $42 million in connection with securities and common law claims against the defendant. The defendant has filed a post judgment motion seeking a judgment in its favor or, in the alternative, a new trial. If this motion is denied, the defendant will likely file an appeal. As it is possible that the judgment could be affected during the post judgment motion practice or upon appeal, and the Company has not collected any portion of the judgment, the Company has not recognized any award amount in its consolidated financial statements.

Shipley v. St. Paul Fire and Marine Ins. Co. and Metropolitan Property and Casualty Ins. Co. (Ill. Cir. Ct., Madison County, filed February 26 and July 2, 2003).  Two putative nationwide class actions have been filed against Metropolitan Property and Casualty Insurance Company in Illinois. One suit claims breach of contract and fraud due to the alleged underpayment of medical claims arising from the use of a purportedly biased provider fee pricing system. The second suit currently alleges breach of contract arising from the alleged use of preferred provider organizations to reduce medical provider fees covered by the medical claims portion of the insurance policy. Motions for class certification have been filed and briefed in both cases. A third putative nationwide class action relating to the payment of medical providers, Innovative Physical Therapy, Inc. v. MetLife Auto & Home, et ano (D. N.J., filed November 12, 2007), was filed against Metropolitan Property and Casualty Insurance Company in federal court in New Jersey. The court granted the defendants’ motion to dismiss, and plaintiff appealed the dismissal. The Company is vigorously defending against the claims in these matters.

The American Dental Association, et al. v. MetLife Inc., et al. (S.D. Fla., filed May 19, 2003).  The American Dental Association and three individual providers have sued the Holding Company, MLIC and other non-affiliated insurance companies in a putative class action lawsuit. The plaintiffs purport to represent a nationwide class of in-network providers who allege that their claims are being wrongfully reduced by downcoding, bundling, and the improper use and programming of software. The complaint alleges federal racketeering and various state law theories of liability. On February 10, 2009, the district court granted the Company’s motion to dismiss plaintiffs’ second amended complaint, dismissing all of plaintiffs’ claims except for breach of contract claims. Plaintiffs have been provided with an opportunity to re-plead the dismissed claims by February 26, 2009.

In Re Ins. Brokerage Antitrust Litig. (D. N.J., filed February 24, 2005).  In this multi-district class action proceeding, plaintiffs’ complaint alleged that the Holding Company, MLIC, several non-affiliated insurance

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

companies and several insurance brokers violated the Racketeer Influenced and Corrupt Organizations Act (“RICO”), the Employee Retirement Income Security Act of 1974 (“ERISA”), and antitrust laws and committed other misconduct in the context of providing insurance to employee benefit plans and to persons who participate in such employee benefit plans. In August and September 2007 and January 2008, the court issued orders granting defendants’ motions to dismiss with prejudice the federal antitrust, the RICO, and the ERISA claims. In February 2008, the court dismissed the remaining state law claims on jurisdictional grounds. Plaintiffs’ appeal from the orders dismissing their RICO and federal antitrust claims is pending with the U.S. Court of Appeals for the Third Circuit. A putative class action alleging that the Holding Company and other non-affiliated defendants violated state laws was transferred to the District of New Jersey but was not consolidated with other related actions. Plaintiffs’ motion to remand this action to state court in Florida is pending.

MetLife v. Park Avenue Securities, et. al. (FINRA Arbitration, filed May 2006).  MetLife commenced an action against Park Avenue Securities LLC., a registered investment adviser and broker-dealer that is an indirect wholly-owned subsidiary of The Guardian Life Insurance Company of America, alleging misappropriation of confidential and proprietary information and use of prohibited methods to solicit MetLife customers and recruit MetLife financial services representatives. On February 12, 2009, a Financial Industry Regulatory Authority (“FINRA”) arbitration panel awarded MetLife $21 million in damages, including punitive damages and attorneys fees. Park Avenue Securities may appeal the award.

Thomas, et al. v. Metropolitan Life Ins. Co., et al. (W.D. Okla., filed January 31, 2007).  A putative class action complaint was filed against MLIC and MSI. Plaintiffs assert legal theories of violations of the federal securities laws and violations of state laws with respect to the sale of certain proprietary products by the Company’s agency distribution group. Plaintiffs seek rescission, compensatory damages, interest, punitive damages and attorneys’ fees and expenses. In January and May 2008, the court issued orders granting the defendants’ motion to dismiss in part, dismissing all of plaintiffs’ claims except for claims under the Investment Advisers Act. Defendants’ motion to dismiss claims under the Investment Advisers Act was denied. The Company will vigorously defend against the remaining claims in this matter.

Sales Practices Claims.  Over the past several years, MLIC, New England, GALIC, Walnut Street Securities and MSI have faced numerous claims, including class action lawsuits, alleging improper marketing or sales of individual life insurance policies, annuities, mutual funds or other products. Some of the current cases seek substantial damages, including punitive and treble damages and attorneys’ fees. At December 31, 2008, there were approximately 125 sales practices litigation matters pending against the Company. The Company continues to vigorously defend against the claims in these matters. The Company believes adequate provision has been made in its consolidated financial statements for all probable and reasonably estimable losses for sales practices claims against MLIC, New England, GALIC, MSI and Walnut Street Securities.

Summary

Putative or certified class action litigation and other litigation and claims and assessments against the Company, in addition to those discussed previously and those otherwise provided for in the Company’s consolidated financial statements, have arisen in the course of the Company’s business, including, but not limited to, in connection with its activities as an insurer, employer, investor, investment advisor and taxpayer. Further, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company’s compliance with applicable insurance and other laws and regulations.

It is not possible to predict the ultimate outcome of all pending investigations and legal proceedings or provide reasonable ranges of potential losses, except as noted previously in connection with specific matters. In some of the matters referred to previously, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known by the

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Company’s management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s consolidated net income or cash flows in particular quarterly or annual periods.

Insolvency Assessments

Most of the jurisdictions in which the Company is admitted to transact business require insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. Assets and liabilities held for insolvency assessments are as follows:

	December 31,
	2008	2007
	(In millions)

Other Assets:
Premium tax offset for future undiscounted assessments	$50	$40
Premium tax offsets currently available for paid assessments	7	6
Receivable for reimbursement of paid assessments (1)	7	7

	$64	$53

Other Liabilities:
Insolvency assessments	$83	$74

(1)	The Company holds a receivable from the seller of a prior acquisition in accordance with the purchase agreement.

Assessments levied against the Company were $2 million, ($1) million and $2 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Argentina

The Argentine economic, regulatory and legal environment, including interpretations of laws and regulations by regulators and courts, is uncertain. Potential legal or governmental actions related to pension reform, fiduciary responsibilities, performance guarantees and tax rulings could adversely affect the results of the Company.

Upon acquisition of Citigroup’s insurance operations in Argentina, the Company established insurance and contingent liabilities, most significantly related to death and disability policy coverages and to litigation against the government’s 2002 Pesification Law. These liabilities were established based upon the Company’s interpretation of Argentine law at the time and the Company’s best estimate of its obligations under laws applicable at the time.

In 2006, a decree was issued by the Argentine Government regarding the taxability of pesification related gains resulting in the $8 million, net of income tax, reduction of certain tax liabilities during the year ended December 31, 2006.

In 2007, pension reform legislation in Argentina was enacted which relieved the Company of its obligation to provide death and disability policy coverages and resulted in the elimination of related insurance liabilities. The reform reinstituted the government’s pension plan system and allowed for pension participants to transfer their future contributions to the government pension plan system.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Although it no longer receives compensation, the Company continued to be responsible for managing the funds of those participants that transferred to the government system. This change resulted in the establishment of a liability for future servicing obligations and the elimination of the Company’s obligations under death and disability policy coverages. The impact of the 2007 Argentine pension reform was an increase to net income of $114 million, net of income tax, due to the reduction of the insurance liabilities and other balances associated with the death and disability coverages of $197 million, net of income tax, which exceeded the establishment of the liability for future service obligations of $83 million, net of income tax, during the year ended December 31, 2007. During the first quarter of 2008, the future servicing obligation was reduced by $23 million, net of income tax, when information regarding the level of participation in the government pension plan became fully available.

In October 2008, the Argentine government announced its intention to nationalize private pensions and, in December 2008, the Argentine government nationalized the private pension system seizing the underlying investments of participants which were being managed by the Company (“Nationalization”). With this action, the Company’s pension business in Argentina ceased to exist and the Company eliminated certain assets and liabilities held in connection with the pension business. Deferred acquisition costs deferred tax assets, and liabilities — primarily the liability for future servicing obligation referred to above — were eliminated and the Company incurred severance costs associated with the termination of employees. The impact of the elimination of assets and liabilities and the incurral of severance costs was an increase to net income of $6 million, net of income tax, during the year ended December 31, 2008.

In September 2008, the Argentine Supreme Court ruled against the validity of the 2002 Pesification Law enacted by the Argentine government. This ruling applied to certain social security pension annuity contractholders that had filed a lawsuit against the 2002 Pesification Law. The annuity contracts impacted by this ruling, which were deemed peso denominated under the 2002 Pesification Law, are now considered to be U.S. dollar denominated obligations of the Company. Contingent liabilities that were established at acquisition in 2005 in connection with the outstanding lawsuits have been adjusted and refined to be consistent with the ruling. The impact of the refinements resulting from the change in these contingent liabilities and the associated future policyholder benefits was an increase to net income of $34 million, net of income tax, during the year ended December 31, 2008.

As part of Nationalization, the Company may receive compensation from the Argentine government for the loss of the pension business in the form of government bonds. The amount of any such compensation, as well as the terms and value of the government bonds to be received, cannot be determined at this time. The compensation will only be reflected in the consolidated financial statements of the Company if and when the fair value of the compensation is received.

Further governmental or legal actions are possible in Argentina. Such actions may impact the level of existing liabilities or may create additional obligations or benefits to the Company’s operations in Argentina. Management has made its best estimate of its obligations based upon information currently available; however, further governmental or legal actions could result in changes in obligations which could materially impact the amounts presented within the consolidated financial statements.

Commitments

Leases

In accordance with industry practice, certain of the Company’s income from lease agreements with retail tenants are contingent upon the level of the tenants’ sales revenues. Additionally, the Company, as lessee, has entered into various lease and sublease agreements for office space, data processing and other equipment. Future

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

minimum rental and sublease income, and minimum gross rental payments relating to these lease agreements are as follows:

			Gross
	Rental	Sublease	Rental
	Income	Income	Payments
	(In millions)

2009	$431	$15	$278
2010	$391	$11	$247
2011	$314	$11	$213
2012	$246	$11	$171
2013	$206	$11	$152
Thereafter	$724	$34	$1,080

During the fourth quarter of 2008, the Company moved certain of its operations in New York from Long Island City to New York City. As a result of this movement of operations and current market conditions, which precluded the Company’s immediate and complete sublet of all unused space in both Long Island City and New York City, the Company incurred a lease impairment charge of $38 million which is included within other expenses in Corporate & Other. The impairment charge was determined based upon the present value of the gross rental payments less sublease income discounted at a risk-adjusted rate over the remaining lease terms which range from 15-20 years. The Company has made assumptions with respect to the timing and amount of future sublease income in the determination of this impairment charge. Additional impairment charges could be incurred should market conditions deteriorate further or last for a period significantly longer than anticipated.

Commitments to Fund Partnership Investments

The Company makes commitments to fund partnership investments in the normal course of business. The amounts of these unfunded commitments were $4.5 billion and $4.2 billion at December 31, 2008 and 2007, respectively. The Company anticipates that these amounts will be invested in partnerships over the next five years.

Mortgage Loan Commitments

The Company has issued interest rate lock commitments on certain residential mortgage loan applications totaling $8.0 billion at December 31, 2008. The Company intends to sell the majority of these originated residential mortgage loans. Interest rate lock commitments to fund mortgage loans that will be held-for-sale are considered derivatives pursuant to SFAS 133, and their estimated fair value and notional amounts are included within financial forwards in Note 4.

The Company also commits to lend funds under certain other mortgage loan commitments that will be held-for-investment. The amounts of these mortgage loan commitments were $2.7 billion and $4.0 billion at December 31, 2008 and 2007, respectively.

Commitments to Fund Bank Credit Facilities, Bridge Loans and Private Corporate Bond Investments

The Company commits to lend funds under bank credit facilities, bridge loans and private corporate bond investments. The amounts of these unfunded commitments were $1.0 billion and $1.2 billion at December 31, 2008 and 2007, respectively.

Guarantees

In the normal course of its business, the Company has provided certain indemnities, guarantees and commitments to third parties pursuant to which it may be required to make payments now or in the future. In the context of acquisition, disposition, investment and other transactions, the Company has provided indemnities and guarantees, including those related to tax, environmental and other specific liabilities, and other indemnities

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

and guarantees that are triggered by, among other things, breaches of representations, warranties or covenants provided by the Company. In addition, in the normal course of business, the Company provides indemnifications to counterparties in contracts with triggers similar to the foregoing, as well as for certain other liabilities, such as third party lawsuits. These obligations are often subject to time limitations that vary in duration, including contractual limitations and those that arise by operation of law, such as applicable statutes of limitation. In some cases, the maximum potential obligation under the indemnities and guarantees is subject to a contractual limitation ranging from less than $1 million to $800 million, with a cumulative maximum of $1.6 billion, while in other cases such limitations are not specified or applicable. Since certain of these obligations are not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future. Management believes that it is unlikely the Company will have to make any material payments under these indemnities, guarantees, or commitments.

In addition, the Company indemnifies its directors and officers as provided in its charters and by-laws. Also, the Company indemnifies its agents for liabilities incurred as a result of their representation of the Company’s interests. Since these indemnities are generally not subject to limitation with respect to duration or amount, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these indemnities in the future.

The Company has also guaranteed minimum investment returns on certain international retirement funds in accordance with local laws. Since these guarantees are not subject to limitation with respect to duration or amount, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.

During the year ended December 31, 2008, the Company recorded $7 million of additional liabilities for guarantees related to certain investment transactions. The term for these guarantees and their associated liabilities varies, with a maximum of 18 years. The maximum potential amount of future payments the Company could be required to pay under these guarantees is $202 million. During the year ended December 31, 2008, the Company reduced $7 million of previously recorded liabilities related to indemnifications provided in connection with the disposition of real estate property and other investment transactions. The Company’s recorded liabilities were $6 million at both December 31, 2008 and 2007 for indemnities, guarantees and commitments.

In connection with synthetically created investment transactions, the Company writes credit default swap obligations that generally require payment of principal outstanding due in exchange for the referenced credit obligation. If a credit event, as defined by the contract, occurs the Company’s maximum amount at risk, assuming the value of all referenced credits obligations is zero, was $1.9 billion at December 31, 2008. The Company can terminate these contracts at any time through cash settlement with the counterparty at an amount equal to the then current fair value of the credit default swaps. As of December 31, 2008, the Company would have paid $37 million to terminate all of these contracts.

See Note 4 for further disclosures related to credit default swap obligations.

17.	Employee Benefit Plans

Pension and Other Postretirement Benefit Plans

The Subsidiaries sponsor and/or administer various qualified and non-qualified defined benefit pension plans and other postretirement employee benefit plans covering employees and sales representatives who meet specified eligibility requirements. Pension benefits are provided utilizing either a traditional formula or cash balance formula. The traditional formula provides benefits based upon years of credited service and either final average or career average earnings. The cash balance formula utilizes hypothetical or notional accounts which credit participants with benefits equal to a percentage of eligible pay, as well as earnings credits, determined annually based upon the average annual rate of interest on 30-year U.S. Treasury securities, for each account balance. At December 31, 2008, the majority of active participants are accruing benefits under the cash balance

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

formula; however, approximately 95% of the Subsidiaries’ obligations result from benefits calculated with the traditional formula. The non-qualified pension plans provide supplemental benefits, in excess of amounts permitted by governmental agencies, to certain executive level employees.

The Subsidiaries also provide certain postemployment benefits and certain postretirement medical and life insurance benefits for retired employees. Employees of the Subsidiaries who were hired prior to 2003 (or, in certain cases, rehired during or after 2003) and meet age and service criteria while working for one of the Subsidiaries, may become eligible for these other postretirement benefits, at various levels, in accordance with the applicable plans. Virtually all retirees, or their beneficiaries, contribute a portion of the total cost of postretirement medical benefits. Employees hired after 2003 are not eligible for any employer subsidy for postretirement medical benefits.

As described more fully in Note 1, effective December 31, 2006, the Company adopted SFAS 158. The adoption of SFAS 158 required the recognition of the funded status of defined benefit pension and other postretirement benefit plans and eliminated the additional minimum pension liability provision of SFAS 87. The Company’s additional minimum pension liability was $78 million, and the intangible asset was $12 million, at December 31, 2005. The excess of the additional minimum pension liability over the intangible asset of $66 million, $41 million net of income tax, was recorded as a reduction of accumulated other comprehensive income. At December 31, 2006, immediately prior to adopting SFAS 158, the Company’s additional minimum pension liability was $92 million. The additional minimum pension liability of $59 million, net of income tax of $33 million, was recorded as a reduction of accumulated other comprehensive income. The change in the additional minimum pension liability of $18 million, net of income tax, was reflected as a component of comprehensive income for the year ended December 31, 2006. Upon adoption of SFAS 158, the Company eliminated the additional minimum pension liability and recognized as an adjustment to accumulated other comprehensive income (loss), net of income tax, those amounts of actuarial gains and losses, prior service costs and credits, and the remaining net transition asset or obligation that had not yet been included in net periodic benefit cost at the date of adoption.

The following table summarizes the adjustments to the December 31, 2006 consolidated balance sheet as a result of recognizing the funded status of the defined benefit plans:

	December 31, 2006
		Additional
		Minimum
	Pre	Pension	Adoption of	Post
	SFAS 158	Liability	SFAS 158	SFAS 158
Balance Sheet Caption	Adjustments	Adjustment	Adjustment	Adjustments
	(In millions)

Other assets: Prepaid pension benefit cost	$1,938	$—	$(992)	$946
Other assets: Intangible asset	$12	(12)	—	$—
Other liabilities: Accrued pension benefit cost	$(497)	(14)	(66)	$(577)
Other liabilities: Accrued other postretirement benefit plan cost	$(794)	—	(95)	$(889)

Subtotal		(26)	(1,153)
Net liability of subsidiary held-for-sale		—	(18)

Accumulated other comprehensive income (loss), before income tax:
Defined benefit plans	$(66)	(26)	(1,171)	$(1,263)
Deferred income tax		8	422

Accumulated other comprehensive income (loss), net of income tax:
Defined benefit plans	$(41)	$(18)	$(749)	$(808)

Attributable to noncontrolling interests			$(5)

Attributable to MetLife, Inc.			$(744)

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

A December 31 measurement date is used for all of the Subsidiaries’ defined benefit pension and other postretirement benefit plans.

Obligations, Funded Status and Net Periodic Benefit Costs

	December 31,
			Other
	Pension		Postretirement
	Benefits		Benefits
	2008	2007	2008	2007
	(In millions)

Change in benefit obligation:
Benefit obligation at beginning of year	$5,722	$5,909	$1,599	$2,061
Service cost	164	162	21	27
Interest cost	379	351	103	103
Plan participants’ contributions	—	—	31	31
Net actuarial (gains) losses	129	(387)	16	(463)
Change in benefits	(1)	39	1	—
Prescription drug subsidy	—	—	10	13
Benefits paid	(352)	(352)	(149)	(173)

Benefit obligation at end of year	6,041	5,722	1,632	1,599

Change in plan assets:
Fair value of plan assets at beginning of year	6,520	6,278	1,183	1,172
Actual return on plan assets	(952)	546	(150)	58
Employer contribution	343	48	2	1
Benefits paid	(352)	(352)	(24)	(48)

Fair value of plan assets at end of year	5,559	6,520	1,011	1,183

Funded status at end of year	$(482)	$798	$(621)	$(416)

Amounts recognized in the consolidated balance sheet consist of:
Other assets	$227	$1,396	$—	$—
Other liabilities	(709)	(598)	(621)	(416)

Net amount recognized	$(482)	$798	$(621)	$(416)

Accumulated other comprehensive (income) loss:
Net actuarial (gains) losses	$2,184	$623	$147	$(112)
Prior service cost (credit)	45	64	(157)	(193)

	2,229	687	(10)	(305)
Deferred income tax and noncontrolling interests, net of income tax	(780)	(251)	4	109

	$1,449	$436	$(6)	$(196)

Attributable to noncontrolling interests		$(3)		$(1)

Attributable to MetLife, Inc.		$439		$(195)

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The aggregate projected benefit obligation and aggregate fair value of plan assets for the pension plans were as follows:

	December 31,
	Qualified Plan		Non-Qualified Plan		Total
	2008	2007	2008	2007	2008	2007
	(In millions)

Aggregate fair value of plan assets (principally Company contracts)	$5,559	$6,520	$—	$—	$5,559	$6,520
Aggregate projected benefit obligation	5,356	5,139	685	583	6,041	5,722

Over (under) funded	$203	$1,381	$(685)	$(583)	$(482)	$798

The accumulated benefit obligation for all defined benefit pension plans was $5,620 million and $5,302 million at December 31, 2008 and 2007, respectively.

Information for pension plans with an accumulated benefit obligation in excess of plan assets is as follows:

	December 31,
	2008	2007
	(In millions)

Projected benefit obligation	$708	$597
Accumulated benefit obligation	$590	$517
Fair value of plan assets	$—	$—

Information for pension and other postretirement benefit plans with a projected benefit obligation in excess of plan assets is as follows:

	December 31,
			Other
	Pension		Postretirement
	Benefits		Benefits
	2008	2007	2008	2007
		(In millions)

Projected benefit obligation	$712	$602	$1,632	$1,599
Fair value of plan assets	$4	$4	$1,011	$1,183

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The components of net periodic benefit cost and other changes in plan assets and benefit obligations recognized in other comprehensive income (loss) were as follows:

	Years Ended December 31,
	Pension			Other Postretirement
	Benefits			Benefits
	2008	2007	2006	2008	2007	2006
	(In millions)

Net Periodic Benefit Cost
Service cost	$164	$162	$159	$21	$27	$35
Interest cost	379	351	332	103	103	116
Expected return on plan assets	(517)	(505)	(452)	(86)	(86)	(79)
Amortization of net actuarial (gains) losses	24	68	128	(1)	—	22
Amortization of prior service cost (credit)	15	17	8	(37)	(36)	(36)

Net periodic benefit cost	65	93	$175	—	8	$58

Net periodic benefit cost of subsidiary held-for-sale	1	5		—	1

	66	98		—	9

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income (Loss)
Net actuarial (gains) losses	1,561	(432)		259	(440)
Prior service cost (credit)	(19)	40		36	—
Amortization of net actuarial (gains) losses	(24)	(68)		1	—
Amortization of prior service cost (credit)	(15)	(17)		37	36

Total recognized in other comprehensive income (loss)	1,503	(477)		333	(404)

Total recognized in net periodic benefit cost and other comprehensive income (loss)	$1,569	$(379)		$333	$(395)

Included within other comprehensive income (loss) are other changes in plan assets and benefit obligations associated with pension benefits of $1,503 million and other postretirement benefits of $333 million for an aggregate reduction in other comprehensive income (loss) of $1,836 million before income tax and $1,203 million, net of income tax and noncontrolling interests.

The estimated net actuarial losses and prior service cost for the pension plans that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost over the next year are $198 million and $9 million, respectively.

The estimated net actuarial losses and prior service credit for the defined benefit other postretirement benefit plans that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost over the next year are $10 million and ($36) million, respectively.

In 2004, the Company adopted the guidance in FSP No. 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“FSP 106-2”), to account for future subsidies to be received under the Prescription Drug Act. The Company began receiving these subsidies

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

during 2006. A summary of the reduction to the APBO and related reduction to the components of net periodic other postretirement benefit plan cost is as follows:

	December 31,
	2008	2007	2006
	(In millions)

Cumulative reduction in benefit obligation:
Balance, beginning of year	$299	$328	$298
Service cost	5	7	6
Interest cost	20	19	19
Net actuarial gains (losses)	3	(42)	15
Prescription drug subsidy	(10)	(13)	(10)

Balance, end of year	$317	$299	$328

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Reduction in net periodic benefit cost:
Service cost	$5	$7	$6
Interest cost	20	19	19
Amortization of net actuarial gains (losses)	—	5	30

Total reduction in net periodic benefit cost	$25	$31	$55

The Company received subsidies of $12 million and $10 million for the years ended December 31, 2008 and 2007, respectively.

Assumptions

Assumptions used in determining benefit obligations were as follows:

	December 31,
	Pension		Other Postretirement
	Benefits		Benefits
	2008	2007	2008	2007

Weighted average discount rate	6.60%	6.65%	6.62%	6.65%
Rate of compensation increase	3.5%-7.5%	3.5%-8%	N/A	N/A

Assumptions used in determining net periodic benefit cost were as follows:

	December 31,
	Pension Benefits			Other Postretirement Benefits
	2008	2007	2006	2008	2007	2006

Weighted average discount rate	6.65%	6.00%	5.82%	6.65%	6.00%	5.82%
Weighted average expected rate of return on plan assets	8.25%	8.25%	8.25%	7.33%	7.47%	7.42%
Rate of compensation increase	3.5%-8%	3.5%-8%	3%-8%	N/A	N/A	N/A

The discount rate is determined annually based on the yield, measured on a yield to worst basis, of a hypothetical portfolio constructed of high quality debt instruments available on the valuation date, which would provide the necessary future cash flows to pay the aggregate projected benefit obligation when due.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The expected rate of return on plan assets is based on anticipated performance of the various asset sectors in which the plan invests, weighted by target allocation percentages. Anticipated future performance is based on long-term historical returns of the plan assets by sector, adjusted for the Subsidiaries’ long-term expectations on the performance of the markets. While the precise expected return derived using this approach will fluctuate from year to year, the Subsidiaries’ policy is to hold this long-term assumption constant as long as it remains within reasonable tolerance from the derived rate.

The weighted average expected return on plan assets for use in that plan’s valuation in 2009 is currently anticipated to be 8.25% for pension benefits and postretirement medical benefits and 6.25% for postretirement life benefits.

The assumed healthcare cost trend rates used in measuring the APBO and net periodic benefit cost were as follows:

	December 31,
	2008	2007

Pre-Medicare eligible claims	8.8% down to 5.8% in 2018 and gradually decreasing until 2079 reaching the ultimate rate of 4.1%	8.5% down to 5% in 2014 and remaining constant thereafter
Medicare eligible claims	8.8% down to 5.8% in 2018 and gradually decreasing until 2079 reaching the ultimate rate of 4.1%	10.5% down to 5% in 2018 and remaining constant thereafter

Assumed healthcare cost trend rates may have a significant effect on the amounts reported for healthcare plans. A one-percentage point change in assumed healthcare cost trend rates would have the following effects:

	One Percent	One Percent
	Increase	Decrease
	(In millions)

Effect on total of service and interest cost components	$6	$(6)
Effect of accumulated postretirement benefit obligation	$76	$(86)

Plan Assets

The Subsidiaries have issued group annuity and life insurance contracts supporting approximately 99% of all pension and other postretirement benefit plans assets.

The account values of the group annuity and life insurance contracts issued by the Subsidiaries and held as assets of the pension and other postretirement benefit plans were $6,451 million and $7,565 million at December 31, 2008 and 2007, respectively. The majority of such account values are held in separate accounts established by the Subsidiaries. Total revenue from these contracts recognized in the consolidated statements of income was $42 million, $47 million and $48 million for the years ended December 31, 2008, 2007 and 2006, respectively, and includes policy charges, net investment income from investments backing the contracts and administrative fees. Total investment income (loss), including realized and unrealized gains and losses, credited to the account balances were ($1,090) million, $603 million and $818 million for the years ended December 31, 2008, 2007 and 2006, respectively. The terms of these contracts are consistent in all material respects with those the Subsidiaries offer to unaffiliated parties that are similarly situated.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The weighted-average allocations of pension plan and other postretirement benefit plan assets were as follows:

	December 31,
			Other
	Pension		Postretirement
	Benefits		Benefits
	2008	2007	2008	2007

Asset Category
Equity securities	28%	38%	27%	37%
Fixed maturity securities	51	44	71	58
Other (Real Estate and Alternative Investments)	21	18	2	5

Total	100%	100%	100%	100%

The weighted-average target allocations of pension plan and other postretirement benefit plan assets for 2009 are as follows:

	Pension	Other

Asset Category
Equity securities	25%-45%	30%-45%
Fixed maturity securities	35%-55%	55%-85%
Other (Real Estate and Alternative Investments)	5%-32%	0%-10%

Target allocations of assets are determined with the objective of maximizing returns and minimizing volatility of net assets through adequate asset diversification. Adjustments are made to target allocations based on an assessment of the impact of economic factors and market conditions.

Cash Flows

It is the Subsidiaries’ practice to make contributions to the qualified pension plans to comply with minimum funding requirements of ERISA. In accordance with such practice, no contributions were required for the years ended December 31, 2008 or 2007. No contributions will be required for 2009. The Subsidiaries made discretionary contributions of $300 million to the qualified pension plans during the year ended December 31, 2008 and did not make discretionary contributions for the year ended December 31, 2007. The Subsidiaries expect to make additional discretionary contributions of $150 million in 2009.

Benefit payments due under the non-qualified pension plans are funded from the Subsidiaries’ general assets as they become due under the provision of the plans. These payments totaled $43 million and $48 million for the years ended December 31, 2008 and 2007, respectively. These payments are expected to be at approximately the same level in 2009.

Other postretirement benefits represent a non-vested, non-guaranteed obligation of the Subsidiaries and current regulations do not require specific funding levels for these benefits. While the Subsidiaries have partially funded such plans in advance, it has been the Subsidiaries’ practice to primarily use their general assets, net of participant’s contributions, to pay postretirement medical claims as they come due in lieu of utilizing plan assets. Total payments equaled $149 million and $173 million for the years ended December 31, 2008 and 2007, respectively.

The Subsidiaries’ expect to make contributions of $120 million, net of participant’s contributions, towards the other postretirement plan obligations in 2009. As noted previously, the Subsidiaries expect to receive subsidies under the Prescription Drug Act to partially offset such payments.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Gross benefit payments for the next ten years, which reflect expected future service where appropriate, and gross subsidies to be received under the Prescription Drug Act are expected to be as follows:

		Other Postretirement Benefits
			Prescription
	Pension		Drug
	Benefits	Gross	Subsidies	Net
	(In millions)

2009	$384	$135	$(15)	$120
2010	$398	$140	$(16)	$124
2011	$408	$146	$(16)	$130
2012	$424	$150	$(17)	$133
2013	$437	$154	$(18)	$136
2014-2018	$2,416	$847	$(107)	$740

Savings and Investment Plans

The Subsidiaries sponsor savings and investment plans for substantially all employees under which a portion of employee contributions are matched. The Subsidiaries contributed $70 million, $76 million and $80 million for the years ended December 31, 2008, 2007 and 2006, respectively.

18.	Equity

Preferred Stock

In September 1999, the Holding Company adopted a stockholder rights plan (the “rights plan”) under which each outstanding share of common stock issued between April 4, 2000 and the distribution date (as defined in the rights plan) will be coupled with a stockholder right. Each right will entitle the holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of common stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. Stockholder rights are not exercisable until the distribution date, and will expire at the close of business on April 4, 2010, unless earlier redeemed or exchanged by the Holding Company. The rights plan is designed to protect stockholders in the event of unsolicited offers to acquire the Holding Company and other coercive takeover tactics.

The Holding Company has outstanding 24 million shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A preferred shares”) with a $0.01 par value per share, and a liquidation preference of $25 per share, for aggregate proceeds of $600 million.

The Holding Company has outstanding 60 million shares of 6.50% Non-Cumulative Preferred Stock, Series B (the “Series B preferred shares”), with a $0.01 par value per share, and a liquidation preference of $25 per share, for aggregate proceeds of $1.5 billion.

The Series A and Series B preferred shares (the “Preferred Shares”) rank senior to the common stock with respect to dividends and liquidation rights. Dividends on the Preferred Shares are not cumulative. Holders of the Preferred Shares will be entitled to receive dividend payments only when, as and if declared by the Holding Company’s Board of Directors or a duly authorized committee of the board. If dividends are declared on the Series A preferred shares, they will be payable quarterly, in arrears, at an annual rate of the greater of: (i) 1.00% above 3-month LIBOR on the related LIBOR determination date; or (ii) 4.00%. Any dividends declared on the Series B preferred shares will be payable quarterly, in arrears, at an annual fixed rate of 6.50%. Accordingly, in the event that dividends are not declared on the Preferred Shares for payment on any dividend payment date, then those dividends will cease to accrue and be payable. If a dividend is not declared before the dividend payment date, the

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Holding Company has no obligation to pay dividends accrued for that dividend period whether or not dividends are declared and paid in future periods. No dividends may, however, be paid or declared on the Holding Company’s common stock — or any other securities ranking junior to the Preferred Shares — unless the full dividends for the latest completed dividend period on all Preferred Shares, and any parity stock, have been declared and paid or provided for.

The Holding Company is prohibited from declaring dividends on the Preferred Shares if it fails to meet specified capital adequacy, net income and shareholders’ equity levels. In addition, under Federal Reserve Bank of New York Board policy, the Holding Company may not be able to pay dividends if it does not earn sufficient operating income.

The Preferred Shares do not have voting rights except in certain circumstances where the dividends have not been paid for an equivalent of six or more dividend payment periods whether or not those periods are consecutive. Under such circumstances, the holders of the Preferred Shares have certain voting rights with respect to members of the Board of Directors of the Holding Company.

The Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or similar provisions. The Preferred Shares are redeemable, but not prior to September 15, 2010. On and after that date, subject to regulatory approval, the Preferred Shares will be redeemable at the Holding Company’s option in whole or in part, at a redemption price of $25 per Preferred Share, plus declared and unpaid dividends.

In December 2008, the Holding Company entered into an RCC related to the Preferred Shares. As a part of the RCC, the Holding Company agreed that it will not repay, redeem or purchase the Preferred Shares on or before December 31, 2018, unless such repayment, redemption or purchase is made from the proceeds of the issuance of certain capital securities. The RCC is for the benefit of holders of one or more series of its indebtedness as designated from time to time by the Company. The RCC will terminate upon the occurrence of certain events, including the date on which there are no series of outstanding eligible debt securities.

In connection with the offering of the Preferred Shares, the Holding Company incurred $56.8 million of issuance costs which have been recorded as a reduction of additional paid-in capital.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Information on the declaration, record and payment dates, as well as per share and aggregate dividend amounts, for the Preferred Shares is as follows:

			Dividend
			Series A	Series A	Series B	Series B
Declaration Date	Record Date	Payment Date	Per Share	Aggregate	Per Share	Aggregate
			(In millions, except per share data)

November 17, 2008	November 30, 2008	December 15, 2008	$0.2527777	$7	$0.4062500	$24
August 15, 2008	August 31, 2008	September 15, 2008	$0.2555555	$6	$0.4062500	$24
May 15, 2008	May 31, 2008	June 16, 2008	$0.2555555	$7	$0.4062500	$24
March 5, 2008	February 29, 2008	March 17, 2008	$0.3785745	$9	$0.4062500	$24

				$29		$96

November 15, 2007	November 30, 2007	December 17, 2007	$0.4230476	$11	$0.4062500	$24
August 15, 2007	August 31, 2007	September 17, 2007	$0.4063333	$10	$0.4062500	$24
May 15, 2007	May 31, 2007	June 15, 2007	$0.4060062	$10	$0.4062500	$24
March 5, 2007	February 28, 2007	March 15, 2007	$0.3975000	$10	$0.4062500	$24

				$41		$96

November 15, 2006	November 30, 2006	December 15, 2006	$0.4038125	$10	$0.4062500	$24
August 15, 2006	August 31, 2006	September 15, 2006	$0.4043771	$10	$0.4062500	$24
May 16, 2006	May 31, 2006	June 15, 2006	$0.3775833	$9	$0.4062500	$24
March 6, 2006	February 28, 2006	March 15, 2006	$0.3432031	$9	$0.4062500	$24

				$38		$96

See Note 25 for further information.

  Common Stock

Repurchases

At January 1, 2007, the Company had $216 million remaining under its October 2004 stock repurchase program authorization. In February 2007, the Company’s Board of Directors authorized an additional $1 billion common stock repurchase program. In September 2007, the Company’s Board of Directors authorized an additional $1 billion common stock repurchase program which began after the completion of the $1 billion common stock repurchase program authorized in February 2007. In January 2008, the Company’s Board of Directors authorized an additional $1 billion common stock repurchase program, which began after the completion of the September 2007 program. In April 2008, the Company’s Board of Directors authorized an additional $1 billion common stock repurchase program, which will begin after the completion of the January 2008 program. Under these authorizations, the Company may purchase its common stock from the MetLife Policyholder Trust, in the open market (including pursuant to the terms of a pre-set trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act) and in privately negotiated transactions.

In February 2008, the Company entered into an accelerated common stock repurchase agreement with a major bank. Under the agreement, the Company paid the bank $711 million in cash and the bank delivered an initial amount of 11,161,550 shares of the Company’s outstanding common stock that the bank borrowed from third parties. In May 2008, the bank delivered an additional 864,646 shares of the Company’s common stock to the Company resulting in a total of 12,026,196 shares being repurchased under the agreement. The Company recorded the shares repurchased as treasury stock.

In December 2007, the Company entered into an accelerated common stock repurchase agreement with a major bank. Under the terms of the agreement, the Company paid the bank $450 million in cash in January 2008 in

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

exchange for 6,646,692 shares of the Company’s outstanding common stock that the bank borrowed from third parties. Also in January 2008, the bank delivered 1,043,530 additional shares of the Company’s common stock to the Company resulting in a total of 7,690,222 shares being repurchased under the agreement. At December 31, 2007, the Company recorded the obligation to pay $450 million to the bank as a reduction of additional paid-in capital. Upon settlement with the bank, the Company increased additional paid-in capital and reduced treasury stock.

In November 2007, the Company repurchased 11,559,803 shares of its outstanding common stock at an initial cost of $750 million under an accelerated common stock repurchase agreement with a major bank. The bank borrowed the stock sold to the Company from third parties and purchased the common stock in the open market to return to such third parties. Also, in November 2007, the Company received a cash adjustment of $19 million based on the trading prices of the common stock during the repurchase period, for a final purchase price of $731 million. The Company recorded the shares initially repurchased as treasury stock and recorded the amount received as an adjustment to the cost of the treasury stock.

In March 2007, the Company repurchased 11,895,321 shares of its outstanding common stock at an aggregate cost of $750 million under an accelerated common stock repurchase agreement with a major bank. The bank borrowed the common stock sold to the Company from third parties and purchased common stock in the open market to return to such third parties. In June 2007, the Company paid a cash adjustment of $17 million for a final purchase price of $767 million. The Company recorded the shares initially repurchased as treasury stock and recorded the amount paid as an adjustment to the cost of the treasury stock.

In December 2006, the Company repurchased 3,993,024 shares of its outstanding common stock at an aggregate cost of $232 million under an accelerated common stock repurchase agreement with a major bank. The bank borrowed the common stock sold to the Company from third parties and purchased the common stock in the open market to return to such third parties. In February 2007, the Company paid a cash adjustment of $8 million for a final purchase price of $240 million. The Company recorded the shares initially repurchased as treasury stock and recorded the amount paid as an adjustment to the cost of the treasury stock.

During the years ended December 31, 2008 and 2007, the Company repurchased 1,550,000 shares and 3,171,700 shares, respectively, through open market purchases for $88 million and $200 million, respectively.

The Company repurchased 21,266,418 and 26,626,824 shares of its common stock for $1,250 million and $1,705 million, respectively, during the years ended December 31, 2008 and 2007, respectively. At December 31, 2008, an aggregate of $1,261 million remains available under the Company’s January 2008 and April 2008 common stock repurchase programs. The Company does not intend to make any purchases under the common stock repurchase program in 2009.

In connection with the split-off of RGA as described in Note 2, the Company received from MetLife stockholders 23,093,689 shares of the Company’s common stock with a market value of $1,318 million and, in exchange, delivered 29,243,539 shares of RGA Class B common stock with a net book value of $1,716 million resulting in a loss on disposition, including transaction costs, of $458 million.

Future common stock repurchases will be dependent upon several factors, including the Company’s capital position, its financial strength and credit ratings, general market conditions and the price of the Company’s common stock.

Issuances

As described in Note 13, in August 2008, the Company delivered 20,244,549 shares of its common stock from treasury stock for $1,035 million in connection with the initial settlement of the stock purchase contracts issued as part of the common equity units sold in June 2005. Also, as described in Notes 13 and 25, the Company subsequently delivered 24,343,154 shares of its newly issued common stock on February 17, 2009 at a value of $1,035 million to settle the remaining stock purchase contracts issued as part of the common equity units sold in

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

June 2005. In the aggregate, the Company issued 44,587,703 shares of common stock to settle the stock purchase contracts.

In October 2008, the Company issued 86,250,000 shares of its common stock at a price of $26.50 per share for gross proceeds of $2,286 million. Of the shares issued, 75,000,000 shares, with a value of $4,040 million were issued from treasury stock for consideration of $1,988 million. In connection with the offering of common stock, the Company incurred $60.1 million of issuance costs which have been recorded as a reduction of additional paid-in capital.

During the years ended December 31, 2008 and 2007, 97,515,737 and 3,864,894 shares of common stock were issued from treasury stock for $5,221 million and $172 million, respectively.

Dividends

The table below presents declaration, record and payment dates, as well as per share and aggregate dividend amounts, for the common stock:

			Dividend
Declaration Date	Record Date	Payment Date	Per Share	Aggregate
			(In millions,
			except per share data)

October 28, 2008	November 10, 2008	December 15, 2008	$0.74	$592
October 23, 2007	November 6, 2007	December 14, 2007	$0.74	$541
October 24, 2006	November 6, 2006	December 15, 2006	$0.59	$450

  Stock-Based Compensation Plans

Overview

As described more fully in Note 1, effective January 1, 2006, the Company adopted SFAS 123(r), using the modified prospective transition method. The adoption of SFAS 123(r) did not have a significant impact on the Company’s financial position or results of operations.

Description of Plans

The MetLife, Inc. 2000 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), authorized the granting of awards in the form of options to buy shares of the Company’s common stock (“Stock Options”) that either qualify as incentive Stock Options under Section 422A of the Internal Revenue Code or are non-qualified. The MetLife, Inc. 2000 Directors Stock Plan, as amended (the “Directors Stock Plan”), authorized the granting of awards in the form of the Company’s common stock, non-qualified Stock Options, or a combination of the foregoing to outside Directors of the Company. Under the MetLife, Inc. 2005 Stock and Incentive Compensation Plan, as amended (the “2005 Stock Plan”), awards granted may be in the form of Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, Performance Shares or Performance Share Units, Cash-Based Awards, and Stock-Based Awards (each as defined in the 2005 Stock Plan). Under the MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (the “2005 Directors Stock Plan”), awards granted may be in the form of non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, or Stock-Based Awards (each as defined in the 2005 Directors Stock Plan). The Stock Incentive Plan, Directors Stock Plan, 2005 Stock Plan, the 2005 Directors Stock Plan and the LTPCP, as described below, are hereinafter collectively referred to as the “Incentive Plans.”

The aggregate number of shares reserved for issuance under the 2005 Stock Plan and the LTPCP is 68,000,000, plus those shares available but not utilized under the Stock Incentive Plan and those shares utilized under the Stock Incentive Plan that are recovered due to forfeiture of Stock Options. Additional shares carried forward from the Stock Incentive Plan and available for issuance under the 2005 Stock Plan were 12,584,119 at December 31, 2008.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

There were no shares carried forward from the Directors Stock Plan. Each share issued under the 2005 Stock Plan in connection with a Stock Option or Stock Appreciation Right reduces the number of shares remaining for issuance under that plan by one, and each share issued under the 2005 Stock Plan in connection with awards other than Stock Options or Stock Appreciation Rights reduces the number of shares remaining for issuance under that plan by 1.179 shares. The number of shares reserved for issuance under the 2005 Directors Stock Plan are 2,000,000. At December 31, 2008, the aggregate number of shares remaining available for issuance pursuant to the 2005 Stock Plan and the 2005 Directors Stock Plan were 55,654,550 and 1,894,876, respectively.

Stock Option exercises and other stock-based awards to employees settled in shares are satisfied through the issuance of shares held in treasury by the Company. Under the current authorized share repurchase program, as described previously, sufficient treasury shares exist to satisfy foreseeable obligations under the Incentive Plans.

Compensation expense related to awards under the Incentive Plans is recognized based on the number of awards expected to vest, which represents the awards granted less expected forfeitures over the life of the award, as estimated at the date of grant. Unless a material deviation from the assumed rate is observed during the term in which the awards are expensed, any adjustment necessary to reflect differences in actual experience is recognized in the period the award becomes payable or exercisable. Compensation expense of $121 million, $145 million and $144 million, and income tax benefits of $42 million, $51 million and $50 million, related to the Incentive Plans was recognized for the years ended December 31, 2008, 2007 and 2006, respectively. Compensation expense is principally related to the issuance of Stock Options, Performance Shares and LTPCP arrangements.

As described in Note 1, the Company changed its policy prospectively for recognizing expense for stock-based awards to retirement eligible employees. Had the Company continued to recognize expense over the stated requisite service period, compensation expense related to the Incentive Plans would have been $100 million, $118 million and $116 million, rather than $121 million, $145 million and $144 million, for the years ended December 31, 2008, 2007 and 2006, respectively. Had the Company applied the policy of recognizing expense related to stock-based compensation over the shorter of the requisite service period or the period to attainment of retirement eligibility for awards granted prior to January 1, 2006, pro forma compensation expense would have been $100 million, $118 million and $120 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Stock Options

All Stock Options granted had an exercise price equal to the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of grant, and have a maximum term of ten years. Certain Stock Options granted under the Stock Incentive Plan and the 2005 Stock Plan have or will become exercisable over a three year period commencing with the date of grant, while other Stock Options have or will become exercisable three years after the date of grant. Stock Options issued under the Directors Stock Plan were exercisable immediately. The date at which any Stock Option issued under the 2005 Directors Stock Plan becomes exercisable would be determined at the time such Stock Option is granted.

A summary of the activity related to Stock Options for the year ended December 31, 2008 is presented below. The aggregate intrinsic value was computed using the closing share price on December 31, 2008 of $34.86 and December 31, 2007 of $61.62, as applicable.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

			Weighted
			Average
			Remaining	Aggregate
	Shares Under	Weighted Average	Contractual	Intrinsic
	Option	Exercise Price	Term	Value
			(Years)	(In millions)

Outstanding at January 1, 2008	24,430,547	$38.83	6.17	$557

Granted	3,464,075	$59.48
Exercised	(1,374,872)	$32.76
Cancelled/Expired	(142,145)	$44.62
Forfeited	(219,330)	$51.44

Outstanding at December 31, 2008	26,158,275	$41.73	5.73	$—

Aggregate number of stock options expected to vest at December 31, 2008	25,568,808	$41.35	5.66	$—

Exercisable at December 31, 2008	19,471,449	$35.83	4.79	$—

The fair value of Stock Options is estimated on the date of grant using a binomial lattice model. Significant assumptions used in the Company’s binomial lattice model, which are further described below, include: expected volatility of the price of the Holding Company’s common stock; risk-free rate of return; expected dividend yield on the Holding Company’s common stock; exercise multiple; and the post-vesting termination rate.

Expected volatility is based upon an analysis of historical prices of the Holding Company’s common stock and call options on that common stock traded on the open market. The Company uses a weighted-average of the implied volatility for publicly-traded call options with the longest remaining maturity nearest to the money as of each valuation date and the historical volatility, calculated using monthly closing prices of the Holding Company’s common stock. The Company chose a monthly measurement interval for historical volatility as it believes this better depicts the nature of employee option exercise decisions being based on longer-term trends in the price of the underlying shares rather than on daily price movements.

The binomial lattice model used by the Company incorporates different risk-free rates based on the imputed forward rates for U.S. Treasury Strips for each year over the contractual term of the option. The table below presents the full range of rates that were used for options granted during the respective periods.

Dividend yield is determined based on historical dividend distributions compared to the price of the underlying common stock as of the valuation date and held constant over the life of the Stock Option.

The binomial model used by the Company incorporates the contractual term of the Stock Options and then factors in expected exercise behavior and a post-vesting termination rate, or the rate at which vested options are exercised or expire prematurely due to termination of employment, to derive an expected life. Exercise behavior in the binomial lattice model used by the Company is expressed using an exercise multiple, which reflects the ratio of exercise price to the strike price of Stock Options granted at which holders of the Stock Options are expected to exercise. The exercise multiple is derived from actual historical exercise activity. The post-vesting termination rate is determined from actual historical exercise experience and expiration activity under the Incentive Plans.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The following weighted average assumptions, with the exception of risk-free rate, which is expressed as a range, were used to determine the fair value of Stock Options issued during the:

	Years Ended December 31,
	2008	2007	2006

Dividend yield	1.21%	0.94%	1.04%
Risk-free rate of return	1.91%-7.21%	4.30%-5.32%	4.17%-4.96%
Expected volatility	24.85%	19.54%	22.00%
Exercise multiple	1.73	1.66	1.52
Post-vesting termination rate	3.05%	3.66%	4.09%
Contractual term (years)	10	10	10
Expected life (years)	6	6	6
Weighted average exercise price of stock options granted	$59.48	$62.86	$50.21
Weighted average fair value of stock options granted	$17.51	$17.76	$13.84

Compensation expense related to Stock Option awards expected to vest and granted prior to January 1, 2006 is recognized ratably over the requisite service period, which equals the vesting term. Compensation expense related to Stock Option awards expected to vest and granted on or after January 1, 2006 is recognized ratably over the requisite service period or the period to retirement eligibility, if shorter. Compensation expense of $51 million, $55 million and $56 million related to Stock Options was recognized for the years ended December 31, 2008, 2007 and 2006, respectively.

At December 31, 2008, there were $43 million of total unrecognized compensation costs related to Stock Options. It is expected that these costs will be recognized over a weighted average period of 1.81 years.

The following is a summary of Stock Option exercise activity for the:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Total intrinsic value of stock options exercised	$36	$122	$65
Cash received from exercise of stock options	$45	$110	$83
Tax benefit realized from stock options exercised	$13	$43	$23

Performance Shares

Beginning in 2005, certain members of management were awarded Performance Shares under (and as defined in) the 2005 Stock Plan. Participants are awarded an initial target number of Performance Shares with the final number of Performance Shares payable being determined by the product of the initial target multiplied by a factor of 0.0 to 2.0. The factor applied is based on measurements of the Company’s performance with respect to: (i) the change in annual net operating earnings per share, as defined; and (ii) the proportionate total shareholder return, as defined, with reference to the three-year performance period relative to other companies in the S&P Insurance Index with reference to the same three-year period. Performance Share awards will normally vest in their entirety at the end of the three-year performance period (subject to certain contingencies) and will be payable entirely in shares of the Company’s common stock.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The following is a summary of Performance Share activity for the year ended December 31, 2008:

		Weighted Average
		Grant Date
	Performance Shares	Fair Value

Outstanding at January 1, 2008	2,690,125	$48.39
Granted	954,075	$57.17
Forfeited	(89,125)	$57.43
Paid	(968,425)	$36.87

Outstanding at December 31, 2008	2,586,650	$55.63

Performance Shares expected to vest at December 31, 2008	2,535,784	$55.56

Performance Share amounts above represent aggregate initial target awards and do not reflect potential increases or decreases resulting from the final performance factor to be determined at the end of the respective performance period. At December 31, 2008, the three year performance period for the 2006 Performance Share grants was completed. Included in the immediately preceding table are 812,975 outstanding Performance Shares to which the final performance factor will be applied. The calculation of the performance factor is expected to be finalized during the second quarter of 2009 after all data necessary to perform the calculation is publicly available.

Performance Share awards are accounted for as equity awards but are not credited with dividend-equivalents for actual dividends paid on the Holding Company’s common stock during the performance period. Accordingly, the estimated fair value of Performance Shares is based upon the closing price of the Holding Company’s common stock on the date of grant, reduced by the present value of estimated dividends to be paid on that stock during the performance period.

Compensation expense related to initial Performance Shares granted prior to January 1, 2006 and expected to vest is recognized ratably during the performance period. Compensation expense related to initial Performance Shares granted on or after January 1, 2006 and expected to vest is recognized ratably over the performance period or the period to retirement eligibility, if shorter. Performance Shares expected to vest and the related compensation expenses may be further adjusted by the performance factor most likely to be achieved, as estimated by management, at the end of the performance period. Compensation expense of $70 million, $90 million and $74 million, related to Performance Shares was recognized for the years ended December 31, 2008, 2007 and 2006, respectively.

At December 31, 2008, there were $57 million of total unrecognized compensation costs related to Performance Share awards. It is expected that these costs will be recognized over a weighted average period of 1.65 years.

Long-Term Performance Compensation Plan

Prior to January 1, 2005, the Company granted stock-based compensation to certain members of management under the LTPCP. Each participant was assigned a target compensation amount (an “Opportunity Award”) at the inception of the performance period with the final compensation amount determined based on the total shareholder return on the Company’s common stock over the three-year performance period, subject to limited further adjustment approved by the Company’s Board of Directors. Payments on the Opportunity Awards were normally payable in their entirety (subject to certain contingencies) at the end of the three-year performance period, and were paid in whole or in part with shares of the Company’s common stock, as approved by the Company’s Board of Directors. There were no new grants under the LTPCP during the years ended December 31, 2008, 2007 and 2006.

A portion of each Opportunity Award under the LTPCP was settled in shares of the Holding Company’s common stock while the remainder was settled in cash. The portion of the Opportunity Award settled in shares of

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

the Holding Company’s common stock was accounted for as an equity award with the fair value of the award determined based upon the closing price of the Holding Company’s common stock on the date of grant. The compensation expense associated with the equity award, based upon the grant date fair value, was recognized into expense ratably over the respective three-year performance period. The portion of the Opportunity Award settled in cash was accounted for as a liability and was remeasured using the closing price of the Holding Company’s common stock on the final day of each subsequent reporting period during the three-year performance period.

The final LTPCP performance period concluded during the six months ended June 30, 2007. Final Opportunity Awards in the amount of 618,375 shares of the Company’s common stock and $16 million in cash were paid on April 18, 2007. No significant compensation expense related to LTPCP was recognized during the year ended December 31, 2008 and 2007. Compensation expense of $14 million related to LTPCP Opportunity Awards was recognized for the year ended December 31, 2006.

  Statutory Equity and Income

Each insurance company’s state of domicile imposes minimum risk-based capital (“RBC”) requirements that were developed by the National Association of Insurance Commissioners (“NAIC”). The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. Each of the Holding Company’s U.S. insurance subsidiaries exceeded the minimum RBC requirements for all periods presented herein.

The NAIC has adopted the Codification of Statutory Accounting Principles (“Codification”). Codification is intended to standardize regulatory accounting and reporting to state insurance departments. However, statutory accounting principles continue to be established by individual state laws and permitted practices. The New York Insurance Department has adopted Codification with certain modifications for the preparation of statutory financial statements of insurance companies domiciled in New York. Modifications by the various state insurance departments may impact the effect of Codification on the statutory capital and surplus of the Holding Company’s insurance subsidiaries.

Statutory accounting principles differ from GAAP primarily by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions, reporting surplus notes as surplus instead of debt and valuing securities on a different basis.

In addition, certain assets are not admitted under statutory accounting principles and are charged directly to surplus. The most significant assets not admitted by the Company are net deferred income tax assets resulting from temporary differences between statutory accounting principles basis and tax basis not expected to reverse and become recoverable within a year. Further, statutory accounting principles do not give recognition to purchase accounting adjustments.

Statutory net income (loss) of Metropolitan Life Insurance Company, a New York domiciled insurer, was ($338) million, $2.1 billion and $1.0 billion for the years ended December 31, 2008, 2007 and 2006, respectively. Statutory capital and surplus, as filed with the Department, was $11.6 billion and $13.0 billion at December 31, 2008 and 2007, respectively.

Statutory net income of MetLife Insurance Company of Connecticut, a Connecticut domiciled insurer, was $242 million, $1.1 billion, and $856 million for the years ended December 31, 2008, 2007 and 2006, respectively. Statutory capital and surplus, as filed with the Connecticut Insurance Department, was $5.5 billion and $4.2 billion at December 31, 2008 and 2007, respectively.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Statutory net income of Metropolitan Property and Casualty Insurance Company (“MPC”), a Rhode Island domiciled insurer, was $308 million, $400 million and $385 million for the years ended December 31, 2008, 2007 and 2006, respectively. Statutory capital and surplus, as filed with the Insurance Department of Rhode Island, was $1.8 billion at both December 31, 2008 and 2007.

Statutory net income of Metropolitan Tower and Life Insurance Company (“MTL”), a Delaware domiciled insurer, was $212 million, $103 million and $2.8 billion for the years ended December 31, 2008, 2007 and 2006, respectively. Statutory capital and surplus, as filed with the Delaware Insurance Department was $885 million and $1.1 billion at December 31, 2008 and 2007, respectively.

  Dividend Restrictions

The table below sets forth the dividends permitted to be paid by the respective insurance subsidiary without insurance regulatory approval and the respective dividends paid:

	2009	2008			2007
	Permitted w/o			Permitted w/o			Permitted w/o
Company	Approval (1)	Paid (2)		Approval (3)	Paid (2)		Approval (3)
	(In millions)

Metropolitan Life Insurance Company	$552	$1,318	(4)	$1,299	$500		$919
MetLife Insurance Company of Connecticut	$714	$500		$1,026	$690	(6)	$690
Metropolitan Tower Life Insurance Company	$88	$277	(5)	$113	$—		$104
Metropolitan Property and Casualty Insurance Company	$9	$300		$—	$400		$16

(1)	Reflects dividend amounts that may be paid during 2009 without prior regulatory approval. However, if paid before a specified date during 2009, some or all of such dividends may require regulatory approval.

(2)	All amounts paid, including those requiring regulatory approval.

(3)	Reflects dividend amounts that could have been paid during the relevant year without prior regulatory approval.

(4)	As described in Note 2, consists of shares of RGA stock distributed by MLIC to the Holding Company as an in-kind dividend of $1,318 million.

(5)	Includes shares of an affiliate distributed to the Holding Company as an in-kind dividend in the amount of $164 million.

(6)	Includes a return of capital of $404 million as approved by the applicable insurance department, of which $350 million was paid to the Holding Company.

Under New York State Insurance Law, MLIC is permitted, without prior insurance regulatory clearance, to pay stockholder dividends to the Holding Company as long as the aggregate amount of all such dividends in any calendar year does not exceed the lesser of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding realized capital gains). MLIC will be permitted to pay a cash dividend to the Holding Company in excess of the lesser of such two amounts only if it files notice of its intention to declare such a dividend and the amount thereof with the Superintendent and the Superintendent does not disapprove the distribution within 30 days of its filing. Under New York State Insurance Law, the Superintendent has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its shareholders. The New York State Department of Insurance (the “Department”) has established informal guidelines for such determinations. The guidelines, among other things, focus on the insurer’s overall financial condition and profitability under statutory accounting practices.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Under Connecticut State Insurance Law, MICC is permitted, without prior insurance regulatory clearance, to pay shareholder dividends to its parent as long as the amount of such dividends, when aggregated with all other dividends in the preceding 12 months, does not exceed the greater of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) its statutory net gain from operations for the immediately preceding calendar year. MICC will be permitted to pay a cash dividend in excess of the greater of such two amounts only if it files notice of its declaration of such a dividend and the amount thereof with the Connecticut Commissioner of Insurance (the “Connecticut Commissioner”) and the Connecticut Commissioner does not disapprove the payment within 30 days after notice. In addition, any dividend that exceeds earned surplus (unassigned funds, reduced by 25% of unrealized appreciation in value or revaluation of assets or unrealized profits on investments) as of the last filed annual statutory statement requires insurance regulatory approval. Under Connecticut State Insurance Law, the Connecticut Commissioner has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its shareholders. The Connecticut State Insurance Law requires prior approval for any dividends for a period of two years following a change in control. As a result of the acquisition of MICC by the Holding Company on July 1, 2005, under Connecticut State Insurance Law, all dividend payments by MICC through June 30, 2007 required prior approval of the Connecticut Commissioner.

Under Delaware State Insurance Law, Metropolitan Tower Life Insurance Company is permitted, without prior insurance regulatory clearance, to pay a stockholder dividend to the Holding Company as long as the amount of the dividend when aggregated with all other dividends in the preceding 12 months does not exceed the greater of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding realized capital gains). MTL will be permitted to pay a cash dividend to the Holding Company in excess of the greater of such two amounts only if it files notice of the declaration of such a dividend and the amount thereof with the Delaware Commissioner of Insurance (the “Delaware Commissioner”) and the Delaware Commissioner does not disapprove the distribution within 30 days of its filing. In addition, any dividend that exceeds earned surplus (defined as unassigned funds) as of the last filed annual statutory statement requires insurance regulatory approval. Under Delaware State Insurance Law, the Delaware Commissioner has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its shareholders.

Under Rhode Island State Insurance Law, MPC is permitted, without prior insurance regulatory clearance, to pay a stockholder dividend to the Holding Company as long as the aggregate amount of all such dividends in any twelve-month period does not exceed the lesser of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) net income, not including realized capital gains, for the immediately preceding calendar year, which may include carry forward net income from the second and third preceding calendar years excluding realized capital gains and less dividends paid in the second and immediately preceding calendar years. MPC will be permitted to pay a cash dividend to the Holding Company in excess of the lesser of such two amounts only if it files notice of its intention to declare such a dividend and the amount thereof with the Rhode Island Commissioner of Insurance (the “Rhode Island Commissioner”) and the Rhode Island Commissioner does not disapprove the distribution within 30 days of its filing. Under Rhode Island State Insurance Code, the Rhode Island Commissioner has broad discretion in determining whether the financial condition of a stock property and casualty insurance company would support the payment of such dividends to its shareholders. MPC may not pay any dividends in 2009 without prior regulatory approval for dividend payments with payment dates prior to December 12, 2009. Subsequent to December 12, 2009, MPC can pay dividends totaling $9 million without requiring regulatory approval from the Rhode Island Commissioner.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

  Other Comprehensive Income (Loss)

The following table sets forth the reclassification adjustments required for the years ended December 31, 2008, 2007 and 2006 in other comprehensive income (loss) that are included as part of net income for the current year that have been reported as a part of other comprehensive income (loss) in the current or prior year:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Holding gains (losses) on investments arising during the year	$(26,650)	$(1,494)	$(1,034)
Income tax effect of holding gains (losses)	8,989	581	379
Reclassification adjustments:
Recognized holding (gains) losses included in current year income	2,040	176	916
Amortization of premiums and accretion of discounts associated with investments	(926)	(831)	(600)
Income tax effect	(377)	254	(117)
Allocation of holding losses on investments relating to other policyholder amounts	4,809	676	581
Income tax effect of allocation of holding losses to other policyholder amounts	(1,621)	(264)	(215)
Unrealized investment loss of subsidiary at date of sale	131	—	—
Deferred income tax on unrealized investment loss of subsidiary at date of sale	(60)	—	—

Net unrealized investment gains (losses), net of income tax	(13,665)	(902)	(90)
Foreign currency translation adjustment	(700)	346	56
Minimum pension liability adjustment, net of income tax	—	—	(18)
Defined benefit plan adjustment, net of income tax	(1,199)	564	—

Other comprehensive income (loss)	(15,564)	8	(52)
Other comprehensive income (loss) attributable to noncontrolling interests	(10)	1	1
Other comprehensive income (loss) attributable to noncontrolling interests of subsidiary at date of disposal	150	8	11
Foreign currency translation adjustment attributable to noncontrolling interests of subsidiary at date of disposal	107	(56)	(10)
Defined benefit plans adjustment attributable to noncontrolling interests of subsidiary at date of disposal	(4)	(1)	—

Other comprehensive income (loss) attributable to MetLife, Inc.	$(15,321)	$(40)	$(50)

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

19.	Other Expenses

Information on other expenses is as follows:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Compensation	$3,549	$3,548	$3,422
Commissions	3,384	3,207	2,866
Interest and debt issue costs	1,086	987	812
Amortization of DAC and VOBA	3,489	2,250	1,904
Capitalization of DAC	(3,092)	(3,064)	(2,825)
Rent, net of sublease income	477	373	345
Insurance tax	497	503	488
Other	2,557	2,601	2,502

Total other expenses	$11,947	$10,405	$9,514

Amortization and Capitalization of DAC and VOBA

See Note 5 for deferred acquisition costs by segment and a rollforward of deferred acquisition costs including impacts of amortization and capitalization. See also Note 9 for a description of the DAC amortization impact associated with the closed block.

Interest and Debt Issue Costs

See Notes 10, 11, 12, 13 and 14 for attribution of interest expense by debt issuance.

Lease Impairments

See Note 16 for description of lease impairments included within other expenses.

Restructuring Charges

The Company has initiated an enterprise-wide cost reduction and revenue enhancement initiative. This initiative is focused on reducing complexity, leveraging scale, increasing productivity, and improving the effectiveness of the Company’s operations, as well as providing a foundation for future growth. During the third quarter of 2008, the Company recognized a severance-related restructuring charge of $73 million associated with the termination of certain employees in connection with this enterprise-wide initiative. During the fourth quarter of 2008, the Company recorded further severance related restructuring costs of $36 million offset by an $8 million reduction to its third quarter restructuring charge attributable to lower than anticipated costs for variable incentive compensation and for employees whose severance status changed. Severance costs of $15 million were paid during the fourth quarter of 2008. Total restructuring charges incurred in connection with this enterprise-wide initiative during the year ended December 31, 2008 were $101 million and were reflected within Corporate & Other. Estimated restructuring costs may change as management continues to execute its restructuring plans. Restructuring charges associated with this enterprise-wide initiative were as follows:

Year Ended
December 31, 2008
(In millions)

Balance as of beginning of the period	$—
Severance charges	109
Change in severance charge estimates	(8)

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Year Ended
December 31, 2008
(In millions)

Cash payments	(15)

Balance as of end of the period	$86

Total restructuring charges incurred	$101

Management anticipates further restructuring charges including severance, lease and asset impairments will be incurred during the years ended December 31, 2009 and 2010. However, such restructuring plans are not sufficiently developed to enable the Company to make an estimate of such restructuring charges at December 31, 2008.

In addition to the restructuring charges incurred in connection with the aforementioned enterprise-wide initiative, the Company also incurred severance costs in connection with the Argentine government’s nationalization of the its private pension business. The Company recognized a restructuring charge of $15 million within the International segment during the fourth quarter of 2008 and made payments of $12 million resulting in a restructuring liability of $3 million at December 31, 2008.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

20.	Earnings Per Common Share

The following table presents the weighted average shares used in calculating basic earnings per common share and those used in calculating diluted earnings per common share for each income category presented below:

	Years Ended December 31,
	2008	2007	2006
	(In millions, except share and per share data)

Weighted Average Shares:
Weighted average common stock outstanding for basic earnings per common share	735,184,337	744,153,514	761,105,024
Incremental common shares from assumed:
Stock purchase contracts underlying common equity units (1)	2,043,553	7,138,900	1,416,134
Exercise or issuance of stock-based awards	7,557,540	10,971,585	8,182,938

Weighted average common stock outstanding for diluted earnings per common share	744,785,430	762,263,999	770,704,096

Income from Continuing Operations:
Income from continuing operations, net of income tax	$3,485	$4,109	$2,920
Less: Income (loss) attributable to noncontrolling interests, net of income tax	(25)	7	10
Less: Preferred stock dividends	125	137	134

Income from continuing operations, net of income tax, available to MetLife, Inc.’s common shareholders	$3,385	$3,965	$2,776

Basic	$4.60	$5.33	$3.65

Diluted	$4.54	$5.20	$3.60

Income from Discontinued Operations:
Income (loss) from discontinued operations, net of income tax	$(207)	$356	$3,520
Less: Income from discontinued operations, net of income tax, attributable to noncontrolling interests	94	141	137

Income from discontinued operations, net of income tax, available to MetLife, Inc.’s common shareholders	$(301)	$215	$3,383

Basic	$(0.41)	$0.29	$4.44

Diluted	$(0.40)	$0.28	$4.39

Net Income:
Net income	$3,278	$4,465	$6,440
Less: Net income attributable to noncontrolling interests	69	148	147
Less: Preferred stock dividends	125	137	134

Net income available to MetLife, Inc.’s common shareholders	$3,084	$4,180	$6,159

Basic	$4.19	$5.62	$8.09

Diluted	$4.14	$5.48	$7.99

(1)	See Note 13 for a description of the Company’s common equity units.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

21.	Quarterly Results of Operations (Unaudited)

The unaudited quarterly results of operations for 2008 and 2007 are summarized in the table below:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	(In millions, except per share data)

2008 (1)
Total revenues	$11,624	$12,049	$13,353	$13,964
Total expenses	$10,792	$10,828	$11,772	$12,531
Income from continuing operations, net of income tax	$625	$879	$1,051	$930
Income (loss) from discontinued operations, net of income tax	$35	$117	$(405)	$46
Net income	$660	$996	$646	$976
Less: Net income (loss) attributable to noncontrolling interests	$12	$50	$16	$(9)
Net income attributable to MetLife, Inc.	$648	$946	$630	$985
Less: Preferred stock dividends	$33	$31	$30	$31
Net income available to MetLife, Inc.’s common shareholders	$615	$915	$600	$954
Basic earnings per share:
Income from continuing operations available to MetLife, Inc’s common shareholders	$0.82	$1.19	$1.44	$1.15
Income (loss) from discontinued operations, net of income tax, attributable to MetLife, Inc.	$0.03	$0.09	$(0.60)	$0.06
Net income attributable to MetLife, Inc.	$0.90	$1.33	$0.88	$1.25
Net income available to MetLife, Inc.’s common shareholders	$0.85	$1.28	$0.84	$1.21
Diluted earnings per share:
Income from continuing operations available to MetLife, Inc.’s common shareholders	$0.81	$1.17	$1.42	$1.14
Income (loss) from discontinued operations, net of income tax, attributable to MetLife, Inc.	$0.03	$0.09	$(0.59)	$0.06
Net income attributable to MetLife, Inc.	$0.88	$1.30	$0.88	$1.25
Net income available to MetLife, Inc.’s common shareholders	$0.84	$1.26	$0.83	$1.20
2007
Total revenues	$11,505	$11,699	$11,646	$12,308
Total expenses	$10,121	$10,147	$10,335	$10,769
Income from continuing operations, net of income tax	$986	$1,103	$933	$1,087
Income (loss) from discontinued operations, net of income tax	$83	$92	$115	$66
Net income	$1,069	$1,195	$1,048	$1,153
Less: Net income (loss) attributable to noncontrolling interests	$52	$32	$29	$35
Net income attributable to MetLife, Inc.	$1,017	$1,163	$1,019	$1,118
Less: Preferred stock dividends	$34	$34	$34	$35
Net income available to MetLife, Inc.’s common shareholders	$983	$1,129	$985	$1,083
Basic earnings per share:
Income from continuing operations available to MetLife, Inc.’s common shareholders	$1.24	$1.44	$1.22	$1.42
Income from discontinued operations, net of income tax, attributable to MetLife, Inc.	$0.07	$0.08	$0.10	$0.05
Net income attributable to MetLife, Inc.	$1.35	$1.56	$1.37	$1.52
Net income available to MetLife, Inc.’s common shareholders	$1.31	$1.52	$1.32	$1.47
Diluted earnings per share:
Income from continuing operations available to MetLife, Inc.’s common shareholders	$1.22	$1.41	$1.19	$1.39
Income from discontinued operations, net of income tax, attributable to MetLife, Inc.	$0.06	$0.07	$0.10	$0.05
Net income attributable to MetLife, Inc.	$1.32	$1.52	$1.34	$1.48
Net income available to MetLife, Inc.’s common shareholders	$1.28	$1.48	$1.29	$1.44

(1)	During the fourth quarter of 2008, the Company recorded a cumulative out-of-period adjustment in connection with the exclusion of certain derivative gains from the estimation of cumulative gross profits used in the determination of DAC amortization. The adjustment decreased deferred policy acquisition costs and increased DAC amortization by $124 million and decreased net income by $80 million in the fourth quarter of 2008. Had the amounts been reflected during the first, second and third quarters of 2008 — in the periods in which they arose — DAC amortization would have increased (decreased) by $100 million, ($61) million, and $85 million, respectively, resulting in an increase (decrease) of net income by ($65) million, $40 million and ($55) million,

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

respectively. Net income available to common shareholders per diluted common share would have been higher (lower) by ($0.09), $0.06, ($0.08) and $0.10 during the first, second, third and fourth quarters, respectively, of 2008 had the amounts been reflected in the periods in which they arose. Based upon an evaluation of all relevant quantitative and qualitative factors, and after considering the provisions of APB Opinion No. 28, Interim Financial Reporting, paragraph 29, SAB No. 99, Materiality, and SAB 108, management believes this correcting adjustment was not material to the Company’s full year results for 2008 or the trend of earnings.

22.	Business Segment Information

The Company is a leading provider of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Asia Pacific, and Europe. Subsequent to the disposition of RGA and the elimination of the Reinsurance segment as described in Notes 2 and 23, the Company’s business is divided into four operating segments: Institutional, Individual, International, and Auto & Home, as well as Corporate & Other. These segments are managed separately because they either provide different products and services, require different strategies or have different technology requirements.

Institutional offers a broad range of group insurance and retirement & savings products and services, including group life insurance, non-medical health insurance, such as short and long-term disability, long-term care, and dental insurance, and other insurance products and services. Individual offers a wide variety of protection and asset accumulation products, including life insurance, annuities and mutual funds. International provides life insurance, accident and health insurance, annuities and retirement & savings products to both individuals and groups. Auto & Home provides personal lines property and casualty insurance, including private passenger automobile, homeowners and personal excess liability insurance.

Corporate & Other contains the excess capital not allocated to the business segments, various start-up entities, MetLife Bank and run-off entities, as well as interest expense related to the majority of the Company’s outstanding debt and expenses associated with certain legal proceedings and income tax audit issues. Corporate & Other also includes the elimination of all intersegment amounts, which generally relate to intersegment loans, which bear interest rates commensurate with related borrowings, as well as intersegment transactions. The operations of RGA are also reported in Corporate & Other as discontinued operations. Additionally, the Company’s asset management business, including amounts reported as discontinued operations, is included in the results of operations for Corporate & Other. See Note 23 for disclosures regarding discontinued operations, including real estate.

Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. The economic capital model accounts for the unique and specific nature of the risks inherent in MetLife’s businesses. As a part of the economic capital process, a portion of net investment income is credited to the segments based on the level of allocated equity.

Set forth in the tables below is certain financial information with respect to the Company’s segments, as well as Corporate & Other, for the years ended December 31, 2008, 2007 and 2006. The accounting policies of the segments are the same as those of the Company, except for the method of capital allocation and the accounting for gains (losses) from intercompany sales, which are eliminated in consolidation. The Company allocates equity to each segment based upon the economic capital model that allows the Company to effectively manage its capital. The Company evaluates the performance of each segment based upon net income excluding net investment gains (losses), net of income tax, adjustments related to net investment gains (losses), net of income tax, the impact from the cumulative effect of changes in accounting, net of income tax and discontinued operations, other than discontinued real estate, net of income tax, less preferred stock dividends. The Company allocates certain non-recurring items, such as expenses associated with certain legal proceedings, to Corporate & Other.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

				Auto &	Corporate &
For the Year Ended December 31, 2008	Institutional	Individual	International	Home	Other	Total
	(In millions)

Statement of Income:
Revenues
Premiums	$14,964	$4,481	$3,470	$2,971	$28	$25,914
Universal life and investment-type product policy fees	886	3,400	1,095	—	—	5,381
Net investment income	7,535	6,510	1,249	186	817	16,297
Other revenues	775	571	18	38	184	1,586
Net investment gains (losses)	167	663	169	(134)	947	1,812

Total revenues	24,327	15,625	6,001	3,061	1,976	50,990

Expenses
Policyholder benefits and claims	16,525	5,779	3,166	1,919	48	27,437
Interest credited to policyholder account balances	2,581	2,028	172	—	7	4,788
Policyholder dividends	—	1,739	7	5	—	1,751
Other expenses	2,408	5,143	1,699	804	1,893	11,947

Total expenses	21,514	14,689	5,044	2,728	1,948	45,923

Income from continuing operations before provision for income tax	2,813	936	957	333	28	5,067
Provision for income tax	955	307	404	58	(142)	1,582

Income from continuing operations, net of income tax	1,858	629	553	275	170	3,485
Income (loss) from discontinued operations, net of income tax	4	(10)	—	—	(201)	(207)

Net income	1,862	619	553	275	(31)	3,278
Less: Net income (loss) attributable to noncontrolling interests	—	—	(27)	—	96	69

Net income attributable to MetLife, Inc.	1,862	619	580	275	(127)	3,209
Less: Preferred stock dividends	—	—	—	—	125	125

Net income available to MetLife, Inc.’s common shareholders	$1,862	$619	$580	$275	$(252)	$3,084

Balance Sheet:
Total assets	$195,191	$214,476	$25,891	$5,232	$60,888	$501,678
DAC and VOBA	$1,013	$16,505	$2,436	$183	$7	$20,144
Goodwill	$1,051	$2,957	$373	$157	$470	$5,008
Separate account assets	$46,912	$69,456	$4,471	$—	$—	$120,839
Policyholder liabilities	$133,816	$123,610	$16,122	$3,126	$12,471	$289,145
Separate account liabilities	$46,912	$69,456	$4,471	$—	$—	$120,839

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

				Auto &	Corporate &
For the Year Ended December 31, 2007	Institutional	Individual	International	Home	Other	Total
	(In millions)

Statement of Income:
Revenues
Premiums	$12,392	$4,481	$3,096	$2,966	$35	$22,970
Universal life and investment-type product policy fees	802	3,441	995	—	—	5,238
Net investment income	8,176	7,025	1,247	196	1,419	18,063
Other revenues	726	600	24	43	72	1,465
Net investment gains (losses)	(582)	(112)	56	15	45	(578)

Total revenues	21,514	15,435	5,418	3,220	1,571	47,158

Expenses
Policyholder benefits and claims	13,805	5,665	2,460	1,807	46	23,783
Interest credited to policyholder account balances	3,094	2,013	354	—	—	5,461
Policyholder dividends	—	1,715	4	4	—	1,723
Other expenses	2,438	3,984	1,772	829	1,382	10,405

Total expenses	19,337	13,377	4,590	2,640	1,428	41,372

Income from continuing operations before provision for income tax	2,177	2,058	828	580	143	5,786
Provision for income tax	741	703	207	144	(118)	1,677

Income from continuing operations, net of income tax	1,436	1,355	621	436	261	4,109
Income (loss) from discontinued operations, net of income tax	14	15	(9)	—	336	356

Net income	1,450	1,370	612	436	597	4,465
Less: Net income (loss) attributable to noncontrolling interests	1	13	(23)	—	157	148

Net income attributable to MetLife, Inc.	1,449	1,357	635	436	440	4,317
Less: Preferred stock dividends	—	—	—	—	137	137

Net income available to MetLife, Inc.’s common shareholders	$1,449	$1,357	$635	$436	$303	$4,180

Balance Sheet:
Total assets	$204,005	$250,691	$26,357	$5,672	$72,424	$559,149
DAC and VOBA	$923	$14,038	$2,648	$193	$8	$17,810
Goodwill	$978	$2,957	$313	$157	$409	$4,814
Separate account assets	$52,046	$102,918	$5,195	$—	$(17)	$160,142
Policyholder liabilities	$121,147	$115,901	$16,082	$3,324	$9,522	$265,976
Separate account liabilities	$52,046	$102,918	$5,195	$—	$(17)	$160,142

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

				Auto &	Corporate &
For the Year Ended December 31, 2006	Institutional	Individual	International	Home	Other	Total
	(In millions)

Statement of Income:
Revenues
Premiums	$11,867	$4,502	$2,722	$2,924	$37	$22,052
Universal life and investment-type product policy fees	775	3,131	805	—	—	4,711
Net investment income	7,260	6,863	949	177	998	16,247
Other revenues	684	524	28	22	43	1,301
Net investment gains (losses)	(630)	(591)	(10)	3	(154)	(1,382)

Total revenues	19,956	14,429	4,494	3,126	924	42,929

Expenses
Policyholder benefits and claims	13,368	5,335	2,411	1,717	38	22,869
Interest credited to policyholder account balances	2,593	2,018	288	—	—	4,899
Policyholder dividends	—	1,696	(3)	5	—	1,698
Other expenses	2,310	3,480	1,548	846	1,330	9,514

Total expenses	18,271	12,529	4,244	2,568	1,368	38,980

Income (loss) from continuing operations before provision (benefit) for income tax	1,685	1,900	250	558	(444)	3,949
Provision (benefit) for income tax	565	655	94	142	(427)	1,029

Income (loss) from continuing operations, net of income tax	1,120	1,245	156	416	(17)	2,920
Income from discontinued operations, net of income tax	48	22	28	—	3,422	3,520

Net income	1,168	1,267	184	416	3,405	6,440
Less: Net income (loss) attributable to noncontrolling interests	1	3	(16)	—	159	147

Net income attributable to MetLife, Inc.	1,167	1,264	200	416	3,246	6,293
Less: Preferred stock dividends	—	—	—	—	134	134

Net income available to MetLife, Inc.’s common shareholders	$1,167	$1,264	$200	$416	$3,112	$6,159

Net investment income and net investment gains (losses) are based upon the actual results of each segment’s specifically identifiable asset portfolio adjusted for allocated equity. Other costs are allocated to each of the segments based upon: (i) a review of the nature of such costs; (ii) time studies analyzing the amount of employee compensation costs incurred by each segment; and (iii) cost estimates included in the Company’s product pricing.

Revenues derived from any customer did not exceed 10% of consolidated revenues for the years ended December 31, 2008, 2007 and 2006. Revenues from U.S. operations were $44.6 billion, $41.7 billion and $38.4 billion for the years ended December 31, 2008, 2007 and 2006, respectively, which represented 87%, 88% and 90%, respectively, of consolidated revenues.

23.	Discontinued Operations

Real Estate

The Company actively manages its real estate portfolio with the objective of maximizing earnings through selective acquisitions and dispositions. Income related to real estate classified as held-for-sale or sold is presented in discontinued operations. These assets are carried at the lower of depreciated cost or estimated fair value less expected disposition costs.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The following information presents the components of income from discontinued real estate operations:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Investment income	$6	$21	$243
Investment expense	(3)	(9)	(151)
Net investment gains (losses)	8	13	4,795

Total revenues	11	25	4,887
Provision for income tax	4	11	1,725

Income from discontinued operations, net of income tax	$7	$14	$3,162

The carrying value of real estate related to discontinued operations was $1 million and $39 million at December 31, 2008 and 2007, respectively.

The following table presents the discontinued real estate operations by segment:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Net investment income
Institutional	$4	$9	$15
Individual	(1)	1	4
Corporate & Other	—	2	73

Total net investment income	$3	$12	$92

Net investment gains (losses)
Institutional	$2	$12	$58
Individual	6	—	23
Corporate & Other	—	1	4,714

Total net investment gains (losses)	$8	$13	$4,795

In the fourth quarter of 2006, the Company sold its Peter Cooper Village and Stuyvesant Town properties located in Manhattan, New York for $5.4 billion. The Peter Cooper Village and Stuyvesant Town properties together make up the largest apartment complex in Manhattan, New York totaling over 11,000 units, spread over 80 contiguous acres. The properties were owned by the Company’s subsidiary, MTL. Net investment income on these properties was $73 million for the year ended December 31, 2006. The sale resulted in a gain of $3 billion, net of income tax.

Operations

As more fully described in Note 2, on September 12, 2008, the Company completed a tax-free split-off of its majority-owned subsidiary, RGA. As a result of the disposition, the Reinsurance segment was eliminated. (See also Note 22). RGA’s assets and liabilities were reclassified to assets and liabilities of subsidiaries held-for-sale and its operating results were reclassified to discontinued operations for all periods presented. Interest on economic capital associated with the Reinsurance segment has been reclassified to the continuing operations of Corporate & Other.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The following tables present the amounts related to the operations and financial position of RGA that have been reflected as discontinued operations in the consolidated statements of income:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Premiums	$3,535	$4,910	$4,348
Net investment income	597	908	781
Other revenues	69	77	66
Net investment gains (losses)	(249)	(177)	7

Total revenues	3,952	5,718	5,202

Policyholder benefits and claims	2,989	3,989	3,490
Interest credited to policyholder account balances	108	262	254
Other expenses	699	1,226	1,227

Total expenses	3,796	5,477	4,971

Income before provision for income tax	156	241	231
Provision for income tax	53	84	81

Income from discontinued operations, net of income tax, available to MetLife, Inc.’s common shareholders	103	157	150
Income from discontinued operations, net of income tax, attributable to noncontrolling interests	94	141	137
Loss on disposal, net of income tax	(458)	—	—

Income (loss) from discontinued operations, net of income tax	$(261)	$298	$287

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2007
(In millions)

Fixed maturity securities	$9,398
Equity securities	137
Mortgage and consumer loans	832
Policy loans	1,059
Short-term investments	75
Other invested assets	4,897

Total investments	16,398
Cash and cash equivalents	404
Accrued investment income	78
Premiums and other receivables	1,440
Deferred policy acquisition costs and VOBA	3,513
Goodwill	96
Other assets	91
Separate account assets	17

Total assets held-for-sale	$22,037

Future policy benefits	$6,159
Policyholder account balances	6,657
Other policyholder funds	2,297
Long-term debt	528
Collateral financing arrangements	850
Junior subordinated debt securities	399
Shares subject to mandatory redemption	159
Current income tax payable	33
Deferred income tax liability	941
Other liabilities	384
Separate account liabilities	17

Total liabilities held-for-sale	$18,424

The operations of RGA include direct policies and reinsurance agreements with MetLife and some of its subsidiaries. These agreements are generally terminable by either party upon 90 days written notice with respect to future new business. Agreements related to existing business generally are not terminable, unless the underlying policies terminate or are recaptured. These direct policies and reinsurance agreements do not constitute significant continuing involvement by the Company with RGA. Included in continuing operations in the Company’s consolidated statements of operations are amounts related to these transactions, including ceded amounts that reduced premiums and fees by $158 million, $251 million and $228 million and ceded amounts that reduced policyholder benefits and claims by $136 million, $290 million and $207 million for the years ended December 31, 2008, 2007 and 2006, respectively that have not been eliminated as these transactions are expected to continue after the RGA disposition. Related amounts included in the Company’s consolidated balance sheets include assets totaling $805 million, and liabilities totaling $542 million at December 31, 2007.

During the fourth quarter of 2008, the Holding Company entered into an agreement to sell its wholly-owned subsidiary, Cova, the parent company of Texas Life Insurance Company, to a third party in the fourth quarter of

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

2008. The transaction is expected to close in early 2009. (See also Note 2). Accordingly, the Company has reclassified the assets and liabilities of Cova as held-for-sale and its operations into discontinued operations for all periods presented in the consolidated financial statements. The following tables present the amounts related to the operations and financial position of Cova that have been reflected as discontinued operations in the consolidated statements of income:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Premiums	$17	$15	$14
Universal life and investment-type product policy fees	81	72	68
Net investment income	38	39	55
Other revenues	—	1	1
Net investment gains (losses)	(2)	16	(5)

Total revenues	134	143	133

Policyholder benefits and claims	70	56	72
Interest credited to policyholder account balances	17	17	17
Policyholder dividends	3	3	2
Other expenses	29	29	28

Total expenses	119	105	119

Income before provision for income tax	15	38	14
Provision for income tax	4	13	3

Income from discontinued operations, net of income tax	11	25	11
Gain on disposal, net of income tax	37	—	—

Income from discontinued operations, net of income tax	$48	$25	$11

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

	December 31,
	2008	2007
	(In millions)

Fixed maturity securities	$514	$508
Equity securities	1	2
Mortgage and consumer loans	41	44
Policy loans	35	34
Real estate and real estate joint ventures held-for-investment	2	2
Short-term investments	—	29
Other invested assets	—	1

Total investments	593	620
Cash and cash equivalents	32	3
Accrued investment income	7	6
Premiums and other receivables	19	17
Deferred policy acquisition costs and VOBA	232	198
Deferred income tax asset	61	—
Other assets	2	2

Total assets held-for-sale	$946	$846

Future policy benefits	$180	$158
Policyholder account balances	356	350
Other policyholder funds	181	156
Policyholder dividends payable	4	3
Current income tax payable	1	—
Deferred income tax liability	—	14
Other liabilities	26	22

Total liabilities held-for-sale	$748	$703

On August 31, 2007, MetLife Insurance Limited (“MetLife Australia”) completed the sale of its annuities and pension businesses to a third party for $25 million in cash consideration resulting in a gain upon disposal of $41 million, net of income tax, which was adjusted in the fourth quarter of 2007 for additional transaction costs. The Company reclassified the assets and liabilities of the annuities and pension businesses within MetLife Australia, which is reported in the International segment, to assets and liabilities of subsidiaries held-for-sale and the operations of the business to discontinued operations for all periods presented. Included within the assets to be sold were certain fixed maturity securities in a loss position for which the Company recognized a net investment loss on a consolidated basis of $59 million, net of income tax, for the year ended December 31, 2007, because the Company no longer had the intent to hold such securities.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

The following table presents the amounts related to the operations of MetLife Australia’s annuities and pension businesses:

	Years Ended
	December 31,
	2007	2006
	(In millions)

Revenues	$71	$132
Expenses	58	89

Income before provision for income tax	13	43
Provision for income tax	4	15
Net investment gain (loss), net of income tax	(4)	—

Income from discontinued operations, net of income tax	$5	$28

On January 31, 2005, the Company completed the sale of SSRM Holdings, Inc. to a third party for $328 million in cash and stock. The Company reported the operations of SSRM in discontinued operations. Under the terms of the sale agreement, MetLife had an opportunity to receive additional payments based on, among other things, certain revenue retention and growth measures. The purchase price was also subject to reduction over five years, depending on retention of certain MetLife-related business. In the second quarter of 2008, the Company paid $3 million, net of income tax, of which $2 million was accrued in the fourth quarter of 2007, related to the termination of certain MetLife-related business. Also under the terms of such agreement, MetLife had the opportunity to receive additional consideration for the retention of certain customers for a specific period in 2005. Upon finalization of the computation, the Company received a payment of $30 million, net of income tax, in the second quarter of 2006 due to the retention of these specific customer accounts. In the first quarter of 2007, the Company received a payment of $16 million, net of income tax, as a result of the revenue retention and growth measure provision in the sales agreement. In the fourth quarter of 2006, the Company eliminated $4 million of a liability that was previously recorded with respect to the indemnities provided in connection with the sale of SSRM, resulting in a benefit to the Company of $2 million, net of income tax. The Company believes that future payments relating to these indemnities are not probable.

The following table presents the amounts related to operations of SSRM that have been reflected as discontinued operations in the consolidated statements of income:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Revenues	$—	$—	$—
Expenses	—	—	—

Income from discontinued operations before provision for income tax	—	—	—
Provision for income tax	—	—	—
Net investment gain (loss), net of income tax	(1)	14	32

Income from discontinued operations, net of income tax	$(1)	$14	$32

24.	Fair Value

Fair Value of Financial Instruments

As described in Note 1, the Company prospectively adopted the provisions of SFAS 157 effective January 1, 2008. As a result, the methodologies used to determine the estimated fair value for certain financial instruments at December 31, 2008 may have been modified from those utilized at December 31, 2007, which, while being deemed appropriate under existing accounting guidance, may not have produced an exit value as defined in SFAS 157.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Accordingly, the estimated fair value of financial instruments, and the description of the methodologies used to derive those estimated fair values, are presented separately at December 31, 2007 and December 31, 2008. Considerable judgment is often required in interpreting market data to develop estimates of fair value and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

Amounts related to the Company’s financial instruments are as follows:

	Notional	Carrying	Estimated
December 31, 2007	Amount	Value	Fair Value
	(In millions)

Assets:
Fixed maturity securities		$232,336	$232,336
Equity securities		$5,911	$5,911
Trading securities		$779	$779
Mortgage and consumer loans		$46,154	$46,714
Policy loans		$9,326	$9,326
Short-term investments		$2,544	$2,544
Cash and cash equivalents		$9,961	$9,961
Accrued investment income		$3,545	$3,545
Assets of subsidiaries held-for-sale		$12,609	$12,618
Liabilities:
Policyholder account balances		$110,371	$110,199
Short-term debt		$667	$667
Long-term debt		$9,100	$9,015
Collateral financing arrangements		$4,882	$4,604
Junior subordinated debt securities		$4,075	$3,982
Payables for collateral under securities loaned and other transactions		$44,136	$44,136
Liabilities of subsidiaries held-for-sale		$6,963	$6,092
Commitments: (1)
Mortgage loan commitments	$4,030	$—	$(43)
Commitments to fund bank credit facilities, bridge loans and private corporate bond investments	$1,196	$—	$(59)

(1)	Commitments are off-balance sheet obligations. Negative estimated fair values represent off-balance sheet liabilities.

The methods and assumptions used to estimate the fair value of financial instruments are summarized as follows:

Fixed Maturity Securities, Equity Securities and Trading Securities — The estimated fair values of publicly held fixed maturity securities and publicly held equity securities are based on quoted market prices or estimates from independent pricing services. However, in cases where quoted market prices are not available, such as for private fixed maturity securities, fair values are estimated using present value or valuation techniques. The determination of estimated fair values is based on: (i) market standard valuation methodologies; (ii) securities the Company deems to be comparable; and (iii) assumptions deemed appropriate given the circumstances. The value estimates based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. Factors considered in estimating fair value include; coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer, and quoted market prices of comparable securities.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Mortgage and Consumer Loans, Mortgage Loan Commitments and Commitments to Fund Bank Credit Facilities, Bridge Loans, and Private Corporate Bond Investments — Fair values for mortgage and consumer loans are estimated by discounting expected future cash flows, using current interest rates for similar loans with similar credit risk. For mortgage loan commitments and commitments to fund bank credit facilities, bridge loans, and private corporate bond investments the estimated fair value is the net premium or discount of the commitments.

Policy Loans — The estimated fair values for policy loans approximate carrying values.

Cash and Cash Equivalents and Short-term Investments — The estimated fair values for cash and cash equivalents and short-term investments approximate carrying values due to the short-term maturities of these instruments.

Accrued Investment Income — The estimated fair value for accrued investment income approximates carrying value.

Policyholder Account Balances — The fair value of policyholder account balances which have final contractual maturities are estimated by discounting expected future cash flows based upon interest rates currently being offered for similar contracts with maturities consistent with those remaining for the agreements being valued. The estimated fair value of policyholder account balances without final contractual maturities are assumed to equal their current net surrender value.

Short-term and Long-term Debt, Collateral Financing Arrangements, Junior Subordinated Debt Securities — The estimated fair values of short-term and long-term debt, collateral financing arrangements and junior subordinated debt securities are determined by discounting expected future cash flows using risk rates currently available for debt with similar terms and remaining maturities.

Payables for Collateral Under Securities Loaned and Other Transactions — The estimated fair value for payables for collateral under securities loaned and other transactions approximates carrying value.

Assets and Liabilities of Subsidiaries Held-For-Sale — The carrying values of assets and liabilities of subsidiaries held-for-sale reflect those assets and liabilities which were previously determined to be financial instruments and which were reflected in other financial statement captions in the table above in previous periods but have been reclassified to this caption to reflect the discontinued nature of the operations. The estimated fair value of the assets and liabilities of subsidiaries held-for-sale have been determined on a basis consistent with similar instruments as described herein.

Derivative Financial Instruments — The estimated fair value of derivative financial instruments, including financial futures, financial forwards, interest rate, credit default and foreign currency swaps, foreign currency forwards, caps, floors, and options are based upon quotations obtained from dealers or other reliable sources. See Note 4 for derivative fair value disclosures.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

	Notional	Carrying	Estimated
December 31, 2008	Amount	Value	Fair Value
	(In millions)

Assets:
Fixed maturity securities		$188,251	$188,251
Equity securities		$3,197	$3,197
Trading securities		$946	$946
Mortgage and consumer loans:
Held-for-investment		$49,352	$48,133
Held-for-sale		$2,012	$2,010

Mortgage and consumer loans, net		$51,364	$50,143
Policy loans		$9,802	$11,952
Real estate joint ventures (1)		$163	$176
Other limited partnership interests (1)		$1,900	$2,269
Short-term investments		$13,878	$13,878
Other invested assets: (1)
Derivative assets	$133,565	$12,306	$12,306
Mortgage servicing rights		$191	$191
Other		$801	$900
Cash and cash equivalents		$24,207	$24,207
Accrued investment income		$3,061	$3,061
Premiums and other receivables (1)		$2,995	$3,473
Other assets (1)		$800	$629
Assets of subsidiaries held-for-sale (1)		$630	$649
Separate account assets		$120,839	$120,839
Net embedded derivatives within asset host contracts (2)		$205	$205
Liabilities:
Policyholder account balances (1)		$110,174	$102,902
Short-term debt		$2,659	$2,659
Long-term debt (1)		$9,619	$8,155
Collateral financing arrangements		$5,192	$1,880
Junior subordinated debt securities		$3,758	$2,606
Payables for collateral under securities loaned and other transactions		$31,059	$31,059
Other liabilities: (1)
Derivative liabilities	$64,523	$4,042	$4,042
Trading liabilities		$57	$57
Other		$638	$638
Liabilities of subsidiaries held-for-sale (1)		$50	$49
Separate account liabilities (1)		$28,862	$28,862
Net embedded derivatives within liability host contracts (2)		$3,051	$3,051
Commitments: (3)
Mortgage loan commitments	$2,690	$—	$(129)
Commitments to fund bank credit facilities, bridge loans and private corporate bond investments	$979	$—	$(105)

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

(1)	Carrying values presented herein differ from those presented on the consolidated balance sheet because certain items within the respective financial statement caption are not considered financial instruments. Financial statement captions omitted from the table above are not considered financial instruments.

(2)	Net embedded derivatives within asset host contracts are presented within premiums and other receivables. Net embedded derivatives within liability host contracts are presented within policyholder account balances. Equity securities also include embedded derivatives of ($173) million.

(3)	Commitments are off-balance sheet obligations. Negative estimated fair values represent off-balance sheet liabilities.

The methods and assumptions used to estimate the fair value of financial instruments are summarized as follows:

Fixed Maturity Securities, Equity Securities and Trading Securities — When available, the estimated fair value of the Company’s fixed maturity, equity and trading securities are based on quoted prices in active markets that are readily and regularly obtainable. Generally, these are the most liquid of the Company’s securities holdings and valuation of these securities does not involve management judgment.

When quoted prices in active markets are not available, the determination of estimated fair value is based on market standard valuation methodologies. The market standard valuation methodologies utilized include: discounted cash flow methodologies, matrix pricing or other similar techniques. The assumptions and inputs in applying these market standard valuation methodologies include, but are not limited to: interest rates, credit standing of the issuer or counterparty, industry sector of the issuer, coupon rate, call provisions, sinking fund requirements, maturity, estimated duration and management’s assumptions regarding liquidity and estimated future cash flows. Accordingly, the estimated fair values are based on available market information and management’s judgments about financial instruments.

The significant inputs to the market standard valuation methodologies for certain types of securities with reasonable levels of price transparency are inputs that are observable in the market or can be derived principally from or corroborated by observable market data. Such observable inputs include benchmarking prices for similar assets in active, liquid markets, quoted prices in markets that are not active and observable yields and spreads in the market.

When observable inputs are not available, the market standard valuation methodologies for determining the estimated fair value of certain types of securities that trade infrequently, and therefore have little or no price transparency, rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from or corroborated by observable market data. These unobservable inputs can be based in large part on management judgment or estimation, and cannot be supported by reference to market activity. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and consistent with what other market participants would use when pricing such securities.

The use of different methodologies, assumptions and inputs may have a material effect on the estimated fair values of the Company’s securities holdings.

Mortgage and Consumer Loans — The Company originates mortgage and consumer loans for both investment purposes and with the intention to sell them to third parties. Commercial and agricultural loans are originated for investment purposes and are primarily carried at amortized cost within the consolidated financial statements. Loans classified as consumer loans are generally purchased from third parties for investment purposes and are primarily carried at amortized cost. Mortgage loans held-for-sale consist principally of residential mortgage loans for which the Company has elected the fair value option and which are carried at estimated fair value in the consolidated financial statements and to a significantly lesser degree certain loans which were previously held-for-

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

investment but where the Company has changed its intention as it relates to holding them for investment. The estimated fair values of these loans are determined as follows:

•	Mortgage and Consumer Loans Held-for-Investment — For mortgage and consumer loans held-for-investment and carried at amortized cost, fair value is primarily determined by estimating expected future cash flows and discounting them using current interest rates for similar loans with similar credit risk.

•	Mortgage Loans Held-for-Sale — Mortgage loans held-for-sale principally includes residential mortgages for which the fair value option was elected and which are carried at estimated fair value. Generally, quoted market prices are not available for residential mortgage loans held-for-sale; accordingly, the estimated fair values of such assets are determined based on observable pricing of residential mortgage loans held-for-sale with similar characteristics, or observable pricing for securities backed by similar types of loans, adjusted to convert the securities prices to loan prices. When observable pricing for similar loans or securities that are backed by similar loans are not available, the estimated fair values of residential mortgage loans held-for-sale are determined using independent broker quotations, which is intended to approximate the amounts that would be received from third parties. Certain other mortgages previously classified as held-for-investment have also been designated as held-for-sale. For these loans, estimated fair value is determined using independent broker quotations or, when the loan is in foreclosure or otherwise determined to be collateral dependent, the fair value of the underlying collateral estimated using internal models.

Policy Loans — For policy loans with fixed interest rates, estimated fair values are determined using a discounted cash flow model applied to groups of similar policy loans determined by the nature of the underlying insurance liabilities. Cash flow estimates are developed applying a weighted-average interest rate to the outstanding principal balance of the respective group of loans and an estimated average maturity determined through experience studies of the past performance of policyholder repayment behavior for similar loans. These cash flows are discounted using current risk-free interest rates with no adjustment for borrower credit risk as these loans are fully collateralized by the cash surrender value of the underlying insurance policy. The estimated fair value for policy loans with variable interest rates approximates carrying value due to the absence of borrower credit risk and the short time period between interest rate resets, which presents minimal risk of a material change in estimated fair value due to changes in market interest rates.

Real Estate Joint Ventures and Other Limited Partnership Interests — Other limited partnerships and real estate joint ventures included in the preceding table consist of those investments accounted for using the cost method. The remaining carrying value recognized in the consolidated balance sheet represents investments in real estate or real estate joint ventures and other limited partnerships accounted for using the equity method, which do not satisfy the definition of financial instruments for which fair value is required to be disclosed.

The estimated fair values for other limited partnership interests and real estate joint ventures accounted for under the cost method are generally based on the Company’s share of the net asset value (“NAV”) as provided in the financial statements of the investees. In certain circumstances, management may adjust the net asset value by a premium or discount when it has sufficient evidence to support applying such adjustments.

Short-term Investments — Certain short-term investments do not qualify as securities and are recognized at amortized cost in the consolidated balance sheet. For these instruments, the Company believes that there is minimal risk of material changes in interest rates or credit of the issuer such that estimated fair value approximates carrying value. In light of recent market conditions, short-term investments have been monitored to ensure there is sufficient demand and maintenance of issuer credit quality and the Company has determined additional adjustment is not required. Short-term investments that meet the definition of a security are recognized at estimated fair value in the consolidated balance sheet in the same manner described above for similar instruments that are classified within captions of other major investment classes.

Other Invested Assets — Other invested assets in the consolidated balance sheet is principally comprised of freestanding derivatives with positive estimated fair values, leveraged leases, investments in tax credit partnerships,

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

joint venture investments, mortgage servicing rights, investment in a funding agreement, funds withheld at interest and various interest-bearing assets held in foreign subsidiaries. Leveraged leases and investments in tax credit partnerships and joint ventures, which are accounted for under the equity method, are not financial instruments subject to fair value disclosure. Accordingly, they have been excluded from the preceding table.

The estimated fair value of derivatives — with positive and negative estimated fair values — is described in the respectively labeled section which follows.

Although mortgage servicing rights are not financial instruments, the Company has included them in the preceding table as a result of its election to carry mortgage servicing rights at fair value pursuant to SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, as amended by SFAS No. 156, Accounting for Servicing of Financial Assets. As sales of mortgage servicing rights tend to occur in private transactions where the precise terms and conditions of the sales are typically not readily available, observable market valuations are limited. As such, the Company relies primarily on a discounted cash flow model to estimate the fair value of the mortgage servicing rights. The model requires inputs such as type of loan (fixed vs. variable and agency vs. other), age of loan, loan interest rates and current market interest rates that are generally observable. The model also requires the use of unobservable inputs including assumptions regarding estimates of discount rates, loan pre-payment, and servicing costs.

The fair value of the investment in a funding agreement is estimated discounting the expected future cash flows using current market rates and the credit risk of the note issuer.

For funds withheld at interest and the various interest-bearing assets held in foreign subsidiaries, the Company evaluates the specific facts and circumstances of each instrument to determine the appropriate estimated fair values. These estimated fair values were not materially different from the recognized carrying values.

Cash and Cash Equivalents — Due to the short-term maturities of cash and cash equivalents, the Company believes there is minimal risk of material changes in interest rates or credit of the issuer such that estimated fair value generally approximates carrying value. In light of recent market conditions, cash and cash equivalent instruments have been monitored to ensure there is sufficient demand and maintenance of issuer credit quality, or sufficient solvency in the case of depository institutions, and the Company has determined additional adjustment is not required.

Accrued Investment Income — Due to the short-term until settlement of accrued investment income, the Company believes there is minimal risk of material changes in interest rates or credit of the issuer such that estimated fair value approximates carrying value. In light of recent market conditions, the Company has monitored the credit quality of the issuers and has determined additional adjustment is not required.

Premiums and Other Receivables — Premiums and other receivables in the consolidated balance sheet is principally comprised of premiums due and unpaid for insurance contracts, amounts recoverable under reinsurance contracts, amounts on deposit with financial institutions to facilitate daily settlements related to certain derivative positions, amounts receivable for securities sold but not yet settled, fees and general operating receivables, and embedded derivatives related to the ceded reinsurance of certain variable annuity riders.

Premiums receivable and those amounts recoverable under reinsurance treaties determined to transfer sufficient risk are not financial instruments subject to disclosure and thus have been excluded from the amounts presented in the preceding table. Amounts recoverable under ceded reinsurance contracts which the Company has determined do not transfer sufficient risk such that they are accounted for using the deposit method of accounting have been included in the preceding table with the estimated fair value determined as the present value of expected future cash flows under the related contracts discounted using an interest rate determined to reflect the appropriate credit standing of the assuming counterparty.

The amounts on deposit for derivative settlements essentially represent the equivalent of demand deposit balances such that the estimated fair value approximates carrying value. In light of recent market conditions, the

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Company has monitored the solvency position of the financial institutions and has determined additional adjustments are not required.

Embedded derivatives recognized in connection with ceded reinsurance of certain variable annuity riders are included in this caption in the consolidated financial statements but excluded from this caption in the preceding table as they are separately presented.

Other Assets — Other assets in the consolidated balance sheet is principally comprised of prepaid expenses, amounts held under corporate owned life insurance, fixed assets, capitalized software, deferred sales inducements, VODA, VOCRA, and a receivable for cash collateral pledged under the MRC collateral financing arrangement as described in Note 11. With the exception of the receivable for collateral pledged, other assets are not considered financial instruments subject to disclosure. Accordingly, the amount presented in the preceding table represent the receivable for collateral pledged for which the estimated fair value was determined by discounting the expected future cash flows using a discount rate that reflects the credit of the financial institution.

Separate Account Assets — Separate account assets are carried at estimated fair value and reported as a summarized total on the consolidated balance sheet in accordance with Statement of Position (“SOP”) 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts (“SOP 03-1”). The estimated fair values of separate account assets are based on the estimated fair value of the underlying assets owned by the separate account. Assets within the Company’s separate accounts include: mutual funds, fixed maturity securities, equity securities, mortgage loans, derivatives, hedge funds, other limited partnership interests, short-term investments and cash and cash equivalents. The estimated fair value of mutual funds is based upon quoted prices or reported net assets values provided by the fund manager and are reviewed by management to determine whether such values require adjustment to represent exit value. The estimated fair values of fixed maturity securities, equity securities, derivatives, short-term investments and cash and cash equivalents held by separate accounts are determined on a basis consistent with the methodologies described herein for similar financial instruments held within the general account. The estimated fair value of hedge funds is based upon NAVs provided by the fund manager and are reviewed by management to determine whether such values require adjustment to represent exit value. The estimated fair value of mortgage loans is determined by discounting expected future cash flows, using current interest rates for similar loans with similar credit risk. Other limited partnership interests are valued giving consideration to the value of the underlying holdings of the partnerships and by applying a premium or discount, if appropriate, for factors such as liquidity, bid/ask spreads, the performance record of the fund manager or other relevant variables which may impact the exit value of the particular partnership interest.

Policyholder Account Balances — Policyholder account balances in the table above include investment contracts and customer bank deposits. Embedded derivatives on investment contracts and certain variable annuity riders accounted for as embedded derivatives are included in this caption in the consolidated financial statements but excluded from this caption in the table above as they are separately presented therein. The remaining difference between the amounts reflected as policyholder account balances in the preceding table and those recognized in the consolidated balance sheet represents those amounts due under contracts that satisfy the definition of insurance contracts and are not considered financial instruments.

The investment contracts primarily include guaranteed investment contracts, certain funding arrangements, fixed deferred annuities, modified guaranteed annuities, fixed term payout annuities, and total control accounts. The fair values for these investment contracts are estimated by discounting best estimate future cash flows using current market risk-free interest rates and adding a spread for the Company’s own credit determined using market standard swap valuation models and observable market inputs that take into consideration publicly available information relating to the Company’s debt as well as its claims paying ability.

Due to frequency of interest rate resets on customer bank deposits held in money market accounts, the Company believes that there is minimal risk of a material change in interest rates such that the estimated fair value

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

approximates carrying value. For time deposits, estimated fair values are estimated by discounting the expected cash flows to maturity using a discount rate based on an average market rate for certificates of deposit being offered by a representative group of large financial institutions as of the date of the valuation.

Short-term and Long-term Debt, Collateral Financing Arrangements, and Junior Subordinated Debt — The estimated fair value for short-term debt approximates carrying value due to the short-term nature of these obligations. The estimated fair values of long-term debt, collateral financing arrangements, and junior subordinated debt securities are generally determined by discounting expected future cash flows using market rates currently available for debt with similar, remaining maturities and reflecting the credit risk of the Company including inputs, when available, from actively traded debt of the Company or other companies with similar types of borrowing arrangements. Risk-adjusted discount rates applied to the expected future cash flows can vary significantly based upon the specific terms of each individual arrangement, including, but not limited to: subordinated rights; contractual interest rates in relation to current market rates; the structuring of the arrangement; and the nature and observability of the applicable valuation inputs. Use of different risk-adjusted discount rates could result in different estimated fair values.

The carrying value of long-term debt presented in the table above differs from the amounts presented in the consolidated balance sheet as it does not include capital leases which are not required to be disclosed at estimated fair value.

Payables for Collateral Under Securities Loaned and Other Transactions — The estimated fair value for payables for collateral under securities loaned and other transactions approximates carrying value. The related agreements to loan securities are short-term in nature such that Company believes there is limited risk of a material change in market interest rates. Additionally, because borrowers are cross-collateralized by the borrowed securities, the Company believes no additional consideration for changes in its own credit are necessary.

Other Liabilities — Other liabilities in the consolidated balance sheet is principally comprised of freestanding derivatives with negative estimated fair values; securities trading liabilities; tax and litigation contingency liabilities; obligations for employee-related benefits; interest due on the Company’s debt obligations and on cash collateral held in relation to securities lending; dividends payable; amounts due for securities purchased but not yet settled; amounts due under assumed reinsurance contracts; and general operating accruals and payables.

The estimated fair value of derivatives — with positive and negative estimated fair values — is described in the respectively labeled section which follows.

The amounts included in the table above reflect those other liabilities that satisfy the definition of financial instruments subject to disclosure. These items consist primarily of securities trading liabilities; interest and dividends payable; amounts due for securities purchased but not yet settled; and amounts payable under certain assumed reinsurance contracts recognized using the deposit method of accounting. The Company evaluates the specific terms, facts and circumstances of each arrangement to determine the appropriate estimated fair values, which were not materially different from the recognized carrying values.

Separate Account Liabilities — Separate account liabilities included in the table above represent those balances due to policyholders under contracts that are classified as investment contracts. The difference between the separate account liabilities reflected above and the amounts presented in the consolidated balance sheet represents those contracts classified as insurance contracts which do not satisfy the criteria of financial instruments for which fair value is to be disclosed.

Separate account liabilities classified as investment contracts primarily represent variable annuities with no significant mortality risk to the Company such that the death benefit is equal to the account balance; funding arrangements related to institutional group life contracts; and certain contracts that provide for benefit funding under Institutional retirement & savings products.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Separate account liabilities, whether related to investment or insurance contracts, are recognized in the consolidated balance sheet at an equivalent summary total of the separate account assets as prescribed by SOP 03-1. Separate account assets, which equal net deposits, net investment income and realized and unrealized capital gains and losses, are fully offset by corresponding amounts credited to the contractholders’ liability which is reflected in separate account liabilities. Since separate account liabilities are fully funded by cash flows from the separate account assets which are recognized at estimated fair value as described above, the Company believes the value of those assets approximates the estimated fair value of the related separate account liabilities.

Derivatives — The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives and financial forwards to sell residential mortgage-backed securities or through the use of pricing models for over-the-counter derivatives. The determination of estimated fair value, when quoted market values are not available, is based on market standard valuation methodologies and inputs that are assumed to be consistent with what other market participants would use when pricing the instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk (including the counterparties to the contract), volatility, liquidity and changes in estimates and assumptions used in the pricing models.

The significant inputs to the pricing models for most over-the-counter derivatives are inputs that are observable in the market or can be derived principally from or corroborated by observable market data. Significant inputs that are observable generally include: interest rates, foreign currency exchange rates, interest rate curves, credit curves and volatility. However, certain over-the-counter derivatives may rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from or corroborated by observable market data. Significant inputs that are unobservable generally include: independent broker quotes, credit correlation assumptions, references to emerging market currencies and inputs that are outside the observable portion of the interest rate curve, credit curve, volatility or other relevant market measure. These unobservable inputs may involve significant management judgment or estimation. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and consistent with what other market participants would use when pricing such instruments.

The credit risk of both the counterparty and the Company are considered in determining the estimated fair value for all over-the-counter derivatives after taking into account the effects of netting agreements and collateral arrangements. Credit risk is monitored and consideration of any potential credit adjustment is based on net exposure by counterparty. This is due to the existence of netting agreements and collateral arrangements which effectively serve to mitigate risk. The Company values its derivative positions using the standard swap curve which includes a credit risk adjustment. This credit risk adjustment is appropriate for those parties that execute trades at pricing levels consistent with the standard swap curve. As the Company and its significant derivative counterparties consistently execute trades at such pricing levels, additional credit risk adjustments are not currently required in the valuation process. The need for such additional credit risk adjustments is monitored by the Company. The Company’s ability to consistently execute at such pricing levels is in part due to the netting agreements and collateral arrangements that are in place with all of its significant derivative counterparties.

Most inputs for over-the-counter derivatives are mid market inputs but, in certain cases, bid level inputs are used when they are deemed more representative of exit value. Market liquidity as well as the use of different methodologies, assumptions and inputs, may have a material effect on the estimated fair values of the Company’s derivatives and could materially affect net income.

Embedded Derivatives within Asset and Liability Host Contracts — Embedded derivatives principally include certain direct, assumed and ceded variable annuity riders and certain guaranteed investment contracts with equity or bond indexed crediting rates. Embedded derivatives are recorded in the financial statements at estimated fair value with changes in estimated fair value adjusted through net income.

The Company issues certain variable annuity products with guaranteed minimum benefit riders. GMWB, GMAB and certain GMIB riders are embedded derivatives, which are measured at estimated fair value separately

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

from the host variable annuity contract, with changes in estimated fair value reported in net investment gains (losses). These embedded derivatives are classified within policyholder account balances. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable risk free rates. Effective January 1, 2008, upon adoption of SFAS 157, the valuation of these riders now includes an adjustment for the Company’s own credit and risk margins for non-capital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s debt as well as its claims paying ability. Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of such actuarial assumptions as annuitization, premium persistency, partial withdrawal and surrenders. The establishment of risk margins requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and foreign currency exchange rates; changes in the Company’s own credit standing; and variations in actuarial assumptions regarding policyholder behavior and risk margins related to non-capital market inputs may result in significant fluctuations in the estimated fair value of the riders that could materially affect net income.

The Company ceded the risk associated with certain of the GMIB and GMAB riders described in the preceding paragraph. These reinsurance contracts contain embedded derivatives which are included in premiums and other receivables with changes in estimated fair value reported in net investments gains (losses) or policyholder benefit and claims depending on the income statement classification of the direct risk. The value of the embedded derivatives on the ceded risk is determined using a methodology consistent with that described previously for the riders directly written by the Company.

The estimated fair value of the embedded equity and bond indexed derivatives contained in certain guaranteed investment contracts is determined using market standard swap valuation models and observable market inputs, including an adjustment for the Company’s own credit that takes into consideration publicly available information relating to the Company’s debt as well as its claims paying ability. The estimated fair value of these embedded derivatives are included, along with their guaranteed investment contract host, within policyholder account balances with changes in estimated fair value recorded in net investment gains (losses). Changes in equity and bond indices, interest rates and the Company’s credit standing may result in significant fluctuations in the estimated fair value of these embedded derivatives that could materially affect net income.

The accounting for embedded derivatives is complex and interpretations of the primary accounting standards continue to evolve in practice. If interpretations change, there is a risk that features previously not bifurcated may require bifurcation and reporting at estimated fair value in the consolidated financial statements and respective changes in estimated fair value could materially affect net income.

Assets and Liabilities of Subsidiaries Held-For-Sale — The carrying value of the assets and liabilities of subsidiaries held-for-sale reflects those assets and liabilities which were previously determined to be financial instruments and which were reflected in other financial statement captions in the table above in previous periods but have been reclassified to this caption to reflect the discontinued nature of the operations. The estimated fair value of the assets and liabilities of subsidiaries held-for-sale have been determined on a basis consistent with the asset type as described herein.

Mortgage Loan Commitments and Commitments to Fund Bank Credit Facilities, Bridge Loans, and Private Corporate Bond Investments — The estimated fair values for mortgage loan commitments and commitments to fund bank credit facilities, bridge loans and private corporate bond investments reflected in the above table represent the difference between the discounted expected future cash flows using interest rates that incorporate current credit risk for similar instruments on the reporting date and the principal amounts of the original commitments.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

Assets and Liabilities Measured at Fair Value

Recurring Fair Value Measurements

The assets and liabilities measured at estimated fair value on a recurring basis, including those items for which the Company has elected the fair value option, are determined as described in the preceding section. These estimated fair values and their corresponding fair value hierarchy are summarized as follows:

	December 31, 2008
	Fair Value Measurements at
	Reporting Date Using
	Quoted Prices in	Significant
	Active Markets for	Other	Significant
	Identical Assets	Observable	Unobservable	Total
	and Liabilities	Inputs	Inputs	Estimated
	(Level 1)	(Level 2)	(Level 3)	Fair Value
	(In millions)

Assets
Fixed maturity securities:
U.S. corporate securities	$—	$55,805	$7,498	$63,303
Residential mortgage-backed securities	—	35,433	595	36,028
Foreign corporate securities	—	23,735	5,944	29,679
U.S. Treasury/agency securities	10,132	11,090	88	21,310
Commercial mortgage-backed securities	—	12,384	260	12,644
Asset-backed securities	—	8,071	2,452	10,523
Foreign government securities	282	9,463	408	10,153
State and political subdivision securities	—	4,434	123	4,557
Other fixed maturity securities	—	14	40	54

Total fixed maturity securities	10,414	160,429	17,408	188,251

Equity securities:
Common stock	413	1,167	105	1,685
Non-redeemable preferred stock	—	238	1,274	1,512

Total equity securities	413	1,405	1,379	3,197

Trading securities	587	184	175	946
Short-term investments (1)	10,549	2,913	100	13,562
Mortgage and consumer loans (2)	—	1,798	177	1,975
Derivative assets (3)	55	9,483	2,768	12,306
Net embedded derivatives within asset host contracts (4)	—	—	205	205
Mortgage servicing rights (5)	—	—	191	191
Separate account assets (6)	85,886	33,195	1,758	120,839

Total assets	$107,904	$209,407	$24,161	$341,472

Liabilities
Derivative liabilities (3)	$273	$3,548	$221	$4,042
Net embedded derivatives within liability host contracts (4)	—	(83)	3,134	3,051
Trading liabilities (7)	57	—	—	57

Total liabilities	$330	$3,465	$3,355	$7,150

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

(1)	Short-term investments as presented in the table above differ from the amounts presented in the consolidated balance sheet because certain short-term investments are not measured at estimated fair value (e.g. time deposits, money market funds, etc.).

(2)	Mortgage and consumer loans as presented in the table above differ from the amount presented in the consolidated balance sheet as this table only includes residential mortgage loans held-for-sale measured at estimated fair value on a recurring basis.

(3)	Derivative assets are presented within other invested assets and derivatives liabilities are presented within other liabilities. The amounts are presented gross in the table above to reflect the presentation in the consolidated balance sheet, but are presented net for purposes of the rollforward in the following tables.

(4)	Net embedded derivatives within asset host contracts are presented within premiums and other receivables. Net embedded derivatives within liability host contracts are presented within policyholder account balances. Equity securities also includes embedded derivatives of ($173) million.

(5)	Mortgage servicing rights are presented within other invested assets.

(6)	Separate account assets are measured at estimated fair value. Investment performance related to separate account assets is fully offset by corresponding amounts credited to contractholders whose liability is reflected within separate account liabilities. Separate account liabilities are set equal to the estimated fair value of separate account assets as prescribed by SOP 03-1.

(7)	Trading liabilities are presented within other liabilities.

The Company has categorized its assets and liabilities into the three-level fair value hierarchy, as defined in Note 1, based upon the priority of the inputs to the respective valuation technique. The following summarizes the types of assets and liabilities included within the three-level fair value hierarchy presented in the preceding table.

Level 1	This category includes certain U.S. Treasury and agency fixed maturity securities, certain foreign government fixed maturity securities; exchange-traded common stock; and certain short-term money market securities. As it relates to derivatives, this level includes financial futures including exchange-traded equity and interest rate futures, as well as financial forwards to sell residential mortgage-backed securities. Separate account assets classified within this level principally include mutual funds. Also included are assets held within separate accounts which are similar in nature to those classified in this level for the general account.

Level 2	This category includes fixed maturity and equity securities priced principally by independent pricing services using observable inputs. These fixed maturity securities include most U.S. Treasury and agency securities as well as the majority of U.S. and foreign corporate securities, residential mortgage-backed securities, commercial mortgage-backed securities, state and political subdivision securities, foreign government securities, and asset-backed securities. Equity securities classified as Level 2 securities consist principally of non-redeemable preferred stock and certain equity securities where market quotes are available but are not considered actively traded. Short-term investments and trading securities included within Level 2 are of a similar nature to these fixed maturity and equity securities. Mortgage and consumer loans included in Level 2 include residential mortgage loans held-for-sale for which there is readily available observable pricing for similar loans or securities backed by similar loans and the unobservable adjustments to such prices are insignificant. As it relates to derivatives, this level includes all types of derivative instruments utilized by the Company with the exception of exchange-traded futures and financial forwards to sell residential mortgage-backed securities included within Level 1 and those derivative instruments with unobservable inputs as described in Level 3. Separate account assets classified within this level are generally similar to those classified within this level for the general account. Hedge funds owned by

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

separate accounts are also included within this level. Embedded derivatives classified within this level include embedded equity derivatives contained in certain guaranteed investment contracts.

Level 3	This category includes fixed maturity securities priced principally through independent broker quotations or market standard valuation methodologies using inputs that are not market observable or cannot be derived principally from or corroborated by observable market data. This level consists of less liquid fixed maturity securities with very limited trading activity or where less price transparency exists around the inputs to the valuation methodologies including: U.S. and foreign corporate securities — including below investment grade private placements; residential mortgage-backed securities; asset-backed securities — including all of those supported by sub-prime mortgage loans; and other fixed maturity securities such as structured securities. Equity securities classified as Level 3 securities consist principally of common stock of privately held companies and non-redeemable preferred stock where there has been very limited trading activity or where less price transparency exists around the inputs to the valuation. Short-term investments and trading securities included within Level 3 are of a similar nature to these fixed maturity and equity securities. Mortgage and consumer loans included in Level 3 include residential mortgage loans held-for-sale for which pricing for similar loans or securities backed by similar loans is not observable and the estimate of fair value is determined using unobservable broker quotes. As it relates to derivatives this category includes: financial forwards including swap spread locks with maturities which extend beyond observable periods; interest rate lock commitments with certain unobservable inputs, including pull-through rates; equity variance swaps with unobservable volatility inputs or that are priced via independent broker quotations; foreign currency swaps which are cancelable and priced through independent broker quotations; interest rate swaps with maturities which extend beyond the observable portion of the yield curve; credit default swaps based upon baskets of credits having unobservable credit correlations as well as credit default swaps with maturities which extend beyond the observable portion of the credit curves and credit default swaps priced through independent broker quotes; foreign currency forwards priced via independent broker quotations or with liquidity adjustments; equity options with unobservable volatility inputs; and interest rate caps and floors referencing unobservable yield curves and/or which include liquidity and volatility adjustments. Separate account assets classified within this level are generally similar to those classified within this level for the general account; however, they also include mortgage loans, and other limited partnership interests. Embedded derivatives classified within this level include embedded derivatives associated with certain variable annuity riders. This category also includes mortgage servicing rights which are carried at estimated fair value and have multiple significant unobservable inputs including discount rates, estimates of loan prepayments and servicing costs.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

A rollforward of all assets and liabilities measured at estimated fair value on a recurring basis using significant unobservable (Level 3) inputs for year ended December 31, 2008 is as follows:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
				Total Realized/Unrealized
		Impact of		Gains (Losses) included in:		Purchases,
	Balance,	SFAS 157 and	Balance,		Other	Sales,	Transfer In	Balance,
	December 31,	SFAS 159	Beginning		Comprehensive	Issuances and	and/or Out	End of
	2007	Adoption (1)	of Period	Earnings (2, 3)	Income (Loss)	Settlements (4)	of Level 3 (5)	Period
	(In millions)

Fixed maturity securities	$23,326	$(8)	$23,318	$(881)	$(6,272)	$(596)	$1,839	$17,408
Equity securities	2,371	—	2,371	(197)	(478)	(288)	(29)	1,379
Trading securities	183	8	191	(26)	—	18	(8)	175
Short-term investments	179	—	179	—	—	(79)	—	100
Mortgage and consumer loans	—	—	—	4	—	171	2	177
Net derivatives (6)	789	(1)	788	1,729	—	29	1	2,547
Mortgage servicing rights (7),(8)	—	—	—	(149)	—	340	—	191
Separate account assets (9)	1,464	—	1,464	(129)	—	90	333	1,758
Net embedded derivatives (10)	(278)	24	(254)	(2,500)	(81)	(94)	—	(2,929)

(1)	Impact of SFAS 157 adoption represents the amount recognized in earnings as a change in estimate upon the adoption of SFAS 157 associated with Level 3 financial instruments held at January 1, 2008. The net impact of adoption on Level 3 assets and liabilities presented in the table above was a $23 million increase to net assets. Such amount was also impacted by an increase to DAC of $17 million. The impact of adoption of SFAS 157 on RGA — not reflected in the table above as a result of the reflection of RGA in discontinued operations — was a net increase of $2 million (i.e., a decrease in Level 3 net embedded derivative liabilities of $17 million offset by a DAC decrease of $15 million) for a total impact of $42 million on Level 3 assets and liabilities. This impact of $42 million along with a $12 million reduction in the estimated fair value of Level 2 freestanding derivatives, results in a total net impact of adoption of SFAS 157 of $30 million as described in Note 1.

(2)	Amortization of premium/discount is included within net investment income which is reported within the earnings caption of total gains/losses. Impairments are included within net investment gains (losses) which is reported within the earnings caption of total gains/losses. Lapses associated with embedded derivatives are included with the earnings caption of total gains/losses.

(3)	Interest and dividend accruals, as well as cash interest coupons and dividends received, are excluded from the rollforward.

(4)	The amount reported within purchases, sales, issuances and settlements is the purchase/issuance price (for purchases and issuances) and the sales/settlement proceeds (for sales and settlements) based upon the actual date purchased/issued or sold/settled. Items purchased/issued and sold/settled in the same period are excluded from the rollforward. For embedded derivatives, attributed fees are included within this caption along with settlements, if any.

(5)	Total gains and losses (in earnings and other comprehensive income (loss)) are calculated assuming transfers in (out) of Level 3 occurred at the beginning of the period. Items transferred in and out in the same period are excluded from the rollforward.

(6)	Freestanding derivative assets and liabilities are presented net for purposes of the rollforward.

(7)	The additions and reductions (due to loan payments) affecting mortgage servicing rights were $350 million and ($10) million respectively, for the year ended December 31, 2008.

(8)	The changes in estimated fair value due to changes in valuation model inputs or assumptions, and other changes in estimated fair value affecting mortgage servicing rights were ($149) million and $0, respectively, for the year ended December 31, 2008.

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

(9)	Investment performance related to separate account assets is fully offset by corresponding amounts credited to contractholders whose liability is reflected within separate account liabilities.

(10)	Embedded derivative assets and liabilities are presented net for purposes of the rollforward.

(11)	Amounts presented do not reflect any associated hedging activities. Actual earnings associated with Level 3, inclusive of hedging activities, could differ materially.

The table below summarizes both realized and unrealized gains and losses for the year ended December 31, 2008 due to changes in estimated fair value recorded in earnings for Level 3 assets and liabilities:

	Total Gains and Losses
	Classification of Realized/Unrealized Gains
	(Losses) included in Earnings
	Net	Net		Policyholder
	Investment	Investment	Other	Benefits and
	Income	Gains (Losses)	Revenues	Claims	Total
	(In millions)

Fixed maturity securities	$176	$(1,057)	$—	$—	$(881)
Equity securities	—	(197)	—	—	(197)
Trading securities	(26)	—	—	—	(26)
Short-term investments	1	(1)	—	—	—
Mortgage and consumer loans	—	—	4	—	4
Net derivatives	103	1,587	39	—	1,729
Mortgage servicing rights	—	—	(149)	—	(149)
Net embedded derivatives	—	(2,682)	—	182	(2,500)

The table below summarizes the portion of unrealized gains and losses recorded in earnings for the year ended December 31, 2008 for Level 3 assets and liabilities that are still held at December 31, 2008.

	Changes in Unrealized Gains (Losses)
	Relating to Assets and Liabilities Held at December 31, 2008
	Net	Net		Policyholder
	Investment	Investment	Other	Benefits and
	Income	Gains (Losses)	Revenues	Claims	Total
	(In millions)

Fixed maturity securities	$163	$(793)	$—	$—	$(630)
Equity securities	—	(164)	—	—	(164)
Trading securities	(17)	—	—	—	(17)
Short-term investments	—	—	—	—	—
Mortgage and consumer loans	—	—	3	—	3
Net derivatives	114	1,504	38	—	1,656
Mortgage servicing rights	—	—	(150)	—	(150)
Net embedded derivatives	—	(2,779)	—	182	(2,597)

Fair Value Option — Mortgage and Consumer Loans

The Company has elected fair value accounting for certain residential mortgage loans held-for-sale. At December 31, 2008, the estimated fair value carrying amount of $1,975 million is greater than the aggregate unpaid principal amount of $1,920 million by $55 million. None of the loans where the fair value option has been elected are more than 90 days past due or in non-accrual status at December 31, 2008.

Residential mortgage loans held-for-sale accounted for under SFAS 159 are initially measured at estimated fair value. Gains and losses from initial measurement, subsequent changes in estimated fair value, and gains or

MetLife, Inc.

Notes to the Consolidated Financial Statements — (Continued)

losses on sales are recognized in other revenues. Interest income on residential mortgage loans held-for-sale is recorded based on the stated rate of the loan and is recorded in net investment income.

Changes in estimated fair value of $55 million have been included in the statement of income for residential mortgage loans held-for-sale for the year ended December 31, 2008.

Changes in estimated fair value due to instrument-specific credit risk are estimated based on changes in credit spreads for non-agency loans and adjustments in individual loan quality, of which there were none for the year ended December 31, 2008.

Non-Recurring Fair Value Measurements

At December 31, 2008, the Company held $220 million in mortgage loans which are carried at estimated fair value based on independent broker quotations or, if the loans were in foreclosure or are otherwise determined to be collateral dependent, on the value of the underlying collateral of which $188 million was related to impaired mortgage loans held-for-investment and $32 million to certain mortgage loans held-for-sale. These impaired mortgage loans were recorded at estimated fair value and represent a nonrecurring fair value measurement. The estimated fair value was categorized as Level 3. Included within net investment gains (losses) for such impaired mortgage loans are net impairments of $79 million for the year ended December 31, 2008.

At December 31, 2008, the Company held $137 million in cost basis other limited partnership interests which were impaired during the year ended December 31, 2008 based on the underlying limited partnership financial statements. These other limited partnership interests were recorded at estimated fair value and represent a nonrecurring fair value measurement. The estimated fair value was categorized as Level 3. Included within net investment gains (losses) for such other limited partnerships are impairments of $105 million for the year ended December 31, 2008.

25.	Subsequent Events

Dividends

On February 18, 2009, the Company’s Board of Directors announced dividends of $0.25 per share, for a total of $6 million, on its Series A preferred shares, and $0.40625 per share, for a total of $24 million, on its Series B preferred shares, subject to the final confirmation that it has met the financial tests specified in the Series A and Series B preferred shares, which the Company anticipates will be made on or about March 5, 2009, the earliest date permitted in accordance with the terms of the securities. Both dividends will be payable March 16, 2009 to shareholders of record as of February 28, 2009.

Remarketing of Securities and Settlement of Stock Purchase Contracts Underlying Common Equity Units

On February 17, 2009, the Holding Company closed the successful remarketing of the Series B portion of the junior subordinated debentures underlying the common equity units. The junior subordinated debentures were modified as permitted by their terms to be 7.717% senior debt securities Series B, due February 15, 2019. The Holding Company did not receive any proceeds from the remarketing. Most common equity unit holders chose to have their junior subordinated debentures remarketed and used the remarketing proceeds to settle their payment obligations under the applicable stock purchase contract. For those common equity unit holders that elected not to participate in the remarketing and elected to use their own cash to satisfy the payment obligations under the stock purchase contract, the terms of the debt are the same as the remarketed debt.

The subsequent settlement of the stock purchase contracts occurred on February 17, 2009, providing proceeds to the Holding Company of $1,035 million in exchange for shares of the Holding Company’s common stock. The Holding Company delivered 24,343,154 shares of its newly issued common stock to settle the remaining stock purchase contracts issued as part of the common equity units sold in June 2005.

See also Notes 10, 12, 13 and 18.

MetLife, Inc.

Schedule I

Consolidated Summary of Investments —
Other Than Investments in Related Parties
December 31, 2008
(In millions)

			Amount at
	Cost or	Estimated	Which Shown on
Type of Investments	Amortized Cost(1)	Fair Value	Balance Sheet

Fixed Maturity Securities:
Bonds:
U.S. Treasury/agency securities	$17,229	$21,310	$21,310
Foreign government securities	9,474	10,153	10,153
Public utilities	9,906	9,058	9,058
State and political subdivision securities	5,419	4,557	4,557
All other corporate bonds	89,783	79,716	79,716
Mortgage-backed and asset-backed securities	70,320	59,195	59,195
Redeemable preferred stock	7,320	4,208	4,208
Other fixed maturity securities	57	54	54

Total fixed maturity securities	209,508	188,251	188,251

Trading Securities	1,107	946	946

Equity Securities:
Non-redeemable preferred stock	2,353	1,512	1,512
Common stock:
Public utilities	966	957	957
Industrial, miscellaneous and all other	640	590	590
Banks, trust and insurance companies	172	138	138

Total equity securities	4,131	3,197	3,197

Mortgage and consumer loans:
Held-for-sale	2,012		2,012
Held-for-investment	49,352		49,352

Mortgage and consumer loans, net	51,364		51,364

Policy loans	9,802		9,802
Real estate and real estate joint ventures	7,584		7,584
Real estate acquired in satisfaction of debt	2		2
Other limited partnership interests	6,039		6,039
Short-term investments	13,878		13,878
Other invested assets	17,248		17,248

Total investments	$320,663		$298,311

(1)	The Company’s trading securities portfolio is mainly comprised of fixed maturity and equity securities. Cost or amortized cost for fixed maturity securities and mortgage and consumer loans represents original cost reduced by repayments, net valuation allowances and writedowns from other-than-temporary declines in value and adjusted for amortization of premiums or discounts; for equity securities, cost represents original cost reduced by writedowns from other-than-temporary declines in value; for real estate, cost represents original cost reduced by writedowns and adjusted for valuation allowances and depreciation; cost for real estate joint ventures and other limited partnership interests represents original cost reduced for other-than-temporary impairments or original cost adjusted for equity in earnings and distributions.

MetLife, Inc.

Schedule II

Condensed Financial Information
(Parent Company Only)
December 31, 2008 and 2007
(In millions, except share and per share data)

	2008	2007

Condensed Balance Sheets
Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $1,504 and $2,567, respectively)	$1,391	$2,540
Equity securities available-for-sale, at estimated fair value (cost: $20 and $32, respectively)	8	24
Short-term investments	1,073	—
Other invested assets	39	65

Total investments	2,511	2,629
Cash and cash equivalents	678	587
Accrued investment income	29	62
Investment in subsidiaries	33,203	45,611
Loans to subsidiaries	1,200	1,600
Receivables from subsidiaries	1	20
Other assets	974	82

Total assets	$38,596	$50,591

Liabilities and Stockholders’ Equity Liabilities:
Short-term debt	$300	$310
Long-term debt — unaffiliated	7,660	7,017
Long-term debt — affiliated	500	500
Collateral financing arrangements	2,692	2,382
Junior subordinated debt securities	2,315	3,382
Payables for collateral under securities loaned and other transactions	343	814
Other liabilities	1,052	1,007

Total liabilities	14,862	15,412

Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 200,000,000 shares authorized; 84,000,000 shares issued and outstanding; $2,100 aggregate liquidation preference	1	1
Common stock, par value $0.01 per share; 3,000,000,000 shares authorized; 798,016,664 and 786,766,664 shares issued at December 31, 2008 and 2007, respectively; 793,629,070 and 729,223,440 shares outstanding at December 31, 2008 and 2007, respectively	8	8
Additional paid-in capital	15,811	17,098
Retained earnings	22,403	19,884
Treasury stock, at cost; 4,387,594 and 57,543,224 shares at December 31, 2008 and 2007, respectively	(236)	(2,890)
Accumulated other comprehensive income (loss)	(14,253)	1,078

Total stockholders’ equity	23,734	35,179

Total liabilities and stockholders’ equity	$38,596	$50,591

See accompanying notes to condensed financial information.

MetLife, Inc.

Schedule II

Condensed Financial Information — (Continued)
(Parent Company Only)
For the Years Ended December 31, 2008, 2007 and 2006
(In millions)

	2008	2007	2006

Condensed Statements of Income
Equity in earnings of subsidiaries	$3,666	$4,632	$6,675
Net investment income	167	274	140
Net investment gains (losses)	(272)	(41)	(6)
Other income	149	84	—
Interest expense	(736)	(733)	(618)
Other expenses	(89)	(62)	(88)

Income before provision for income tax	2,885	4,154	6,103
Income tax expense (benefit)	(324)	(163)	(190)

Net income	3,209	4,317	6,293
Preferred stock dividends	125	137	134

Net income available to common shareholders	$3,084	$4,180	$6,159

See accompanying notes to condensed financial information.

MetLife, Inc.

Schedule II

Condensed Financial Information — (Continued)
(Parent Company Only)
For the Years Ended December 31, 2008, 2007 and 2006
(In millions)

	2008	2007	2006

Condensed Statements of Cash Flows
Cash flows from operating activities
Net income	$3,209	$4,317	$6,293
Earnings of subsidiaries	(3,666)	(4,632)	(6,675)
Dividends from subsidiaries	1,148	1,254	4,237
Other, net	509	248	60

Net cash provided by operating activities	1,200	1,187	3,915

Cash flows from investing activities
Sales of fixed maturity securities	3,970	5,203	1,123
Purchases of fixed maturity securities	(2,983)	(4,586)	(3,575)
Sales of equity securities	—	13	—
Purchases of equity securities	(1)	(32)	—
Net change in short-term investments	(1,073)	—	38
Purchase of businesses	(202)	—	(115)
Capital contribution to subsidiaries	(1,284)	(422)	(690)
Return of capital from subsidiaries	—	526	413
Repayment of loans to subsidiaries	400	800	—
Issuance of loans to subsidiaries	—	(700)	—
Disposal of subsidiary	(43)	—	—
Other, net	57	(60)	—

Net cash (used in) provided by investing activities	(1,159)	742	(2,806)

Cash flows from financing activities
Net change in short-term debt	(10)	(306)	(345)
Long-term debt repaid	—	—	(500)
Cash paid in connection with collateral financing arrangements	(800)	—	—
Junior subordinated debt securities issued	—	—	1,248
Debt issuance costs	(8)	(7)	(12)
Net change in payable for collateral under securities loaned and other transactions	(471)	(282)	850
Common stock issued, net of issuance costs	290	—	—
Stock options exercised	45	110	83
Treasury stock acquired in connection with share repurchase agreements	(1,250)	(1,705)	(500)
Treasury stock issued in connection with common stock issuance, net of issuance costs	1,936	—	—
Treasury stock issued to settle stock forward contracts	1,035	—	—
Dividends on preferred stock	(125)	(137)	(134)
Dividends on common stock	(592)	(541)	(450)
Other, net	—	—	(1)

Net cash provided by (used in) financing activities	50	(2,868)	239

Change in cash and cash equivalents	91	(939)	1,348
Cash and cash equivalents, beginning of year	587	1,526	178

Cash and cash equivalents, end of year	$678	$587	$1,526

Supplemental disclosures of cash flow information:
Net cash paid (received) during the year for:
Interest	$696	$711	$596

Income tax	$(249)	$(241)	$(136)

Non-cash transactions during the year:
Disposal of subsidiary:
Investment in subsidiary disposed	$1,716	$—	$—
Add: transaction costs, including cash paid of $43	60	—	—
Less: treasury stock received in common stock exchange	(1,318)	—	—

Loss on disposal of subsidiary	$458	$—	$—

Remarketing of debt securities:
Fixed maturity securities redeemed	$32	$—	$—

Long-term debt issued	$1,035	$—	$—

Junior subordinated debt securities redeemed	$1,067	$—	$—

Issuance of exchange bond to an affiliate	$—	$—	$214

Contribution of goodwill to subsidiaries	$22	$—	$32

Contribution of other intangible assets to subsidiaries, net of deferred income tax	$97	$—	$558

Issuance of collateral financing arrangement	$310	$2,382	$—

Capital contribution to subsidiary	$310	$2,382	$—

Allocation of interest expense to subsidiary	$107	$84	$—

Allocation of interest income to subsidiary	$110	$72	$—

See accompanying notes to condensed financial information.

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information
(Parent Company Only)

1.	Summary of Accounting Policies

Business

“MetLife” or the “Company” refers to MetLife, Inc., a Delaware corporation incorporated in 1999 (the “Holding Company”), and its subsidiaries, including Metropolitan Life Insurance Company (“MLIC”). MetLife, Inc. is a leading provider of individual insurance, employee benefits and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its subsidiaries and affiliates, MetLife offers life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

Basis of Presentation

The condensed financial information of the Holding Company (“Parent Company Only”) should be read in conjunction with the Consolidated Financial Statements of MetLife, Inc. and subsidiaries and the notes thereto (the “Consolidated Financial Statements”). These condensed nonconsolidated financial statements reflect the results of operations, financial position and cash flows for the parent company only. Investments in subsidiaries are accounted for using the equity method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.

The condensed unconsolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) except as stated previously which also requires management to make certain estimates and assumptions. The most important of these estimates and assumptions relate to the fair value measurements, the accounting for goodwill and identifiable intangible assets and the provision for potential losses that may arise from litigation and regulatory proceedings and tax audits, which may affect the amounts reported in the condensed financial statements and accompanying notes. Actual results could differ materially from these estimates.

For information on the following, refer to the indicated Notes to the Consolidated Financial Statements of MetLife, Inc.:

•	Business, Basis of Presentation and Summary of Significant Accounting Policies (Note 1)

•	Long-term and Short-term Debt (Note 10)

•	Collateral Financing Arrangements (Note 11)

•	Junior Subordinated Debentures (Note 12)

•	Common Equity Units (Note 13)

•	Contingencies, Commitments and Guarantees (Note 16)

•	Equity (Note 18)

•	Earnings per Common Share (Note 20)

•	Subsequent Events (Note 25)

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

2.	Dispositions and Acquisition

Disposition of Reinsurance Group of America, Incorporated

As more fully described in Note 2 of the Notes to the Consolidated Financial Statements, on September 12, 2008, the Holding Company completed a tax-free split-off of its majority-owned subsidiary, Reinsurance Group of America, Incorporated (“RGA”). The Holding Company and RGA entered into a recapitalization and distribution agreement, pursuant to which the Holding Company agreed to divest substantially all of its 52% interest in RGA to the Holding Company’s stockholders. As a result of completion of the recapitalization and exchange offer, the Holding Company received from its’ stockholders 23,093,689 shares of the Holding Company’s common stock with a market value of $1,318 million and, in exchange, delivered 29,243,539 shares of RGA’s Class B common stock with a net book value of $1,716 million. The transaction resulted in a loss of $398 million, which is included in equity in earnings of subsidiaries, and transaction costs of $60 million, which is included in other expenses.

Disposition of Texas Life Insurance Company

As more fully described in Note 2 of the Notes to the Consolidated Financial Statements, the Holding Company anticipates completing the sale of Cova Corporation (“Cova”), the parent company of Texas Life Insurance Company in early 2009. As a result of the sale agreement, the Holding Company recognized a tax benefit of $65 million relating to the excess of outside tax basis of Cova over its financial reporting basis.

2008 Acquisition

During 2008, the Holding Company made an acquisition for $202 million. Total consideration paid by the Holding Company for this acquisition consisted of $190 million in cash and $12 million in transaction costs. At December 31, 2008 the Holding Company held a receivable related to the settlement of this transaction of $3 million. The net fair value of assets acquired and liabilities assumed totaled $129 million which is included in investment in subsidiaries, resulting in goodwill of $70 million of which $22 million was contributed to a subsidiary of the Holding Company. The goodwill is deductible for tax purposes. During 2008, the Holding Company made a capital contribution of $97 million to its subsidiaries in the form of other intangible assets of $143 million, net of deferred taxes of $46 million, for which the subsidiaries receive the benefit of such assets.

3.	Loans to Subsidiaries

The Holding Company lends funds, as necessary, to its subsidiaries, some of which are regulated, to meet their capital requirements. Such loans are included in loans to subsidiaries and consisted of the following at:

	Interest	Maturity	December 31,
Subsidiaries	Rate	Date	2008	2007
			(In millions)

Metropolitan Life Insurance Company	3-month LIBOR + 1.15%	December 31, 2009	$700	$700
Metropolitan Life Insurance Company	7.13%	December 15, 2032	400	400
Metropolitan Life Insurance Company	7.13%	January 15, 2033	100	100
MetLife Investors USA Insurance Company	7.35%	April 1, 2035	—	400

Total			$1,200	$1,600

In June 2008, MetLife Investors USA Insurance Company (“MLI-USA”) repaid the $400 million surplus note with an interest rate of 7.35% to the Holding Company.

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

In December 2007, MLIC repaid the $800 million surplus note with an interest rate of 5.00% to the Holding Company and then issued to the Holding Company a $700 million surplus note with an interest rate of 3-month LIBOR plus 1.15%.

Interest income earned on loans to subsidiaries of $81 million, $105 million and $105 million for the years ended December 31, 2008, 2007 and 2006, respectively, is included within net investment income.

Payments of interest and principal on surplus notes, which are subordinate to all other obligations of the issuing company, may be made only with the prior approval of the insurance department of the state of domicile.

4.	Long-term and Short-term Debt

Long-term Debt

Long-term debt outstanding is as follows:

	December 31,
	2008	2007
	(In millions)

Senior notes:
6.13% due 2011	$750	$750
5.38% due 2012	399	398
5.00% due 2013	498	497
5.50% due 2014	351	352
5.00% due 2015	998	998
6.82% due 2018	1,035	—
5.25% due 2020	578	787
5.38% due 2024	503	687
6.50% due 2032	596	596
5.88% due 2033	200	200
6.38% due 2034	754	754
5.70% due 2035	998	998

Total long-term debt — unaffiliated	7,660	7,017
Total long-term debt — affiliated	500	500

Total	$8,160	$7,517

Issuances

In August 2008, the Holding Company issued $1,035 million of long-term debt with an interest rate of 6.82% maturing in 2018. See also Notes 10, 12 and 13 of the Notes to the Consolidated Financial Statements.

In September 2006, the Holding Company issued $204 million of affiliated long-term debt with an interest rate of 6.07% maturing in 2016.

In March 2006, the Holding Company issued $10 million of affiliated long-term debt with an interest rate of 5.70% maturing in 2016.

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

Repayments

The Holding Company repaid a $500 million 5.25% senior note which matured in December 2006.

Short-term Debt

At December 31, 2008 and 2007, the Holding Company’s short-term debt of $300 million and $310 million, respectively, consisted of commercial paper. During the years ended December 31, 2008, 2007 and 2006, the commercial paper’s average daily balance was $352 million, $634 million and $1.1 billion, respectively, and was outstanding for an average of 26 days, 41 days and 32 days, respectively, with a weighted average interest rate of 2.5%, 4.9% and 5.2%, respectively.

Interest Expense

Interest expense is comprised of the following:

	Years Ended December 31,
	2008	2007	2006
	(In millions)

Short-term debt	$10	$33	$59
Long-term debt — unaffiliated	412	401	430
Long-term debt — affiliated	28	30	20
Collateral financing arrangements	121	84	—
Junior subordinated debt securities	164	183	106
Stock purchase contracts	1	2	3

Total interest expense	$736	$733	$618

Credit and Committed Facilities and Letters of Credit

Credit Facilities.  In December 2008, the Holding Company and MetLife Funding, Inc. entered into an amended and restated $2,850 million credit agreement (dated as of June 2007 and amended and restated at December 23, 2008) with various financial institutions, the proceeds of which are available to be used for general corporate purposes, to support their commercial paper programs and for the issuance of letters of credit. All borrowings under the credit agreement must be repaid by June 2012, except that letters of credit outstanding upon termination may remain outstanding until June 2013. The borrowers and the lenders under this facility may agree to extend the term of all or part of the facility to no later than June 2014, except that letters of credit outstanding upon termination may remain outstanding until June 2015. The Holding Company and MetLife Funding, Inc. incurred amendment costs of $11 million related to the $2,850 million amended and restated credit agreement, which have been capitalized and included in other assets. These costs will be amortized over the term of the agreement. The Holding Company did not have any deferred financing costs associated with the original June 2007 credit agreement.

At December 31, 2008, $2.3 billion of letters of credit have been issued under these unsecured credit facilities on behalf of the Holding Company.

These agreements contain various administrative, reporting, legal and financial covenants, including a consolidated net worth covenant. Management has no reason to believe that its lending counterparties are unable to fulfill their respective contractual obligations.

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

Committed Facilities.  The Holding Company maintains committed facilities aggregating $11.5 billion at December 31, 2008. When drawn upon, these facilities bear interest at varying rates in accordance with the respective agreements as specified below. The facilities are used for collateral for certain of the Company’s insurance liabilities. These agreements contain various administrative, reporting, legal and financial covenants, including a consolidated net worth covenant.

Total fees associated with these committed facilities were $35 million, of which $13 million related to deferred amendment fees, for the year ended December 31, 2008. Information on committed facilities at December 31, 2008 is as follows:

					Letter of
					Credit	Unused	Maturity
Account Party/Borrower(s)	Expiration		Capacity	Drawdowns	Issuances	Commitments	(Years)
			(In millions)

MetLife, Inc.	August 2009	(1)	$500	$—	$500	$—	—
Exeter Reassurance Company Ltd., MetLife, Inc., & Missouri Reinsurance (Barbados), Inc.	June 2016	(3)	500	—	490	10	7
Exeter Reassurance Company Ltd.	December 2027	(2), (4)	650	—	410	240	19
MetLife Reinsurance Company of South Carolina & MetLife, Inc.	June 2037	(5)	3,500	2,692	—	808	29
MetLife Reinsurance Company of Vermont & MetLife, Inc.	December 2037	(2), (6)	2,896	—	1,359	1,537	29
MetLife Reinsurance Company of Vermont & MetLife, Inc.	September 2038	(2), (7)	3,500	—	1,500	2,000	29

Total			$11,546	$2,692	$4,259	$4,595

(1)	In December 2008, the Holding Company entered into an amended and restated one year $500 million letter of credit facility (dated as of August 2008 and amended and restated at December 31, 2008 with an unaffiliated financial institution. Exeter Reassurance Company, Ltd. is a co-applicant under this letter of credit facility. This letter of credit facility matures in August 2009, except that letters of credit outstanding upon termination may remain outstanding until August 2010. Fees for this agreement include a margin of 2.25% and a utilization fee of 0.05%, as applicable. The Holding Company incurred amendment costs of $1.3 million related to the $500 million amended and restated letter of credit facility, which have been capitalized and included in other assets. These costs will be amortized over the term of the agreement.

(2)	The Holding Company is a guarantor under this agreement.

(3)	Letters of credit and replacements or renewals thereof issued under this facility of $280 million, $10 million and $200 million are set to expire no later than December 2015, March 2016 and June 2016, respectively.

(4)	In December 2008, Exeter as borrower and the Holding Company as guarantor entered into an amendment of an existing credit agreement with an unaffiliated financial institution. Issuances under this facility are set to expire in December 2027. Exeter incurred amendment costs of $1.6 million related to the amendment of the existing credit agreement, which have been capitalized and included in other assets. These costs will be amortized over the term of the agreement.

(5)	In May 2007, MetLife Reinsurance Company of South Carolina (“MRSC”), a wholly-owned subsidiary of the Holding Company, terminated the $2.0 billion amended and restated five-year letter of credit and reimbursement agreement entered into among the Holding Company, MRSC and various financial institutions on April 25, 2005. In its place, the Holding Company entered into a 30-year collateral

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

financing arrangement as described in Note 11 of the Notes to the Consolidated Financial Statements, which may be extended by agreement of the Holding Company and the financial institution on each anniversary of the closing of the facility for an additional one-year period. At December 31, 2008, $2.7 billion had been drawn upon under the collateral financing arrangement.

(6)	In December 2007, Exeter terminated four letters of credit, with expirations from March 2025 through December 2026, which were issued under a letter of credit facility with an unaffiliated financial institution in an aggregate amount of $1.7 billion. The letters of credit had served as collateral for Exeter’s obligations under a reinsurance agreement that was recaptured by MLI-USA in December 2007. MLI-USA immediately thereafter entered into a new reinsurance agreement with MetLife Reinsurance Company of Vermont (“MRV”). To collateralize its reinsurance obligations, MRV and the Holding Company entered into a 30-year, $2.9 billion letter of credit facility with an unaffiliated financial institution.

(7)	In September 2008, MRV and the Holding Company entered into a 30-year, $3.5 billion letter of credit facility with an unaffiliated financial institution. These letters of credit serve as collateral for MRV’s obligations under a reinsurance agreement.

Letters of Credit.  At December 31, 2008, the Holding Company had outstanding $2.8 billion in letters of credit, substantially all of which are associated with the aforementioned credit facilities, from various financial institutions, of which $500 million and $2.3 billion were part of committed and credit facilities, respectively. As commitments associated with letters of credit and financing arrangements may expire unused, these amounts do not necessarily reflect the Holding Company’s actual future cash funding requirements.

5.	Related Party Transactions

Dividends

The primary source of the Holding Company’s liquidity is dividends it receives from its insurance subsidiaries. The Holding Company’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations for the immediately preceding calendar year. The maximum aggregate amount of dividends which the Holding Company subsidiaries may pay to the Holding Company in 2009 without insurance regulatory approval is $1,363 million.

Financing Arrangements Related to Subsidiaries

As described more fully in Note 11 of the Notes to the Consolidated Financial Statements:

•	In December 2007, the Holding Company, in connection with the collateral financing arrangement associated with MetLife Reinsurance Company of Charleston’s (“MRC”) reinsurance of the closed block liabilities, entered into an agreement with an unaffiliated financial institution under which the Holding Company is entitled to the interest paid by MRC on the surplus notes of 3-month LIBOR plus 0.55% in exchange for the payment of 3-month LIBOR plus 1.12%, payable quarterly. Under this agreement, the Holding Company may also be required to pledge collateral or make payments to the unaffiliated financial institution related to any decline in the estimated fair value of the surplus notes and in connection with any early termination of this agreement. During the year ended December 31, 2008, the Holding Company paid $800 million to the unaffiliated financial institution related to a decline in the estimated fair value of the surplus notes. This payment reduced the amount under the agreement on which the Holding Company’s interest payment is due but did not reduce the outstanding amount of the surplus notes. In addition, the Holding Company had pledged collateral of $230 million to the unaffiliated financial

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

institution at December 31, 2008. No collateral had been pledged at December 31, 2007. The Holding Company’s net cost of 0.57% has been allocated to MRC. For the year ended December 31, 2008, this amount was $14 million. For the year ended December 31, 2007, this amount was immaterial.

•	In May 2007, the Holding Company, in connection with the collateral financing arrangement associated with MRSC reinsurance of universal life secondary guarantees, entered into an agreement with an unaffiliated financial institution under which the Holding Company is entitled to the return on the investment portfolio held by the trust established in connection with this collateral financing arrangement in exchange for the payment of a stated rate of return to the unaffiliated financial institution of 3-month LIBOR plus 0.70%, payable quarterly. The Holding Company may also be required to make payments to the unaffiliated financial institution, for deposit into the trust, related to any decline in the estimated fair value of the assets held by the trust, as well as amounts outstanding upon maturity or early termination of the collateral financing arrangement. As a result of this agreement, the Holding Company effectively assumed the $2.4 billion liability under the collateral financing arrangement along with a beneficial interest in the trust holding the associated assets. The Holding Company simultaneously contributed to MRSC its beneficial interest in the trust, along with any return to be received on the investment portfolio held by the trust. For the year ended December 31, 2008, the Holding Company paid $320 million to the unaffiliated financial institution as a result of the decline in the estimated fair value of the assets in the trust. All of the $320 million was deposited into the trust. In January 2009, the Holding Company paid an additional $360 million to the unaffiliated financial institution as a result of the continued decline in the estimated fair value of the assets in trust which was also deposited into the trust. In addition, the Holding Company may be required to pledge collateral to the unaffiliated financial institution under this agreement. At December 31, 2008, the Holding Company had pledged $86 million under the agreement. No collateral had been pledged under the agreement as December 31, 2007. Interest expense incurred by the Holding Company under the collateral financing arrangement for the years ended December 31, 2008 and 2007 was $107 million and $84 million, respectively. The allocation of these financing costs to MRSC is included in other revenues and recorded as an additional investment in MRSC.

Support Agreements

In October 2007, the Holding Company, in connection with MRV’s reinsurance of certain universal life and term life insurance risks, committed to the Vermont Department of Banking, Insurance, Securities and Health Care Administration to take necessary action to cause each of the two initial protected cells of MRV to maintain total adjusted capital equal to or greater than 200% of such protected cell’s authorized control level risk-based capital (“RBC”), as defined in state insurance statutes. This transaction is more fully described in Note 10 of the Notes to the Consolidated Financial Statements.

In December 2007, the Holding Company, in connection with the collateral financing arrangement associated with MRC’s reinsurance of a portion of the liabilities associated with the closed block, committed to the South Carolina Department of Insurance to make capital contributions, if necessary, to MRC so that MRC may at all times maintain its total adjusted capital at a level of not less than 200% of the company action level RBC, as defined in state insurance statutes as in effect on the date of determination or December 31, 2007, whichever calculation produces the greater capital requirement, or as otherwise required by the South Carolina Department of Insurance. This collateral financing arrangement is more fully described in Note 11 of the Notes to the Consolidated Financial Statements.

In May 2007, the Holding Company, in connection with the collateral financing arrangement associated with MRSC’s reinsurance of universal life secondary guarantees, committed to the South Carolina Department of Insurance to take necessary action to cause MRSC to maintain total adjusted capital equal to the greater of $250,000

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

or 100% of MRSC’s authorized control level RBC, as defined in state insurance statutes. This collateral financing arrangement is more fully described in Note 11 of the Notes to the Consolidated Financial Statements.

The Holding Company has net worth maintenance agreements with two of its insurance subsidiaries, MetLife Investors Insurance Company and First MetLife Investors Insurance Company. Under these agreements, as subsequently amended, the Holding Company agreed, without limitation as to the amount, to cause each of these subsidiaries to have a minimum capital and surplus of $10 million, total adjusted capital at a level not less than 150% of the company action level RBC, as defined by state insurance statutes, and liquidity necessary to enable it to meet its current obligations on a timely basis.

The Holding Company entered into a net worth maintenance agreement with Mitsui Sumitomo MetLife Insurance Company Limited (“MSMIC”), an investment in Japan of which the Holding Company owns 50% of the equity. Under the agreement, the Holding Company agreed, without limitation as to amount, to cause MSMIC to have the amount of capital and surplus necessary for MSMIC to maintain a solvency ratio of at least 400%, as calculated in accordance with the Insurance Business Law of Japan, and to make such loans to MSMIC as may be necessary to ensure that MSMIC has sufficient cash or other liquid assets to meet its payment obligations as they fall due.

The Holding Company has guaranteed the obligations of its subsidiary, Exeter, under a reinsurance agreement with MSMIC under which Exeter reinsures variable annuities written by MSMIC.

Management anticipates that to the extent that these arrangements place significant demands upon the Holding Company, there will be sufficient liquidity and capital to enable the Holding Company to meet these demands.

Other

See Note 3 for description of loans to subsidiaries.

See Note 4 for description of the Holding Company’s debt with subsidiaries.

6.	Fair Value

Fair Value of Financial Instruments

The Holding Company prospectively adopted the provisions of SFAS 157 effective January 1, 2008. As a result, the methodologies used to determine the estimated fair value for certain financial instruments at December 31, 2008 may have been modified from those utilized at December 31, 2007, which, while being deemed appropriate under existing accounting guidance, may not have produced an exit value as defined in SFAS 157. Accordingly, the estimated fair value of financial instruments, and the description of the methodologies used to derive those estimated fair values, are presented separately at December 31, 2007 and December 31, 2008. Considerable judgment is often required in interpreting market data to develop estimates of fair value and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

Amounts related to the Holding Company’s financial instruments are as follows:

	Notional	Carrying	Estimated
December 31, 2007	Amount	Value	Fair Value
	(In millions)

Assets:
Fixed maturity securities		$2,540	$2,540
Equity securities		$24	$24
Cash and cash equivalents		$587	$587
Accrued investment income		$62	$62
Liabilities:
Short-term debt		$310	$310
Long-term debt — unaffiliated		$7,017	$6,814
Long-term debt — affiliated		$500	$413
Collateral financing arrangements		$2,382	$2,164
Junior subordinated debt securities		$3,382	$3,268
Payables for collateral under securities loaned and other transactions		$814	$814

For a summary of the methods and assumptions used to estimate the fair value of financial instruments, including long-term debt-affiliated which is valued in the same manner as long-term debt-unaffiliated, see “Fair Value of Financial Instruments — 2007” in Note 24 of the Notes to the Consolidated Financial Statements.

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

	Notional	Carrying	Estimated
December 31, 2008	Amount	Value	Fair Value
	(In millions)

Assets:
Fixed maturity securities		$1,391	$1,391
Equity securities		$8	$8
Short-term investments		$1,073	$1,073
Other invested assets (3)	$1,332	$39	$39
Cash and cash equivalents		$678	$678
Accrued investment income		$29	$29
Loans to and receivables from subsidiaries		$1,201	$984
Other assets (1)		$863	$692
Liabilities:
Short-term debt		$300	$300
Long-term debt — unaffiliated		$7,660	$6,348
Long-term debt — affiliated		$500	$351
Collateral financing arrangements		$2,692	$946
Junior subordinated debt securities		$2,315	$1,720
Payables for collateral under securities loaned and other transactions		$343	$343
Other liabilities: (1)
Derivative liabilities	$2,318	$634	$634
Other		$176	$176
Commitments:
Commitment under collateral financing arrangement (2)	$1,700	$—	$(502)

(1)	Carrying values presented herein differ from those presented in the condensed financial information because certain items within the respective balance sheet caption are not considered financial instruments. Balance sheet captions omitted from the table above are not considered financial instruments.

(2)	Commitment under collateral financing arrangement is an off-balance sheet liability and is not recognized in the condensed financial information.

(3)	Other invested assets is comprised of freestanding derivatives with positive estimated fair values.

For a summary of the methods and assumptions used to estimate the fair value of financial instruments, including long-term debt-affiliated which is valued in the same manner as long-term debt-unaffiliated, see “Fair Value of Financial Instruments — 2008” under Note 24 of the Notes to the Consolidated Financial Statements. The methods and assumptions used to estimate the fair value of certain other financial instruments are summarized as follows:

Loans to and Receivables from Subsidiaries — The Holding Company lends funds, as necessary, to its subsidiaries, some of which are regulated, to meet their capital requirements. The estimated fair values are determined by discounting expected future cash flows using current market interest rates currently available for instruments with similar terms issued to companies of comparable credit quality of the respective subsidiaries.

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

Commitment Under Collateral Financing Arrangement — The commitment under collateral financing arrangement is an off-balance sheet liability that represents the Holding Company’s obligation to potentially make additional payments to the unaffiliated financial institution under the terms of the agreement entered into simultaneously with the issuance of surplus notes by MRC as discussed in Note 11 of the Notes to the Consolidated Financial Statements. The fair value of this commitment was estimated based on a valuation model similar to that used to value a credit default swap using inputs based on market data for issuers with credit ratings similar to MRC.

Assets and Liabilities Measured at Fair Value

Recurring Fair Value Measurements

The assets and liabilities measured at estimated fair value on a recurring basis are estimated as described in the preceding section. These estimated fair values and their corresponding fair value hierarchy are summarized as follows:

	December 31, 2008
	Fair Value Measurements at Reporting Date Using
	Quoted Prices in
	Active Markets for		Significant
	Identical Assets	Significant Other	Unobservable	Total
	and Liabilities	Observable Inputs	Inputs	Estimated
	(Level 1)	(Level 2)	(Level 3)	Fair Value
		(In millions)

Assets
Fixed maturity securities:
U.S. corporate securities	$—	$167	$3	$170
Residential mortgage-backed securities	—	859	—	859
Foreign corporate securities	—	11	22	33
U.S. Treasury/agency securities	108	72	—	180
Commercial mortgage-backed securities	—	1	—	1
Asset-backed securities	—	96	20	116
Other fixed maturity securities	—	—	32	32

Total fixed maturity securities	108	1,206	77	1,391

Equity securities:
Non-redeemable preferred stock	—	1	7	8

Total equity securities	—	1	7	8

Short-term investments	886	187	—	1,073
Derivative assets	—	39	—	39

Total assets	$994	$1,433	$84	$2,511

Liabilities
Derivative liabilities	$—	$634	$—	$634

The Holding Company has categorized its assets and liabilities into the three-level fair value hierarchy, as defined in Note 1 of the Notes to the Consolidated Financial Statements, based upon the priority of the inputs to the respective valuation technique. Assets and liabilities recognized at the Holding Company are of the same types as those reported on a consolidated basis for MetLife, Inc. and are included within the fair value hierarchy in the same

MetLife, Inc.

Schedule II

Notes to the Condensed Financial Information — (Continued)
(Parent Company Only)

manner as described in “Assets and Liabilities Measured at Fair Value” under Note 24 of the Notes to the Consolidated Financial Statements.

A rollforward of the fair value measurements for all assets and liabilities measured at estimated fair value on a recurring basis using significant unobservable (Level 3) inputs for year ended December 31, 2008 is as follows:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
				Total Realized/Unrealized
				Gains (Losses) included in:		Purchases,
	Balance,	Impact of	Balance,		Other	Sales,	Transfer In
	December 31,	SFAS 157	Beginning		Comprehensive	Issuances and	and/or Out	Balance,
	2007	Adoption (1)	of Period	Earnings (2, 3)	Income (Loss)	Settlements (4)	of Level 3 (5)	End of Period
	(In millions)

Fixed maturity securities	$197	$—	$197	$(21)	$(32)	$(79)	$12	$77
Equity securities	21	—	21	(12)	(2)	—	—	7

See “Assets and Liabilities Measured at Fair Value” under Note 24 of the Notes to the Consolidated Financial Statements for an explanation of the footnotes in the preceding table.

The Holding Company had realized and unrealized gains and losses recorded in earnings for the year ended December 31, 2008 due to changes in estimated fair value recorded in net investment gains (losses) for Level 3 assets and liabilities of ($21) million and ($12) million for fixed maturity and equity securities respectively. The Holding Company had no unrealized gains and losses recorded in earnings for the year ended December 31, 2008 for Level 3 assets and liabilities that were still held at December 31, 2008.

7.	Subsequent Events

In February 2009, the Holding Company contributed a total of $74 million to two of its insurance subsidiaries.

On January 28, 2009, the Holding Company made a $360 million payment to the unaffiliated financial institution related to the collateral financing arrangement for MRSC. Under the terms of this arrangement, the Holding Company may be required to make payments to the unaffiliated financial institution, for deposit into the trust, related to any decline in the estimated fair value of the assets held by the trust.

MetLife, Inc.

Schedule III

Consolidated Supplementary Insurance Information
December 31, 2008, 2007 and 2006
(In millions)

		Future Policy
		Benefits, Other
	DAC	Policyholder Funds	Policyholder	Policyholder
	and	and Policyholder	Account	Dividends	Unearned
Segment	VOBA	Dividend Obligation	Balances	Payable	Revenue (1)

2008
Institutional	$1,013	$58,484	$75,332	$—	$73
Individual	16,505	60,718	61,869	1,023	1,267
International	2,436	10,468	5,654	—	583
Auto & Home	183	3,126	—	—	—
Corporate & Other	7	5,521	6,950	—	—

	$20,144	$138,317	$149,805	$1,023	$1,923

2007
Institutional	$923	$55,064	$66,083	$—	$56
Individual	14,038	60,143	54,767	991	1,238
International	2,648	11,121	4,961	—	544
Auto & Home	193	3,324	—	—	—
Corporate & Other	8	4,991	4,531	—	—

	$17,810	$134,643	$130,342	$991	$1,838

2006
Institutional	$1,370	$53,511	$59,694	$—	$37
Individual	13,814	59,421	56,857	957	1,078
International	2,117	9,346	4,198	—	373
Auto & Home	190	3,453	—	—	—
Corporate & Other	13	4,664	4,636	—	—

	$17,504	$130,395	$125,385	$957	$1,488

(1)	Amounts are included within the future policy benefits, other policyholder funds and policyholder dividend obligation column.

MetLife, Inc.

Schedule III — (Continued)

Consolidated Supplementary Insurance Information
December 31, 2008, 2007 and 2006
(In millions)

				Amortization of
	Premium	Net	Policyholder	DAC and VOBA	Other
	Revenue and	Investment	Benefits and	Charged to	Operating	Premiums Written
Segment	Policy Charges	Income	Interest Credited	Other Expenses	Expenses (1)	(Excluding Life)

2008
Institutional	$15,850	$7,535	$19,106	$151	$2,257	$5,594
Individual	7,881	6,510	7,807	2,498	4,384	—
International	4,565	1,249	3,338	381	1,325	846
Auto & Home	2,971	186	1,919	454	355	2,949
Corporate & Other	28	817	55	5	1,888	—

	$31,295	$16,297	$32,225	$3,489	$10,209	$9,389

2007
Institutional	$13,194	$8,176	$16,899	$251	$2,187	$4,972
Individual	7,922	7,025	7,678	1,211	4,488	—
International	4,091	1,247	2,814	309	1,467	669
Auto & Home	2,966	196	1,807	468	365	2,982
Corporate & Other	35	1,419	46	11	1,371	—

	$28,208	$18,063	$29,244	$2,250	$9,878	$8,623

2006
Institutional	$12,642	$7,260	$15,961	$182	$2,128	$4,575
Individual	7,633	6,863	7,353	896	4,280	—
International	3,527	949	2,699	362	1,183	623
Auto & Home	2,924	177	1,717	459	392	2,946
Corporate & Other	37	998	38	5	1,325	—

	$26,763	$16,247	$27,768	$1,904	$9,308	$8,144

(1)	Includes other expenses and policyholder dividends, excluding amortization of DAC and VOBA charged to other expenses.

MetLife, Inc.

Schedule IV

Consolidated Reinsurance
December 31, 2008, 2007 and 2006
(In millions)

					% Amount
					Assumed
	Gross Amount	Ceded	Assumed	Net Amount	to Net

2008
Life insurance in-force	$3,697,999	$715,741	$684,281	$3,666,539	18.7%

Insurance premium
Life insurance	$17,252	$2,066	$1,224	$16,410	7.5%
Accident and health	6,741	444	226	6,523	3.5%
Property and casualty insurance	3,065	100	16	2,981	0.5%

Total insurance premium	$27,058	$2,610	$1,466	$25,914	5.7%

					% Amount
					Assumed
	Gross Amount	Ceded	Assumed	Net Amount	to Net

Life insurance in-force	$3,368,637	$566,998	$489,340	$3,290,979	14.9%

Insurance premium
Life insurance	$15,184	$1,819	$965	$14,330	6.7%
Accident and health	5,900	436	201	5,665	3.5%
Property and casualty insurance	3,065	116	26	2,975	0.9%

Total insurance premium	$24,149	$2,371	$1,192	$22,970	5.2%

					% Amount
					Assumed
	Gross Amount	Ceded	Assumed	Net Amount	to Net

Life insurance in-force	$3,588,979	$635,470	$67,599	$3,021,108	2.2%

Insurance premium
Life insurance	$14,926	$1,621	$705	$14,010	5.0%
Accident and health	5,305	449	133	4,989	2.7%
Property and casualty insurance	3,077	114	90	3,053	2.9%

Total insurance premium	$23,308	$2,184	$928	$22,052	4.2%